Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
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Filed by a Party other than the Registrant  ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
HILLENBRAND, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Copies
Definitive Copies Intended to Be Released on or About December 1, 2025

Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
[   ], 2025
Dear Shareholder:
You are cordially invited to attend a special meeting of shareholders (which, including any adjournments or postponements thereof, we refer to as the “Special Meeting”) of Hillenbrand, Inc., an Indiana corporation (which we refer to as “Hillenbrand,” the “Company,” “we,” “us” and “our”), to be held solely by remote communication, via live audio webcast, on [   ], 202[  ], beginning at [   ], Eastern time (unless the Special Meeting is adjourned or postponed). Hillenbrand shareholders will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/HI2026SM, which we refer to as the “Special Meeting website.” There will be no physical location for the Special Meeting. For purposes of attendance at the Special Meeting, references in the accompanying proxy statement to “present” or “presence” will mean present or presence at the Special Meeting by remote communication, and references to “attend” or “attendance” will mean to attend or be in attendance at the Special Meeting by remote communication.
At the Special Meeting, you will be asked to consider and vote on (a) a proposal (which we refer to as the “Merger Agreement Proposal”) to approve the Agreement and Plan of Merger, dated as of October 14, 2025, as it may be amended from time to time (which we refer to as the “Merger Agreement”), by and among Hillenbrand, LSF12 Helix Parent, LLC, a Delaware limited liability company (which we refer to as “Parent”), and LSF12 Helix Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), (b) a proposal (which we refer to as the “Compensation Proposal”) to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Hillenbrand’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement and (c) a proposal (which we refer to as the “Adjournment Proposal”) to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement. Parent and Merger Sub are affiliates of Lone Star Fund XII, L.P. (which we refer to as “Lone Star” or the “Guarantor”). Pursuant to the terms of the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Hillenbrand (which we refer to as the “Merger”), with Hillenbrand continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent.
The Merger Agreement provides that, subject to certain exceptions, each share of common stock, without par value, of Hillenbrand (which we refer to as “Hillenbrand common stock”) issued and outstanding immediately prior to the effective time of the Merger (which we refer to as the “Effective Time”) will, at the Effective Time, automatically be converted into the right to receive $32.00 in cash (which we refer to as the “Merger Consideration”), without interest and subject to any required tax withholding.
If the Merger is completed, you will be entitled to receive the Merger Consideration, without interest and less any applicable withholding taxes, for each share of Hillenbrand common stock that you own immediately prior to the Effective Time.
The Board of Directors of Hillenbrand (which we refer to as the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Hillenbrand and its shareholders; (b) adopted the Merger Agreement and declared advisable the transactions contemplated by the Merger Agreement; (c) resolved to recommend that Hillenbrand shareholders approve the

Merger Agreement; and (d) directed that the Merger Agreement be submitted to Hillenbrand shareholders for their approval. The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Your vote is very important, regardless of the number of shares of Hillenbrand common stock that you own. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Hillenbrand common stock entitled to vote thereon at the Special Meeting.
Please vote as promptly as possible, whether or not you expect to attend the Special Meeting. If you hold your shares of Hillenbrand common stock through an account with a bank, broker or other nominee, please follow the instructions on the voting instruction form furnished by the bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you hold your shares of Hillenbrand common stock as a holder of record, please submit a proxy to have your shares voted as promptly as possible by (i) logging onto the website identified on your proxy card and following the instructions to vote online, (ii) dialing the toll-free number shown on your proxy card and following the instructions to vote by telephone or (iii) completing, dating and signing your proxy card and returning it in the postage-prepaid envelope provided. If you attend and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Ave., 20th Floor
New York, New York 10022
Shareholders, please call toll-free: (888) 750-5884
Banks and Brokerage Firms, please call: (212) 750-5833
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Helen W. Cornell
Chairperson of the Board of Directors

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [   ], 2025, and, together with the enclosed form of proxy, is first being mailed to Hillenbrand shareholders on or about [   ], 2025.

Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [   ], 202[ ]
Notice is hereby given that a special meeting of shareholders (which, including any adjournments or postponements thereof, we refer to as the “Special Meeting”) of Hillenbrand, Inc., an Indiana corporation (which we refer to as “Hillenbrand,” the “Company,” “we,” “us” and “our”), will be held solely by remote communication, via live audio webcast, on [   ], 202[ ], beginning at [   ], Eastern time (unless the Special Meeting is adjourned or postponed). Hillenbrand shareholders will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/HI2026SM, which we refer to as the “Special Meeting website.” There will be no physical location for the Special Meeting. For purposes of attendance at the Special Meeting, all references in this notice and the accompanying proxy statement to “present” or “presence” will mean present or presence at the Special Meeting by remote communication, and references to “attend” or “attendance” will mean to attend or be in attendance at the Special Meeting by remote communication. The Special Meeting is being held for the following purposes:
1.
to consider and vote on a proposal (which we refer to as the “Merger Agreement Proposal”) to approve the Agreement and Plan of Merger, dated as of October 14, 2025, as it may be amended from time to time (which we refer to as the “Merger Agreement”), by and among Hillenbrand, LSF12 Helix Parent, LLC, a Delaware limited liability company (which we refer to as “Parent”), and LSF12 Helix Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of Parent;

2.
to consider and vote on a proposal (which we refer to as the “Compensation Proposal”) to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Hillenbrand’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement; and

3.
to consider and vote on a proposal (which we refer to as the “Adjournment Proposal”) to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal.

A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.
The Hillenbrand board of directors (which we refer to as the “Board of Directors”) has fixed the close of business on [   ], 2025 as the record date for the Special Meeting. Only holders of record of Hillenbrand common stock as of the record date for the Special Meeting are entitled to notice of, and to vote at, the Special Meeting. A list of shareholders entitled to notice of the Special Meeting will be open to examination by any shareholder at any time during the Special Meeting through a link on the Special Meeting website.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Please vote as promptly as possible, whether or not you expect to attend the Special Meeting. If you hold your shares of Hillenbrand common stock through an account with a bank, broker or other nominee (that is, you are the beneficial owner of shares held in “street name”), please follow the instructions on the voting instruction form furnished by the bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you hold your shares of Hillenbrand common stock as a holder of record, please submit a proxy to have your shares voted as promptly as possible by (i) logging onto the website identified on your proxy card and following the instructions to vote online, (ii) dialing the toll-free number shown on your proxy card and following the instructions to vote by telephone or (iii) completing, dating, signing and returning your proxy card in the postage-prepaid envelope provided. If you attend and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
You will be able to attend the Special Meeting by visiting the Special Meeting website and entering a 16-digit control number. If you hold your shares of Hillenbrand common stock as a holder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Hillenbrand common stock through an account with a bank, broker or other nominee (that is, you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.

By Order of the Board of Directors,

Nicholas R. Farrell
Senior Vice President, General Counsel, and Secretary
[ ], 2025

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote before the Special Meeting in the manner described in the accompanying proxy statement.
If you fail to grant your proxy electronically over the internet or by telephone or by returning your proxy card (or, if your shares are held in the name of a bank, broker or other nominee, if you fail to provide voting instructions to the bank, broker or other nominee) and you do not attend the Special Meeting, your shares of Hillenbrand common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.
You should carefully read and consider the entire accompanying proxy statement and its annexes, including the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Hillenbrand common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Ave., 20th Floor
New York, New York 10022
Shareholders, please call toll-free: (888) 750-5884
Banks and Brokerage Firms, please call: (212) 750-5833

i

ii

SUMMARY
This summary highlights selected information from this proxy statement related to the Merger (as defined below) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement titled “Where You Can Find More Information.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “Hillenbrand,” “we,” “our,” “us,” the “Company” and similar words refer to Hillenbrand, Inc. Throughout this proxy statement, we refer to LSF12 Helix Parent, LLC, a Delaware limited liability company, as “Parent,” LSF12 Helix Merger Sub, Inc., an Indiana corporation, as “Merger Sub,” and Hillenbrand, Parent and Merger Sub each as a “party” and together as the “parties.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of October 14, 2025, as it may be amended from time to time, by and among Hillenbrand, Parent and Merger Sub as the “Merger Agreement”; our common stock, without par value, as “Hillenbrand common stock”; and the holders of shares of Hillenbrand common stock as “Hillenbrand shareholders.” Unless indicated otherwise, any capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Parties Involved in the Merger (see page 24)
Hillenbrand, Inc.
Hillenbrand is a global industrial company that provides highly-engineered, mission-critical processing equipment and solutions to customers around the world. Our portfolio is composed of leading industrial brands that serve large, attractive end markets, including durable plastics, food, and recycling. Guided by our purpose—Shape What Matters For Tomorrow™—we pursue excellence, collaboration, and innovation to consistently shape solutions that best serve our people, our customers, and our communities. Hillenbrand’s Advanced Process Solutions reporting segment is a leading global provider of highly engineered process and material handling equipment, systems, and aftermarket parts and services for a variety of industries, including durable plastics, food and recycling. Hillenbrand’s Molding Technology Solutions reporting segment is a global leader in highly engineered equipment, systems and aftermarket parts and service for the plastic technology processing industry.
Hillenbrand was incorporated on November 1, 2007, in the state of Indiana. Hillenbrand common stock is listed for trading on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “HI.” Although Hillenbrand has been a publicly traded company since April 1, 2008, the brands owned by Hillenbrand have been in operation for many decades. Hillenbrand’s principal executive offices are located at One Batesville Boulevard, Batesville, Indiana 47006, and its telephone number is (812) 931-5000.
LSF12 Helix Parent, LLC
Parent is a Delaware limited liability company formed on October 10, 2025 by an indirect wholly owned subsidiary of Lone Star Fund XII, L.P. (“Lone Star” or the “Guarantor”) solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.
LSF12 Helix Merger Sub, Inc.
Merger Sub is an Indiana corporation and wholly owned subsidiary of Parent formed on October 10, 2025 solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.

The Merger (see page 56)
On the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the Indiana Business Corporation Law (which we refer to as the “IBCL”), at the Effective Time (as defined below), Merger Sub will merge with and into Hillenbrand (which we refer to as the “Merger”), the separate corporate existence of Merger Sub will cease, and Hillenbrand will be the surviving corporation in the Merger (which we refer to as the “Surviving Corporation”). As a result of the Merger, Hillenbrand will become a wholly owned subsidiary of Parent, and Hillenbrand common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, following the Merger, Hillenbrand common stock will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and Hillenbrand will no longer file periodic or other reports with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). If the Merger is consummated, holders of Hillenbrand common stock prior to the Merger will not own any shares of the Surviving Corporation. The Merger will become effective on such date and time as articles of merger relating to the Merger meeting the requirements of Section 23-1-40-5 of the IBCL have been duly filed with the Secretary of State of the State of Indiana in accordance with the IBCL, or at such other time as Parent and Hillenbrand agree and specify in the articles of merger. We refer to the time at which the Merger becomes effective as the “Effective Time.”
Merger Consideration (see page 25)
Treatment of Hillenbrand Common Stock
At the Effective Time, by virtue of the Merger and without any action on the part of Hillenbrand, Parent, Merger Sub or the holders of any securities of Hillenbrand, Parent or Merger Sub, each share of Hillenbrand common stock (each of which we refer to as a “share”) issued and outstanding immediately prior to the Effective Time, but excluding Canceled Shares (as defined below), will be converted into the right to receive the Merger Consideration of $32.00 in cash, without interest and subject to any required tax withholding.
At the Effective Time, by virtue of the Merger and without any action on the part of Hillenbrand, Parent, Merger Sub or the holders of any securities of Hillenbrand, Parent or Merger Sub, each share of Hillenbrand common stock held by Hillenbrand or any wholly owned subsidiary of Hillenbrand, Parent, Merger Sub or any other wholly owned subsidiary of Parent, in each case, immediately prior to the Effective Time (which we refer to collectively as the “Canceled Shares”), will automatically be canceled and retired and will cease to exist, and no consideration or payment will be delivered in exchange therefor or in respect thereof.
If, between October 14, 2025, and the Effective Time, there is a change in the outstanding shares of Hillenbrand common stock, or securities convertible into or exchangeable into or exercisable for Hillenbrand common stock, as a result of any reclassification, recapitalization, stock split (including a reverse stock split), or subdivision or combination, exchange or readjustment of shares or any stock dividend, merger or other similar transaction, the Merger Consideration and any other similarly dependent item will be equitably adjusted to provide the holders of Hillenbrand common stock the same economic effect as contemplated by the Merger Agreement prior to such event.
Prior to the Effective Time, Parent will designate a paying agent reasonably acceptable to Hillenbrand for the payment of the Merger Consideration (which we refer to as the “Paying Agent”) and, at or prior to the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent cash constituting an amount equal to the aggregate Merger Consideration (equal to the product of the number of outstanding shares of Hillenbrand common stock immediately prior to the Effective Time (other than Canceled Shares) and the Merger Consideration). For information on the procedure for surrendering share certificates to the Paying Agent in exchange for the Merger Consideration and the procedures for payment of the Merger Consideration in respect of book-entry shares, please refer to the section of this proxy statement titled “The Merger Agreement—Exchange and Payment Procedures.”
Treatment of Hillenbrand Equity Awards
At the Effective Time, each outstanding option to purchase shares of Hillenbrand common stock granted pursuant to any Hillenbrand equity incentive plan (each of which we refer to as a “Company Option”), each outstanding Hillenbrand restricted stock unit subject solely to time-based vesting conditions that was granted on or prior to October 14, 2025, or to a non-employee member of the Board of Directors at any time, each outstanding vested deferred share of Hillenbrand granted or deemed purchased pursuant to a Hillenbrand equity incentive or deferred compensation plan (each of which we refer to as a “Company Restricted Stock Unit”) and each outstanding restricted stock unit subject to both time-based and performance-based vesting conditions granted pursuant to a Hillenbrand equity incentive plan (each of which we refer to as a “Company Performance-Based Restricted Stock Unit”) will vest in full and be cashed out based on the Merger Consideration, less any required tax withholding and, in the case of a Company Option, less the applicable per share exercise price, with the number of shares of Hillenbrand common stock subject to each Hillenbrand Performance-Based Restricted Stock Unit determined by deeming the applicable performance goals to be achieved at the greater of the target level of performance and the actual level of performance measured through the date immediately prior to the Effective Time (as determined in good faith in accordance with the terms of the applicable award agreements by the Board of Directors or a duly authorized committee or subcommittee thereof). Company Options with a per share exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration upon the Effective Time. Each restricted stock unit granted after October 14, 2025 (other than any such awards granted to a non-employee member of the Board of Directors) that is outstanding at the Effective Time will convert into a cash award (which we refer to as a “Restricted Cash Award”) with a value equal to the Merger Consideration per share of Hillenbrand common stock underlying the restricted stock unit. Each Restricted Cash Award will be subject to the same terms and conditions as those that applied to the restricted stock unit that was converted into such Restricted Cash Award.
Material U.S. Federal Income Tax Consequences of the Merger (see page 51)
The exchange of Hillenbrand common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) that exchanges shares of Hillenbrand common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Hillenbrand common stock surrendered pursuant to the Merger. For more information, please refer to the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger.” A Non-U.S. Holder (as defined in the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) that exchanges shares of Hillenbrand common stock for cash in the Merger generally will not be subject to U.S. federal income tax with respect to such exchange, unless the Non-U.S. Holder has certain connections to the United States and certain other conditions are met.
This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. That discussion does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal income tax law. You should consult your tax advisor to determine the particular tax consequences to you of the Merger.
No Dissenters’ Rights (see page 50)
Under Indiana law, Hillenbrand shareholders are not entitled to dissenters’ or appraisal rights in connection with the Merger.
Litigation Relating to the Merger (see page 50)
Although Hillenbrand is not aware of any pending lawsuits relating to the transactions contemplated by the Merger Agreement as of the date of this proxy statement, lawsuits arising out of or in connection with the transactions contemplated by the Merger Agreement could be filed in the future.
Regulatory Approvals Required for the Merger (see page 53)
General
Each of Parent, Merger Sub and Hillenbrand has agreed to (subject to the terms and conditions of the Merger Agreement) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all consents, approvals, orders, waivers and authorizations of governmental authorities, and making all necessary registrations, declarations and filings with, and notices to, governmental authorities necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger. These consents, approvals, orders, waivers, authorizations, declarations, filings and notices include requirements under the HSR Act (as defined below) and in connection with CFIUS Approval (as defined below) and specified filings and approvals under the antitrust and foreign investment laws of other jurisdictions as described further below.
U.S. Regulatory Clearances
The Merger is subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”). A transaction such as the Merger that is notifiable under the HSR Act may not be completed until the expiration of a 30-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. If the Federal Trade Commission (which we refer to as the “FTC”) or the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) issues a request for additional information and documentary materials (which we refer to as a “Second Request”) prior to the expiration of the initial waiting period, the transaction cannot close until the parties substantially comply with the Second Request and observe a second waiting period, which is 30 days by statute but can be extended by agreement or terminated earlier. The parties made the filings required under the HSR Act on November 19, 2025, and the initial 30-day waiting period will expire at 11:59 p.m., Eastern time, on December 19, 2025, absent the opening of an investigation.
At any time before or after the consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. U.S. state attorneys general and private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
The Merger is also subject to CFIUS Approval, involving the Committee on Foreign Investment in the United States (which we refer to as “CFIUS”). CFIUS is an interagency committee of the U.S. government authorized to review certain transactions involving foreign investment in the United States to determine the effect of such transactions on the national security of the United States, pursuant to the Defense Production Act of 1950, as amended (which we refer to as the “DPA”). The parties submitted a draft notice to CFIUS on October 28, 2025. For purposes of the Merger Agreement, “CFIUS Approval” will be deemed to have been obtained if any one of the following occurs:
•	CFIUS determines that the merger is not a “covered transaction” under the DPA and therefore is not subject to CFIUS review;
•
CFIUS completes its review (and, if necessary, any investigation) of the Merger and determines that there are no unresolved national security concerns, and notifies the parties that all action under the DPA with respect to the Merger has been concluded; or

•
CFIUS refers the matter to the President of the United States for a decision, and either (i) the President announces a decision not to take any action to suspend, prohibit, or place limitations on the Merger, or (ii) the time period during which the President may take such action expires without any action being taken.

There can be no assurance that CFIUS Approval will be obtained or as to the timing or terms of any CFIUS Approval.
Other Regulatory Clearances
In addition to clearance under the HSR Act and CFIUS Approval, the Merger is also subject to the filing or receipt of certain necessary notices, clearances, approvals, waivers or consents by the antitrust and other regulatory authorities in other jurisdictions, including in the European Union approval under the EC Council Regulation No. 139/2004 and the EU Foreign Subsidies Regulation No. 2022/2560, in Canada under the Competition Act of 1985, as amended, in China under the Anti-Monopoly Law of China 2007 and SAMR Interim Provisions on the Review of Concentration of Undertakings of 2020, in India under the Indian Competition Act 2002, and the regulations and guidance notes promulgated thereunder, as amended, in South Korea under the Monopoly Regulation and Fair Trade Act of 1980, as amended, in Morocco under the Moroccan Competition Law, Law No. 104-12 and its implementing decree, Decree No. 2-14-652, in Saudi Arabia under the Competition Law, issued under Royal Decree No. M75 (dated 29/06/1440H), and relevant implementing regulations, in South Africa under the Competition Act No. 89 of 1998, as amended, and in Tukey under Turkish Law on Protection of Competition No. 4054, as amended, and Communiqué No. 2010/4 on Mergers and Acquisitions Requiring the Approval of Competition Board.
In each case, the Merger cannot be completed until the parties obtain the necessary clearances or approvals to consummate the Merger or the applicable waiting periods have expired or been terminated. The parties have agreed to cooperate with each other and use their reasonable best efforts to make the necessary filings in connection with these regulatory clearances and approvals as promptly as practicable. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties, requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights, or requiring the parties to commit to certain undertakings with respect to the operations of Parent or Hillenbrand after the closing of the Merger (the “Merger Closing”). In this proxy statement, we refer to the HSR Act, the DPA and any other applicable U.S. or non-U.S. laws intended to prohibit, restricted or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment or national security, collectively, as “Antitrust Laws.”
Conditions to the Closing of the Merger (see page 84)
The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by law) waiver by Hillenbrand and Parent at or prior to the date on which the Merger Closing occurs (the “Merger Closing Date”) of the following conditions:
•
the approval of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of Hillenbrand common stock entitled to vote thereon (which we refer to as the “Requisite Shareholder Approval”) shall have been obtained;

•
any applicable waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Antitrust Laws described in the first paragraph of the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Regulatory Approvals Required for the Merger—Other Regulatory Clearances” shall have expired or early termination thereof shall have been granted (which condition we refer to as the “Regulatory Approvals Condition”);

•
no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding (which we refer to collectively as “Restraints”) which is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger (which condition we refer to as the “Absence of Legal Restraints Condition”); and

•	the CFIUS Approval shall have been obtained and be in full force and effect (which condition we refer to as the “CFIUS Approval Condition”).
In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent, to the extent permitted by law) at or prior to the Merger Closing Date of the following conditions:
•	the accuracy of the representations and warranties of Hillenbrand contained in the Merger Agreement (subject to certain materiality qualifications);
•
Hillenbrand having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Merger Closing Date;

•
since October 14, 2025, there not having occurred a Company Material Adverse Effect (as defined in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties”); and

•
Hillenbrand having delivered to Parent a certificate, dated the Merger Closing Date and signed by an executive officer of Hillenbrand, certifying that the conditions of the Merger Agreement described in the preceding three bullet points have been satisfied.

In addition, the obligation of Hillenbrand to consummate the Merger is subject to the satisfaction (or waiver by Hillenbrand, to the extent permitted by law), at or prior to the Merger Closing Date, of the following conditions:
•	the accuracy of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement (subject to certain materiality qualifications);
•
Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Merger Closing Date; and

•
Parent having delivered to Hillenbrand a certificate, dated the Merger Closing Date and signed by an executive officer of Parent, certifying that the conditions of the Merger Agreement described in the preceding two bullet points have been satisfied.

Financing of the Merger (see page 49)
The consummation of the Merger is not conditioned on Parent’s receipt of any financing. Parent plans to fund the Merger Consideration with committed equity financing and debt financing (which we refer to as the “Equity Financing” and the “Debt Financing,” respectively, and together, the “Financing”), as described below.
Lone Star has committed to capitalize Parent at or prior to the closing of the Merger with an aggregate amount in cash equal to $1.647 billion (we refer to such commitment as the “Equity Commitment”), on the terms and subject to the conditions set forth in its equity commitment letter, dated as of October 14, 2025 (which we refer to as the “Equity Commitment Letter”), which amount is to be used by Parent, together with the proceeds of the Debt Financing (or any alternative financing incurred to finance the Merger, if applicable), and other sources of funds (if any), solely to fund the cash amounts to be paid pursuant to the Merger Agreement by Parent and Merger Sub on the Merger Closing Date (which we refer to as the “Closing Obligations”), on the terms and subject to the conditions of the Merger Agreement. Funding of the Equity Commitment is subject to the satisfaction of the conditions set forth in the Equity Commitment Letter, as described in the section of this proxy statement titled “The Merger Agreement—Equity Commitment Letter.”
In addition, Parent obtained debt commitment letters, dated October 14, 2025, as amended and restated on November 10, 2025 (which we refer to as the “Debt Commitment Letters” and, together with the Equity Commitment Letter, the “Commitment Letters”), from various lenders (which we refer to collectively as the “Debt Financing Entities”) providing for a commitment by the Debt Financing Entities, subject to conditions customary for transactions such as those contemplated by the Merger Agreement, to provide (i) a $1.8 billion aggregate principal amount senior secured term loan facility, (ii) a $400 million aggregate principal amount senior secured revolving credit facility, (iii) an up to $500 million aggregate principal amount senior secured bridge loan facility and (iv) a $350 million aggregate principal amount senior secured letter of credit facility.
Subject to the terms and conditions set forth in the limited guarantee, dated as of October 14, 2025 (which we refer to as the “Limited Guarantee”), Lone Star has guaranteed to Hillenbrand, if and when due and payable in accordance with the terms of the Merger Agreement, the performance and discharge of (a) the obligations of Parent to pay the Reverse Termination Fee and any Collection Costs (each as defined in the section of this proxy statement titled “The Merger Agreement—Termination Fees”) and (b) the reimbursement and indemnification obligations of Parent and Merger Sub in connection with their financing cooperation and access rights under the Merger Agreement (which we refer to collectively in (a) and (b) as the “Guaranteed Obligations”), up to a maximum aggregate liability of $153 million (which we refer to as the “Cap”).
For more information, please see the sections of this proxy statement titled “The Merger Agreement—Debt Commitments,” “The Merger Agreement—Equity Commitment Letter” and “The Merger Agreement—Limited Guarantee.”

Required Shareholder Approval (see page 21)
The affirmative vote of the holders of a majority of the outstanding shares of Hillenbrand common stock entitled to vote thereon is required to approve the proposal to approve the Merger Agreement (which we refer to as the “Merger Agreement Proposal”). At the Special Meeting, assuming a quorum is present, the proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Hillenbrand’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”) will be approved if the votes cast favoring such approval exceed the votes cast opposing such approval. At the Special Meeting, assuming a quorum is present, the proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal (which we refer to as the “Adjournment Proposal”) will be approved if the votes cast favoring such approval exceed the votes cast opposing such approval.
As of the close of business on [   ], our executive officers and directors beneficially owned and were entitled to vote, in the aggregate, [   ] shares of Hillenbrand common stock, representing approximately [  ]% of the shares of Hillenbrand common stock outstanding.
We currently expect that our executive officers and directors will vote all of their respective shares of Hillenbrand common stock (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.
The Special Meeting (see page 20)
Date, Time and Place
The Special Meeting will be held solely by remote communication, via live audio webcast, on [    ], 202[ ], beginning at [   ], Eastern time (unless the Special Meeting is adjourned or postponed). Hillenbrand shareholders will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/HI2026SM. There will be no physical location for the Special Meeting.
Record Date; Shares Entitled to Vote; Quorum
Only Hillenbrand shareholders as of the record date, which is the close of business on [    ], 2025 (which we refer to as the “Record Date”), are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the close of business on the Record Date, there were [    ] shares of Hillenbrand common stock outstanding and entitled to vote at the Special Meeting.
The presence in person or by proxy of Hillenbrand shareholders holding a majority of the votes entitled to be cast at the Special Meeting (determined as of the Record Date) constitutes a quorum for the purpose of conducting business at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies, subject to the limitations under the Merger Agreement on adjournments of the Special Meeting.
Board of Directors’ Recommendation (see page 23)
The Board of Directors has unanimously (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Hillenbrand and its shareholders; (b) adopted the Merger Agreement and declared advisable the transactions contemplated by the Merger Agreement; (c) resolved to recommend that Hillenbrand shareholders approve the Merger Agreement; and (d) directed that the Merger Agreement be submitted to Hillenbrand shareholders for their approval.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Opinion of Hillenbrand’s Financial Advisor (see page 35)
Hillenbrand retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Board of Directors’ evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, Hillenbrand requested that Evercore evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Hillenbrand common stock. At a meeting of the Board of

Directors held on October 14, 2025, Evercore rendered to the Board of Directors its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration of $32.00 per share to be received by the holders of Hillenbrand common stock in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated October 14, 2025, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Hillenbrand encourages you to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board of Directors (in its capacity as such) in connection with its evaluation of the Merger. The opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Hillenbrand common stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Hillenbrand, nor does it address the underlying business decision of Hillenbrand to engage in the Merger. The summary of Evercore’s opinion set forth herein is qualified in its entirety by reference to the full text of Evercore’s opinion.
Interests of Hillenbrand’s Executive Officers and Directors in the Merger (see page 45)
Hillenbrand’s executive officers and directors have certain interests in the Merger and the transactions contemplated thereby that are or may be different from, or in addition to, the interests of Hillenbrand shareholders generally. For more information, please see the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Interests of Hillenbrand’s Executive Officers and Directors in the Merger.”
Acquisition Proposals (see page 66)
During the period commencing on October 14, 2025 until the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with its terms (which we refer to as the “Pre-Closing Period”), Hillenbrand has agreed that it will, and will cause (i) its subsidiaries to, and will instruct its and their respective representatives to, and (ii) the directors and officers of Hillenbrand and its subsidiaries to (a) immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any person conducted prior to October 14, 2025 by Hillenbrand and its subsidiaries or any of their representatives with respect to any Acquisition Proposal (as defined in the section of this proxy statement titled “The Merger Agreement—Acquisition Proposals”) or with respect to any inquiries, indications of interest, proposals or offers that would reasonably be expected to result in an Acquisition Proposal, (b) promptly following October 14, 2025 (and in any event within three business days after October 14, 2025), request in writing that each person that has previously executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal promptly destroy or return to Hillenbrand all nonpublic information previously furnished by Hillenbrand or any of its representatives to such person or any of such person’s representatives in accordance with the terms of such confidentiality agreement and (c) promptly following October 14, 2025 (and in any event within one business day after October 14, 2025), terminate access to any physical or electronic data room relating to a possible Acquisition Proposal by such person and its representatives.
During the Pre-Closing Period, Hillenbrand has further agreed that it will not, and will cause (i) its subsidiaries not to, and will instruct its and their respective representatives not to and will use its reasonable best efforts to cause its and their respective representatives not to, and (ii) the directors and officers of Hillenbrand and its subsidiaries not to (a) initiate, solicit or knowingly encourage or knowingly facilitate, directly or indirectly, the making of any Acquisition Proposal or any inquiries, indications of interest, proposals or offers that would reasonably be expected to result in, an Acquisition Proposal, (b) approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal, (c) fail to enforce, or grant any waiver or amendment or release under, any standstill or similar provision that prohibits a proposal being made to Hillenbrand unless (and only to the extent) the Board of Directors has determined in good faith, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties or (d) engage or otherwise participate in negotiations or substantive discussions with, or furnish any nonpublic information or other access to, any third party with the intent to induce the making or submission of, or otherwise relating to, an Acquisition Proposal (other than following receipt of an Acquisition Proposal that did not result from a breach (other than a de minimis breach) of the Non-Solicitation Provisions (as defined in the section of this proxy statement titled “The Merger Agreement—Acquisition Proposals”) or contacting the person making such Acquisition Proposal or its representatives solely to clarify the terms and conditions of such Acquisition Proposal).
At any time prior to the receipt of the Requisite Shareholder Approval, in the event that Hillenbrand receives a bona fide written Acquisition Proposal after October 14, 2025 that did not result from a breach (other than a de minimis breach) of the Non-Solicitation Provisions, Hillenbrand and the Board of Directors and their representatives may engage in negotiations or substantive discussions with, or furnish information and other access to, any third party making such Acquisition Proposal and its representatives or potential sources of financing if the Board of Directors determines in good faith, after consultation with Hillenbrand’s outside legal and financial advisors, and based on information then available, that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the section of this proxy statement titled “The Merger Agreement—Acquisition Proposals”) and that failure to take such actions contemplated by the provisions of the Merger Agreement described in this paragraph would be inconsistent with its fiduciary duties pursuant to applicable law, subject to certain qualifications pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Acquisition Proposals.”
Hillenbrand has also agreed to promptly (and in any event within 36 hours) advise Parent orally or in writing in the event that Hillenbrand receives (i) any Acquisition Proposal or any inquiry by any person relating to any Acquisition Proposal, or (ii) any request for nonpublic information relating to Hillenbrand or any of its subsidiaries or for access to the business, properties, personnel, assets, books or records of Hillenbrand or any of its subsidiaries, in each case, by any third party in connection with an Acquisition Proposal or any proposal that would reasonably be expected to lead to an Acquisition Proposal, and in connection with such notice, if applicable, provide to Parent the material terms and conditions (including certain specified information pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Acquisition Proposals”) of any such Acquisition Proposal. Hillenbrand has further agreed to keep Parent reasonably informed, on a reasonably prompt basis, of the status and material details (including any material change to the terms thereof) of any such Acquisition Proposal and any discussions and negotiations concerning the material terms and conditions thereof, including providing specified information pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Acquisition Proposals.”
In response to a bona fide written Acquisition Proposal received after October 14, 2025 that did not result from a breach (other than a de minimis breach) of the Non-Solicitation Provisions and that the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisors) constitutes a Superior Proposal, Hillenbrand may make a Change in Recommendation (as defined in the section of this proxy statement titled “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”) or terminate the Merger Agreement pursuant to the Superior Proposal Termination Right (as defined in the section of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement”) and, in the event of a termination, concurrently with such termination, may enter into an Alternative Acquisition Agreement (as defined in the section of this proxy statement titled “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”) with respect to such Superior Proposal, subject to certain qualifications pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation.”
The Board of Directors will not be entitled to make a Change in Recommendation or terminate the Merger Agreement pursuant to the Superior Proposal Termination Right in accordance with the provisions of the Merger Agreement described in the immediately preceding paragraph, unless Hillenbrand has provided to Parent a Superior Proposal Notice within the Superior Proposal Notice Period (as such terms are defined in the section of this proxy statement titled “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”) so long as it complies with certain procedures set forth in the Merger Agreement. For more information, please see the sections of this proxy statement titled “The Merger Agreement—Acquisition Proposals” and “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation.”
At any time prior to the receipt of the Requisite Shareholder Approval, the Board of Directors may make a Change in Recommendation pursuant to the provisions of the Merger Agreement specified in the section of this proxy statement titled “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation” if the Board of Directors determines, in good faith, after consultation with its outside legal counsel, that an Intervening Event (as defined in the section of this proxy statement titled “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”) occurred and the failure to take such action would be inconsistent with the directors’ fiduciary duties, so long as it complies with certain procedures set forth in the Merger Agreement. For more information, please see the sections of this proxy statement titled “The Merger Agreement—Acquisition Proposals” and “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation.”
Termination of the Merger Agreement (see page 85)
Hillenbrand and Parent have certain rights to terminate the Merger Agreement under customary circumstances, including: (a) mutual consent; (b) the Merger having not been consummated on or prior to 5:00 p.m. Eastern time on July 14, 2026; (c) the imposition of any final, non-appealable Restraint which enjoins or otherwise prohibits the consummation of the Merger; (d) the Special Meeting (including any adjournments or postponements thereof) having concluded and the Requisite Shareholder Approval having not been obtained; (e) in the event that CFIUS notifies the parties in writing that CFIUS has recommended or intends to recommend in a report that the President of the United States prohibit the transactions contemplated by the Merger Agreement (which event we refer to as a “CFIUS Turndown”); (f) an uncured breach of certain provisions of the Merger Agreement by the other party having occurred; (g) prior to the Special Meeting, a Change in Recommendation by the Board of Directors; (h) the entry by Hillenbrand into a definitive agreement providing for a Superior Proposal; and (i) upon certain circumstances and under certain conditions, a failure by Parent and Merger Sub to consummate the Merger. Under certain circumstances, Hillenbrand is required to pay Parent a termination fee of $69,000,000 in cash, or Parent is required to pay Hillenbrand a termination fee of $138,000,000 in cash. For more information, please see the sections of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees.”
Effect on Hillenbrand if the Merger Is Not Completed (see page 25)
If the Merger Agreement Proposal is not approved by Hillenbrand shareholders, or if the Merger is not completed for any other reason:
•	Hillenbrand shareholders will not be entitled to, and will not receive, any payment for their shares of Hillenbrand common stock pursuant to the Merger Agreement;
•
(a) Hillenbrand will remain an independent public company; (b) Hillenbrand common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) Hillenbrand will continue to file periodic and other reports with the SEC; and

•
under certain circumstances, Hillenbrand will be required to pay Parent a termination fee of $69,000,000 in cash, or Parent will be required to pay Hillenbrand a termination fee of $138,000,000 in cash, upon the termination of the Merger Agreement, pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Termination Fees.”

For more information, please see the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Effect on Hillenbrand if the Merger Is Not Completed.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement titled “Where You Can Find More Information.”
Q:	Why am I receiving these materials?
A:	The Board of Directors is furnishing this proxy statement and the form of proxy to Hillenbrand shareholders in connection with the solicitation of proxies to be voted at the Special Meeting.
Q:	When and where is the Special Meeting?
A:
The Special Meeting will be held solely by remote communication, via live audio webcast, on [   ], 202[  ], beginning at [    ], Eastern time (unless the Special Meeting is adjourned or postponed). There will be no physical location for the Special Meeting. Hillenbrand shareholders will be able to attend and vote at the Special Meeting by remote communication by visiting the Special Meeting website, www.virtualshareholdermeeting.com/HI2026SM, and entering a 16-digit control number. If you hold your shares of Hillenbrand common stock as a holder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Hillenbrand common stock through an account with a bank, broker or other nominee (that is, you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.

Q:	How can I attend the Special Meeting?
You will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/HI2026SM and entering a 16-digit control number. If you hold your shares of Hillenbrand common stock as a holder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Hillenbrand common stock through an account with a bank, broker or other nominee (that is, you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.
Hillenbrand shareholders that participate in the Special Meeting via the Special Meeting website will be considered to have attended the Special Meeting and to have been present at the Special Meeting “in person,” including for purposes of determining a quorum and counting votes.
You may begin to log into the Special Meeting website beginning at [   ], Eastern time, on [   ], 202[ ]. The Special Meeting website is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) that have the most updated version of applicable software and plugins installed. Shareholders should ensure that they have a strong internet connection if they intend to attend the Special Meeting. Attendees should allow sufficient time to access the meeting and ensure that they can hear streaming audio prior to the start of the Special Meeting.
If you encounter any difficulties accessing the Special Meeting, please call the technical support number that will be provided on the Special Meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Special Meeting and continuing through the conclusion of the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to consider and vote on the following proposals:
•	the Merger Agreement Proposal;
•	the Compensation Proposal; and
•	the Adjournment Proposal.
Q:	Who is entitled to vote at the Special Meeting?
A:
Hillenbrand shareholders as of the Record Date, which is the close of business on [     ], 2025, are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each Hillenbrand shareholder will be entitled to cast one vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date. Attendance at the Special Meeting by remote communication via the Special Meeting website is not required to vote.

Q:	What constitutes a quorum?
A:
As of the Record Date, [    ] shares of Hillenbrand common stock were outstanding. The presence in person or by proxy of Hillenbrand shareholders holding a majority of the votes entitled to be cast at the Special Meeting (determined as of the Record Date) constitutes a quorum for the purpose of conducting business at the Special Meeting.

Q:	How does the Merger Consideration compare to the market price of Hillenbrand common stock prior to the announcement of the Merger Agreement?
A:
The Merger Consideration of $32.00 per share represents a premium of approximately 37% over Hillenbrand’s unaffected closing share price on August 12, 2025 (the last full trading day prior to initial media reports speculating about a potential transaction), and a premium of approximately 53% over the volume weighted average price of Hillenbrand common stock for the 90 days ending August 12, 2025. You are encouraged to obtain current market prices of Hillenbrand common stock in connection with voting your shares of Hillenbrand common stock.

Q:	May I attend and vote at the Special Meeting?
A:
Only Hillenbrand shareholders of record as of the Record Date, which is the close of business on [     ], 2025, are entitled to receive notice of, and to vote the shares of Hillenbrand common stock they held on the Record Date, at the Special Meeting. To vote your shares of Hillenbrand common stock at the Special Meeting, you must attend the Special Meeting by visiting www.virtualshareholdermeeting.com/HI2026SM at [   ], Eastern time, on [   ], 202[ ]. For additional information on how to attend the Special Meeting, please see the answer to the question “How can I attend the Special Meeting?” above.

Even if you plan to attend the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement titled “The Special Meeting—Voting at the Special Meeting”) so that your vote will be counted if you later decide not to or become unable to attend the Special Meeting. If you attend and vote at the Special Meeting, your vote will revoke any proxy previously submitted.
Q:	What will I receive if the Merger is completed?
A:
At the Effective Time, you will be entitled to receive the Merger Consideration of $32.00 in cash, without interest and subject to any required tax withholding, for each share of Hillenbrand common stock that you own immediately prior to the Effective Time. For example, if you own 100 shares of Hillenbrand common stock immediately prior to the Effective Time, you will receive $3,200 in cash in exchange for your shares of Hillenbrand common stock, without interest and less any applicable withholding taxes. Your shares will be canceled, and you will not own or be entitled to acquire shares in the Surviving Corporation or Parent.

Q:	What will holders of Hillenbrand equity awards receive if the Merger is completed?
A:
At the Effective Time, each outstanding Company Option, each outstanding Company Restricted Stock Unit and each outstanding Company Performance-Based Restricted Stock Unit will vest in full and be cashed out based on the Merger Consideration, less any required tax withholding and, in the case of a Company Option, less the applicable per share exercise price, with the number of shares of Hillenbrand common stock subject to each Hillenbrand Performance-Based Restricted Stock Unit determined by deeming the applicable performance goals to be achieved at the greater of the target level of performance and the actual level of performance measured through the date immediately prior to the Effective Time (as determined in good faith in accordance with the terms of the applicable award agreements by the Board of Directors or a duly authorized committee or subcommittee thereof). Company Options with a per share exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration upon the Effective Time. Each restricted stock unit granted after October 14, 2025 (other than any such awards granted to a non-employee member of the Board of Directors) that is outstanding at the Effective Time will convert into a Restricted Cash Award with a value equal to the Merger Consideration per share of Hillenbrand common stock underlying the restricted stock unit. Each Restricted Cash Award will be subject to the same terms and conditions as those that applied to the restricted stock unit that was converted into such Restricted Cash Award.

Q:	What are the U.S. federal income tax consequences of the Merger to holders of Hillenbrand common stock?
A:
The exchange of Hillenbrand common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) that exchanges shares of Hillenbrand common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Hillenbrand common stock surrendered pursuant to the Merger. A Non-U.S. Holder (as defined in the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) that exchanges shares of Hillenbrand common stock for cash in the Merger generally will not be subject to U.S. federal income tax with respect to such exchange, unless the Non-U.S. Holder has certain connections to the United States and certain other conditions are met.

This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. That discussion does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal income tax law. You should consult your tax advisor to determine the particular tax consequences to you of the Merger.
Q:	What vote is required to approve the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal?
A:
The affirmative vote of the holders of a majority of the outstanding shares of Hillenbrand common stock entitled to vote thereon is required to approve the Merger Agreement Proposal. Such approval is a condition to the consummation of the Merger. At the Special Meeting, assuming a quorum is present, the Compensation Proposal will be approved if the votes cast favoring such approval exceed the votes cast opposing such approval. At the Special Meeting, assuming a quorum is present, the Adjournment Proposal will be approved if the votes cast favoring such approval exceed the votes cast opposing such approval.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. If a quorum is present at the Special Meeting, abstentions and broker non-votes, if any, will have no effect on the Compensation Proposal or the Adjournment Proposal.
Q:	What happens if the Merger is not completed?
If the Merger Agreement Proposal is not approved by Hillenbrand shareholders, or if the Merger is not completed for any other reason, Hillenbrand shareholders will not be entitled to, and will not receive, any payment for their respective shares of Hillenbrand common stock pursuant to the Merger Agreement;

Hillenbrand will remain an independent public company; Hillenbrand common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and Hillenbrand will continue to file periodic and other reports with the SEC; and, under specified circumstances, Hillenbrand will be required to pay Parent a termination fee of $69,000,000 in cash, or Parent will be required to pay Hillenbrand a termination fee of $138,000,000 in cash, upon the termination of the Merger Agreement, pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Termination Fees.”
Q:	Why are Hillenbrand shareholders being asked to cast an advisory (nonbinding) vote to approve the Compensation Proposal?
A:
The Exchange Act and applicable SEC rules require Hillenbrand to submit a proposal to Hillenbrand shareholders to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Hillenbrand’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.

Q:	What will happen if Hillenbrand shareholders do not approve the Compensation Proposal at the Special Meeting?
A:
Approval by Hillenbrand shareholders of the Compensation Proposal is not a condition to completion of the Merger. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Hillenbrand or Parent. If the Merger Agreement Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Compensation Proposal.

Q:	What do I need to do now?
After you have carefully read and considered the information contained or incorporated by reference into this proxy statement, please vote your shares as soon as possible so that your shares of Hillenbrand common stock will be represented at the Special Meeting. Please follow the instructions set forth on the proxy card or, if your shares of Hillenbrand common stock are held in “street name,” on the voting instruction form provided by your bank, broker other nominee. Information on voting procedures can be found in the section of this proxy statement titled “The Special Meeting.”
Q:	Should I surrender my share certificates now?
A:
No. After the Merger is completed, the Paying Agent will send each holder of record of share certificates a letter of transmittal and instructions that explain how to exchange shares of Hillenbrand common stock represented by such holder’s share certificates for the Merger Consideration.

Q:	What happens if I sell or otherwise transfer my shares of Hillenbrand common stock after the Record Date, but before the Special Meeting?
A:
The Record Date is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Hillenbrand common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares, and each of you notifies Hillenbrand in writing of those special arrangements, you will retain your right to vote those shares at the Special Meeting, but will otherwise transfer ownership of those shares.

To receive the Merger Consideration, you must hold your shares of Hillenbrand common stock through the completion of the Merger. Consequently, if you sell or otherwise transfer your shares of Hillenbrand common stock before the Special Meeting, which will be before completion of the Merger, you will not be entitled to receive the Merger Consideration.
Q:	What is the difference between holding shares as a shareholder of record and holding shares in “street name” as a beneficial owner?
Q:
If your shares of Hillenbrand common stock are registered directly in your name with Hillenbrand’s transfer agent, Computershare Trust Company, N.A. (which we refer to as “Computershare”), you are considered the shareholder of record of those shares. The proxy materials for the Special Meeting will be sent directly to you by Hillenbrand, and you are entitled to attend and vote at the Special Meeting as a shareholder of record.

If your shares of Hillenbrand common stock are held through a bank, broker or other nominee, you are considered the beneficial owner of the shares of Hillenbrand common stock held in “street name.” In that case, the proxy materials for the Special Meeting have been forwarded to you by your bank, broker or other nominee that is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting, and you are also invited to attend and vote at the Special Meeting as described in the answer to the question “How can I attend the Special Meeting?” above.
Q:	How may I vote?
A:	There are four ways to vote if you are a record holder (i.e., you do not hold your shares through a broker, bank or other nominee):
•
By Internet: If you have internet access, the Board of Directors encourages you to vote at www.proxyvote.com in advance of the Special Meeting by following the instructions on the proxy card prior to 11:59 p.m., Eastern time, on [   ], 202[  ].

•	By Telephone: As instructed on the proxy card, you can vote by making a toll-free telephone call from the U.S. or Canada to 1-800-690-6903 prior to 11:59 p.m., Eastern time, on [ ], 202[ ].
•
By Mail: If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-prepaid envelope provided. For your mailed proxy to be counted, we must receive it before 11:59 p.m., Eastern time, on [   ], 202[ ].

•
At the Special Meeting: To vote during the Special Meeting, visit the Special Meeting website at www.virtualshareholdermeeting.com/HI2026SM and enter the 16-digit control number included in your proxy card. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting website. Technical support will be available starting 15 minutes prior to the Special Meeting.

If you hold shares of Hillenbrand common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”) as of the Record Date, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares.
Whether or not you plan to attend the Special Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. We encourage you to submit your proxy over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail. You may still attend the Special Meeting and vote during the Special Meeting if you have already voted by proxy.
Please be aware that, although there is no charge for voting your shares of Hillenbrand common stock, if you vote electronically over the internet by visiting the website on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as internet access and telephone charges for which you will be responsible.
Q:	What is a proxy?
A:
A proxy is a Hillenbrand shareholder’s legal designation of another person to vote shares owned by such Hillenbrand shareholder on their behalf. If you are a Hillenbrand shareholder of record, you can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If instead you hold your shares of Hillenbrand common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”), you should follow the voting instructions provided by your bank, broker or other nominee.

Q:	If a Hillenbrand shareholder gives a proxy, how are the shares voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of Hillenbrand common stock in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card, but do not mark one or more of the boxes showing how your shares of Hillenbrand common stock should be voted on one or more particular matters, the shares represented by your properly signed proxy with respect to the unmarked matters will be voted (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares of Hillenbrand common stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee on how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares of Hillenbrand common stock will not be voted on such proposals, which will have the same effect as if you voted against the Merger Agreement Proposal, but, assuming a quorum is present at the Special Meeting, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:	What can I do if I change my mind after I vote my shares prior to the Special Meeting?
A:	If you are a shareholder of record, you may revoke your proxy by doing any of the following:
•	submitting another properly completed proxy card bearing a later date by mail, provided such proxy card is received no later than 11:59 p.m., Eastern time, on [ ], 202[ ];
•	voting again by telephone or the internet before the closing of the voting facilities at 11:59 p.m., Eastern time, on [ ], 202[ ];
•
sending written notice that you are revoking your proxy to Hillenbrand’s Secretary at One Batesville Boulevard, Batesville, Indiana 47006, provided such written notice is received by 11:59 p.m., Eastern time, on [   ], 202[ ]; or

•	attending and voting at the Special Meeting by remote communication via the Special Meeting website, although attendance at the Special Meeting will not by itself constitute revocation of a proxy.
If you are a beneficial owner of shares of Hillenbrand common stock held through a bank, broker or other nominee, you must follow the specific instructions provided to you by your bank, broker or other nominee to change or revoke any voting instructions you have already given to your bank, broker or other nominee or you may change your vote by attending the Special Meeting and voting via the Special Meeting website during the Special Meeting. See the answer to the question “How can I attend the Special Meeting?” above.
If you have any questions about how to vote or change your vote, you should contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Ave., 20th Floor
New York, New York 10022
Shareholders, please call toll-free: (888) 750-5884
Banks and Brokerage Firms, please call: (212) 750-5833
Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms.
If, for example, you hold your shares of Hillenbrand common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares of Hillenbrand common stock. In that case, you should follow the procedures specified by your bank, broker or other nominee to make sure that you vote all of your shares held in those brokerage accounts.
If, for example, you are a holder of record and your shares of Hillenbrand common stock are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy card that you receive (or cast your vote via the Internet or by telephone) by following the instructions set forth in each separate proxy card to ensure that you vote all of the shares of which you are a holder of record.

Q:	Where can I find the voting results of the Special Meeting?
A:
The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. In addition, within four business days of the Special Meeting, Hillenbrand will file the final voting results of the Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
The Board of Directors is soliciting proxies in connection with the Special Meeting, and Hillenbrand will bear the cost of soliciting such proxies. Proxies in connection with the Special Meeting may be solicited by officers, directors and regular supervisory and executive employees of Hillenbrand, none of whom will receive any additional compensation for such solicitation. Hillenbrand has retained Innisfree M&A Incorporated, which we refer to as “Innisfree,” as proxy solicitor to assist with the solicitation of proxies in connection with the Special Meeting. Hillenbrand estimates that it will pay Innisfree a fee of up to $112,500 plus reasonable out-of-pocket costs and expenses.

Proxies in connection with the Special Meeting may be solicited in person, by mail, by telephone, by facsimile, by messenger, via the internet or by other means of communication, including electronic communication. Hillenbrand will supply banks, brokers and other nominees that hold shares of Hillenbrand common stock of record for beneficial owners with copies of proxy soliciting material in connection with the Special Meeting to be sent to such beneficial owners, in which case these parties will be reimbursed by Hillenbrand for their reasonable expenses for completing the sending of such material to beneficial owners.
Q:	When do you expect the Merger to be completed?
A:
The Merger is expected to close before the end of the first calendar quarter of 2026. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the satisfaction or waiver of the closing conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.

Q:	How can I obtain additional information about Hillenbrand?
A:	You can find more information about Hillenbrand from various sources described in the section “Where You Can Find More Information” beginning on page 100 of this proxy statement.
Q:	Who can help answer my questions?
A:	If you have any questions about the Special Meeting, the Merger or how to submit your proxy, or if you would like additional copies of this proxy statement, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Ave., 20th Floor
New York, New York 10022
Shareholders, please call toll-free: (888) 750-5884
Banks and Brokerage Firms, please call: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger, as contrasted with historical information. Forward-looking statements are based on assumptions that Hillenbrand believes are reasonable, but by their very nature are subject to a wide range of risks. If Hillenbrand’s assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections. The following list, though not exhaustive, contains words that could indicate a forward-looking statement:

intend	believe	plan	expect	may	goal	would
project	position	future	outlook	become	pursue	estimate
will	forecast	continue	could	anticipate	remain	likely
target	encourage	promise	improve	progress	potential	should
impact	strategy	assume

Forward-looking statements are not guarantees of future performance, and Hillenbrand’s actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond Hillenbrand’s control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to the risk that the Merger may not be consummated in a timely manner or at all; the possible inability of the parties to the Merger Agreement to obtain the required regulatory approvals for the Merger and to satisfy the other conditions to the closing of the Merger, including approval of the Merger Agreement by Hillenbrand’s shareholders, on a timely basis or at all; the possible occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the risk that the Merger Agreement may be terminated in circumstances that require Hillenbrand to pay a termination fee; the risk that the relevant affiliates of Lone Star fail to obtain on a timely basis or at all the financing necessary to complete the Merger; potential litigation relating to the Merger and the outcome of any such litigation; the potential adverse impact on Hillenbrand of contractual restrictions under the Merger Agreement that limit Hillenbrand’s ability to pursue business opportunities or strategic transactions; risks relating to significant transaction costs associated with the Merger and the possibility that the Merger may be more expensive to complete than anticipated; competitors’ responses to the Merger; global market and economic conditions, including those related to the continued volatility in the financial markets, including as a result of the United States (“U.S.”) administration’s imposition of tariffs and changing trade policies; the risk of business disruptions associated with information technology, cyber-attacks, or catastrophic losses affecting infrastructure; increasing competition for highly skilled and talented workers, as well as labor shortages; closures or slowdowns and changes in labor costs and labor difficulties; uncertainty related to environmental regulation and industry standards, as well as physical risks of climate change; increased costs, poor quality, or unavailability of raw materials or certain outsourced services and supply chain disruptions; economic and financial conditions including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; uncertainty in U.S. global trade policy and risks with governmental instability in certain parts of the world; Hillenbrand’s level of international sales and operations; negative effects of acquisitions, including the Schenck Process Food and Performance Materials business and Linxis Group SAS acquisitions, on Hillenbrand’s business, financial condition, results of operations and financial performance; competition in the industries in which Hillenbrand operates, including on price; cyclical demand for industrial capital goods; the ability to recognize the benefits of any acquisition or divestiture including the Milacron injection molding and extrusion business sale (the “Disposition”), including potential synergies and cost savings or the failure of Hillenbrand or any acquired company, or the Disposition, to achieve its plans and objectives generally; any strategic and operational initiatives implemented by the parties to the Disposition after the consummation of the Disposition; potential adverse effects of the announcement or results of the Disposition or the announcement or pendency of the Merger, or any failure to complete the Merger, on the market price of Hillenbrand common stock or on the ability of Hillenbrand to develop and maintain relationships with its personnel and customers, suppliers and others with whom it does business or otherwise on Hillenbrand’s business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from Hillenbrand’s ongoing business operations due to the Disposition or the Merger; impairment charges to goodwill and other identifiable intangible assets; impacts of decreases in demand or changes in technological advances, laws, or regulation on the net revenues that we derive from the plastics industry; the impact to Hillenbrand’s effective tax rate of changes in the mix of earnings or in tax laws and certain other tax-related matters; exposure to tax uncertainties and audits; involvement in claims, lawsuits, and governmental proceedings related to operations; uncertainty in the U.S. political and regulatory environment; adverse foreign currency fluctuations; and labor disruptions.
Shareholders, potential investors, and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussion under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on November 19, 2025, and other risks and uncertainties detailed in Hillenbrand’s filings with the SEC from time to time. Any forward-looking statement in this proxy statement is based only on information currently available to Hillenbrand and speaks only as of the date on which it is made. Hillenbrand undertakes no obligation to publicly update or revise any forward-looking statement, whether written or oral, to reflect new information or future developments or otherwise.

THE SPECIAL MEETING
Date, Time and Place
The Special Meeting will be held solely by remote communication, via live audio webcast, on [    ], 202[ ], beginning at [    ], Eastern time (unless the Special Meeting is adjourned or postponed). Hillenbrand shareholders will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/HI2026SM. There will be no physical location for the Special Meeting.
Purpose of the Special Meeting
At the Special Meeting, we will ask Hillenbrand shareholders to consider and vote on (a) the Merger Agreement Proposal; (b) the Compensation Proposal; and (c) the Adjournment Proposal.
Attending the Special Meeting
You will be able to attend the Hillenbrand special meeting by visiting the Special Meeting website at www.virtualshareholdermeeting.com/HI2026SM and entering a 16-digit control number. If you hold your shares of Hillenbrand common stock as a holder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Hillenbrand common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.
If you plan to attend the Special Meeting, we encourage you to access the Special Meeting website prior to the start time of the meeting to allow time to log in and test your device’s audio system. You may begin to log into the Special Meeting website beginning at [    ], Eastern time, on [    ], 202[ ].
The Special Meeting website is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) that have the most updated version of applicable software and plugins installed. Shareholders should ensure that they have a strong internet connection if they intend to attend the Special Meeting. Attendees should allow sufficient time to access the meeting and ensure that they can hear streaming audio prior to the start of the Special Meeting.
If you encounter any difficulties accessing the Special Meeting, please call the technical support number that will be provided on the Special Meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Special Meeting and continuing through the conclusion of the Special Meeting.
Additional information regarding rules of conduct and other materials for the Special Meeting will be available during the Special Meeting at www.virtualshareholdermeeting.com/HI2026SM.
Hillenbrand shareholders that participate in the Special Meeting via the Special Meeting website will be considered to have attended the Special Meeting and to have been present at the Special Meeting “in person,” including for purposes of determining a quorum and counting votes. For purposes of attendance at the Special Meeting, references in this proxy statement to “present” or “presence” will mean present or presence at the Special Meeting by remote communication, and references to “attend” or “attendance” will mean to attend or be in attendance at the Special Meeting by remote communication.
Record Date; Shares Entitled to Vote; Quorum
Only Hillenbrand shareholders of record as of the Record Date, which is the close of business on [    ], 2025, are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the Record Date, there were [    ] shares of Hillenbrand common stock outstanding and entitled to vote at the Special Meeting.
The presence in person or by proxy of Hillenbrand shareholders holding a majority of the votes entitled to be cast at the Special Meeting (determined as of the Record Date) constitutes a quorum for the purpose of conducting business at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies, subject to the limitations under the Merger Agreement on adjournments of the Special Meeting.
Vote Required; Abstentions and Broker Non-Votes
Each share of Hillenbrand common stock outstanding as of the close of business on the Record Date will be entitled to one vote on each matter voted on at the Special Meeting.
The affirmative vote of the holders of a majority of the outstanding shares of Hillenbrand common stock entitled to vote thereon is required to approve the Merger Agreement Proposal. Such approval is a condition to the consummation of the Merger.
At the Special Meeting, assuming a quorum is present, the Compensation Proposal will be approved if the votes cast favoring such approval exceed the votes cast opposing such approval.
At the Special Meeting, assuming a quorum is present, the Adjournment Proposal will be approved if the votes cast favoring such approval exceed the votes cast opposing such approval.
If a quorum is present at the Special Meeting, the failure of any Hillenbrand shareholder of record to (a) submit a signed proxy card; (b) grant a proxy over the internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement titled “—Voting at the Special Meeting”); or (c) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal. If a quorum is present at the Special Meeting, for any Hillenbrand shareholder that attends the Special Meeting or is represented by proxy and abstains from voting, such abstention will have the same effect as if the Hillenbrand shareholder voted “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal.
Banks, brokers and other nominees that hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees that hold shares in street name for a beneficial owner of those shares are not allowed to exercise voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. “Broker non-votes” occur when shares held in street name are present at a shareholder meeting at which at least one item of business is a routine proposal, but the bank, broker or other nominee is not instructed by the beneficial owner of those shares to vote on a particular proposal for which the bank, broker or other nominee does not have discretionary voting power. Under applicable rules, each of the proposals to be voted on at the Special Meeting will be “non-routine,” and, therefore, it is expected that there will be no broker non-votes at the Special Meeting. Accordingly, if you are a Hillenbrand shareholder that beneficially owns shares of Hillenbrand common stock held in street name, and you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may not vote your shares on the Merger Agreement Proposal, the Compensation Proposal or the Adjournment Proposal, and your shares will not be considered present and entitled to vote at the Special Meeting for the purpose of determining whether a quorum is present at the Special Meeting. A broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and, assuming a quorum is present at the Special Meeting, will have no effect on the Compensation Proposal or the Adjournment Proposal.
Shares Held by Hillenbrand’s Directors and Executive Officers
As of the close of business on [    ], 2025, our executive officers and directors beneficially owned and were entitled to vote, in the aggregate, [    ] shares of Hillenbrand common stock, representing approximately [    ]% of the shares of Hillenbrand common stock outstanding.
We currently expect that our executive officers and directors will vote all of their respective shares of Hillenbrand common stock (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Voting at the Special Meeting
There are four ways to vote if you are a record holder (i.e., you do not hold your shares of Hillenbrand common stock through a broker, bank or other nominee):
•
By Internet: If you have internet access, the Board of Directors encourages you to vote at www.proxyvote.com in advance of the Special Meeting by following the instructions on the proxy card prior to 11:59 p.m., Eastern time, on [    ], 202[ ].

•	By Telephone: As instructed on the proxy card, you can vote by making a toll-free telephone call from the U.S. or Canada to 1-800-690-6903 prior to 11:59 p.m., Eastern time, on [ ], 202[ ].
•
By Mail: If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-prepaid envelope provided. For your mailed proxy to be counted, we must receive it before 11:59 p.m., Eastern time, on [    ], 202[  ].

•
At the Special Meeting: To vote during the Special Meeting, visit the Special Meeting website at www.virtualshareholdermeeting.com/HI2026SM and enter the 16-digit control number included in your proxy card. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting website. Technical support will be available starting 15 minutes prior to the Special Meeting.

Although Hillenbrand offers multiple voting methods, Hillenbrand encourages you to vote over the internet or by telephone, as Hillenbrand believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. Both the internet and telephone provide convenient, cost-effective and reliable alternatives to submitting your proxy by mail. If you choose to vote your shares of Hillenbrand common stock over the internet or by telephone, there is no need for you to submit your proxy by mail.
All shares of Hillenbrand common stock represented by properly signed and dated proxies received by the deadline indicated above will be voted at the Special Meeting in accordance with the instructions of the Hillenbrand shareholders. Properly signed and dated proxies that do not contain voting instructions for one or more specific proposals will be voted with respect to the proposals for which instructions are not provided as follows: (a) “FOR” the Merger Agreement Proposal, (b) “FOR” the Compensation Proposal and (c) “FOR” the Adjournment Proposal. If your proxy indicates that you wish to vote in favor of the Merger Agreement Proposal but does not indicate a choice as to the Adjournment Proposal or the Compensation Proposal, your shares of Hillenbrand common stock will be voted “FOR” each such proposal. Shares as to which proxies are submitted without a signature will not be counted as present at the Special Meeting and cannot be voted.
If your shares of Hillenbrand common stock are registered directly in your name with Hillenbrand’s transfer agent, Computershare, you are considered a shareholder of record with respect to those shares. If instead you hold your shares of Hillenbrand common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”) as of the Record Date, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. If you are the beneficial owner of shares of Hillenbrand common stock held in street name and you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the internet or telephone through your bank, broker or other nominee, and do not attend and vote at the Special Meeting, it will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal (so long as you do not attend the Special Meeting and abstain from voting on the Merger Agreement Proposal, which would have the same effect as voting “AGAINST” the Merger Agreement Proposal).
Revocability of Proxies
Any proxy given by a Hillenbrand shareholder of record may be revoked by doing any of the following:
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Subsequently Completed Proxy: Submitting another properly completed proxy card bearing a later date by mail, provided such proxy card is received no later than 11:59 p.m., Eastern time, on [    ], 202[ ].

•	Voting Again by Telephone or Internet: Voting again by telephone or the internet before the closing of the voting facilities at 11:59 p.m., Eastern time, on [ ], 202[ ].
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Written Notice: Sending written notice that you are revoking your proxy to Hillenbrand’s Secretary at One Batesville Boulevard, Batesville, Indiana 47006, provided such written notice is received by 11:59 p.m., Eastern time, on [    ], 202[ ].

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At the Special Meeting: Attending and voting at the Special Meeting by remote communication via the Special Meeting website. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

If you are a beneficial owner of shares of Hillenbrand common stock held through a bank, broker or other nominee, you must follow the specific instructions provided to you by your bank, broker or other nominee to change or revoke any voting instructions you have already given to your bank, broker or other nominee or you may change your vote by attending the Special Meeting and voting via the Special Meeting website during the Special Meeting. See “—Attending the Special Meeting” above.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Hillenbrand shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned, postponed or delayed.
Board of Directors’ Recommendation
The Board of Directors has unanimously (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Hillenbrand and its shareholders; (b) adopted the Merger Agreement and declared advisable the transactions contemplated by the Merger Agreement; (c) resolved to recommend that Hillenbrand shareholders approve the Merger Agreement; and (d) directed that the Merger Agreement be submitted to Hillenbrand shareholders for their approval.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Solicitation of Proxies
The Board of Directors is soliciting proxies in connection with the Special Meeting, and Hillenbrand will bear the cost of soliciting such proxies. Proxies in connection with the Special Meeting may be solicited by officers, directors and regular supervisory and executive employees of Hillenbrand, none of whom will receive any additional compensation for such solicitation. Hillenbrand has retained Innisfree M&A Incorporated (which we refer to as “Innisfree”) as proxy solicitor to assist with the solicitation of proxies in connection with the Special Meeting, for which Hillenbrand estimates it will pay Innisfree a fee of up to $112,500 plus reasonable out-of-pocket costs and expenses. Proxies in connection with the Special Meeting may be solicited in person, by mail, by telephone, by facsimile, by messenger, via the internet or by other means of communication, including electronic communication. Hillenbrand will supply banks, brokers and other nominees that hold shares of Hillenbrand common stock of record for beneficial owners with copies of proxy soliciting material in connection with the Special Meeting to be sent to such beneficial owners, in which case these parties will be reimbursed by Hillenbrand for their reasonable expenses for completing the sending of such material to beneficial owners.
Other Matters
Pursuant to the IBCL and Hillenbrand’s by-laws, except as otherwise required by law, only the matters set forth in the notice of the Special Meeting may be brought before the Special Meeting.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Hillenbrand common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Ave., 20th Floor
New York, New York 10022
Shareholders, please call toll-free: (888) 750-5884
Banks and Brokerage Firms, please call: (212) 750-5833

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.
Parties Involved in the Merger
Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
Hillenbrand is a global industrial company that provides highly-engineered, mission-critical processing equipment and solutions to customers around the world. Our portfolio is composed of leading industrial brands that serve large, attractive end markets, including durable plastics, food, and recycling. Guided by our purpose—Shape What Matters For Tomorrow™—we pursue excellence, collaboration, and innovation to consistently shape solutions that best serve our people, our customers, and our communities. Hillenbrand’s Advanced Process Solutions reporting segment is a leading global provider of highly engineered process and material handling equipment, systems and aftermarket parts and services for a variety of industries, including durable plastics, food, and recycling. Hillenbrand’s Molding Technology Solutions reporting segment is a global leader in highly engineered equipment, systems and aftermarket parts and service for the plastic technology processing industry.
Hillenbrand was incorporated on November 1, 2007, in the state of Indiana. Hillenbrand common stock is listed for trading on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “HI.” Although Hillenbrand has been a publicly traded company since April 1, 2008, the brands owned by Hillenbrand have been in operation for many decades. Hillenbrand’s principal executive offices are located at One Batesville Boulevard, Batesville, Indiana 47006, and its telephone number is (812) 931-5000.
LSF12 Helix Parent, LLC
6688 North Central Expressway, Suite 1600
Dallas, TX 75206
Parent is a Delaware limited liability company formed on October 10, 2025 by an indirect wholly owned subsidiary of Lone Star solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.
LSF12 Helix Merger Sub, Inc.
6688 North Central Expressway, Suite 1600
Dallas, TX 75206
Merger Sub is an Indiana corporation and wholly owned subsidiary of Parent formed on October 10, 2025 solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.
Certain Effects of the Merger
On the terms and subject to the conditions of the Merger Agreement, and in accordance with the applicable provisions of the IBCL, at the Effective Time, Merger Sub will merge with and into Hillenbrand, the separate corporate existence of Merger Sub will cease and Hillenbrand will continue its corporate existence as an Indiana corporation under the IBCL as the Surviving Corporation. As a result of the Merger, Hillenbrand will become a wholly owned subsidiary of Parent, and Hillenbrand common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, following the Merger, it is expected that Hillenbrand common stock will be deregistered under the Exchange Act and Hillenbrand will no longer file periodic or other reports with the SEC.

If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. For more information, please see the sections of this proxy statement titled “—Merger Consideration—Treatment of Hillenbrand Equity Awards” and “—Merger Consideration—Hillenbrand Common Stock.”
The Effective Time will occur at such time as the articles of merger, in such form as required by, and executed in accordance with, IBCL 23-1-40-5, have been duly filed with the Secretary of State of the State of Indiana, or at such other date and time as may be agreed by the parties and specified in the articles of merger as the effective time of the Merger in accordance with the IBCL.
Effect on Hillenbrand if the Merger Is Not Completed
If the Merger Agreement Proposal is not approved by Hillenbrand shareholders, or if the Merger is not completed for any other reason, Hillenbrand shareholders will not be entitled to, and will not receive, any payment for their respective shares of Hillenbrand common stock pursuant to the Merger Agreement; Hillenbrand will remain an independent public company; Hillenbrand common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and Hillenbrand will continue to file periodic and other reports with the SEC; and, under specified circumstances, Hillenbrand will be required to pay Parent a termination fee of $69,000,000 in cash, or Parent will be required to pay Hillenbrand a termination fee of $138,000,000 in cash, upon the termination of the Merger Agreement, pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Termination Fees.”
Merger Consideration
Hillenbrand Common Stock
At the Effective Time, by virtue of the Merger and without any action on the part of Hillenbrand, Parent, Merger Sub or the holders of any securities of Hillenbrand, Parent or Merger Sub, each share of Hillenbrand common stock issued and outstanding immediately prior to the Effective Time, but excluding Canceled Shares, will be converted into the right to receive the Merger Consideration of $32.00 in cash, without interest and subject to any required tax withholding.
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Hillenbrand common stock that you own (other than Canceled Shares) immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as a Hillenbrand shareholder.
Treatment of Hillenbrand Equity Awards
At the Effective Time, each outstanding Company Option, each outstanding Company Restricted Stock Unit and each outstanding Company Performance-Based Restricted Stock Unit will vest in full and be cashed out based on the Merger Consideration, less any required tax withholding and, in the case of a Company Option, less the applicable per share exercise price, with the number of shares of Hillenbrand common stock subject to each Company Performance-Based Restricted Stock Unit determined by deeming the applicable performance goals to be achieved at the greater of the target level of performance and the actual level of performance measured through the date immediately prior to the Effective Time (as determined by the Board of Directors or a duly authorized committee or subcommittee thereof in good faith and in accordance with the applicable award agreements). Company Options with a per share exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration upon the Effective Time. Each restricted stock unit granted after October 14, 2025 (other than any such awards granted to a non-employee member of the Board of Directors) that is outstanding at the Effective Time will convert into a Restricted Cash Award with a value equal to the Merger Consideration per share of Hillenbrand common stock underlying the restricted stock unit. Each Restricted Cash Award will be subject to the same terms and conditions as those that applied to the restricted stock unit that was converted into such Restricted Cash Award.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to recount every conversation among the Hillenbrand Board of Directors or the representatives of Lone Star and other persons.

As part of its ongoing evaluation of Hillenbrand’s business, the Board of Directors, together with Hillenbrand senior management, regularly reviews and assesses opportunities to increase shareholder value, including evaluating various potential strategic alternatives such as acquisitions and dispositions. Hillenbrand also regularly engages with its shareholders to discuss Hillenbrand and its business, operations and financial results and to hear the views of Hillenbrand shareholders regarding Hillenbrand.
From June 23, 2025 to June 25, 2025, the Board of Directors held its regularly scheduled annual strategy meetings. During these meetings, members of Hillenbrand’s management presented a review of Hillenbrand’s various businesses and strategic initiatives and Hillenbrand’s proposed strategic plan and related financial forecasts through 2030. The Board of Directors discussed, with members of Hillenbrand’s management, the various assumptions upon which management’s strategic plan and financial forecasts were based and the risks and uncertainties to which the plan and forecasts were subject. In connection with its review, and consistent with the regular order of business at prior annual strategy meetings, the Board of Directors was presented with an internal preliminary and illustrative valuation analysis prepared by Hillenbrand’s management based on the proposed strategic plan and related financial forecasts. The valuation analysis included discounted cash flow, sum-of-the-parts and leveraged buyout methodologies. The range of values suggested by this analysis, which was subject to various assumptions, including use of a terminal year adjusted EBITDA margin equal to the adjusted EBITDA margin reflected in management’s financial forecast for fiscal year 2030 to calculate terminal year free cash flow and terminal value, was $24.94 to $87.07 per share. The Board of Directors and members of Hillenbrand’s management discussed the assumptions underlying the proposed strategic plan and related financial forecasts and the risks and uncertainties to which the proposed strategic plan and related financial forecasts were subject.
On June 24, 2025, Hillenbrand received from Lone Star an unsolicited written non-binding proposal to acquire Hillenbrand at a price of $34 per share to $36 per share. Lone Star’s proposal included a 30-day exclusivity period and contemplated a post-signing “go-shop” period. Lone Star also requested a meeting with Hillenbrand.
On June 25, 2025, during a portion of its annual strategy meetings, the Board of Directors discussed Lone Star’s proposal. The Board of Directors also discussed retaining Evercore to serve as Hillenbrand’s financial advisor in connection with its evaluation of Lone Star’s proposal. Evercore had previously served as financial advisor to Hillenbrand in various matters, including in connection with its 2022 review of strategic alternatives for, and ultimate sale of, its Batesville casket business. A representative of Skadden, Arps, Slate, Meagher & Flom LLP (which we refer to in this proxy statement as “Skadden”), counsel to Hillenbrand, joined the Board of Directors for these discussions and reviewed with Hillenbrand’s directors their fiduciary duties, among other matters. The Board of Directors also discussed management’s plans to meet with representatives of Lone Star later that week.
On June 27, 2025, Hillenbrand’s chief executive officer, senior vice president corporate development and general counsel met with representatives of Lone Star by video teleconference. During the meeting, representatives of Lone Star reviewed the terms of Lone Star’s proposal.
On June 29, 2025, the Board of Directors met by video teleconference, with a representative of Skadden present. Members of Hillenbrand’s management provided an update on the meeting with Lone Star. The Board of Directors continued its discussion of Hillenbrand management’s proposed strategic plan and related financial forecasts through 2030, which had been presented by members of Hillenbrand’s management and discussed by the Board of Directors at the annual strategy meetings held from June 23, 2025 to June 25, 2025. At the request of the Board of Directors, members of Hillenbrand’s management reviewed with the Board of Directors alternative scenarios to management’s proposed strategic plan and related financial forecasts, the assumptions underlying management’s financial forecasts, proposed strategic plan and alternative scenarios and the risks and uncertainties to which management’s financial forecasts, proposed strategic plan and alternative scenarios were subject. Following discussion, the Board of Directors approved management’s proposed strategic plan and the related financial forecasts as presented by members of Hillenbrand’s management to the Board of Directors at its meetings held June 23, 2025 to June 25, 2025. The strategic plan and related forecasts as approved by the Board of Directors did not include any terminal year financial metrics, including the terminal year adjusted EBITDA margin to be used in calculating terminal year free cash flow and terminal value. The Board of Directors also approved the terms of Evercore’s engagement as Hillenbrand’s financial advisor.

On July 7, 2025, the Board of Directors met again by video teleconference, with representatives of Evercore and Skadden present. Representatives of Evercore reviewed the terms of Lone Star’s proposal and background information on Lone Star. The Board of Directors discussed, with members of Hillenbrand’s management and representatives of Evercore, Hillenbrand management’s strategic plan and financial forecasts and the risks and uncertainties to which management’s strategic plan and financial forecasts were subject. Representatives of Evercore reviewed a preliminary financial analysis of Hillenbrand on a standalone basis and of Lone Star’s proposal based on Hillenbrand management’s strategic plan and financial forecasts and also an illustrative alternative case with more conservative assumptions, in each case with Evercore preliminarily assuming, for purposes of calculating terminal year free cash flow and terminal value, a terminal year adjusted EBITDA margin equal to the adjusted EBITDA margin for fiscal year 2030 reflected in management’s strategic plan and financial forecasts. Representatives of Evercore also reviewed a range of possible responses to Lone Star’s proposal and related considerations, including illustrative timelines and lists of financial sponsors and strategic parties that would potentially be interested in pursuing an acquisition of Hillenbrand (which we refer to in this proxy statement as “potential buyers”). The Board of Directors discussed with members of Hillenbrand’s management the risks and uncertainties associated with Hillenbrand continuing to execute on management’s strategic plan. After discussion, the Board of Directors instructed Evercore to communicate to Lone Star Hillenbrand’s rejection of Lone Star’s proposal, but also to indicate to Lone Star that Hillenbrand was prepared to engage with Lone Star as part of a broader process with other potential buyers. The Board of Directors also authorized Evercore to begin contacting other potential buyers to solicit interest in a potential sale of the company.
On July 8, 2025, representatives of Evercore informed Lone Star of Hillenbrand’s response to its proposal and began contacting a total of 21 other potential buyers, each of which had been approved by Hillenbrand. Of the 22 potential buyers, including Lone Star, 18 were financial sponsors, and four were strategic parties.
Thereafter, through early August 2025, Hillenbrand negotiated confidentiality agreements with 16 potential buyers, comprising 15 financial sponsors, including Lone Star, and one strategic party. Each such confidentiality agreement contained customary standstill provisions (which terminated upon Hillenbrand’s entry into the Merger Agreement). Lone Star entered into its confidentiality agreement with Hillenbrand on July 16, 2025 and entered into a clean team confidentiality agreement with Hillenbrand on August 18, 2025.
In July 2025, members of Hillenbrand’s management, with the assistance of representatives of Evercore, prepared a confidential information memorandum to be provided to potential buyers. The confidential information memorandum included management’s financial forecasts through 2030 approved by the Board of Directors at its June 29 meeting, updated by management based on Hillenbrand’s actual results for the fiscal quarter ended June 30, 2025 and adjustments by management to the near-term outlook in light of then-current market conditions. A draft of the confidential information memorandum (including those updated management financial forecasts, which we refer to in this proxy statement as the “Financial Projections”) was provided to the Board of Directors for review prior to its finalization. The Financial Projections covered the period through 2030 and did not include any terminal year financial metrics, including the terminal year adjusted EBITDA margin to be used in calculating terminal year free cash flow and terminal value.
Beginning on July 24, 2025, Evercore sent the 16 potential buyers that had executed confidentiality agreements, including Lone Star, a letter setting forth the process for submitting preliminary proposals for an acquisition of Hillenbrand, instructing that such proposals be submitted by August 13, 2025. A copy of the confidential information memorandum accompanied each letter.
During late July 2025 and early August 2025, members of Hillenbrand’s management also provided management presentations in person or by video teleconference to each of 12 potential buyers, including Lone Star.
On August 13, 2025, articles were published in the financial press and elsewhere stating that Hillenbrand was exploring strategic options, including a potential sale.
Between August 13, 2025 and August 14, 2025, Hillenbrand received written preliminary non-binding proposals for an acquisition of Hillenbrand from Lone Star and three other financial sponsors: “Bidder A,” “Bidder B” and “Bidder C.” Lone Star proposed a per-share acquisition price of $34. Bidder A’s proposal included a range of potential per-share acquisition prices from $28 to $32. Bidder B proposed a per-share acquisition price of $32.50. Bidder C’s proposal included a range of potential per-share acquisition prices from

$23 to $26. Hillenbrand also received an oral indication of interest from a financial sponsor that contemplated a per-share acquisition price of $25.
On August 14, 2025, the Board of Directors met, with representatives of Evercore and Skadden present, to discuss the status of the process involving potential buyers and the preliminary proposals received from Lone Star and other potential buyers. At the meeting, a representative of Skadden reviewed with the directors their fiduciary duties, among other matters. Members of Hillenbrand’s management updated the Board of Directors on developments in connection with Hillenbrand’s ongoing process of engaging with potential buyers and potential next steps with the Evercore team should the Board of Directors desire to continue with the process. Representatives of Evercore reviewed the number of potential buyers contacted, the number of potential buyers that entered into confidentiality agreements, preliminary feedback from potential buyers, areas of focus for due diligence identified by potential buyers and an illustrative timeline should the Board of Directors determine to continue with the process. The preliminary feedback from potential buyers included concerns regarding uncertainty around the plastics investment cycle for, and shifting regional dynamics of the market in, Hillenbrand’s performance materials business; risk to management’s projection of adjusted EBITDA for fiscal year 2026; the margin impact of volume declines in fiscal year 2026 across Hillenbrand’s performance materials and food, health & nutrition businesses; share loss, and the outlook for return to growth and ability to achieve historical margin performance, in Hillenbrand’s molding technology solutions business; and the ability of Hillenbrand to execute and deliver on management’s strategic plan. Potential buyers also expressed recognition that the plastics cycle was at a cyclical downturn and should recover and indicated appreciation for Hillenbrand’s leading global products, Hillenbrand’s transformation into a pure-play industrial process equipment company over the last several years, the leading and less cyclical platform provided by Hillenbrand’s food, health & nutrition business, and the additional M&A opportunities across Hillenbrand’s platforms and key businesses. Representatives of Evercore reviewed a preliminary financial analysis of Hillenbrand on a standalone basis and of Lone Star’s proposal based on the Financial Projections. Evercore preliminarily assumed, for purposes of calculating terminal year free cash flow and terminal value, a terminal year adjusted EBITDA margin equal to the adjusted EBITDA margin for fiscal year 2030 reflected in the Financial Projections. The Board of Directors also discussed the articles published in the financial press and elsewhere on August 13, 2025, and their impact on trading of Hillenbrand common stock and Hillenbrand’s operations. Following discussion, the Board of Directors directed representatives of Evercore to invite Lone Star, Bidder A and Bidder B to continue in the process, to allow each of them to conduct a detailed due diligence review of Hillenbrand and to invite each of them to submit a formal proposal for the acquisition of Hillenbrand. Based on their offer price and other factors, the Board of Directors determined not to engage further with Bidder C and the bidder that had provided an oral indication of interest.
On August 15, 2025, after being contacted by representatives of Evercore about continuing in the process, Bidder A confirmed its proposed per-share acquisition price was $32, and Bidder B declined to participate due to competing priorities.
Beginning on August 16, 2025, representatives of Lone Star and its advisors conducted due diligence on Hillenbrand, including a review of materials in an electronic data room, conference calls with members of Hillenbrand’s management, site visits and submission of written questions. Bidder A and its representatives were also given access to the electronic data room and began to conduct due diligence on Hillenbrand.
On August 18, 2025, representatives of Evercore sent Lone Star and Bidder A a letter setting forth the process to submit formal proposals for a potential acquisition of Hillenbrand by September 19, 2025.
On August 22, 2025, Hillenbrand posted a draft merger agreement to the electronic data room.
On August 27, 2025, the Board of Directors met, with representatives of Evercore and representatives of Skadden present. Members of Hillenbrand’s management and representatives of Evercore provided an update on the status of the ongoing due diligence and discussions with Lone Star and Bidder A, as well as the timeline and process for reviewing formal acquisition proposals.
On September 4, 2025, representatives of Evercore informed Lone Star and Bidder A that the date for submitting formal proposals for a potential acquisition of Hillenbrand had been extended by Hillenbrand to September 29, 2025 to allow interested parties additional time to complete due diligence.

On September 9, 2025, Hillenbrand received a letter addressed to the chief executive officer of Hillenbrand from the investment committee of a family office serving certain descendants of Hillenbrand’s founder and their family members, none of which persons is known by Hillenbrand to be an officer or director of Hillenbrand, describing the family office as a long-term shareholder of Hillenbrand. The letter noted the recent reports that Hillenbrand was exploring strategic options, including a potential sale of the company. The letter expressed a desire that Hillenbrand not pursue a sale, but instead strengthen its balance sheet, make changes to its management and the Board of Directors, optimize its operations and divest non-core assets. The letter stated that, if Hillenbrand were to pursue a sale, a transaction in which long-term shareholders were given the opportunity to roll over their Hillenbrand common stock and maintain their investment in Hillenbrand would be preferred.
On September 11, 2025, Hillenbrand received a letter addressed to the Board of Directors from a person who claimed to be writing on behalf of a different group of shareholders, described in the letter as members of Hillenbrand’s founding family (and none of which shareholders is known by Hillenbrand to be an officer or director of Hillenbrand), who owned 3% to 4% of Hillenbrand’s outstanding common stock. The letter expressed support for a sale of Hillenbrand, but only if Hillenbrand shareholders were given the opportunity to roll over their Hillenbrand common stock and maintain their investment in Hillenbrand in connection with the sale. The letter stated that, if Hillenbrand shareholders were not given such an opportunity, the shareholders on whose behalf the letter was submitted would pursue any and all legal and other remedies.
On September 22, 2025, Kirkland & Ellis LLP (which we refer to in this proxy statement as “Kirkland”), Lone Star’s legal counsel, provided to Skadden Lone Star’s comments on the draft merger agreement.
On September 25, 2025, Hillenbrand posted to the electronic data room a draft of the disclosure schedules relating to the draft merger agreement posted to the electronic data room on August 22, 2025.
On September 26, 2025, representatives of Skadden discussed with representatives of Kirkland Lone Star’s comments on the draft merger agreement.
On September 29, 2025, a representative of Evercore was informed by Bidder A that Bidder A would not submit a formal proposal to acquire Hillenbrand and had decided not to proceed further with its evaluation of a potential transaction with Hillenbrand.
On September 29, 2025, Lone Star submitted a formal, non-binding, proposal to acquire Hillenbrand at a price of $31 per share, which formal proposal noted that the decrease in price from Lone Star’s August 13 bid was due to additional information received during due diligence. Lone Star’s formal proposal stated that its terms and conditions were as set forth in Lone Star’s September 22 comments on the draft merger agreement, which included a provision that prohibited Hillenbrand from paying any dividends during the interim period between signing and closing. Lone Star’s proposal also included initial drafts of the equity commitment letter and limited guarantee contemplated by the draft merger agreement and documents related to the debt financing of its proposed acquisition of Hillenbrand.
On October 2, 2025, the Board of Directors met by video teleconference, with representatives of Evercore and Skadden present, to discuss Lone Star’s proposal. At the meeting, a representative of Skadden reviewed with the directors their fiduciary duties, among other matters. Members of Hillenbrand’s management provided an update on Hillenbrand’s business, operations and performance during the prior quarter and perspective on current and future risks and opportunities for Hillenbrand. Representatives of Evercore reviewed the process undertaken with potential buyers, including the perspectives of Lone Star and other potential buyers on the valuation of Hillenbrand and the general feedback from potential buyers that had declined to proceed further in the process without having submitted a formal acquisition proposal. The Board of Directors discussed, with members of Hillenbrand’s management and representatives of Evercore, the Financial Projections and the risks and uncertainties to which the Financial Projections were subject. Representatives of Evercore reviewed a preliminary financial analysis of Hillenbrand on a standalone basis and of Lone Star’s proposal based on the Financial Projections. Evercore preliminarily assumed, for purposes of calculating terminal year free cash flow and terminal value, two different scenarios. The first scenario assumed the terminal year adjusted EBITDA margin used by Evercore to date in its preliminary financial analyses, which was the adjusted EBITDA margin of 21.1% for fiscal year 2030 that was reflected in the Financial Projections (in which fiscal year 2030 was the peak year). The second scenario assumed a terminal year cycle average adjusted EBITDA margin of 18.0% based on Evercore’s calculation of the average historical and projected adjusted EBITDA margins for Hillenbrand’s four businesses for fiscal years 2016 (or later year, depending on the date of Hillenbrand’s acquisition of the relevant business) through fiscal year 2030, based on Hillenbrand’s historical financial statements and the Financial

Projections. The Board of Directors discussed with members of Hillenbrand’s management and representatives of Evercore the cyclical nature of Hillenbrand’s business, the importance of management determining the appropriate through-the-cycle operating assumptions, including adjusted EBITDA margin, for a cyclical company like Hillenbrand, Hillenbrand’s expected financial performance through the business cycle and related impacts on Hillenbrand’s valuation. A representative of Skadden reviewed with the Board of Directors Lone Star’s comments to the draft merger agreement and potential responses thereto. Representatives of Evercore then reviewed potential next steps with respect to Lone Star’s proposal. Following discussion, the Board of Directors determined to reject Lone Star’s proposal and directed representatives of Evercore to engage further with Lone Star to seek an improved proposal with a higher per share acquisition price and that would allow Hillenbrand to continue to pay regular quarterly cash dividends during the interim period between signing and closing.
On October 3, 2025, representatives of Evercore contacted Lone Star to seek an improved proposal. From October 3, 2025 to October 6, 2025, representatives of Evercore and members of Hillenbrand’s management engaged in discussions with representatives of Lone Star regarding the financial terms of Lone Star’s proposal.
On October 6, 2025, Lone Star indicated that it was prepared to increase its proposed acquisition price to $32 per share, subject to Hillenbrand’s not being permitted to pay any dividends during the interim period between signing and closing.
On October 7, 2025, the Mergers and Acquisitions Committee of the Board of Directors, with representatives of Skadden present, met by video teleconference. A member of Hillenbrand’s management updated the committee on discussions with Evercore regarding its preliminary financial analysis of Hillenbrand on a standalone basis and of Lone Star’s proposal and considerations related to the impact of assumptions regarding terminal year financial forecasts on Evercore’s discounted cash flow analysis and related assessment of the fairness of Lone Star’s proposal. Members of Hillenbrand’s management then discussed with the committee considerations relating to management’s view of the appropriate operating assumptions, including terminal year adjusted EBITDA margin, to be used in calculating terminal year cash flow and terminal value.
On October 7, 2025, the Board of Directors, with representatives of Evercore and Skadden present, met to discuss Lone Star’s October 6 proposal. Members of Hillenbrand’s management provided the Board of Directors with an update on discussions with Lone Star. Representatives of Skadden reviewed with the Board of Directors considerations relating to the terminal year operating assumptions that might be included in management’s financial forecasts. The Board of Directors and members of Hillenbrand’s management discussed the rationale, logic and appropriateness of management’s financial forecasts including a terminal year adjusted EBITDA margin based on a mid-cycle adjusted EBITDA margin, rather than a terminal year adjusted EBITDA margin based on a peak year. Representatives of Evercore reviewed a preliminary financial analysis of Hillenbrand on a standalone basis and of Lone Star’s revised proposal based on the Financial Projections. Evercore’s preliminary discounted cash flow analysis preliminarily assumed, for purposes of calculating terminal year free cash flow and terminal value, two different scenarios. The first discounted cash flow analysis assumed the 21.1% terminal year adjusted EBITDA margin that was reflected in the Financial Projections for fiscal year 2030, which analysis resulted in a preliminary implied value range of $32.67 to $60.60. The second discounted cash flow analysis assumed an 18.0% terminal year adjusted EBITDA margin based on Evercore’s calculation of the average historical and projected adjusted EBITDA margins for Hillenbrand’s four businesses for fiscal years 2016 (or later year, depending on the date of Hillenbrand’s acquisition of the relevant business) through fiscal year 2030, based on Hillenbrand’s historical financial statements and the Financial Projections, which analysis resulted in a preliminary implied value range of $27.09 to $50.65. A representative of Evercore reviewed considerations related to the importance of management determining the appropriate through-the-cycle operating assumptions, including adjusted EBITDA margin, for a cyclical company like Hillenbrand. The Board of Directors asked the representatives of Evercore whether, if Evercore’s financial analysis of Hillenbrand on a standalone basis and of Lone Star’s October 6 proposal were to be based on the Financial Projections and the 21.1% terminal year adjusted EBITDA margin that was reflected in the Financial Projections for fiscal year 2030, Evercore would be able to render an opinion that Lone Star’s proposed price of $32 per share was fair to Hillenbrand shareholders from a financial point of view. A representative of Evercore responded that, based on its preliminary financial analyses, Evercore anticipated that it would not be able to render such an opinion. The Board of Directors and members of Hillenbrand’s management then discussed the terminal year adjusted EBITDA margin to be included in management’s financial forecasts and related considerations. Following discussion, the Board of Directors instructed Hillenbrand’s management to ask Lone Star to improve the terms of its proposal by increasing the acquisition price to $32.70 per share and allowing Hillenbrand to continue to pay regular quarterly cash dividends during the interim period between signing and closing.
Later on October 7, 2025, Hillenbrand’s senior vice president corporate development contacted Lone Star to negotiate an increase in the per-share acquisition price to $32.70 and terms permitting Hillenbrand to continue to pay regular quarterly cash dividends. Representatives of Lone Star informed Hillenbrand’s senior vice president corporate development that Lone Star would agree to permit Hillenbrand to pay one dividend in the interim period between signing and closing and that Lone Star’s offer of $32 per share with one interim-period dividend was its best and final offer.
On October 8, 2025, the Board of Directors, with representatives of Evercore and Skadden present, met by video teleconference to discuss Lone Star’s proposal. Members of Hillenbrand’s management provided the Board of Directors with an update on discussions with Lone Star. A representative of Evercore reviewed the significance of management’s terminal year operating assumptions, including terminal year adjusted EBITDA margin, in financial analyses and related considerations for companies, like Hillenbrand, that have a cyclical business. The Evercore representative stated that it was appropriate for companies with a cyclical business to consider the impact of cyclicality in preparing management’s terminal year operating assumptions, including terminal year adjusted EBITDA margin, to be included in management’s financial forecasts. The Board of Directors discussed the rationale for, and appropriateness of, different assumptions regarding the terminal year adjusted EBITDA margin; the process the Board of Directors had undertaken to review and approve Hillenbrand’s strategic plan and related financial forecasts; and the assumptions, sensitivities, risks and uncertainties in Hillenbrand’s strategic plan and related financial forecasts and reflected in the Financial Projections. Members of Hillenbrand’s management then presented to the Board of Directors the view of Hillenbrand’s management on an appropriate mid-cycle adjusted EBITDA margin for Hillenbrand. During the presentation, management of Hillenbrand’s different business units presented their estimates of an appropriate mid-cycle adjusted EBITDA margin for their respective businesses and the methodology used to prepare such estimates. The Board of Directors then discussed and considered the appropriate terminal year adjusted EBITDA margin to be included in management financial forecasts, taking into account the cyclicality of Hillenbrand’s business. The Board of Directors directed that the management financial forecasts include a terminal year that reflected a mid-cycle adjusted EBITDA margin of 18.5%, as presented by members of Hillenbrand’s management to the Board of Directors, which the Board of Directors believed would be appropriate for use in determining terminal value in financial analyses of Hillenbrand based on the Financial Projections in light of the cyclicality of Hillenbrand’s business. The Board of Directors also determined that Hillenbrand should continue negotiations with Lone Star to finalize the terms of an acquisition of Hillenbrand at an acquisition price of $32 per share with Hillenbrand retaining the ability to pay one dividend during the interim period between signing and closing.
Later on October 8, 2025, a representative of Hillenbrand informed Lone Star that Hillenbrand was prepared to move forward with negotiation of a transaction at an acquisition price of $32 per share with Hillenbrand retaining the ability to pay one dividend in the interim period between signing and closing.
On October 9, 2025, Lone Star confirmed its willingness to move forward on that basis.
Later on October 9, 2025, Skadden provided Kirkland a revised draft of the merger agreement and comments on Lone Star’s financing-related documents. From October 10, 2025 through the late afternoon of October 14, 2025, Skadden, in consultation with members of Hillenbrand’s management, and Kirkland negotiated terms of the proposed merger agreement, disclosure schedules, equity commitment letter and limited guarantee and the related debt financing documents.
On October 12, 2025, Evercore delivered to Hillenbrand information with respect to Evercore’s relationships with Hillenbrand and Lone Star Funds, which information was then made available to the Board of Directors.
On October 13, 2025, the Board of Directors met by video teleconference, with representatives of Evercore and Skadden present. Members of Hillenbrand’s management and representatives of Skadden provided an update on the negotiations with Lone Star. A representative of Skadden reviewed with Hillenbrand’s directors their fiduciary duties and the terms and conditions of the proposed merger agreement with Lone Star and the related financing documents.
On the evening of October 14, 2025, the Board of Directors met by video teleconference, with representatives of Evercore and Skadden present. Representatives of Skadden and members of Hillenbrand’s management provided the Board of Directors with an update on the negotiations with Lone Star. Representatives of Evercore then reviewed with the Board of Directors Evercore’s financial analysis of Hillenbrand and the Merger Consideration based on the Financial Projections and a terminal year EBITDA margin of 18.5%. Representatives of Evercore then delivered to the Board of Directors Evercore’s opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration of $32.00 per share to be received by the holders of shares of Hillenbrand common stock in the Merger was fair, from a financial point of view, to such holders. Following discussion, the Board of Directors, by unanimous vote of the directors, determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of Hillenbrand and its shareholders, adopted the Merger Agreement and declared advisable the Merger and the other transactions contemplated by the Merger Agreement, resolved to recommend that Hillenbrand shareholders approve the Merger Agreement and directed that the Merger Agreement be submitted to Hillenbrand shareholders for their approval.
Subsequently, during the evening of October 14, 2025, Hillenbrand, Parent and Merger Sub executed the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and related documents. On the morning of October 15, 2025, Hillenbrand and Lone Star publicly announced the transaction prior to the opening of trading on the New York Stock Exchange.
On October 15, 2025, the author of the September 11 letter to the Board of Directors contacted representatives of Lone Star seeking to discuss a potential rollover of the Hillenbrand common stock of the shareholders on whose behalf the author claimed to have written the letter. On October 16, 2025, Lone Star requested Hillenbrand’s consent for Lone Star to have discussions with such shareholders with respect to the October 15 outreach. On October 17, 2025, Hillenbrand consented to Lone Star having such discussions with those shareholders, provided that Hillenbrand’s consent would be required prior to Lone Star’s entering into any binding arrangements. As of the date of this proxy statement, to the knowledge of Hillenbrand, there is no agreement, arrangement or understanding between those shareholders and Lone Star regarding a potential rollover of Hillenbrand common stock, but additional discussions between those shareholders and Lone Star may happen in the future.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
On October 14, 2025, the Board of Directors unanimously (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Hillenbrand and its shareholders; (b) adopted the Merger Agreement and declared advisable the transactions contemplated by the Merger Agreement; (c) resolved to recommend that Hillenbrand shareholders approve the Merger Agreement; and (d) directed that the Merger Agreement be submitted to Hillenbrand shareholders for their approval.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Reasons for the Merger
In evaluating the transactions contemplated by the Merger Agreement, the Board of Directors consulted with Hillenbrand management and Hillenbrand’s legal and financial advisors and, in arriving at its determination that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Hillenbrand and its shareholders and reaching its decision to adopt the Merger Agreement and declare advisable the transactions contemplated by the Merger Agreement, to recommend that Hillenbrand shareholders approve the Merger Agreement and to direct that the Merger Agreement be submitted to Hillenbrand shareholders for their approval, the Board of Directors considered a number of factors, including the following material factors (not necessarily in order of relative importance) that the Board of Directors viewed as supporting its determinations and decision:
•
the business, competitive position, strategy and prospects of Hillenbrand, current industry, economic (including with respect to interest rates and to tariffs and other conditions impacting international trade) and market trends and conditions and Hillenbrand’s ability to implement its strategic plan, including risks and uncertainties relating to its ability to achieve the improvements in financial and operational performance reflected in the strategic plan, particularly in light of Hillenbrand’s history of challenges in that regard;

•
that the value of the Merger Consideration of $32.00 per share in cash was more favorable to Hillenbrand shareholders than the potential value that might result from the continued operation of Hillenbrand on a standalone basis;

•
that executing Hillenbrand’s standalone strategic plan as a pure-play global industrial company was subject to a number of risks and uncertainties, including (but not limited to) risks related to interest rates and to tariffs and other conditions impacting international trade, intense competition, including in pricing, technology and product innovation, and the cyclical nature of Hillenbrand’s business;

•
the absence of reasonably available alternatives to a sale of Hillenbrand or the continued operation of Hillenbrand on a standalone basis, given that Hillenbrand had already completed the disposition of non-core businesses and lacked the borrowing capacity to incur the additional debt that would be required to pursue alternatives such as additional acquisitions or returning cash to shareholders through increased dividends or share repurchases without taking on unacceptable levels of risk;

•
the likelihood that Hillenbrand would recognize additional impairment charges to goodwill and certain indefinite-lived intangible assets within the Molding Technology Solutions reportable operating segment, which could cause market participants to question Hillenbrand’s ability to derive the anticipated benefits from its strategic plan and adversely affect trading prices of Hillenbrand common stock;

•
the then current and historical trading prices of Hillenbrand common stock and the possible trading ranges of Hillenbrand common stock in the absence of takeover speculation, which could have been significantly below the trading prices of Hillenbrand common stock prior to the execution of the Merger Agreement;

•
that the value of the Merger Consideration of $32.00 per share in cash represented (1) a 59.8% premium over the closing price of Hillenbrand common stock on June 24, 2025, the day Hillenbrand received Lone Star’s initial proposal, (2) a 20.8% premium over the closing price of Hillenbrand common stock on October 14, 2025, the last trading day before the public announcement of the Merger Agreement, (3) a 36.6% premium over the closing price of Hillenbrand common stock on August 12, 2025, the last trading day before news media reports that Hillenbrand was considering a potential sale of the company, and (4) a 53.1% premium to the volume weighted average trading price of Hillenbrand common stock during the period of 90 consecutive trading days ended on August 12, 2025;

•
that, after receiving an unsolicited acquisition proposal from Lone Star, Hillenbrand, with the assistance of its financial advisor, actively solicited interest in potential transactions from 21 other third parties that were believed to be the most likely to be interested in, and able to consummate, an acquisition of Hillenbrand; that only 16 of those potential buyers (including Lone Star) entered into confidentiality agreements with Hillenbrand; that only four of the 16 potential buyers (including Lone Star) that entered into confidentiality agreements with Hillenbrand submitted written preliminary proposals for an acquisition of Hillenbrand; and that only Lone Star submitted a definitive acquisition proposal;

•
the course and history of Hillenbrand’s discussions and negotiations with Lone Star, Bidder A, Bidder B and Bidder C as described in the section of this proxy statement entitled “—Background of the Merger”;

•
that Hillenbrand’s potential receptiveness to a strategic transaction had been well publicized as a result of multiple news reports regarding a possible sale of Hillenbrand two months prior to the execution of the Merger Agreement, affording potentially interested parties other than Lone Star and the 21 other third parties that Hillenbrand actively solicited an opportunity to engage with Hillenbrand about a possible acquisition of Hillenbrand;

•
Lone Star’s indication to the Board of Directors that the Merger Consideration of $32.00 per share with one dividend on Hillenbrand common stock permitted during the interim period between the signing of the Merger Agreement and the completion of the Merger was its best and final offer, and that such offer had been increased since Lone Star’s September 29, 2025 proposal of $31.00 per share (with a prohibition on payment of any dividends during the interim period) as a result of the negotiating efforts of the Board of Directors, with the assistance of Hillenbrand’s management and advisors, and the Board of Directors’ belief, based on the course of negotiations with Lone Star, that $32.00 per share was the maximum price that Lone Star would offer and that further delay could jeopardize the willingness of Lone Star to enter into the proposed transaction at $32.00 per share, or at all;

•	that the Merger Consideration is a fixed cash amount, providing Hillenbrand shareholders with certainty of value and liquidity immediately upon the closing of the Merger;
•
the terms and conditions of the Merger Agreement, which were reviewed by the Board of Directors, with the assistance of Hillenbrand’s legal counsel, and which were the result of robust, arm’s-length negotiations between the parties;

•	that Parent and Merger Sub had obtained committed financing for the Merger prior to the execution of the Merger Agreement, and the terms of such financing;
•	that the Merger is not subject to any financing condition;
•
the conditions to Hillenbrand’s obligation to complete the Merger, Hillenbrand’s right to terminate the Merger Agreement in specified circumstances and the termination fee that Parent may be required to pay to Hillenbrand if Hillenbrand terminates the Merger Agreement in specified circumstances;

•
Hillenbrand’s right under the Merger Agreement, under specified circumstances in response to certain alternative acquisition proposals, to furnish information to and conduct discussions and negotiations with third parties prior to approval of the Merger Agreement by Hillenbrand shareholders;

•
that the Termination Fee of $69,000,000 payable by Hillenbrand in certain circumstances was viewed by the Board of Directors, after discussion with Hillenbrand’s legal advisor, as reasonable under the circumstances, comparable to termination fees in similar transactions and not likely to preclude or deter any other party from making a competing acquisition proposal;

•
the likelihood that the Merger would be completed based on, among other things, the proven ability of Lone Star Funds to complete large acquisition transactions, the limited number and nature of conditions required to be satisfied to complete the Merger and the likelihood of obtaining required regulatory approvals on a timely basis;

•	the anticipated timing of the consummation of the Merger and the Board of Directors’ conclusion that the Merger could be completed in a reasonable timeframe and in an orderly manner;
•
the opinion of Evercore, dated October 14, 2025, to the Board of Directors to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration of $32.00 per share to be received by the holders of shares of Hillenbrand common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described below in the section of this proxy statement titled “Opinion of the Company’s Financial Advisor”; and

•
that the Merger would be completed only if the Merger Agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Hillenbrand common stock entitled to vote thereon.

The Board of Directors also considered a variety of risks and other potential negative factors in its consideration of the Merger Agreement and the Merger, including the following:
•
that the announcement and pendency of the transactions contemplated by the Merger Agreement, the failure to complete the Merger or actions that Hillenbrand may be required, or Parent may be permitted, to take under the Merger Agreement could have an adverse impact on existing and prospective business relationships with customers, suppliers, employees, labor unions, financing sources, partners or other business relationships, including the risk that key members of Hillenbrand management might choose not to remain employed with Hillenbrand prior to the completion of the Merger, regardless of whether or not the Merger is completed;

•
the restrictions in the Merger Agreement on Hillenbrand’s conduct of its business prior to the completion of the Merger, which could delay or prevent Hillenbrand from undertaking business opportunities that may arise pending completion of the Merger;

•
the costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of management required to consummate the Merger and related disruptions to the operation of Hillenbrand’s business;

•	the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;
•
that, following the consummation of the Merger, Hillenbrand will no longer be an independent public company, and existing Hillenbrand shareholders will forgo any future increase in Hillenbrand’s value that might result from its earnings or possible growth as an independent company;

•	that the Merger would be taxable to Hillenbrand shareholders for U.S. federal income tax purposes;
•
that some of Hillenbrand’s directors and executive officers have interests in the Merger that are different from, or in addition to, Hillenbrand shareholders generally (as further described in the section of this proxy statement titled “—Interests of Hillenbrand’s Executive Officers and Directors in the Merger”);

•	that the Merger might not be consummated in a timely manner, or at all, if conditions to the closing of the Merger are not satisfied or waived;
•
that the Merger Agreement restricts Hillenbrand’s ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals with third parties, subject to specified exceptions, and requires Hillenbrand to negotiate with Parent (if Parent so requests) prior to Hillenbrand being able to terminate the Merger Agreement to accept a Superior Proposal;

•
that the Merger Agreement prohibits Hillenbrand from paying more than one cash dividend, and limits the amount of such dividend, during the period between the execution of the Merger Agreement and the consummation of the Merger;

•
the possibility that Hillenbrand’s obligation to pay the Termination Fee of $69,000,000 to Parent upon the termination of the Merger Agreement under specified circumstances could discourage other potential buyers from making alternative acquisition proposals to acquire Hillenbrand; and

•
that Hillenbrand’s remedies in the event that the Merger Agreement is terminated may be limited to the Reverse Termination Fee of $138,000,000, payable by Parent under specified circumstances, associated enforcement costs, and that the Reverse Termination Fee may not be payable in all instances in which the Merger is not consummated and, even if payable, may not be collectible.

The foregoing discussion of the factors considered by the Board of Directors is not intended to be exhaustive, but summarizes the material factors considered by the Board of Directors. In light of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the Board of Directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Individual directors may have given differing weights to different factors.
Opinion of Hillenbrand’s Financial Advisor
Hillenbrand retained Evercore to act as its financial advisor in connection with the Board of Directors’ evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, Hillenbrand requested that Evercore evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Hillenbrand common stock. At a meeting of the Board of Directors held on October 14, 2025, Evercore rendered to the Board of Directors its opinion to the effect that, as of October 14, 2025, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration of $32.00 per share to be received by the holders of Hillenbrand common stock in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated October 14, 2025, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Hillenbrand encourages you to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board of Directors (in its capacity as such) in connection with its evaluation of the Merger. The opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Hillenbrand common stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Hillenbrand, nor does it address the underlying business decision of Hillenbrand to engage in the Merger. The following summary is qualified in its entirety by reference to the full text of Evercore’s opinion.
In connection with rendering its opinion, Evercore, among other things:
(i)	reviewed certain publicly available business and financial information relating to Hillenbrand that Evercore deemed to be relevant, including publicly available research analysts’ estimates;
(ii)
reviewed certain internal projected financial data relating to Hillenbrand prepared and furnished to Evercore by management of Hillenbrand, as approved for Evercore’s use by Hillenbrand (the “Forecasts”);

(iii)
discussed with management of Hillenbrand their assessment of the past and current operations of Hillenbrand, the current financial condition and prospects of Hillenbrand, and the Forecasts (including their views on the risks and uncertainties of achieving the Forecasts);

(iv)	reviewed the reported prices and the historical trading activity of Hillenbrand common stock;
(v)	compared the financial performance of Hillenbrand and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;
(vi)
compared the financial performance of Hillenbrand and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

(vii)	reviewed the financial terms and conditions of the Merger Agreement; and
(viii)	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.
For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of Hillenbrand that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, Evercore assumed with Hillenbrand’s consent that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Hillenbrand as to the future financial performance of Hillenbrand and the other matters covered thereby. Evercore expressed no view as to the Forecasts or the assumptions on which they were based.
For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to Evercore’s analysis, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to Evercore’s analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Hillenbrand or the consummation of the Merger or reduce the contemplated benefits to the holders of Hillenbrand common stock of the Merger.
Evercore did not conduct a physical inspection of the properties or facilities of Hillenbrand and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Hillenbrand, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of Hillenbrand under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Developments subsequent to Evercore’s opinion may affect its opinion and Evercore did not and does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of Hillenbrand common stock, from a financial point of view, of the Merger Consideration. Evercore did not express any view on, and Evercore’s opinion did not address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Hillenbrand, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Hillenbrand, or any class of such persons, whether relative to the Merger Consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Hillenbrand, nor did it address the underlying business decision of Hillenbrand to engage in the Merger. Evercore’s opinion did not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Hillenbrand common stock should vote or act in respect of the Merger. Evercore did not express any opinion as to the prices at which shares of Hillenbrand common stock would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Hillenbrand or the Merger or as to the impact of the Merger on the solvency or viability of Hillenbrand or the ability of Hillenbrand to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Hillenbrand and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the Board of Directors on October 14, 2025, in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before October 10, 2025, and is not necessarily indicative of current market conditions.
For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of Hillenbrand. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, you should read the tables together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Summary of Evercore’s Financial Analyses
Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis of Hillenbrand to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, less changes in net working capital and capital expenditures, that Hillenbrand was forecasted to generate during Hillenbrand’s fiscal years 2026 through 2030 based on the Forecasts. Evercore calculated terminal values for Hillenbrand by applying perpetuity growth rates of 2.0% to 4.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Hillenbrand was forecasted to generate based on the Forecasts, which assumed a terminal adjusted EBITDA margin of 18.5%. The cash flows and terminal values in each case were then discounted to present value as of September 30, 2025, using discount rates ranging from 10.5% to 12.5%, which were based on an estimate of Hillenbrand’s weighted average cost of capital and the mid-year cash flow discounting convention. Based on the range of implied enterprise values, Hillenbrand’s estimated net debt (calculated as total debt less cash and cash equivalents (excluding restricted cash)), after-tax unfunded pension liability, and non-controlling interests as of September 30, 2025 (“Net Debt & Other”), the present value of tax savings from Hillenbrand’s estimated usage of aggregate federal net operating losses provided by Hillenbrand’s management, and the number of fully diluted shares of Hillenbrand common stock, in each case as provided by Hillenbrand’s management, this analysis indicated a range of implied equity values per share of Hillenbrand common stock, rounded to the nearest $0.05, of $28.55 to $53.20, compared to the Merger Consideration of $32.00 per share of Hillenbrand common stock.
Selected Public Company Trading Analysis
Evercore reviewed certain financial information of Hillenbrand and compared such financial information to corresponding financial multiples and ratios for the following selected publicly traded companies in the process equipment industry (the “Selected Public Process Equipment Companies”):
•	Alfa Laval AB
•	Dover Corporation
•	GEA Group Aktiengesellschaft
•	JBT Corporation
•	Kadant Inc.
•	Krones Aktiengesellschaft
•	The Middleby Corporation
Evercore also reviewed certain financial multiples and ratios of Hillenbrand and compared them to corresponding financial multiples and ratios for the following selected publicly traded industrial companies with financial characteristics comparable to those of Hillenbrand (the “Selected Public Financial Characteristics Companies” and, together with the Selected Public Process Equipment Companies, the “Selected Companies”):
•	Helios Technologies, Inc.
•	Kennametal Inc.
•	Sulzer Ltd.
•	The Timken Company
•	Valmet Oyj
For each of the Selected Companies, Evercore calculated total enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, plus after-tax unfunded pension liabilities and other post-employment benefit obligations, less investments in affiliates, less cash and cash equivalents (“TEV”)) as a multiple of estimated next-twelve-months earnings before interest, taxes, depreciation and amortization but burdened with stock-based compensation expense (“NTM Adjusted EBITDA,” and such multiple, “TEV / NTM Adjusted EBITDA”) based on closing share prices as of October 10, 2025. Estimated financial data of the Selected Companies were based on publicly available research analysts’ estimates.
This analysis indicated the following:

TEV / NTM Adjusted EBITDA	High	Low	Median
Selected Public Process Equipment Companies	15.0x	6.6x	12.2x
Selected Public Financial Characteristics Companies	11.7x	7.2x	8.2x

Based on the multiples it derived for the Selected Companies and based on its professional judgment and experience, Evercore applied a TEV / NTM Adjusted EBITDA multiple reference range of 8.5x to 11.5x to Hillenbrand’s fiscal year 2026 Adjusted EBITDA based on the Forecasts. Based on this range of implied TEVs and Hillenbrand’s Net Debt & Other and the number of fully diluted shares of Hillenbrand common stock as of October 10, 2025, in each case as provided by Hillenbrand’s management, this analysis indicated a range of implied equity values per share of Hillenbrand common stock, rounded to the nearest $0.05, of $25.85 to $42.15, compared to the Merger Consideration of $32.00 per share of Hillenbrand common stock.

Although none of the Selected Companies is directly comparable to Hillenbrand, Evercore selected these companies because they are publicly traded process equipment companies or publicly traded industrial companies with financial characteristics comparable to those of Hillenbrand that Evercore, in its professional judgment and experience, considered generally relevant to Hillenbrand for purposes of Evercore’s financial analyses. In evaluating the Selected Companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the Selected Companies and other matters, as well as differences in the Selected Companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the Selected Companies and the multiples derived from the Selected Companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the Selected Companies.
Selected Transactions Analysis
Evercore reviewed financial information related to selected transactions involving target companies in the industrial capital goods industry announced since 2012 (the “Selected Transactions”). The Selected Transactions, and the month and year each was announced, were as follows:

Month and Year Announced	Acquiror	Target
October 2024	Affiliates of Apollo Global Management, Inc.	Barnes Group Inc.
January 2024	JBT Corporation	Marel hf.
June 2023	Affiliates of KKR & Co. Inc.	CIRCOR International, Inc.
May 2023	Hillenbrand, Inc.	Schenck Process Food and Performance Materials
November 2022	Chart Industries, Inc.	Howden Group Holdings Ltd.
December 2021	Affiliates of Lone Star Fund XI, L.P.	SPX FLOW, Inc.
July 2019	Hillenbrand, Inc.	Milacron Holdings Corp.
May 2019	KPS Capital Partners, LP	Howden Group Holdings Ltd.
December 2017	Crown Holdings, Inc.	Signode Industrial Group Holdings (Bermuda) Ltd.
January, 2016	China National Chemical Corporation Ltd.	KraussMaffei Group GmbH
March, 2013	Affiliates of KKR & Co. Inc.	Gardner Denver, Inc.
February, 2013	Milacron LLC	Mold-Masters Limited
October, 2012	Hillenbrand, Inc.	Coperion Capital GmbH
September, 2012	Onex Corporation	KraussMaffei Group GmbH

For each selected transaction, Evercore calculated the implied TEV as a multiple of last twelve-month adjusted EBITDA for the target company at the time of the announcement of the applicable transaction (“LTM Adjusted EBITDA”) or as a multiple of the adjusted EBITDA figures that were either publicly available, obtained from the acquirer’s investor presentation from the applicable transaction, or otherwise best reflected the recent earnings performance of the target company. Estimated financial data of the Selected Transactions were based on publicly available information at the time of announcement of the relevant transaction.
This analysis indicated the following:

Benchmark	High	Low	Mean	Median
LTM Adjusted EBITDA	16.9x	5.7x	10.9x	10.6x

Based on the multiples it derived from the Selected Transactions and based on its professional judgment and experience, Evercore selected a reference range of TEV to LTM Adjusted EBITDA multiples of 10.0x to 12.0x and applied this range of multiples to Hillenbrand’s fiscal year 2025 adjusted EBITDA, based on the financial results provided by Hillenbrand’s management. Based on the resulting range of implied TEVs, Hillenbrand’s Net Debt & Other, and the number of fully diluted shares of Hillenbrand common stock as of October 10, 2025, in each case as provided by Hillenbrand’s management, this analysis indicated a range of implied equity values per share of Hillenbrand common stock, rounded to the nearest $0.05, of $29.10 to $39.00, compared to the Merger Consideration of $32.00 per share of Hillenbrand common stock.

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to Hillenbrand, and none of the Selected Transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Hillenbrand for purposes of its financial analyses. In evaluating the Selected Transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the Selected Transactions and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the Selected Transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the Selected Transactions and the multiples derived from the Selected Transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the Selected Transactions.
Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Discounted Cash Flow Analysis (Reference)
Evercore performed a reference discounted cash flow analysis of Hillenbrand which was substantially similar to the financial analysis described above under “Discounted Cash Flow Analysis” except for the use of a version of the Forecasts sensitized to assume an illustrative cycle peak terminal adjusted EBITDA margin of 21%. This analysis indicated a range of implied equity values per share of Hillenbrand common stock, rounded to the nearest $0.05, of $33.35 to $61.80, compared to the Merger Consideration of $32.00 per share of Hillenbrand common stock.
Last 52-Week Trading Range
Evercore reviewed historical trading prices of shares of Hillenbrand common stock during the twelve-month period ended October 10, 2025, noting that the low and high closing prices during such period ranged from $18.62 to $35.33 per share of Hillenbrand common stock, respectively.
Equity Research Analyst Price Targets
Evercore reviewed selected public market trading price targets for the shares of Hillenbrand common stock prepared and published by three equity research analysts that were publicly available as of October 10, 2025, two full trading day prior to the delivery by Evercore of its opinion to the Board of Directors. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Hillenbrand common stock at the time the price target was published. As of October 10, 2025, the range of selected equity research analyst price targets per share of Hillenbrand common stock was $24.00 to $40.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Hillenbrand common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Hillenbrand and future general industry and market conditions.
Illustrative Present Value of Future Share Price
Evercore performed an illustrative analysis of the implied present value of the future price per share of Hillenbrand common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of that company’s estimated NTM Adjusted EBITDA and its assumed future TEV / NTM Adjusted EBITDA multiple.
In calculating the implied present value of the future price per share of Hillenbrand common stock, Evercore first calculated the implied future price per share of Hillenbrand common stock by multiplying the estimated fiscal year 2028 adjusted EBITDA based on the Forecasts by an illustrative TEV / NTM Adjusted EBITDA multiple range of 7.5x to 9.5x, which was selected based on Evercore’s professional judgment and experience, to derive an implied future TEV reference range for Hillenbrand as of September 30, 2027. Based on this range of implied TEVs, Hillenbrand’s estimated Net Debt & Other, and the number of fully diluted shares of Hillenbrand common stock as of September 30, 2027, based on the Forecasts, Evercore calculated a reference range of implied future equity values for Hillenbrand. Evercore then discounted the implied share price back to October 10, 2025, using discount rates ranging from 13.0% to 15.0%, which were based on an estimate of Hillenbrand’s cost of equity. This analysis indicated a range of implied equity values per share of Hillenbrand common stock, rounded to the nearest $0.05, of $33.35 to $46.95, compared to the Merger Consideration of $32.00 per share of Hillenbrand common stock.
Premiums Paid Analysis
Using publicly available information, Evercore reviewed 168 transactions and announced bids for control of U.S. public targets with an aggregate transaction value between $2 billion and $6 billion announced from October 10, 2020 through October 10, 2025. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market prices per share of the target companies one day prior to announcement of each transaction.
Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 20.0% to 40.0% to the closing price per share of Hillenbrand common stock of $23.43 as of August 12, 2025 (the last full trading day prior to the publication of media reports that discussed a rumored potential sale of Hillenbrand). This analysis indicated a range of implied equity values per share of Hillenbrand common stock, rounded to the nearest $0.05, of $28.10 to $32.80, compared to the Merger Consideration of $32.00 per share of Hillenbrand common stock.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Board of Directors. In connection with the review of the Merger by the Board of Directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary provided above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Hillenbrand common stock. Rounding may result in total sums set forth in this section of this proxy statement not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the Board of Directors as to the fairness, from a financial point of view, of the Merger Consideration to the holders of shares of Hillenbrand common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the Merger. The issuance of Evercore’s opinion was approved by an opinion committee of Evercore.
Evercore did not recommend any specific amount of consideration to the Board of Directors or Hillenbrand’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Hillenbrand common stock.

Pursuant to the terms of Evercore’s engagement letter with Hillenbrand, Hillenbrand has agreed to pay Evercore a fee for its services in the amount of approximately $32 million, of which $2 million was paid upon delivery of Evercore’s opinion, and the balance of which will be payable contingent upon the consummation of the Merger. Hillenbrand has agreed to pay Evercore a portion of any termination fee received by Hillenbrand pursuant to the agreements in respect of the Merger if the Merger is not consummated. Hillenbrand has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two-year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory services to Hillenbrand and received fees for the rendering of these services in the amount of approximately $8 million. During the two-year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory services to Lone Star Global Acquisitions, Ltd., an entity affiliated with Lone Star (“LS Global Acquisitions”), and certain of its affiliates and portfolio companies and received fees for the rendering of these services in the amount of approximately $7 million. Evercore and/or its affiliates are also having active discussions with LS Global Acquisitions and/or its affiliates to provide investment banking advisory, capital markets or underwriting services unrelated to its engagement with Hillenbrand for the Merger for which Evercore would expect to receive customary fees if Evercore is engaged and the transactions are consummated. Evercore may provide financial advisory or other services to Hillenbrand and LS Global Acquisitions and certain of their respective affiliates and portfolio companies in the future, and, in connection with any such services, Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Hillenbrand, Lone Star, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Hillenbrand or Lone Star.
Hillenbrand engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Certain Financial Projections
Other than annual and quarterly guidance, Hillenbrand does not, as a matter of course, publicly disclose projections as to future revenues, earnings or other results given, among other reasons, the inherent difficulty of predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of underlying assumptions and estimates. In the ordinary course of business, however, Hillenbrand management prepares a long-term strategic plan that reflects Hillenbrand management’s financial and business outlook for Hillenbrand, which is updated annually and reviewed with the Board of Directors. As part of that ordinary-course strategic planning process, Hillenbrand’s management in June 2025 prepared, and the Board of Directors approved, certain limited unaudited prospective financial information with respect to Hillenbrand on a standalone basis without giving effect to the Merger. We refer in this proxy statement to this prospective financial information, as updated by Hillenbrand’s management in July 2025 based on actual results for Hillenbrand’s fiscal quarter ended June 30, 2025 and adjustments to the near-term outlook in light of then-current market conditions, as the Financial Projections.
Hillenbrand is including in this proxy statement a summary of the Financial Projections solely because the Financial Projections were reviewed by the Board of Directors in connection with its consideration and evaluation of the Merger; provided to and approved by the Board of Directors for use by Evercore, Hillenbrand’s financial advisor, in connection with its financial analyses and opinion described in this proxy statement in the section entitled “—Opinion of Hillenbrand’s Financial Advisor”; and provided to Parent and Merger Sub in connection with their due diligence review of a potential transaction involving Hillenbrand.

The Financial Projections were prepared treating Hillenbrand on a standalone basis, without giving effect to the Merger, including any impact of the negotiation or execution of the Merger, the expenses that may be incurred in connection with the Merger or the consummation thereof, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of the Merger, or the effect of any alteration, acceleration, postponement or decision not to take any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger.
The inclusion in this proxy statement of a summary of the Financial Projections does not constitute an admission or representation by Hillenbrand or its affiliates, officers, directors, advisors or other representatives or any other person that the information is material and should not be regarded as an indication that Hillenbrand or its affiliates, officers, directors, advisors or other representatives or any other recipient of the Financial Projections or any summary thereof considered, or now considers, the Financial Projections or any such summary to be an assurance of the achievement of future results or necessarily predictive of actual future results, and the Financial Projections (and any summary thereof) should not be relied on as such. This information is not fact and should not be relied upon as necessarily predictive of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the Financial Projections.
The Financial Projections and the assumptions upon which the Financial Projections were based are subjective in many respects and subject to multiple interpretations and frequent revisions attributable to the dynamics of Hillenbrand’s industries served and based on actual experience and business developments. The Financial Projections, while presented with numerical specificity, reflect numerous assumptions with respect to Hillenbrand’s performance, industry performance, general business, economic, regulatory, market and financial conditions, and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties, and beyond Hillenbrand’s control. The Financial Projections constitute forward-looking statements and are subject to a wide variety of significant risks and uncertainties that could cause the Financial Projections, the underlying assumptions and actual results to differ materially from the Financial Projections, including those described in the section of this proxy statement titled “Forward-Looking Statements.” As a result, there can be no assurance that the Financial Projections will be realized or that actual results will not be significantly higher or lower than projected, and the Financial Projections cannot be considered a guarantee of future operating results and should not be relied upon as such. The Financial Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. The Financial Projections do not take into account any circumstances or events occurring after the date on which they were prepared, including the Merger, and some or all of the assumptions that have been made in connection with the preparation of the Financial Projections may have changed since the date the Financial Projections were prepared. The propensity of economic and business environments to change quickly contributes significantly to the high level of uncertainty as to whether the results portrayed in the Financial Projections will be achieved.
In addition, the Financial Projections have not been updated or revised to reflect information or results after the date the Financial Projections were prepared. None of Hillenbrand, Lone Star or any of our or their respective affiliates intends to, and each of them disclaims any obligation to, update or otherwise revise the Financial Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be no longer appropriate (except, in the case of Hillenbrand, as required under applicable law). Readers of this proxy statement should take these considerations into account in reviewing the summary of the Financial Projections, which were prepared as of an earlier date.
For the foregoing reasons, and considering that the Special Meeting will be held more than five months after the Financial Projections were prepared, as well as the uncertainties inherent in any forecasting assumptions and information, readers of this proxy statement are cautioned not to place unwarranted reliance on the summary of the Financial Projections set forth below. The summary of the Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in Hillenbrand’s public filings with the SEC. Hillenbrand urges all of its shareholders to review its most recent SEC filings for a description of its reported financial results. Please see the section of this proxy statement titled “Where You Can Find More Information” for additional information.

The Financial Projections were not prepared with the purpose of, or with a view toward, public disclosure or toward compliance with United States generally accepted accounting principles (which we refer to as “GAAP”), published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.
The Financial Projections included in this proxy statement have been prepared by, and are the responsibility of, Hillenbrand’s management. Ernst & Young LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Financial Projections or the summary thereof included in this proxy statement and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The reports of Ernst & Young LLP incorporated by reference in this proxy statement relate to Hillenbrand’s previously issued financial statements and to Hillenbrand’s internal control over financial reporting as of September 30, 2024. Those reports do not extend to the Financial Projections and should not be read to do so.
The Financial Projections contain certain non-GAAP financial measures that Hillenbrand believes are helpful in understanding its past financial performance and future results. Hillenbrand management regularly uses a variety of non-GAAP financial measures, which are not calculated and presented in accordance with GAAP, for forecasting, budgeting and measuring financial performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures calculated and presented in accordance with GAAP. While Hillenbrand believes that these non-GAAP financial measures provide meaningful information to help investors understand Hillenbrand’s operating results and to analyze Hillenbrand’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not calculated and presented in accordance with GAAP, are not reported by all of Hillenbrand’s competitors and may not be directly comparable to similarly titled measures of Hillenbrand’s competitors given potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a financial measure calculated and presented in accordance with GAAP do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger and included in a document such as this proxy statement. Reconciliations of non-GAAP financial measures were not provided to and were not relied upon by the Board of Directors or Evercore. Accordingly, Hillenbrand has not provided reconciliations of the non-GAAP financial measures included in the summary of the Financial Projections to comparable financial measures calculated and presented in accordance with GAAP.
None of Hillenbrand or its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Hillenbrand shareholder or to Lone Star, Parent or Merger Sub concerning the Financial Projections or regarding Hillenbrand’s ultimate performance compared to the information contained in the Financial Projections or that the projected results will be achieved.
The following summary of the Financial Projections sets forth the net revenue, adjusted EBITDA, adjusted EBITDA margin and unlevered free cash flow of Hillenbrand reflected in the Financial Projections for the fiscal years indicated, with dollars in millions:

	2026E	2027E	2028E	2029E	2030E
Net Revenue	$2,425	$2,654	$2,913	$3,076	$3,262
Adjusted EBITDA(1)	$391	$472	$573	$627	$689
Adjusted EBITDA margin(2)	16.1%	17.8%	19.7%	20.4%	21.1%
Unlevered free cash flow(3)	$230	$338	$362	$403	$443
(1)
Adjusted EBITDA, a non-GAAP financial measure, refers to net income plus net interest expense, income tax expense, depreciation and amortization, excluding business acquisition, divestiture and integration costs and restructuring and restructuring-related charges.

(2)	Adjusted EBITDA margin, a non-GAAP financial measure, represents adjusted EBITDA as a percentage of net revenue.
(3)	Unlevered free cash flow, a non-GAAP financial measure, refers to Adjusted EBITDA, less taxes and capital expenditures, plus/minus the change in net working capital.
For purposes of its preliminary discounted cash flow analysis following receipt of Lone Star’s proposal in June 2025, Evercore initially used a cycle-peak terminal adjusted EBITDA margin equal to the fiscal year 2030 projected adjusted EBITDA margin of 21.1% included in the Financial Projections as the basis for terminal year unlevered free cash flow ($448 million). On October 8, 2025, the Board of Directors directed Evercore to use a mid-cycle terminal adjusted EBITDA margin of 18.5% as the basis for the terminal year unlevered free cash flow ($387 million) in Evercore’s discounted cash flow analysis.

Hillenbrand provided the following information to Evercore for Evercore’s selected public company trading analysis and/or discounted cash flow analysis: total debt as of September 30, 2025 of $1,534 million (representing gross debt and including $2.4 million of finance leases); cash and cash equivalents (excluding restricted cash) of $165 million as of September 30, 2025; after-tax unfunded pension liability of $59 million as of September 30, 2025; non-controlling interests of $38 million; and $1 million as the present value of tax savings from Hillenbrand’s estimated usage of aggregate federal net operating losses. Hillenbrand’s management also provided to Evercore for use in its selected public company trading analysis and discounted cash flow analysis the number of fully-diluted shares of Hillenbrand common stock outstanding (approximately 72 million) as of October 10, 2025. For use in Evercore’s illustrative analysis of the implied present value of the future price per share of Hillenbrand common stock, Hillenbrand’s management provided Evercore with 72.1 million as the projected number of fully diluted shares of Hillenbrand common stock outstanding as of September 30, 2027.
Interests of Hillenbrand’s Executive Officers and Directors in the Merger
In considering the recommendation of the Board of Directors that Hillenbrand shareholders vote in favor of the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal, Hillenbrand shareholders should be aware that the executive officers and directors of Hillenbrand have certain interests in the Merger that are or may be different from, or in addition to, the interests of Hillenbrand shareholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in adopting the Merger Agreement and approving the transactions contemplated by it, including the Merger, and in making its recommendation that Hillenbrand shareholders approve the Merger Agreement Proposal.
These interests are described in more detail below, and certain of them are quantified in the narrative below, including compensation that may become payable in connection with the Merger to Hillenbrand’s named executive officers (which is the subject of an advisory (nonbinding) vote of Hillenbrand shareholders). For more information, please see the section of this proxy statement titled “Proposal 2: The Compensation Proposal.” The dates used below to quantify these interests have been selected for illustrative purposes only in accordance with SEC rules and do not necessarily reflect the dates on which certain events will occur.
For purposes of this disclosure, Hillenbrand’s named executive officers are:
•	Kimberly K. Ryan–President and Chief Executive Officer
•	Megan Walke–Interim Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer
•	Ulrich Bartel–Senior Vice President and President, Coperion and Advanced Process Solutions
•	Nicholas R. Farrell–Senior Vice President, General Counsel, and Secretary
•	J. Michael Whitted–Senior Vice President, Strategy & Corporate Development
•	Robert M. VanHimbergen–Former Senior Vice President and Chief Financial Officer
Mr. VanHimbergen’s employment with Hillenbrand terminated effective June 27, 2025. Mr. VanHimbergen will not receive any compensatory payments in connection with the Merger.
For purposes of this disclosure, Hillenbrand’s executive officers consist of its named executive officers and Tamara Morytko (Senior Vice President and Group President), Aneesha Arora (Senior Vice President and Chief Human Resources Officer), Bhavik N. Soni (Senior Vice President and Chief Information Officer) and Carole Phillips (Senior Vice President and Chief Procurement Officer).
Treatment of Hillenbrand Equity Awards
At the Effective Time, each outstanding Company Option, each Company Restricted Stock Unit and each Company Performance-Based Restricted Stock Unit will vest in full and be cashed out based on the Merger Consideration, less any required tax withholding and, in the case of a Company Option, less the applicable per share exercise price, with the number of shares of Hillenbrand common stock subject to each Company Performance-Based Restricted Stock Unit determined by deeming the applicable performance goals to be achieved at the greater of the target level of performance and the actual level of performance measured through the date immediately prior to the Effective Time (as determined by the Board of Directors or a duly authorized committee or subcommittee thereof in good faith and in accordance with the applicable award agreements).

Company Options with a per share exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration upon the Effective Time.
Each restricted stock unit granted after October 14, 2025 (other than any such awards granted to a non-employee member of the Board of Directors) that is outstanding at the Effective Time will convert into a Restricted Cash Award with a value equal to the Merger Consideration per share of Hillenbrand common stock underlying the restricted stock unit. Each Restricted Cash Award will be subject to the same terms and conditions as those that applied to the restricted stock unit that was converted into such Restricted Cash Award. For each executive officer party to a change in control agreement, Restricted Cash Awards will continue to be subject to the terms of the executive’s change in control agreement applicable to equity awards. Executive change in control agreements are further described in the section titled “—Severance Agreements.” For each executive not party to a change in control agreement, Restricted Cash Awards will vest pro rata upon the executive’s termination of employment by Hillenbrand or any of its subsidiaries (or its or their successors) for any reason other than death, disability or for cause (as defined in the applicable award agreement) or by the executive for good reason (as defined in the applicable award agreement) at any time prior the final vesting date of the Restricted Cash Award.
For an estimate of the value of equity awards held by named executive officers that would vest or be canceled for consideration assuming that the Merger occurs on November 17, 2025 (i.e., excluding any additional awards that may be granted following such date), see “—Quantification of Payments and Benefits to Hillenbrand’s Named Executive Officers” below. We estimate that the aggregate value of equity awards held by Hillenbrand’s executive officers other than its named executive officers that would vest or be canceled for consideration assuming that the Merger occurs on November 17, 2025 (i.e., excluding any additional awards that may be granted following such date) is $5,925,604, calculated based on the Merger Consideration of $32.00 per share. We estimate that the aggregate value of unvested equity awards and vested but not settled equity awards that are held by all 10 non-employee directors of Hillenbrand that would vest and be settled assuming that the Merger occurs on November 17, 2025 (i.e., excluding any additional awards that may be granted following such date) is $11,854,592, calculated based on the Merger Consideration of $32.00 per share.
Executive Matching Shares Program
Effective as of October 14, 2025, the Board of Directors adopted resolutions amending the terms of the Hillenbrand Executive Matching Shares Program (which we refer to as the “Executive Matching Shares Program”) so that (i) no new participants will commence participation in the Executive Matching Shares Program after October 14, 2025, (ii) no adjustments may be made to the “Minimum Commitment” or “Maximum Commitment” (as defined in the Executive Matching Shares Program) amounts applicable to any participant for the acquisition period that includes October 14, 2025, (iii) except for any acquisition period in existence under the Executive Matching Shares Program on October 14, 2025, no acquisition period may be established or commenced on or after October 14, 2025, and no acquisition period is extended and (iv) the Executive Matching Shares Program will terminate in its entirety as of immediately prior to the Effective Time. All Company Restricted Stock Units for the acquisition period ending September 30, 2025 have been granted and, as a result, our executive officers will not receive any new restricted stock units under the Executive Matching Shares Program.
Deferred Compensation Plans
Effective as of October 14, 2025, the Board of Directors adopted resolutions amending the terms of the Hillenbrand Board of Directors’ Deferred Compensation Plan and the Hillenbrand Executive Deferred Compensation Program (which we refer to collectively as the “Deferred Compensation Plans”) so that no amounts deferred after October 14, 2025, may be deemed invested in shares of Hillenbrand common stock. While the terms of the Deferred Compensation Plans allow for a termination of the Deferred Compensation Plans and payout of deferred account balances in connection with a “change in control,” the treatment of the Deferred Compensation Plans in connection with the Merger has not yet been determined.
Severance Agreements
Hillenbrand is party to change in control agreements with each of its executive officers other than Mr. Soni, including its named executive officers, which provide certain severance benefits to the executive if the executive’s employment is terminated in connection with a change in control of Hillenbrand. The compensation provided under these agreements is in lieu of severance compensation provided under an executive’s employment agreement with Hillenbrand and supersedes the treatment of equity awards in connection with a change in change in control of Hillenbrand under its equity incentive plans.
The change in control agreements provide for payment of benefits only upon a termination of employment (which we refer to as a “Qualified Termination”) in anticipation of or within two years after the occurrence of a change in control of Hillenbrand, but excluding terminations on account of death or disability or for “cause” or by the executive without good reason. Under the change in control agreements, the benefits to be provided upon a Qualified Termination include (i) a lump sum payment in cash equal to two times (three times for the Chief Executive Officer) the executive’s annual base salary and two times (three times for the Chief Executive Officer) the executive’s target opportunity under the Hillenbrand Short-Term Incentive Compensation Programs for Rotex, MTS Segment, Mold-Masters, DME, Corporate and Global Functions and APS Segment (which we refer to as the “STIC”) or the Hillenbrand Third Amended and Restated Short-Term Incentive Compensation Plan for Key Executives (which we refer to as the “Key Executive STIC”), as applicable; (ii) continued health and medical insurance for the executive and the executive’s dependents for 24 months (36 months for the Chief Executive Officer), with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until the executive reaches Social Security retirement age; (iii) a lump sum payment equal to the executive’s pro rata current year award under the STIC or Key Executive STIC, as applicable, assuming the greater of target or actual achievement in that year of the relevant performance targets under the applicable plan, prorated through the date of termination of employment; and (iv) immediate vesting of all outstanding stock options and equity awards, assuming the greater of target or actual achievement of the relevant performance goals for such awards.
Pursuant to the terms of the change in control agreements, if payments to an executive under such an agreement (or otherwise) would be subject to Sections 280G and 4999 of the United States Internal Revenue Code of 1986 (which we refer to, as amended, as the “Code”), such payments would be reduced to the extent the executive would be better off after taxes. Pursuant to the Merger Agreement, Hillenbrand and Parent have agreed that, to mitigate the impact of Section 4999 of the Code, if Hillenbrand reasonably determines that the Effective Time will not occur in 2025, Hillenbrand may, in consultation with Parent, accelerate the vesting or payment of compensation that is scheduled to vest or be paid in 2026 so that it vests and/or is paid in 2025, subject to a customary clawback in the event that such vesting or payment would not have otherwise occurred in the ordinary course.
For an estimate of the value of the severance payments and benefits described above that would be payable to Hillenbrand’s named executive officers assuming that the Effective Time occurs on November 17, 2025, and that the executive experiences a termination without cause on that date, see “—Quantification of Payments and Benefits to Hillenbrand’s Named Executive Officers” below. We estimate that the aggregate value of severance payments and benefits (other than payments in respect of equity awards, the value of which is described under “—Treatment of Hillenbrand Equity Awards” above) that would be payable to Hillenbrand’s executive officers other than its named executive officers assuming that the Effective Time occurs on November 17, 2025, and that the executives each experience a termination without cause on that date, is $5,117,384.
Retention Agreements
Hillenbrand is party to a retention agreement with Mr. Soni that provides certain benefits to Mr. Soni if his employment is terminated by Hillenbrand or its subsidiaries for any reason other than for death, disability or cause (as defined in the retention agreement) during the 12-month period following the closing of a transaction constituting a sale of a majority of the stock or substantially all of the assets of Hillenbrand (including a merger, consolidation, or other business combination having similar effect).
Under the retention agreement, Mr. Soni is eligible to receive (i) a lump-sum cash payment equal to the sum of (x) his annual base salary plus (y) his target annual short-term incentive, and (ii) continued participation in Hillenbrand’s group health and medical plans (or equivalent benefits) at the same employee contribution rates that apply to active employees for up to 12 months following his termination of employment.
Pursuant to the terms of his retention agreement, if payments to Mr. Soni under the agreement (or otherwise) would be subject to Sections 280G and 4999 of the Code, such payments would be reduced to the extent Mr. Soni would be better off after taxes.

We estimate that the aggregate value of retention payments and benefits that would be payable to Mr. Soni assuming that the Effective Time occurs on November 17, 2025, and that Mr. Soni experiences a termination without cause on that date, is $685,920.
Directors’ and Officers’ Indemnification Insurance
Any individual who, on or at any time prior to the Effective Time, was an officer, director, member or manager of Hillenbrand or any of its subsidiaries (or who served on behalf of Hillenbrand as an officer, director, member or manager of any of Hillenbrand’s affiliates or any of their predecessors) (which individuals we refer to as “Indemnitees”) will be entitled to certain ongoing indemnification and directors’ and officers’ liability, fiduciary liability and employment practices liability insurance for a period of six years following the Effective Time. This indemnification and insurance coverage pursuant to the provisions of the Merger Agreement is further described in the section titled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”
New Compensation Arrangements
Any executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to the Surviving Corporation may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Parent, any of its affiliates or the Surviving Corporation. As of the date of this proxy statement, the terms of any such compensation arrangements have not been established or determined.
Quantification of Payments and Benefits to Hillenbrand’s Named Executive Officers
The information in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger. Mr. VanHimbergen is excluded from the table below because his employment with Hillenbrand terminated effective June 27, 2025, and he will not receive any compensatory payments in connection with the Merger. The amount of the payments and benefits that each of Hillenbrand’s other named executive officers would receive in connection with the Merger set forth in the table below assumes (i) that the Merger was consummated and constitutes a “change in control” for purposes of the applicable compensation plan or agreement; (ii) that each named executive officer experienced a termination without cause on November 17, 2025 (which is the assumed date of the consummation of the Merger solely for purposes of this disclosure); (iii) a per share price of Hillenbrand common stock of $32.00, which is equal to the Merger Consideration; (iv) that each named executive officer’s base salary and target annual bonus opportunity are those in effect as of November 17, 2025; (v) that each named executive officer’s outstanding equity awards are those that are outstanding as of November 17, 2025 (i.e., excluding any additional awards that may be granted following such date); and (vi) that no cutback or reduction has been applied to mitigate the impact of Sections 280G and 4999 of the Code. The calculations reflected in the table below do not attempt to forecast any adjustments in compensation that may occur following the date of this proxy statement, including additional awards, grants or forfeitures that may occur prior to the Effective Time or any awards that, by their terms, vest and are settled irrespective of the Merger prior to the Effective Time. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Total ($)
Named Executive Officers
Kimberly K. Ryan President and Chief Executive Officer	6,886,258	12,011,368	—	70,556	18,968,182
Megan Walke Interim Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer	1,048,582	304,544	—	50,927	1,404,053

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Total ($)
Ulrich Bartel Senior Vice President and President, Coperion and Advanced Process Solutions	2,108,187	2,212,113	—	—	4,320,300
Nicholas R. Farrell Senior Vice President, General Counsel, and Secretary	2,059,835	2,450,029	—	43,625	4,553,489
J. Michael Whitted Senior Vice President, Strategy & Corporate Development	1,876,164	3,505,536	—	43,289	5,424,989

(1)	The cash amounts payable to the named executive officers consist of the following components:
(a)	2x (3x for Ms. Ryan) the sum of (x) annual base salary and (y) target opportunity under the STIC or Key Executive STIC, as applicable; and
(b)	pro rata current year award under the STIC or Key Executive STIC, as applicable, assuming the greater of target or actual achievement of the relevant performance targets under the applicable plan.
The amounts described above are “double-trigger” (i.e., they are contingent upon a Qualified Termination) and are subject to the named executive officer’s execution and non-revocation of a release of claims. The estimated amounts of each component of the cash payments are set forth in the table below. For Mr. Bartel, amounts are converted from Euros to U.S. Dollars at rate of €1.00:$1.15.

Name	Severance Payment ($)	Prorated Annual Bonus ($)
Named Executive Officers
Kimberly K. Ryan	6,732,000	154,258
Megan Walke	1,031,253	17,329
Ulrich Bartel	2,052,751	55,436
Nicholas R. Farrell	2,007,741	52,094
J. Michael Whitted	1,826,829	49,335

(2)
For a description of the treatment of equity awards held by our named executive officers in connection with the Merger, see “—Treatment of Hillenbrand Equity Awards” above. Set forth below are the values of each type of Hillenbrand equity award held by the named executive officers that would become vested or that will be canceled for consideration upon the consummation of the Merger (i.e., “single-trigger”). The values of Company Performance-Based Restricted Stock Units set forth below are based on target performance.

Name	Options ($)	RSUs ($)	PBUs ($)
Named Executive Officers
Kimberly K. Ryan	26,056	4,132,992	7,852,320
Megan Walke	—	184,672	119,872
Ulrich Bartel	5,041	723,424	1,483,648
Nicholas R. Farrell	1,357	1,114,432	1,334,240
J. Michael Whitted	704	2,222,816	1,282,016

(3)
The amounts in this column reflect the value of 24 months’ (36 months’ for Ms. Ryan) continued health and medical insurance for the executive and the executive’s dependents. Such amounts are “double-trigger” (i.e., they are contingent upon a Qualified Termination) and are subject to the named executive officer’s execution and non-revocation of a release of claims.

Financing of the Merger
The consummation of the Merger is not conditioned on Parent’s receipt of any financing. Parent plans to fund the Merger Consideration with committed equity and debt financing, as described below.
Subject to the terms and conditions set forth in the Equity Commitment Letter, Lone Star has committed to contribute, or cause to be contributed, to Parent the Equity Commitment at or prior to the closing of the Merger. The Equity Commitment, on the terms and subject to the conditions set forth in the Equity Commitment Letter, is to be used by Parent, together with the proceeds of the Debt Financing (or any alternative financing incurred to finance the Merger, if applicable), and other sources of funds (if any), solely to fund the Closing Obligations, on the terms and subject to the conditions of the Merger Agreement. Funding of the Equity Commitment is

subject to the satisfaction of the conditions set forth in the Equity Commitment Letter, as described in the section of this proxy statement titled “The Merger Agreement—Equity Commitment Letter.” Lone Star has also guaranteed to Hillenbrand the performance and discharge of the Guaranteed Obligations, if and when due and payable in accordance with the terms of the Merger Agreement, pursuant to and subject to the terms and conditions set forth in the Limited Guarantee described in the section of this proxy statement titled “The Merger Agreement—Limited Guarantee.”
In addition, Parent obtained the Debt Commitment Letters providing for the Debt Financing. The initial borrowings and other credit extensions under and effectiveness of the Credit Facilities and the LC Facility are subject solely to the satisfaction (or waiver by the requisite lenders) of a number of limited conditions, as described in the section of this proxy statement titled “The Merger Agreement—Debt Commitments.”
Merger Closing and Effective Time
Under the terms of the Merger Agreement, the Merger Closing will take place at 10:00 a.m., Eastern time, on the third business day after satisfaction or (to the extent permitted by law) waiver of the conditions to the Merger Closing, which are described below in the section of this proxy statement titled “The Merger Agreement—Conditions to the Closing of the Merger” and which we refer to as the “Closing Conditions,” other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 320 South Canal Street, Chicago, Illinois 60606, unless another time, date or place is agreed to in writing by the parties to the Merger Agreement; provided that (A) if the Marketing Period, as described below in the section of this proxy statement titled “The Merger Agreement—Financing Cooperation,” has not ended at the time of the satisfaction or waiver of the last of the Closing Conditions (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), then the Merger Closing will occur instead on the date following the satisfaction or waiver of the last of such Closing Conditions that is the earlier to occur of (i) any business day before or during the Marketing Period as may be specified by Parent on no less than three business days’ prior written notice to Hillenbrand and (ii) one business day following the final day of the Marketing Period unless mutually agreed upon in writing by Parent, Merger Sub and Hillenbrand and (B) in no event will the Merger Closing occur prior to the date that is 45 days after October 14, 2025.
Anticipated Completion Date of the Merger
Assuming timely satisfaction of necessary closing conditions, including receipt of the Requisite Shareholder Approval, the Merger is expected to close before the end of the first calendar quarter of 2026. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the Closing Conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.
Accounting Treatment
The Merger will be accounted for as a “business combination” for financial accounting purposes.
No Dissenters’ Rights
Under Indiana law, Hillenbrand shareholders are not entitled to dissenters’ or appraisal rights in connection with the Merger.
Litigation Relating to the Merger
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements like the Merger Agreement. Although Hillenbrand is not aware of any pending lawsuits relating to the transactions contemplated by the Merger Agreement as of the date of this proxy statement, lawsuits arising out of or in connection with the transactions contemplated by the Merger Agreement could be filed in the future. Among other remedies, claimants could seek damages and/or to enjoin the Merger and the other transactions contemplated by the Merger Agreement. The outcome of any litigation is uncertain, and any such lawsuits could prevent or delay the completion of the Merger and result in significant costs. Any such actions could create uncertainty relating to the Merger and could be costly and distracting to management.

Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of the material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares of Hillenbrand common stock are converted into the right to receive the Merger Consideration pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (which we refer to as the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or to differing interpretations at any time, possibly with retroactive effect. No assurance can be given that the IRS will agree with the views expressed herein or that a court will not sustain any challenge by the IRS in the event of litigation.
This discussion is limited to Hillenbrand shareholders that hold their shares of Hillenbrand common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (such as estate or gift taxation, the alternative minimum tax or the Medicare net investment income surtax) that may be relevant or applicable to a particular holder in connection with the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.
This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, nor does it address any consequences to holders subject to special rules under U.S. federal income tax law, including, for example:
•	banks or other financial institutions;
•	mutual funds;
•	insurance companies;
•	tax-exempt organizations (including private foundations), governmental agencies, governmental instrumentalities or other governmental organizations;
•	retirement plans or other tax-deferred accounts;
•
S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;
•	dealers or brokers in securities, currencies or commodities;
•	traders in securities that elect to use the mark-to-market method of accounting for their securities;
•	regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;
•	U.S. expatriates or certain former citizens or long-term residents of the United States;
•	holders that own or have owned (directly, indirectly or constructively) five percent or more of Hillenbrand common stock (by vote or value);
•	holders that hold Hillenbrand common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•
holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Hillenbrand common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	holders that received their Hillenbrand common stock in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;
•	holders subject to any alternative minimum tax; or

•	U.S. Holders whose “functional currency” is not the U.S. dollar.
If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Hillenbrand common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Hillenbrand common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Hillenbrand common stock that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person as defined in Section 7701(a)(30) of the Code.

The exchange of Hillenbrand common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Such U.S. Holder’s gain or loss generally will be equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Hillenbrand common stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis in shares of Hillenbrand common stock generally will equal the amount that such U.S. Holder paid for such shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Hillenbrand common stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each such block of Hillenbrand common stock.
A U.S. Holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any; provided that such U.S. Holder furnishes the required information to the IRS in a timely manner.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Hillenbrand common stock that is not a U.S. Holder.
Any gain realized by a Non-U.S. Holder in respect of shares of Hillenbrand common stock surrendered by such Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax, net of certain deductions, at rates generally applicable to U.S. persons (unless an applicable income tax treaty provides otherwise); if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower rate under an applicable income tax treaty); or
•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and other specified conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which may be offset by certain U.S. source capital losses of such Non-U.S. Holder.

A Non-U.S. Holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the Merger, unless such Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any; provided that such Non-U.S. Holder furnishes the required information to the Internal Revenue Service in a timely manner.
Non-U.S. Holders should consult their tax advisors regarding the tax consequences to them of the Merger.
Regulatory Approvals Required for the Merger
General
Each of Parent, Merger Sub and Hillenbrand has agreed to (subject to the terms and conditions of the Merger Agreement) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all consents, approvals, orders, waivers and authorizations of governmental authorities, and making all necessary registrations, declarations and filings with, and notices to, governmental authorities necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger. These consents, approvals, orders, waivers, authorizations, declarations, filings and notices include requirements under the HSR Act (as defined below) and in connection with CFIUS Approval (as defined below) and specified filings and approvals under the antitrust and foreign investment laws of other jurisdictions as described further below.
U.S. Regulatory Clearances
The Merger is subject to the HSR Act. A transaction such as the Merger that is notifiable under the HSR Act may not be completed until the expiration of a 30-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. If the FTC or the DOJ issues a Second Request (a request for additional information and documentary materials) prior to the expiration of the initial waiting period, the transaction cannot close until the parties substantially comply with the Second Request and observe a second waiting period, which is 30 days by statute but can be extended by agreement or terminated earlier. The parties made the filings required under the HSR Act on November 19, 2025, and the initial 30-day waiting period will expire at 11:59 p.m., Eastern time, on December 19, 2025, absent the opening of an investigation.
At any time before or after the consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. U.S. state attorneys general and private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

The Merger is also subject to CFIUS Approval, involving CFIUS. CFIUS is an interagency committee of the U.S. government authorized to review certain transactions involving foreign investment in the United States to determine the effect of such transactions on the national security of the United States, pursuant to the DPA. The parties submitted a draft notice to CFIUS on October 28, 2025. For purposes of the Merger Agreement, “CFIUS Approval” will be deemed to have been obtained if any one of the following occurs:
•	CFIUS determines that the merger is not a “covered transaction” under the DPA and therefore is not subject to CFIUS review;
•
CFIUS completes its review (and, if necessary, any investigation) of the Merger and determines that there are no unresolved national security concerns, and notifies the parties that all action under the DPA with respect to the Merger has been concluded; or

•
CFIUS refers the matter to the President of the United States for a decision, and either (i) the President announces a decision not to take any action to suspend, prohibit, or place limitations on the Merger, or (ii) the time period during which the President may take such action expires without any action being taken.

There can be no assurance that CFIUS Approval will be obtained or as to the timing or terms of any CFIUS Approval.
Other Regulatory Clearances
In addition to clearance under the HSR Act and CFIUS Approval, the Merger is also subject to the filing or receipt of certain necessary notices, clearances, approvals, waivers or consents by the antitrust and other regulatory authorities in other jurisdictions, including in the European Union approval under the EC Council Regulation No. 139/2004 and the EU Foreign Subsidies Regulation No. 2022/2560, in Canada under the Competition Act of 1985, as amended, in China under the Anti-Monopoly Law of China 2007 and SAMR Interim Provisions on the Review of Concentration of Undertakings of 2020, in India under the Indian Competition Act 2002, and the regulations and guidance notes promulgated thereunder, as amended, in South Korea under the Monopoly Regulation and Fair Trade Act of 1980, as amended, in Morocco under the Moroccan Competition Law, Law No. 104-12 and its implementing decree, Decree No. 2-14-652, in Saudi Arabia under the Competition Law, issued under Royal Decree No. M75 (dated 29/06/1440H), and relevant implementing regulations, in South Africa under the Competition Act No. 89 of 1998, as amended, and in Tukey under Turkish Law on Protection of Competition No. 4054, as amended, and Communiqué No. 2010/4 on Mergers and Acquisitions Requiring the Approval of Competition Board.
In each case, the Merger cannot be completed until the parties obtain the necessary clearances or approvals to consummate the Merger or the applicable waiting periods have expired or been terminated. The parties have agreed to cooperate with each other and use their reasonable best efforts to make the necessary filings in connection with these regulatory clearances and approvals as promptly as practicable. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties, requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights, or requiring the parties to commit to certain undertakings with respect to the operations of Parent or Hillenbrand after the Merger Closing.
Delisting and Deregistration of Hillenbrand Common Stock
If the Merger is completed, Hillenbrand common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Hillenbrand common stock will no longer be publicly traded.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of Hillenbrand common stock entitled to vote thereon is required to approve the Merger Agreement Proposal.
Assuming a quorum is present (a) a failure to be represented by proxy or attend the Special Meeting, (b) abstentions and (c) broker non-votes (if any) will each have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Shares of Hillenbrand common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a

Hillenbrand shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Hillenbrand common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares of Hillenbrand common stock will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the Merger Agreement Proposal.

THE MERGER AGREEMENT
The following summarizes the Merger Agreement. The descriptions of the Merger Agreement and the transactions contemplated thereby in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The copy of the Merger Agreement attached to this proxy statement as Annex A has been included to provide you with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Hillenbrand, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants of Hillenbrand, Parent and Merger Sub contained in the Merger Agreement have been made only for purposes of the Merger Agreement as of specified dates and (except as expressly set forth in the Merger Agreement) solely for the benefit of the parties to the Merger Agreement; may be subject to qualifications and limitations agreed upon by such parties, including being qualified by information contained in reports filed by Hillenbrand with the SEC and by confidential disclosures delivered by Hillenbrand to Parent in connection with the Merger Agreement; were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or reports and other documents filed with the SEC. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hillenbrand, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hillenbrand’s public disclosures.
Effects of the Merger; Directors and Officers; Articles of Incorporation; By-Laws
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the applicable provisions of the IBCL, at the Effective Time, Merger Sub will merge with and into Hillenbrand, the separate corporate existence of Merger Sub will cease, and Hillenbrand will be the Surviving Corporation and a wholly owned subsidiary of Parent.
The Merger Agreement provides that, at the Effective Time, the articles of incorporation of the Surviving Corporation will be amended in their entirety to read as set forth on Exhibit A to the Merger Agreement, and the by-laws of the Surviving Corporation will be amended in their entirety to read as set forth on Exhibit B to the Merger Agreement, in each case until thereafter amended in accordance with applicable law and the applicable provisions of the articles of incorporation and by-laws of the Surviving Corporation.
The Merger Agreement provides that, subject to applicable law, each of the parties to the Merger Agreement will take all necessary action to ensure that the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time will consist of the members of the board of directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation until their respective successors will have been duly elected, designated or qualified, or until their earlier death, incapacitation, retirement, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation. The Merger Agreement provides that, from and after the Effective Time, the officers of Hillenbrand at the Effective Time will be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law or their earlier death, incapacitation, retirement, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.
Merger Closing and Effective Time
The Merger Agreement provides that the Merger Closing will take place at 10:00 a.m., New York City time, on the third business day after satisfaction or (to the extent permitted by law) waiver of the Closing Conditions (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions) at the offices of Skadden, Arps, Slate,

Meagher & Flom LLP, 320 South Canal Street, Chicago, Illinois 60606, unless another time, date or place is agreed to in writing by the parties thereto; provided that, (A) if the Marketing Period (as defined below in the section of this proxy statement titled “—Financing Cooperation”) has not ended at the time of the satisfaction or waiver of the last of the Closing Conditions (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), the Merger Closing will occur instead on the date following the satisfaction or waiver of the last of the Closing Conditions (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions) that is the earlier to occur of (i) any business day before or during the Marketing Period as may be specified by Parent on no less than three business days’ prior written notice to Hillenbrand and (ii) one business day following the final day of the Marketing Period unless mutually agreed upon in writing by Parent, Merger Sub and Hillenbrand and (B) in no event will the Merger Closing occur prior to the date that is 45 days after October 14, 2025.
The Merger Agreement provides that, on the Merger Closing Date, the parties will cause the articles of merger relating to the Merger to be duly executed and filed with the Secretary of State of the State of Indiana, in such form as required by, and executed in accordance with, IBCL 23-1-40-5 and the parties will deliver and tender, or cause to be delivered or tendered, as applicable, any taxes and fees and make all other filings or recordings required under the IBCL in connection with such filing of the articles of merger and the Merger. The Merger Agreement provides that the Merger will become effective on such date and time as the articles of merger are filed with the Secretary of State of the State of Indiana or at such other date and time as Parent and Hillenbrand shall agree and specify in the articles of merger. The time at which the Merger becomes effective is referred to as the “Effective Time.”
Merger Consideration
Hillenbrand Common Stock
At the Effective Time, by virtue of the Merger and without any action on the part of Hillenbrand, Parent, Merger Sub or the holders of any securities of Hillenbrand, Parent or Merger Sub, each share of Hillenbrand common stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares) will be converted into the right to receive the Merger Consideration of $32.00 per share in cash, without interest and subject to any required tax withholding.
Each Canceled Share will automatically be canceled and retired and will cease to exist, and no consideration or payment will be delivered in exchange therefor or in respect thereof.
If, between October 14, 2025, and the Effective Time, any change in the outstanding shares of Hillenbrand common stock, or securities convertible into or exchangeable into or exercisable for Hillenbrand common stock, will occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar transaction, the Merger Consideration and any other similarly dependent item will be equitably adjusted, without duplication, to reflect such change to provide the holders of Hillenbrand common stock the same economic effect as contemplated by the Merger Agreement prior to such event.
Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid share of common stock, no par value, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.
Treatment of Hillenbrand Equity Awards
Company Options. As of the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) will be canceled without any action on the part of any holder thereof in consideration for the right to receive as promptly as practicable following the Effective Time (and in any event within five business days thereafter) a cash payment equal to the product of (a) the number of shares of Hillenbrand common stock subject to the Company Option and (b) the excess, if any, of the Merger Consideration over the per-share exercise price of the Company Option, less any required withholding taxes. If, as of the Effective Time, the per-share exercise price of any Company Option is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of any holder thereof, the Company Option will be canceled without payment of any consideration to such holder.

Company Restricted Stock Units. As of the Effective Time, each Company Restricted Stock Unit that is outstanding immediately prior to the Effective Time (whether vested or unvested) will be canceled without any action on the part of any holder thereof in consideration for the right to receive as promptly as practicable following the Effective Time (and in any event within five business days thereafter) a cash payment equal to the product of (a) the number of shares of Hillenbrand common stock subject to the Company Restricted Stock Unit and (b) the Merger Consideration, less any required withholding taxes.
Company Performance-Based Restricted Stock Units. As of the Effective Time, each Company Performance-Based Restricted Stock Unit that is outstanding immediately prior to the Effective Time (whether vested or unvested) will be canceled without any action on the part of any holder thereof in consideration for the right to receive as promptly as practicable following the Effective Time (and in any event within five business days thereafter) a cash payment equal to the product of (a) the number of shares of Hillenbrand common stock subject to the Company Performance-Based Restricted Stock Unit (with the number of shares calculated assuming achievement of the applicable performance-based vesting conditions at the greater of target and the actual level of performance, with actual level of performance determined by the Board of Directors (or a duly authorized committee or subcommittee thereof) in good faith and in accordance with the terms of the applicable award agreement) measured through the date immediately prior to the Effective Time (or as close to such date as administratively practicable, as determined by Hillenbrand) and (b) the Merger Consideration, less any required withholding taxes.
Exchange and Payment Procedures
At or prior to the filing of the articles of merger relating to the Merger with the Secretary of State of the State of Indiana, Parent will deposit, or cause to be deposited, with the Paying Agent, for the benefit of holders of Hillenbrand common stock outstanding immediately prior to the Effective Time, other than the Canceled Shares, the Total Common Merger Consideration (which is defined as the product of (x) the number of shares of Hillenbrand common stock issued and outstanding (other than the Canceled Shares) immediately prior to the Effective Time and (y) the Merger Consideration) as deposited with the Paying Agent (which we refer to as the “Exchange Fund”). In the event the Exchange Fund is insufficient to make the required payments under the Merger Agreement, Parent will promptly deposit, or cause to be deposited, additional funds with the Paying Agent equal to the deficiency.
As promptly as practicable following the Effective Time (and no later than the third business thereafter), Parent will cause the Paying Agent to mail (and make available for collection by hand) to each holder of record of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Hillenbrand common stock that were converted into the right to receive the Merger Consideration (a) a letter of transmittal and (b) instructions for use in effecting the surrender of such certificates in exchange for the Merger Consideration.
Following the Effective Time, upon surrender of a certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange therefor and Parent will cause the Paying Agent to pay in exchange therefor as promptly as reasonably practicable, the Merger Consideration pursuant to the provisions of the Merger Agreement and the certificates surrendered will be canceled. In the event of a transfer of ownership of Hillenbrand common stock that is not registered in the transfer records of Hillenbrand, payment of the appropriate amount of Merger Consideration may be made to a person other than the person in whose name the certificate so surrendered is registered, if such certificate is properly endorsed or otherwise in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) and the person requesting such payment will pay, or cause to be paid, any transfer or other taxes required by reason of the payment to a person other than the registered holder of such certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until so surrendered, each certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration into which the shares of Hillenbrand common stock previously represented by such certificate would have been converted pursuant to the Merger Agreement. No interest will be paid or accrue on any cash payable upon surrender of any certificate. Any holder of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to the Merger Agreement. In lieu thereof, each holder of record of one or more book-entry shares whose shares of Hillenbrand common stock were converted into the right to receive the Merger Consideration will automatically upon the Effective Time (or, at any later time at which such book-entry shares will be converted) be entitled to receive, and Parent will cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time the Merger Consideration in respect of each such book-entry share. No interest will be paid or accrue on any cash payable upon surrender of any book-entry shares.
Any portion of the Exchange Fund which remains unclaimed by the applicable former shareholders of Hillenbrand one (1) year after the Effective Time will be delivered to Parent, upon demand. Any such holders prior to the Merger who have not by then complied with these provisions of the Merger Agreement will thereafter look only to Parent or the Surviving Corporation for such payment of their claims for Merger Consideration.
None of Parent, Merger Sub, Hillenbrand, the Surviving Corporation or the Paying Agent will be liable to any person in respect of any cash held in the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificate has not been surrendered prior to the date on which any Merger Consideration (in respect to such certificate) would otherwise escheat to or become the property of any governmental authority, any such Merger Consideration will become the property of the Surviving Corporation and any holder of such certificate who has not by then complied with these provisions of the Merger Agreement with respect thereto will thereafter look only to the Surviving Corporation for such payment of its claim for Merger Consideration.
The Paying Agent will invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment will relieve Parent or the Paying Agent from making the payments required by these provisions of the Merger Agreement and following any losses Parent will promptly provide additional funds to the Paying Agent for the benefit of the holders of Hillenbrand common stock in the amount of such losses, (ii) no such investment will have maturities that could prevent or delay payments to be made pursuant to the Merger Agreement, and (iii) such investments will be in short-term obligations of the United States of America with maturities of no more than thirty days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent (as directed by Parent).
Withholding
Parent, the Surviving Corporation and the Paying Agent are entitled to deduct and withhold from the Merger Consideration amounts payable pursuant to the Merger Agreement in respect of Company Options, Company Performance-Based Restricted Stock Units and Company Restricted Stock Units, as applicable, as described in “—Treatment of Hillenbrand Equity Awards,” and any amounts otherwise payable pursuant to the Merger Agreement to any holder of Hillenbrand common stock, Company Options, Company Performance-Based Restricted Stock Units or Company Restricted Stock Units, such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 or any provision of applicable tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.
Representations and Warranties
The Merger Agreement contains representations and warranties of Hillenbrand, Parent and Merger Sub. Some of the representations and warranties in the Merger Agreement made by Hillenbrand are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, effect, development, event, occurrence or circumstance which, individually or in the aggregate, has resulted in or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole excluding, however, changes, effects, developments, events, occurrences or circumstances relating to or resulting from, directly or indirectly, the following:
•	any change, effect, development, event, occurrence or circumstance generally affecting any of the industries or markets in which Hillenbrand or its subsidiaries operate;

•
any announcement, adoption, implementation, repeal, modification or amendment of any law or GAAP (or changes in official interpretations thereof) applicable to Hillenbrand or any of its subsidiaries or any of their respective properties or assets;

•
changes in general economic, regulatory, geopolitical or political conditions or the financial, credit or securities markets in general (including in interest or exchange rates, tariffs or trade wars, stock, bond or debt prices);

•
any acts of God, natural disasters, earthquakes, hurricanes, epidemics, pandemics, plagues or other outbreaks of illness or disease or public health events (including COVID-19), terrorism, armed hostilities, sabotage, war, cyberattack or incident, cyberterrorism, government shutdowns or any escalation or worsening thereof;

•
the negotiation, execution, announcement, performance (except, in each case, with respect to Hillenbrand’s obligations (subject to the limitations therein) pursuant to the provisions of the Merger Agreement described in clause (x) of the first paragraph of the section of this proxy statement titled “—Conduct of Business by Hillenbrand Pending the Merger”), consummation or existence of the Merger Agreement or the transactions contemplated thereby (including the impact of any of the foregoing on relationships with customers, suppliers, licensors, employees or regulators, and any suit, action or proceeding arising therefrom or in connection therewith) (the provisions pursuant to the provisions of the Merger Agreement described in this bullet point will not apply to any representation or warranty pursuant to the provisions of the Merger Agreement described in the eighth bullet point in the list below relating to Hillenbrand’s representations and warranties to the extent the purpose of such representation or warranty is to address consequences resulting from the execution, delivery or performance of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement);

•
any action taken as expressly required by the Merger Agreement or any action taken at the written direction of Parent or Merger Sub and any action taken in accordance with the terms pursuant to the Merger Agreement described in the section of this proxy statement titled “—Regulatory Efforts and Related Matters” (except, in each case, with respect to Hillenbrand’s obligations (subject to the limitations therein) pursuant to the provisions of the Merger Agreement described in clause (x) of the first paragraph of the section of this proxy statement titled “—Conduct of Business by Hillenbrand Pending the Merger”);

•
any changes in the market price or trading volume of Hillenbrand common stock, any changes in credit ratings or any failure (in and of itself) by Hillenbrand or its subsidiaries to meet internal, analysts’ or other earnings estimates, budgets, forecasts or financial projections of its revenues, earnings or other financial performance (provided that this exception will not prevent or otherwise affect a determination that any change, effect, development, event, occurrence or circumstance underlying such failure (that is not otherwise excluded from the definition of “Company Material Adverse Effect”) has resulted in, or contributed to, a Company Material Adverse Effect);

•	any proceeding arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the Merger Agreement or the transactions contemplated by the Merger Agreement; or
•	changes, effects, developments, events, occurrences or circumstances to the extent arising from or relating to the identity of the Guarantor, Parent or Merger Sub.
To the extent that any change, effect, development, event, occurrence or circumstance relating to or resulting from, directly or indirectly, the matters pursuant to the provisions of the Merger Agreement described in the first, second, third and fourth bullet points set forth above is disproportionately adverse to Hillenbrand and its subsidiaries taken as a whole relative to other companies of similar size operating in the industries or markets in which Hillenbrand and its subsidiaries operate, only the incremental disproportionate adverse impact or impacts of such change, effect, development, event, occurrence or circumstance may be taken into account in determining whether a Company Material Adverse Effect has occurred.

In the Merger Agreement, Hillenbrand has made representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and in confidential disclosures provided by Hillenbrand to Parent and Merger Sub. These representations and warranties relate to, among other things:
•	the due organization or formation, valid existence, good standing and corporate power and authority to conduct business with respect to Hillenbrand and its subsidiaries;
•	the organizational documents of Hillenbrand and its subsidiaries;
•	the capitalization of Hillenbrand;
•	the subsidiaries of Hillenbrand and non-subsidiary entities in which Hillenbrand directly or indirectly owns an equity interest;
•	Hillenbrand’s equity awards;
•
the corporate power, authority and approvals necessary for Hillenbrand to enter into the Merger Agreement and, subject to the Requisite Shareholder Approval, to perform their obligations thereunder and consummate the transactions contemplated thereby;

•	the Board of Directors’ resolutions and recommendation to shareholders in respect to the Merger Agreement and the transactions contemplated thereby;
•
the absence of, as a result of the execution and delivery by Hillenbrand of the Merger Agreement, the consummation by Hillenbrand of the Merger and the other transactions contemplated thereby and the performance of its obligations thereunder, (i) a conflict with or violation of Hillenbrand’s articles of incorporation or the by-laws or the equivalent organizational documents of its subsidiaries, (ii) a conflict with or violation of any applicable law (or by which any property or asset of Hillenbrand or its subsidiaries is bound or affected), (iii) a breach, default or payment obligation under, or others’ right of termination, amendment, acceleration or cancellation of, or the creation of a lien, other than any permitted lien, upon any of the properties or assets of Hillenbrand or any of its subsidiaries, any contract which Hillenbrand or any of its subsidiaries are a party (or by which they are bound or any property or asset of theirs is bound) or (iv) any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental authority (subject to certain specified exceptions);

•	permits and licenses of Hillenbrand and its subsidiaries;
•	Hillenbrand and its subsidiaries’ compliance with certain laws, including anti-corruption, sanctions and export-import laws;
•	Hillenbrand’s SEC filings and financial statements;
•	certain matters with regard to this proxy statement;
•	Hillenbrand’s disclosure controls and procedures and internal controls over financial reporting;
•
the absence of any change, effect, development, event, occurrence or circumstance from October 1, 2024, to October 14, 2025, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the conduction of Hillenbrand and its subsidiaries’ respective businesses in the ordinary course of business in all material respects since June 30, 2025, to October 14, 2025;
•
actions taken or agreed to be taken that would result in a breach of specified provisions pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “—Conduct of Business by Hillenbrand Pending the Merger” since June 30, 2025, to October 14, 2025;

•	the absence of certain undisclosed liabilities of Hillenbrand and its subsidiaries;
•	the absence of certain proceedings involving Hillenbrand and its subsidiaries since October 1, 2023;
•	the absence of certain environmental matters involving Hillenbrand and its subsidiaries;
•	Hillenbrand’s benefits plans and ERISA matters;

•	certain intellectual property ownership of Hillenbrand and its subsidiaries and other intellectual property matters, including any violations and infringement of intellectual property rights;
•	Hillenbrand and its subsidiaries’ information technology assets;
•	Hillenbrand and its subsidiaries’ compliance with data protection laws and privacy policies and its and their use and protection of personal data;
•	certain tax matters;
•	certain real property owned or leased by Hillenbrand or its subsidiaries;
•
the existence and enforceability of specified categories of certain contracts of Hillenbrand and its subsidiaries (which we refer to as “Hillenbrand Material Contracts”), and the absence of any breach or default under the terms of such contracts or occurrence of an event that would constitute a default under such contracts;

•	labor disputes, collective bargaining agreements and the absence of specified allegations or claims against certain officers, directors or employees of Hillenbrand;
•	Hillenbrand’s insurance policies and programs;
•	receipt by the Board of Directors of the opinion of Evercore;
•	the inapplicability of state takeover statutes or regulations to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;
•
the absence of any broker, finder or investment banker (other than Evercore) entitled to any brokerage, finder’s or other fee or commission from Hillenbrand or any of its subsidiaries in connection with the Merger and any of the other transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of Hillenbrand or any of its subsidiaries; and

•	certain affiliate transactions involving Hillenbrand and its subsidiaries.
In the Merger Agreement, Parent and Merger Sub have made representations and warranties to Hillenbrand that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and in confidential disclosures provided by Parent and Merger Sub to Hillenbrand, including as to “materiality” or “Parent Material Adverse Effect.” For the purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any change, effect, development or circumstance that could reasonably be expected to prevent, delay or impair the ability of Parent or Merger Sub to (i) consummate the Merger and the other transactions contemplated by the Merger Agreement on a timely basis or (ii) comply with any of their obligations under the Merger Agreement, including with respect to the Financing. These representations and warranties relate to, among other things:
•	the due organization or formation, valid existence, good standing and corporate power and authority to conduct business with respect to Parent and Merger Sub;
•
the corporate power, authority and approvals necessary for Parent and Merger Sub to enter into the Merger Agreement and to perform their obligations thereunder and consummate the transactions contemplated thereby, including the Merger and the Financing;

•
the absence of, as a result of the execution and delivery by Parent and Merger Sub of the Merger Agreement, the consummation by Parent and Merger Sub of the transactions contemplated thereby, including the Merger and the Financing, and the performance of their obligations thereunder, (i) a conflict with or violation of the organizational or governing documents of Parent and Merger Sub, (ii) a conflict with or violation of any applicable law (or by which any property or asset of Parent or Merger Sub is bound or affected), (iii) a breach, default or payment obligation under, or others’ right of termination, amendment, acceleration or cancellation of, or the creation of a lien, other than any lien required or permitted under the Financing, upon any of the properties or assets of Parent or Merger Sub, any contract which Parent or Merger Sub are a party (or by which they are bound or any property or asset of theirs is bound) or (iv) any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental authority (subject to certain specified exceptions);

•	the absence of certain proceedings involving Parent or Merger Sub;
•	the absence of certain agreements relating to the Merger involving Parent or its affiliates;
•	information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in this proxy statement;
•	the delivery, enforceability and terms of the Commitment Letters and the fee letters related to the Financing;
•	the absence of any breach or default under the Commitment Letters or the definitive agreements for the Financing;
•	Parent’s and Merger Sub’s ability to satisfy the terms and conditions relating to the Financing;
•
the sufficiency of the aggregate net proceeds from the Financing (as contemplated by the Commitment Letters) to consummate the Merger and to satisfy all of Parent’s and Merger Sub’s obligations under the Merger Agreement, the Commitment Letters and the fee letters related to the Financing;

•
the absence of conditions precedent and other contingencies related to the obligation of any party to any of the Commitment Letters or definitive agreements for the Financing other than those expressly set forth in the Commitment Letters;

•	the absence of other agreements with any financing source or other person that could affect the availability of the Financing;
•
the absence of certain other contracts to which the Guarantor, Parent, Merger Sub or any of their respective affiliates or representatives is a party relating to financial advisory services or debt financing;

•	the execution, delivery and enforceability of, and the absence of a default of the Guarantor under, the Limited Guarantee;
•	the capitalization of Merger Sub;
•	the investment intent of Parent;
•	the solvency of (i) Parent and Merger Sub as of October 14, 2025 and (ii) Parent and the Surviving Corporation at and after the Effective Time;
•	the absence of ownership of Hillenbrand common stock by Parent, Merger Sub or any of their respective subsidiaries or affiliates;
•
the absence of agreements between the Guarantor, Parent or Merger Sub or any of their affiliates, on the one hand, and any member of Hillenbrand’s management or the Board of Directors or any of Hillenbrand’s affiliates, on the other hand, relating to the transactions contemplated by the Merger Agreement or the operations of Hillenbrand after the Effective Time; and

•
the absence of any broker, finder or investment banker (other than Jefferies LLC and UBS Securities LLC) entitled to any brokerage, finder’s or other fee or commission in connection with the Merger and any of the other transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of the Guarantor, Parent or Merger Sub.

The representations and warranties in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business by Hillenbrand Pending the Merger
The Merger Agreement provides that, during the Pre-Closing Period, except (a) as may be required by law, (b) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (c) as may be expressly required by the Merger Agreement or (d) as set forth in the confidential disclosure letter provided by Hillenbrand to Parent and Merger Sub, (x) Hillenbrand will, and will cause each of its subsidiaries to, use commercially reasonable efforts to (1) carry on its business in the ordinary course of business consistent with past practice and (2) (i) preserve intact Hillenbrand’s organization and goodwill and (ii) preserve Hillenbrand’s business relationships with employees, customers, suppliers, joint venture partners, lenders, governmental authorities and others having material business relationships with Hillenbrand (provided that the failure by Hillenbrand or its subsidiaries, however, to take any action prohibited by Merger Agreement provisions described in the bullet points below will not be deemed to be a breach of the covenants contained in the preceding sentence) and (y) Hillenbrand will not and will not permit any of its subsidiaries to:
•
amend or otherwise change the articles of incorporation or the by-laws, or equivalent organizational or governing documents of any of the subsidiaries of Hillenbrand (other than immaterial changes to such documents of its subsidiaries);

•
except for transactions among Hillenbrand and its wholly owned subsidiaries or among Hillenbrand’s wholly owned subsidiaries, issue, sell, pledge, dispose, encumber, transfer or grant, or renew, extend or modify any rights with respect to, any shares of capital stock of Hillenbrand or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares of capital stock, or any other equity interests (including stock appreciation rights, phantom stock or similar instruments); provided, however, that Hillenbrand may issue shares upon the exercise of any Company Option or the vesting and settlement of any Company Restricted Stock Unit or Company Performance-Based Restricted Stock Unit outstanding on October 14, 2025, or otherwise granted in accordance with the terms of the Merger Agreement;

•
(i) declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Hillenbrand’s or any of its subsidiaries’ capital stock, other than (x) dividends paid by any subsidiary of Hillenbrand to Hillenbrand or any wholly owned subsidiary of Hillenbrand or (y) one cash dividend paid by Hillenbrand to its shareholders on or prior to December 31, 2025, in an amount not to exceed $0.2275 per share, (ii) split, combine, subdivide or reclassify any shares of capital stock or other equity interests of Hillenbrand or any of its subsidiaries or (iii) redeem, purchase or otherwise acquire any shares of Hillenbrand’s capital stock or other securities except for forfeitures upon termination of employment or service or repurchases pursuant to the net share settlement of Company Options, Company Restricted Stock Units or Company Performance-Based Restricted Stock Units outstanding on October 14, 2025, for any purchase price payable upon exercise or the withholding of any applicable taxes due upon exercise or settlement pursuant to the terms thereof;

•
except as required pursuant to Company Benefit Plans or Foreign Benefit Plans (each, as defined in the Merger Agreement) and disclosed on the confidential disclosure letter provided by Hillenbrand to Parent and Merger Sub or as otherwise required by law, (i) increase the compensation or other benefits payable or to become payable to any current or former employees, directors, executive officers or other individual service providers of Hillenbrand or any of its subsidiaries, (ii) grant, confer or award any equity or equity-based compensation, (iii) grant any severance, retention or change in control pay to, or enter into any severance, retention or change in control agreement with, any current or former employee, director, executive officer or other individual service provider of Hillenbrand or any of its subsidiaries, (iv) terminate (other than for cause), engage, hire or enter into any employment agreement or offer letter with any individual with annual base compensation exceeding $300,000, (v) take any action to accelerate the funding, vesting or payment of any compensation or benefits payable or provided to any current or former employee, director, executive officer or other individual service provider of Hillenbrand or any of its subsidiaries, (vi) cancel or forgive any loans to any current or former employee, director, executive officer or other individual service provider of Hillenbrand or any of its subsidiaries, (vii) establish, adopt, enter into, terminate, modify or amend any Company Benefit Plan or any other plan, trust, fund, policy or arrangement for the benefit of any current or former employees, directors or executive officers or any of their beneficiaries that would be a Company Benefit Plan if in effect on the date hereof, except, in each case, as would not result in a material increase to Hillenbrand in the cost of maintaining such plan, trust, fund, policy or arrangement, or (viii) commit, promise or announce the intention to take any of the foregoing actions;

•
acquire (including by merger, consolidation, or acquisition of stock or assets), any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except with respect to (i) acquisitions with collective purchase prices not exceeding $5,000,000 individually or $10,000,000 in the aggregate and (ii) any merger, consolidation or business combination among Hillenbrand and its wholly owned subsidiaries or among Hillenbrand’s wholly owned subsidiaries;

•
incur any indebtedness for borrowed money or guarantee any such indebtedness for any person or issue or sell any debt securities or warrants or other rights to acquire any debt security of Hillenbrand or any of its subsidiaries, subject to specified exceptions with respect to indebtedness (i) incurred under the Facilities (as defined below in “—Repayment of Indebtedness”) as in effect immediately prior to October 14, 2025, and without regard to any amendments or modifications thereto that increase the commitments thereunder, (ii) for borrowed money incurred pursuant to agreements in effect prior to the execution of the Merger Agreement that have been made available to Parent prior to October 14, 2025, or (iii) among Hillenbrand and any of its wholly owned subsidiaries or among any of such subsidiaries, which exceptions include limitations with respect to the aggregate principal amount of outstanding letters of credit, bank guarantees, credit support instruments and other similar obligations, in respect of obligations of Hillenbrand and/or any of its subsidiaries;

•
(i) materially modify or amend (other than extensions in the ordinary course of business), cancel or terminate or waive, release or assign any material rights or claims with respect to, any Hillenbrand Material Contracts or (ii) other than in the ordinary course consistent with past practice, enter into any contract that, if in effect on October 14, 2025, would be a Hillenbrand Material Contract;

•
make any material change in accounting methods, except as required by GAAP (or any interpretation or enforcement thereof), Regulation S-X or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

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other than litigation governed by provisions of the Merger Agreement described in the section of this proxy statement titled “—Transaction Litigation,” waive, release, assign, settle or compromise any (x) governmental complaint or (y) claims, liabilities or obligations arising out of, related to or in connection with litigation, other than, settlements of, or compromises for, any litigation (i) where the amounts paid or to be paid are (A) covered, subject to payment of a deductible, by insurance coverage maintained by Hillenbrand and its subsidiaries without any material increase in the premiums due under such policies or (B) otherwise less than $3,000,000 individually or $10,000,000 in the aggregate and (ii) that do not involve a non-monetary restriction on Hillenbrand or its subsidiaries (except for confidentiality and similar de minimis obligations) or an admission of liability or wrongdoing;

•
adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, merger, consolidation, reorganization or recapitalization of Hillenbrand or any of its subsidiaries other than as would be permitted under the provision described in the fifth bullet point in this paragraph;

•
make any loans or advances to, or capital contributions to or investments in, any person (other than (x) Hillenbrand or any of its direct or indirect wholly owned subsidiary or (y) travel and similar advances to its employees in the ordinary course of business consistent with past practice) in excess of $3,000,000 individually or $7,500,000 in the aggregate, other than as would be permitted under provisions described in the fifth bullet point in this paragraph;

•
except as set forth in the capital budget of Hillenbrand made available to Parent prior to October 14, 2025, not commit or authorize any commitment to make any capital expenditures in excess of $5,000,000 in the aggregate;

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transfer, sell, lease, divest, abandon or otherwise dispose of any material assets or businesses of Hillenbrand or its subsidiaries (excluding equity interests and intellectual property rights, which are the subject of the provisions described in the second and sixteenth bullet points in this paragraph, respectively), other than (i) equipment, inventory, supplies and other assets in the ordinary course of business, (ii) in replacement of existing machinery, (iii) disposals of property at the end of its useful life or disposals of obsolete or expired property, (iv) permitted liens, (v) substantially in accordance with Hillenbrand’s budget made available to Parent prior to October 14, 2025, (vi) pursuant to contracts in effect prior to October 14, 2025, or (vii) transactions among Hillenbrand and its subsidiaries or among Hillenbrand’s subsidiaries;

•
engage in any material transaction with, or enter into any material agreement, arrangement or understanding with any affiliate of Hillenbrand or other person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC;

•	(i) enter into a new material line of business or (ii) abandon or discontinue any existing material lines of businesses;
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transfer, sell, lease, license, surrender, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of or grant any lien on any material intellectual property rights owned or purported to be owned by the Company or any of its subsidiaries, except for the granting by Hillenbrand or its subsidiaries of licenses in the ordinary course of business consistent with past practice;

•	fail to use commercially reasonable efforts to maintain insurance coverage under material insurance policies;
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(i) make, revoke or modify any material election related to taxes, (ii) change or revoke any material tax accounting method, (iii) change any annual tax accounting period, (iv) file any material amended tax return or any material amendment or other modification to any tax return other than in the ordinary course of business, (v) enter into any material closing agreement (as defined in Section 7121 of the Code), (vi) enter into any material voluntary disclosure agreement or program with any governmental authority, (vii) settle, compromise, concede, or abandon any material tax claim or assessment, (viii) surrender any right to claim a refund of material taxes or (ix) consent to any extension or waiver of the limitation period applicable to any material tax, tax claim, or tax assessment (other than automatic extensions granted in the ordinary course of business);

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(i) (A) negotiate, modify, extend, or enter into any labor agreement, collective bargaining agreement or any other labor-related contracts, agreements or arrangements with any labor union, labor organization or works council other than national, industry wide, or sector specific agreements outside of the United States, or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of Hillenbrand or its subsidiaries, (ii) implement any employee layoffs, plant closings, reductions in force, or other such actions that would trigger the notice obligations of the Worker Adjustment and Retraining Notification Act of 1988, or any similar laws, or (iii) intentionally waive or release any non-competition, non-solicitation, non-disclosure, non-interference or other material restrictive covenant of any individual with annual base compensation as of the end of his or her employment or engagement with Hillenbrand or its subsidiaries exceeding $300,000;

•	make or commit to make any payments to certain persons other than in accordance with a specified schedule of payments disclosed to Parent; or
•	enter into any agreement to do any of the foregoing.
Acquisition Proposals
The Merger Agreement provides that, during the Pre-Closing Period, Hillenbrand will, and will cause (i) its subsidiaries to, and will instruct its and their respective representatives to, and (ii) the directors and officers of Hillenbrand and its subsidiaries to:
•
immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any person conducted prior to October 14, 2025 by Hillenbrand and its subsidiaries or any of their representatives with respect to any Acquisition Proposal or with respect to any inquiries, indications of interest, proposals or offers that would reasonably be expected to result in an Acquisition Proposal;

•
promptly following October 14, 2025 (and in any event within three business days after October 14, 2025), request in writing that each person that has previously executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal promptly destroy or return to Hillenbrand all nonpublic information previously furnished by Hillenbrand or any of its representatives to such person or any of such person’s representatives in accordance with the terms of such confidentiality agreement; and

•
promptly following October 14, 2025 (and in any event within one business day after October 14, 2025), terminate access to any physical or electronic data room relating to a possible Acquisition Proposal by such person and its representatives.

The Merger Agreement provides that, during the Pre-Closing Period, Hillenbrand will not, and will cause (i) its subsidiaries not to, and will instruct its and their respective representatives not to and will use its reasonable best efforts to cause its and their respective representatives not to, and (ii) the directors and officers of Hillenbrand and its subsidiaries not to:
•
initiate, solicit or knowingly encourage or knowingly facilitate, directly or indirectly, the making of any Acquisition Proposal or any inquiries, indications of interest, proposals or offers that would reasonably be expected to result in, an Acquisition Proposal;

•	approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;
•
fail to enforce, or grant any waiver or amendment or release under, any standstill or similar provision that prohibits a proposal being made to Hillenbrand unless (and only to the extent) the Board of Directors has determined in good faith, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties; or

•
engage or otherwise participate in negotiations or substantive discussions with, or furnish any nonpublic information or other access to, any third party with the intent to induce the making or submission of, or otherwise relating to, an Acquisition Proposal (other than following receipt of an Acquisition Proposal that did not result from a breach (other than a de minimis breach) of the provisions of the Merger Agreement described in this paragraph and the immediately preceding paragraph (which provisions we refer to as the “Non-Solicitation Provisions”) or contacting the person making such Acquisition Proposal or its representatives solely to clarify the terms and conditions of such Acquisition Proposal).

The Merger Agreement provides that, at any time prior to the receipt of the Requisite Shareholder Approval, in the event that Hillenbrand receives a bona fide written Acquisition Proposal after October 14, 2025 that did not result from a breach (other than a de minimis breach) of the Non-Solicitation Provisions, Hillenbrand and the Board of Directors and their representatives may engage in negotiations or substantive discussions with, or furnish information and other access to, any third party making such Acquisition Proposal and its representatives or potential sources of financing if the Board of Directors determines in good faith, after consultation with Hillenbrand’s outside legal and financial advisors, and based on information then available, that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal and that failure to take such actions contemplated by the provisions of the Merger Agreement described in this paragraph would be inconsistent with its fiduciary duties pursuant to applicable law (provided that (i) prior to furnishing any nonpublic information relating to Hillenbrand or any of its subsidiaries, Hillenbrand receives from such third party an executed confidentiality agreement meeting criteria specified in the Merger Agreement (which we refer to as an “Acceptable Confidentiality Agreement”) (ii) any such nonpublic information so furnished has been previously provided or made available to Parent or is provided or made available (including through posting on the electronic data room maintained by Hillenbrand for purposes of the transactions contemplated by the Merger Agreement) to Parent substantially concurrently with it being so furnished to such third party and (iii) any competitively sensitive information or data provided to any such third party in accordance with the applicable provisions of the Merger Agreement who is, or whose affiliates include, a competitor, supplier or customer of Hillenbrand or any of its subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, such arrangements to be determined by Hillenbrand in good faith.
The Merger Agreement requires that Hillenbrand promptly (and in any event within 36 hours) advise Parent orally or in writing in the event that Hillenbrand receives (i) any Acquisition Proposal or any inquiry by any person relating to any Acquisition Proposal, or (ii) any request for nonpublic information relating to Hillenbrand or any of its subsidiaries or for access to the business, properties, personnel, assets, books or records of Hillenbrand or any of its subsidiaries, in each case, by any third party in connection with an Acquisition Proposal or any proposal that would reasonably be expected to lead to an Acquisition Proposal, and in connection with such notice, if applicable, provide to Parent the material terms and conditions (including the identity of the third party making any such Acquisition Proposal and unredacted copies of the Acquisition Proposal and all related documents that describe any of the material terms and conditions of such Acquisition Proposal (including all financing commitments and other documents relating to such financing)) of any such Acquisition Proposal. The Merger Agreement requires that Hillenbrand keep Parent reasonably informed, on a reasonably prompt basis, of the status and material details (including any material change to the terms thereof) of any such Acquisition Proposal and any discussions and negotiations concerning the material terms and conditions thereof, including promptly (but in no event later than 36 hours after receipt) providing Parent unredacted copies of all material correspondence and written materials that describe any of the material terms and conditions of such Acquisition Proposal (including any amendments or modifications thereto) sent or provided to or by Hillenbrand or any of its subsidiaries or any of their respective representatives in connection therewith.
An “Acquisition Proposal” is defined in the Merger Agreement as, other than the transactions contemplated by the Merger Agreement, any proposal or offer from a third party relating to (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Hillenbrand or any of its subsidiaries pursuant to which a third party, or the shareholders of a third party, would hold (directly or indirectly) securities representing more than 20% of the total equity securities of Hillenbrand (by vote or economic interest) or more than 20% of the total equity securities of the surviving or resulting entity of such transaction, after giving effect to the consummation of such transaction, (ii) the direct or indirect acquisition (whether by purchase, license, investment, joint venture or otherwise) by a third party of more than 20% of the consolidated assets, net revenue or net income of Hillenbrand and its subsidiaries, taken as a whole (as determined in good faith by the Board of Directors), or (iii) the acquisition in any manner, directly or indirectly, by a third party of equity securities of Hillenbrand that, after giving effect to the consummation of such purchase or other acquisition, would result in such third party beneficially owning more than 20% of the total outstanding equity securities of Hillenbrand (by vote or economic interest).
A “Superior Proposal” is defined in the Merger Agreement as a bona fide written Acquisition Proposal (the references to “20%” in the definition of Acquisition Proposal are deemed to be references to “50%”) made by a third party on terms that the Board of Directors determines in its good faith judgment, after consultation with its outside legal counsel and financial advisors, and considering such factors as the Board of Directors considers to be appropriate (including the certainty of financing, conditionality, the legal, financial, timing, regulatory and other aspects of the proposal, the likelihood of consummation of such proposal on the terms proposed and the identity of the party making the proposal), are more favorable from a financial point of view to the shareholders of Hillenbrand than the transactions contemplated by the Merger Agreement (after giving effect to all Proposed Changed Terms (as defined below in the section of this proxy statement titled “—The Board of Directors’ Recommendation; Change in Recommendation”)).
The Board of Directors’ Recommendation; Change in Recommendation
As described in this proxy statement, and subject to the provisions of the Merger Agreement described below, the Board of Directors has made the recommendation that Hillenbrand shareholders approve the Merger Agreement (which we refer to as the “Hillenbrand Board Recommendation”). Except as otherwise provided in the Merger Agreement, Hillenbrand has agreed in the Merger Agreement that the Board of Directors will not take any of the following actions (any of the first five of which below we refer to as a “Change in Recommendation”):
•	withdraw (or qualify, amend or modify in a manner adverse to Parent), or publicly propose to withdraw (or so qualify, amend or modify), the Hillenbrand Board Recommendation;
•	adopt a formal resolution approving, adopting or recommending any Acquisition Proposal, or propose publicly to approve, adopt or recommend, or otherwise declare advisable, any Acquisition Proposal;
•
fail to publicly recommend against any publicly disclosed Acquisition Proposal (other than a tender offer or exchange offer) within 10 business days after Parent so requests in writing (or, with respect to any Acquisition Proposal or any change to the price or other material terms of such Acquisition Proposal that is publicly disclosed within the last 10 business days prior to the then-scheduled Special Meeting, fail to take the actions referred to in the provisions of the Merger Agreement described in this bullet point, with references to the 10 business day period being replaced with three business days) it being understood that Parent may make such request only once with respect to each such Acquisition Proposal (provided that Parent may make another written request in the event of any publicly disclosed change to the price or other material terms of such Acquisition Proposal);

•
fail to publicly recommend against any Acquisition Proposal structured as a tender offer or exchange offer within 10 business days after the commencement thereof (within the meaning of Rule 14d-2 promulgated under the Exchange Act);

•	fail to include the Hillenbrand Board Recommendation in this proxy statement; or
•
approve or allow Hillenbrand or any of its subsidiaries to execute any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar definitive agreement (other than an Acceptable Confidentiality Agreement) with any third party relating to any Acquisition Proposal or any proposal that would reasonably be expected to lead to an Acquisition Proposal (we refer to such agreement as an “Alternative Acquisition Agreement”).

The Merger Agreement provides that, in response to a bona fide written Acquisition Proposal received after October 14, 2025 that did not result from a breach (other than a de minimis breach) of the Non-Solicitation Provisions and that the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisors) constitutes a Superior Proposal, Hillenbrand may make a Change in Recommendation or terminate the Merger Agreement pursuant to the Superior Proposal Termination Right and, in the event of a termination, concurrently with such termination, may enter into an Alternative Acquisition Agreement with respect to such Superior Proposal (provided that Hillenbrand may not make a Change in Recommendation or terminate the Merger Agreement pursuant to the Superior Proposal Termination Right unless Hillenbrand (i) complies with its obligations described the immediately following paragraph below, and (ii) in the case of a termination, pays, or causes to be paid, to Parent the Termination Fee payable pursuant to provisions of the Merger Agreement described in the first bullet point in the section of this proxy statement titled “—Termination Fees” prior to or concurrently with such termination).
Under the terms of the Merger Agreement, the Board of Directors will not be entitled to make a Change in Recommendation or terminate the Merger Agreement pursuant to the Superior Proposal Termination Right in accordance with the provisions of the Merger Agreement described in the immediately preceding paragraph, (i) unless Hillenbrand has provided to Parent four business days prior written notice (which notice we refer to as the “Superior Proposal Notice,” and which notice period we refer to as the “Superior Proposal Notice Period”) advising Parent that the Board of Directors intends to take such action and providing the material terms and conditions of, and the identity of the third party making, such Superior Proposal and unredacted copies of all relevant transaction documents, and (ii):
•
Hillenbrand has negotiated in good faith (to the extent Parent requests to negotiate) with Parent during such Superior Proposal Notice Period any revisions to the terms of the Merger Agreement, the Equity Commitment Letter and the Limited Guarantee proposed by Parent; and

•
the Board of Directors has considered any adjustments to the Merger Agreement (including a change to the price and other terms thereof) and the other agreements contemplated thereby that have been irrevocably offered in writing by Parent by the end of the negotiation period (such terms we refer to as the “Proposed Changed Terms”) no later than 11:59 p.m., New York City time, on the last day of the Superior Proposal Notice Period and has determined that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect (provided further that each material revision to the Superior Proposal (it being understood that any change to the financial terms or form of consideration will be deemed a material revision) will be deemed a new Acquisition Proposal and the Board of Directors may not make a Change in Recommendation or terminate the Merger Agreement pursuant to the Superior Proposal Termination Right as described in the immediately preceding paragraph above unless Hillenbrand has complied with the requirements of the Merger Agreement described in this paragraph with respect to each such new Acquisition Proposal, including sending a new Superior Proposal Notice with respect to each such new Acquisition Proposal (it being understood and agreed in the Merger Agreement that the applicable notice and negotiation period for any subsequent Superior Proposal Notice will be three business days from the date each such subsequent Superior Proposal Notice is delivered)).

The Merger Agreement provides that, at any time prior to the receipt of the Requisite Shareholder Approval, the Board of Directors may make a Change in Recommendation pursuant to the provisions of the Merger Agreement described in the first or fifth bullet point in the first paragraph of this section of this proxy statement if the Board of Directors determines, in good faith, after consultation with its outside legal counsel, that an Intervening Event (as defined below) occurred and the failure to take such action would be inconsistent with the directors’ fiduciary duties provided that prior to taking any such action:
•	Hillenbrand has given Parent four business days’ notice of its intention to take such action and a description of such Intervening Event that serves as the basis of the Change in Recommendation;
•
Hillenbrand has negotiated in good faith (to the extent Parent requests to negotiate) with Parent during such notice period any revisions to the terms of the Merger Agreement, the Equity Commitment Letter and the Limited Guarantee proposed by Parent; and

•
following the end of such notice period, the Board of Directors has determined, in good faith, taking into account any revisions to the terms of the Merger Agreement, the Equity Commitment Letter and the Limited Guarantee irrevocably offered in writing by Parent by the end of the negotiation period and after consultation with Hillenbrand’s outside legal counsel, that failure to make a Change in Recommendation would continue to be inconsistent with the directors’ fiduciary duties if such proposed revisions were to be given effect. Provided, however, that each material change to facts and circumstances relating to the Intervening Event will require a new notice and the Board of Directors may not make a Change in Recommendation pursuant to the provisions of the Merger Agreement described in this paragraph unless Hillenbrand has complied with the requirements pursuant to the provisions of the Merger Agreement described in this paragraph with respect to such facts and circumstances (it being understood and agreed in the Merger Agreement that the applicable notice and negotiation period for any subsequent notice will be three business days from the date each such subsequent notice is delivered).

An “Intervening Event” is defined in the Merger Agreement as a material change, effect, development, event, occurrence or circumstance that (i) was not known to, or reasonably foreseeable by, the Board of Directors as of or prior to October 14, 2025 (or if known or reasonably foreseeable, the magnitude or consequences of which were not known or reasonably foreseeable by Board of Directors as of such date) which change, effect, development, event, occurrence or circumstance, or the magnitude or consequences thereof, becomes known to the Board of Directors prior to the time that the Requisite Shareholder Approval is obtained and (ii) does not relate to (A) any Acquisition Proposal or (B) the mere fact, in and of itself, that Hillenbrand meets or exceeds any internal or published financial projections or forecasts for any period ending on or after October 14, 2025 (provided that the exception pursuant to the provisions of the Merger Agreement described in this clause (B) will not prevent any such change, effect, development, event, occurrence or circumstance underlying Hillenbrand meeting or exceeding such metrics from being taken into account in determining whether an Intervening Event has occurred).
Nothing contained in the Merger Agreement prohibits Hillenbrand or the Board of Directors, directly or indirectly through their respective representatives, from (i) taking and disclosing any position or disclosing any information in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to Hillenbrand’s shareholders), and to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to any Acquisition Proposal, (ii) making any “stop, look and listen” communication to Hillenbrand’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to Hillenbrand’s shareholders) or (iii) making any disclosure if the Board of Directors determines, in good faith after consultation with its outside legal counsel that such disclosure is required by applicable law (provided that any disclosures (x) permitted under the provisions described in clauses (i) and (ii) of this paragraph will not, in themselves, constitute a Change in Recommendation and (y) the foregoing will not be deemed to permit the Board of Directors to effect a Change in Recommendation other than in accordance with the provisions of the Merger Agreement described in the second paragraph or fourth paragraph of this section of this proxy statement).
Any breach of the provisions of the Merger Agreement described in this section of this proxy statement and the section of this proxy statement titled “—Acquisition Proposals” by any director or officer of Hillenbrand or any of its subsidiaries will be deemed to be a breach of the Merger Agreement by Hillenbrand.

Employee Matters
The Merger Agreement provides that, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time (or until the date of termination of employment of the relevant Company Employee, if sooner), Parent will provide, or will cause the Surviving Corporation or its applicable subsidiary to provide, each employee of Hillenbrand and any of its subsidiaries as of immediately prior to the Effective Time who remains employed following the Effective Time (which we refer to as a “Company Employee”) with (i) an annual base salary or wage rate that is at least equal to the annual base salary or wage rate provided to the Company Employee immediately prior to the Effective Time, (ii) short-term and long-term incentive compensation opportunities that are, in the aggregate, no less economically favorable than the short-term and long-term incentive compensation opportunities provided to the Company Employee immediately prior to the Effective Time and (iii) employee benefits (excluding change in control payments, deferred compensation, severance, incentive, bonus, equity or equity-based, post-employment welfare and defined benefit pension benefits) that are, in the aggregate, no less favorable than the employee benefits (subject to the same exclusions) provided to the Company Employee immediately prior to the Effective Time. However, Parent and its affiliates (including the Surviving Corporation) will not be obligated provide any Company Employee with any compensation or benefits in the form of equity or equity-based compensation.
In addition, the Merger Agreement provides that, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, Parent will provide, or will cause the Surviving Corporation to provide, to each Company Employee who experiences a termination of employment that would give rise to severance payments or benefits under the existing terms of an applicable Hillenbrand benefit plan severance payments or benefits that are no less favorable than the severance payments and benefits that the Company Employee would have been entitled to receive upon such a termination of employment that occurred immediately prior to the Effective Time under the terms of the applicable Hillenbrand benefit plan.
The Merger Agreement provides that Parent will, or will cause the Surviving Corporation or its applicable subsidiary to, for the performance period in which the Effective Time occurs, (i) honor, assume and continue in accordance with their terms the STIC and the Key Executive STIC and (ii) pay any incentive compensation pursuant to the STIC and the Key Executive STIC in accordance with the terms of such plans.
The Merger Agreement provides that, for purposes of eligibility, vesting, future vacation benefit accrual and determination of level of benefits under the compensation and benefit plans, programs agreements and arrangements of Parent, Hillenbrand, the Surviving Corporation or any respective subsidiary providing benefits to any Company Employees after the Merger Closing (other than for purposes of vesting of equity or equity-based awards) (which we refer to as the “New Plans”), each Company Employee will be credited with the Company Employee’s years of service with Hillenbrand (including any predecessor), the subsidiaries of Hillenbrand and their respective affiliates (and any additional service with any predecessor employer) before the Merger Closing, to the same extent and for the same purposes as the Company Employee was entitled, before the Merger Closing, to credit for service under any similar Hillenbrand benefit plan, except to the extent such credit would result in duplication of compensation or benefits.
In addition, for the applicable plan year in which the Merger Closing occurs, the Merger Agreement provides that Parent will use commercially reasonable efforts to ensure that (i) each Company Employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Hillenbrand benefit plan in which the Company Employee participated immediately before the replacement and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan are waived for the employee and the employee’s covered dependents, to the extent waived or satisfied under the corresponding Company Benefit Plan in which the employee participated immediately prior to the Merger Closing, and that any eligible expenses paid by the employee and any covered dependents and credited under a Hillenbrand group health plan during the portion of the plan year prior to the Effective Time are taken into account under the corresponding New Plan for purposes of satisfying the corresponding deductible, co-insurance, co-payment and maximum out-of-pocket requirements applicable to the employee and the employee’s covered dependents for the applicable plan year as if such amounts had been paid in accordance with the New Plan.

The Merger Agreement provides that, for purposes of any Hillenbrand benefit plan containing a definition of “change in control” or “change of control,” the Merger Closing will be deemed to constitute a “change in control” or “change of control.”
Directors’ and Officers’ Indemnification and Insurance
Parent and Merger Sub have agreed in the Merger Agreement that all rights to exculpation, indemnification, and advancement of expenses for actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with or relating to the transactions contemplated by the Merger Agreement, including the Merger), existing in favor of the Indemnitees as of the execution of the Merger Agreement as provided in the Hillenbrand articles of incorporation or by-laws, the organizational or governing documents of any of the subsidiaries of Hillenbrand, in each case, in effect as of the Effective Time, will survive the Merger and will continue in full force and effect. The Merger Agreement provides that, for a period of six years from and after the Effective Time, Parent, the Surviving Corporation and its subsidiaries will, and Parent will cause the Surviving Corporation and its subsidiaries to, indemnify, defend and hold harmless, and advance expenses to, the Indemnitees with respect to any actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time (including any matters arising in connection with or relating to the transactions contemplated by the Merger Agreement, including the Merger) in the event of any threatened or actual proceeding, whether civil, criminal, administrative, investigative or otherwise, based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that such Indemnitee is or was a director, officer, member, manager or employee of Hillenbrand or its subsidiaries, is or was a trustee or fiduciary of a Hillenbrand benefit plan, or such Indemnitee is or was serving on behalf of Hillenbrand as a director, officer, member, manager or employee of any of Hillenbrand’s affiliates or any of their predecessors or any other person, against any and all costs and expenses (including reasonable and reasonably documented attorneys’ fees, which documentation will not, for the avoidance of doubt, require any Indemnitee to waive or jeopardize any applicable privilege), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement to the fullest extent permitted by applicable law. The Merger Agreement provides that, for a period of six years from and after the Effective Time, Parent will cause the articles of incorporation, by-laws or other organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation, advancement of expenses and limitation of liability that are no less favorable to the Indemnitees than those set forth in the articles of incorporation or the by-laws of Hillenbrand in effect as of the Effective Time, which provisions thereafter will not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any Indemnitee, in each case, except as required by applicable law. The Merger Agreement provides that, from and after the Effective Time, Parent will assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and will cause the Surviving Corporation and its subsidiaries to honor, in accordance with their respective terms, each of the covenants of the Merger Agreement described in this section of the proxy statement.
Parent, the Surviving Corporation and its subsidiaries will pay in advance of the final disposition of any threatened or actual proceeding or any other matter all costs and expenses (including reasonable and reasonably documented attorneys’ fees, which documentation will not, for the avoidance of doubt, require any Indemnitee to waive or jeopardize any applicable privilege) on a current basis as incurred (but not later than fifteen days of a request therefor) of any Indemnitee to the fullest extent permitted by applicable law; provided that the Indemnitee to whom expenses are advanced provides an undertaking (which will not require any security) to repay any such advance if it is finally determined by a court of competent jurisdiction that such person is not entitled to indemnification under applicable law. Parent, the Surviving Corporation and its subsidiaries will not, and Parent will cause the Surviving Corporation and its subsidiaries not to, settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any proceeding or any other matter for which an Indemnitee may seek indemnification under the provisions of this Merger Agreement described in this paragraph unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnitees from any and all liability arising out of such proceeding, and does not include an admission of fault or wrongdoing by any Indemnitee.
At or prior to the Effective Time, Hillenbrand may, and, if Hillenbrand does not, Parent will cause the Surviving Corporation to, obtain and fully pay the premium for directors’ and officers’ liability, fiduciary liability and employment practices liability “tail” insurance covering the Indemnitees and the other natural persons covered under Hillenbrand’s directors’ and officers’ liability, fiduciary liability and employment practices liability insurance in effect as of the Effective Time (such current insurance we refer to as the “Current Insurance”), with a reporting period of six years from and after the Effective Time with respect to claims and other matters arising out of or relating to actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time (including any matters arising in connection with or relating to the transactions contemplated by the Merger Agreement, including the Merger) from an insurance carrier(s) with the same or better credit rating as the insurance carrier(s) with respect to the Current Insurance and with terms and conditions (including retentions and limits of liability) that are no less favorable to the natural insured persons thereunder than the Current Insurance. Provided, however, that Hillenbrand or the Surviving Corporation, as applicable, will not be required to expend for such “tail” insurance an aggregate premium in excess of 300% of the aggregate annual premium for the Current Insurance (which we refer to as the “Maximum Amount”); provided, further, that if such “tail” insurance is not available or the aggregate premium for such “tail” insurance exceeds the Maximum Amount, then Hillenbrand or the Surviving Corporation will obtain the most favorable coverage available for the Maximum Amount. If such “tail” insurance has been obtained by either Hillenbrand or the Surviving Corporation at or prior to the Effective Time, Parent will cause such “tail” insurance to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If Hillenbrand or the Surviving Corporation for any reason fails to obtain such “tail” insurance as of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, continue to maintain in effect, for a period of six years from and after the Effective Time, the Current Insurance, or provide substitute policies therefor from an insurance carrier(s) with the same or better credit rating as the insurance carrier(s) with respect to the Current Insurance, in each case, covering the Indemnitees and the other natural persons covered under the Current Insurance with respect to claims and other matters arising out of or relating to actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time (including any matters arising in connection with or relating to the transactions contemplated by the Merger Agreement, including the Merger) and with terms and conditions (including retentions and limits of liability) that are no less favorable to the natural insured persons thereunder than the Current Insurance. Provided, however, that the Surviving Corporation will not be required to expend for such insurance an aggregate annual premium in excess of the Maximum Amount, and that if such insurance is not available or the aggregate annual premium for such insurance exceeds the Maximum Amount, then the Surviving Corporation will obtain the most favorable coverage available for the Maximum Amount.
The provisions of the Merger Agreement described in this “—Directors Indemnification and Insurance” section of this proxy statement were intended to be for the benefit of, and will be enforceable by, each Indemnitee and any other persons to whom the provisions of the Merger Agreement described in this section of this proxy statement apply (and their respective successors, heirs, estates, administrators, executors, assigns or representatives), each of whom will be a third-party beneficiary of the provisions of the Merger Agreement described in this section of this proxy statement. Following the Merger Closing, Parent will advance, and cause to be paid, on a current basis (but not later than fifteen days of a request therefor) all costs and expenses, including reasonable and documented attorneys’ fees (which documentation will not, for the avoidance of doubt, require any Indemnitee to waive or jeopardize any applicable privilege), that may be incurred by any Indemnitee or other person to whom the provisions of the Merger Agreement described in this section of this proxy statement apply in enforcing their rights thereunder.
Under the terms of the Merger Agreement, the provisions of the Merger Agreement described in this “—Directors Indemnification and Insurance” section of this proxy statement will survive the consummation of the Merger indefinitely and will be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and its subsidiaries. The Merger Agreement provides that, in the event that Parent, the Surviving Corporation, its subsidiaries or any of their successors or assigns consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or a majority of its assets to any person, then, and in each such case, Parent, the Surviving Corporation and its subsidiaries will, and Parent will cause the Surviving Corporation and its subsidiaries to, ensure that proper provision will be made so that the successors and assigns of Parent, the Surviving Corporation, its subsidiaries or any of their respective successors or assigns, as applicable, will succeed to the obligations set forth in the provisions of the Merger Agreement described in this section of this proxy statement.

Debt Commitments
In connection with the Merger Agreement, Parent entered into debt commitment letters, dated October 14, 2025, as amended and restated on November 10, 2025 (which we refer to as the “Debt Commitment Letters”), with various lenders providing for commitments by such lenders, subject to the terms and conditions set forth in the Debt Commitment Letters, to provide (i) a $1.8 billion aggregate principal amount senior secured term loan facility (which we refer to as the “Initial Term Facility”), (ii) a $400 million aggregate principal amount senior secured revolving credit facility (which we refer to as the “Initial Revolving Facility”), (iii) a $500 million aggregate principal amount senior secured bridge loan facility (which we refer to as the “Bridge Facility” and, together with the Initial Term Facility and the Initial Revolving Facility, the “Credit Facilities”) and (iv) a $350 million aggregate principal amount senior secured letter of credit facility (which we refer to as the “LC Facility”).
Substantially concurrently with the Merger Closing, the borrowings or other credit support provided under the Credit Facilities and the LC Facility, together with the proceeds of the Equity Financing, cash on hand at Hillenbrand and its subsidiaries and other available funds, will be used (i) to pay the Merger Consideration, (ii) to repay and terminate the commitments under certain existing indebtedness of Hillenbrand and its subsidiaries (which we refer to as the “Refinancing”), (iii) to replace, backstop or collateralize any letters of credit, guarantees or other credit support issued pursuant to existing facilities, (iv) to fund working capital, (v) to pay transaction fees, costs, expenses and premiums and (vi) with any remaining amounts, for general corporate purposes.
The amount of loans available to the borrower under the Bridge Facility will be reduced by (i) the aggregate gross proceeds from the issuance of any senior secured notes (which we refer to as the “New Notes”) or upsized term loans issued by Parent, Hillenbrand or any of its subsidiaries on or prior to, or substantially concurrently with, the Merger Closing and (ii) the aggregate principal amount on the Merger Closing Date of the Hillenbrand Notes (as defined below in this section of this proxy statement titled “—Repayment of Indebtedness”) that are equally and ratably secured with the Debt Financing after giving effect to any change of control offer not accepted by the holders of such notes or consent solicitation to, among other things, remove the change of control provision prior to the closing of the Merger, if such aggregate principal amount of such assumed notes exceeds $25 million.
The initial borrowings and other credit extensions under and effectiveness of the Credit Facilities and the LC Facility are subject solely to the satisfaction (or waiver by the requisite lenders) of a number of limited conditions, including the following: (i) there not having occurred any Company Material Adverse Effect (as defined in the Merger Agreement) that would give Parent the right to terminate its obligations pursuant to the terms of the Merger Agreement, (ii) consummation of the Merger substantially simultaneously with the initial borrowings under the Credit Facilities in all material respects in accordance with the Merger Agreement (subject to customary limitations on amendments, modifications or waivers of the Merger Agreement), (iii) the consummation of the Equity Financing substantially simultaneously with the initial borrowings under the Credit Facilities, (iv) delivery of certain consolidated financial statements of Hillenbrand and its subsidiaries, (v) delivery of certain documentation with respect to the borrowers and guarantors under the Credit Facilities and the LC Facility required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, (vi) execution and delivery of definitive loan documentation and receipt of customary legal opinions and closing documents, notices and certificates (including a customary solvency certificate), (vii) consummation of the Refinancing and, at Parent’s request, commencement of an optional redemption, change of control offer or consent solicitation transaction with respect to Hillenbrand’s existing senior notes, (viii) payment of all fees and expenses substantially simultaneously with the initial borrowings under the Credit Facilities that are required by the terms of the Debt Commitment Letters to be paid on the Merger Closing Date, (ix) the truth and correctness in all material respects of certain specified representations set forth in the Merger Agreement, but only to the extent that breach of such representations would give Parent the right to terminate its obligations pursuant to the terms of the Merger Agreement, and the truth and correctness in all material respects of certain specified representations set forth in the Debt Commitment Letters, in each case on the Merger Closing Date, (x) solely as a condition to the availability of the Bridge Facility, (A) the investment banks that have been engaged in connection with the offering of the New Notes have been provided with certain customary offering documents and other financial data reasonably necessary for such investment banks to receive customary comfort letters from the independent accountants of Hillenbrand in connection with the offering of the New Notes and (B) such investment banks have been afforded a marketing period of at least ten business days (subject to certain customary blackout dates which do not reset the ten business day period) to market the New Notes, and (xi) solely as a condition to the availability of the Initial Term Facility, the Merger Closing Date has not occurred earlier than 45 days following October 14, 2025.
The commitments of the lenders under the Debt Commitment Letters will terminate on the earliest to occur of (i) the termination of the Merger Agreement prior to the Merger Closing, (ii) the Merger Closing without the funding of the Credit Facilities and (iii) five business days after the nine-month anniversary of October 14, 2025, if the Merger Closing Date does not occur on or prior to such date.
Financing Cooperation
The Merger Agreement provides that, prior to the Merger Closing, Hillenbrand will, and will cause its subsidiaries and their respective representatives to, at Parent’s sole expense, reasonably cooperate with Parent in connection with Parent’s arrangement, marketing, syndication, obtainment and consummation of the Debt Financing, which cooperation by Hillenbrand will consist of, at the reasonable request of Parent:
•
using reasonable best efforts to furnish Parent with financial and other pertinent information regarding Hillenbrand and its subsidiaries as may be reasonably requested in writing by Parent and that is necessary and customary for financings of the type contemplated by the Debt Commitment Letters, including (x) in connection with the preparation of all offering documents and similar documents (including to the extent necessary any “public side” versions thereof that do not contain material nonpublic information) and (y) in connection with due diligence investigations by the financing sources and their advisors;

•
using reasonable best efforts to cause members of the senior management team of Hillenbrand and its subsidiaries with appropriate expertise to participate, during normal business hours and upon reasonable advance notice and at reasonable and mutually agreed times and locations, in a reasonable number of meetings, presentations, due diligence sessions and sessions with the providers or potential providers of the Debt Financing and with rating agencies in connection with the Debt Financing;

•
using reasonable best efforts to assist Parent with (w) to the extent reasonably requested by Parent in writing, obtaining an amendment, waiver or modification to the Syndicated L/G Facility Agreement, dated as of June 21, 2022, as amended (the “Syndicated L/G Facility Agreement”), by and among Hillenbrand, certain of its subsidiaries, the lenders party thereto from time to time and Commerzbank Aktiengesellschaft, as agent, (x) promptly upon reasonable request by Parent, updating the applicable schedule of letters of credit, bank guarantees, indemnities, sureties and other such instruments (which we refer to in this proxy statement as “Existing Letters of Credit”) to the extent any Existing Letters of Credit are issued between October 14, 2025, and the Merger Closing Date, (y) facilitating the cash collateralization, backstop or roll of the Existing Letters of Credit and any parent guarantees of Hillenbrand and its subsidiaries, the replacement of (or posting of any credit support with respect to) any parent guarantee issued by Hillenbrand or any of its subsidiaries and the provision of any other credit support required by the issuers of such Existing Letters of Credit and any third-party beneficiaries of any parent guarantee or other credit support (such credit support pursuant to the provisions of the Merger Agreement described in this clause (y) that Parent reasonably determines is necessary for the benefit of the issuer of any Existing Letters of Credit or beneficiary of any parent guarantee (or similar, howsoever described), the “Required Credit Support”) and (z) taking steps as reasonably requested by Parent in order to coordinate the release on the Merger Closing Date of all liens over the equity interests and properties and assets of Hillenbrand and its subsidiaries securing obligations for indebtedness (other than any permitted liens) and related guarantees;

•
providing other customary information as may be reasonably requested by Parent in connection with Parent’s satisfaction of the conditions precedent set forth in any Debt Commitment Letter, to the extent the satisfaction of such condition requires the cooperation of or is within the control of Hillenbrand or its subsidiaries;

•
providing reasonable and customary assistance to Parent and the financing sources in their preparation of the offering documents for the Debt Financing including by offering Parent a business description and a “Management’s Discussion and Analysis” of the financial statements to be included in such offering documents, in each case as set forth in Hillenbrand’s SEC filings;

•
in the event the Debt Financing includes an offering of debt securities, using reasonable best efforts to request and facilitate its independent auditor to (A) provide, consistent with customary practice, customary accountant’s comfort letters (including “negative assurance” comfort and change period comfort), together with drafts of such comfort letters and bringdowns thereof that such independent auditors are prepared to deliver, subject to the completion of customary procedures, upon the “pricing” and “closing,” respectively, of any high-yield bonds being issued in connection with the Debt Financing, and consents from Hillenbrand’s independent auditor with respect to financial information regarding Hillenbrand and its subsidiaries and (B) attend a reasonable and customary number of accounting due diligence sessions and drafting sessions;

•
using reasonable best efforts to (A) assist Parent and the financing sources with obtaining ratings as contemplated by the Debt Financing and (B) execute and deliver any customary authorization letters with respect to the offering documents for the Debt Financing;

•
solely to the extent full draft and final copies of such documentation that are available have been provided to Hillenbrand and its attorneys, executing and delivering customary evidence of authority, customary officer’s certificates and customary solvency certificates, in each case, solely to the extent related to Hillenbrand and its subsidiaries and solely as reasonably requested in writing by Parent (provided, however, that no officer of Hillenbrand or any of its subsidiaries who is not remaining in such position following the Merger Closing will be obligated to execute any evidence, certificate or other document contemplated by the Merger Agreement in connection with the Debt Financing and no such evidence, certificate or other document will be effective prior to the Merger Closing); and

•
using reasonable best efforts to provide customary assistance in the preparation and execution of the definitive documentation in connection with the Debt Financing, including executing and delivering by Hillenbrand and its subsidiaries, effective only upon the Merger Closing, of, or completing any schedules or other customary informational requirements relating to Hillenbrand and its subsidiaries with respect to, any credit agreements, purchase agreements, indentures, guarantees, pledge and security documents, other definitive financing documents or other certificates or documents contemplated by the Debt Financing, hedging agreements reasonably requested by Parent and otherwise facilitating the creation and perfection of the security interests in the collateral contemplated by the Debt Financing.

Hillenbrand consented to the use of the logos of Hillenbrand and each of its subsidiaries in connection with the Debt Financing; provided that such logos will be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect Hillenbrand or its subsidiaries or their reputation or goodwill.
The Merger Agreement provides that, notwithstanding anything to the contrary contained in the Merger Agreement, neither Hillenbrand nor any of its subsidiaries will be required to:
•	pay any commitment or other similar fee or any expense reimbursement (other than to the extent reimbursable, indemnified or payable by Parent or Merger Sub);
•
incur any actual or potential liability of any kind (or cause their respective representatives to incur any actual or potential liability of any kind) prior to the Effective Time (other than to the extent reimbursable, indemnified or payable by Parent or Merger Sub);

•
execute or enter into any agreement or commitment in connection with the Debt Financing (or any alternative financing incurred to finance the Merger) prior to the Effective Time or provide any certification or opinion of Hillenbrand or its representatives, other than any customary authorization letters with respect to the offering documents for the Debt Financing or other specified customary pertinent financial information required to be provided by Hillenbrand and its subsidiaries pursuant to the Merger Agreement (the “Required Financial Information”);

•
take any action that would (I) unreasonably interfere with the ongoing operations of Hillenbrand and its subsidiaries, (II) cause any representation or warranty in the Merger Agreement to be breached or that would cause or could be reasonably likely to cause any Closing Conditions to not be satisfied, (III) cause any director, officer or employee of Hillenbrand or any of its subsidiaries to incur any actual or potential personal liability, (IV) conflict with Hillenbrand’s charter or by-laws (or similar organizational documents of any of the subsidiaries of Hillenbrand) or any laws or (V) result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any contract to which Hillenbrand or any of its subsidiaries is a party;
•	provide access to or disclose information that Hillenbrand determines would jeopardize any attorney-client or other privilege of Hillenbrand or any of its subsidiaries;
•	change any fiscal period;
•
file or furnish any reports or information with the SEC in connection with financings of the type contemplated by the Debt Commitment Letters, except, after consultation between Parent and Hillenbrand and their representatives, the furnishing on current reports on Form 8-K by Hillenbrand of information included in documents with respect to such financing to the extent required in order to satisfy Hillenbrand’s disclosure obligations under Regulation FD of the Exchange Act;

•	authorize any corporate action prior to the Effective Time; or
•	provide any other information of a type specifically designated as excluded information under the Merger Agreement (“Excluded Information”).
The Merger Agreement provides that Hillenbrand will and will cause its subsidiaries to, upon Parent’s prior written request, (x) at least four business days prior to the Merger Closing Date, furnish Parent with all documentation and other information about Hillenbrand and its subsidiaries as is reasonably requested in writing by Parent and (y) at least nine business days prior to the Merger Closing Date, furnish Parent with documents or other information relating to Hillenbrand or its subsidiaries required by bank regulatory authorities with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2011.
The Merger Agreement requires that Parent promptly reimburse Hillenbrand for any reasonable and documented out-of-pocket expenses and costs (including attorneys’ fees) incurred by Hillenbrand, its affiliates and their respective representatives in connection with any cooperation contemplated by the provisions of the Merger Agreement described in this section of this proxy statement; provided that Hillenbrand and its affiliates (and not Parent) will be responsible for any amounts that would have been incurred in connection with the transactions contemplated by the Merger Agreement regardless of the Debt Financing. The Merger Agreement provides that Hillenbrand, its affiliates and their respective representatives (collectively, the “Cooperation Indemnitees”) will be indemnified and held harmless by Parent and Merger Sub for and against any and all liabilities, losses, damages, claims, costs, expenses (including advancing reasonable and documented attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by the Cooperation Indemnitees in connection with the arrangement of the Financing (or any alternative financing incurred to finance the Merger), any refinancing of indebtedness contemplated by the Merger Agreement or any information utilized in connection therewith or Hillenbrand’s cooperation with respect thereto, except in the event such liabilities, losses, damages, claims, costs, expenses (including advancing reasonable and documented attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties arose out of or as a result of the willful misconduct, gross negligence, fraud by Hillenbrand or any of its affiliates, or any material inaccuracy with respect to any financial information delivered by (or on behalf of) Hillenbrand and its affiliates for use in the marketing of the Debt Financing.
The Merger Agreement provides that Hillenbrand will, and will cause its subsidiaries to, use reasonable best efforts to update the Required Financial Information provided to Parent as may be necessary so that the Required Financial Information is (i) compliant with certain specified customary requirements and (ii) meets the applicable requirements of Required Financial Information described in the Merger Agreement. The Merger Agreement provides, for the avoidance of doubt, that Parent may, to most effectively access the financing markets, request the cooperation of Hillenbrand and its subsidiaries under the provisions of the Merger Agreement described in this section at any time, and from time to time and on multiple occasions, between October 14, 2025, and the Merger Closing Date; provided that, for the avoidance of doubt, the “Marketing Period” will not be applicable as to each attempt to access the markets (it being understood and agreed that once the “Marketing Period” has commenced and then been completed in accordance with the definition thereof, there will not be a subsequent “Marketing Period” under the Merger Agreement). In the Merger Agreement, Parent agreed to provide

Hillenbrand drafts of all offering documents and all marketing materials for the Debt Financing with a reasonable time to review such documents and materials, and, subject to Parent’s compliance with such obligation, Hillenbrand agreed to use reasonable best efforts to review all such offering documents and marketing materials and identify for Parent any information contained therein that it reasonably believes constitutes material nonpublic information with respect to Hillenbrand and its subsidiaries (taken as a whole) or their respective securities. If Hillenbrand identifies any such information (“Identified MNPI”), and such information is customarily included in offering documents or marketing materials for debt financing of the type consistent with the Debt Financing, is reasonably requested by Parent to be included in the offering documents or marketing materials for the Debt Financing and does not include any Excluded Information or information as to which Hillenbrand reasonably objects (any such Identified MNPI, “Acceptable MNPI”), then Hillenbrand and Parent will consult with one another regarding the inclusion of any such Acceptable MNPI in the offering documents for the Debt Financing and, to the extent that, following such consultation, any such Acceptable MNPI is included in such offering documents, Hillenbrand has agreed to file a current report on Form 8-K that includes, or otherwise publicly disseminate, such Acceptable MNPI that was so included in such offering documents in order to “cleanse” such Acceptable MNPI. The Merger Agreement provides that Parent will remove all such Identified MNPI that is not such Acceptable MNPI from such offering documents and marketing materials upon reasonable request by Hillenbrand.
The Merger Agreement provides that, notwithstanding anything to the contrary contained in the Merger Agreement, the Hillenbrand Covenants Condition, as it applies to Hillenbrand’s obligations under the provisions of the Merger Agreement described in this section, will be deemed satisfied unless (i) Hillenbrand materially breaches its obligations under the provisions of the Merger Agreement described in this section, (ii) Parent has provided Hillenbrand with notice in writing of such breach (with reasonable specificity as to the basis for any such breach), and Hillenbrand has failed to cure such breach in a timely manner, and (iii) such breach is the proximate cause of the failure of the Debt Financing to be obtained.
The “Marketing Period” is defined under the Merger Agreement as the first period of 13 consecutive business days after October 14, 2025 (a) throughout and at the end of which Parent will have the Required Financial Information and the Required Financial Information will be compliant and (b) throughout and at the end of which the conditions described in the first two paragraphs in the section of this proxy statement titled “—Conditions to Closing of the Merger” (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver of such conditions) have been satisfied or waived and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied assuming the Merger Closing were to be scheduled for any time during such period of 13 consecutive business days; provided that (a) November 26, 2025, November 27, 2025, November 28, 2025, January 19, 2026, February 16, 2026, May 25, 2026, June 19, 2026, July 3, 2026, and July 4, 2026, will not constitute business days for purposes of calculating such period of 13 consecutive business days (provided, however, that such exclusion will not restart such period) and (b) if such period of 13 consecutive business days will not have ended on or prior to December 19, 2025, then such period of 13 consecutive business days will be deemed not to have commenced and will thereafter not commence until January 5, 2026; provided, further, that the Marketing Period will not be deemed to have commenced if, after October 14, 2025, and prior to the completion of such period of 13 consecutive business days, (A) Hillenbrand has publicly announced Hillenbrand’s intention to restate any historical financial statements or other financial information included in the Required Financial Information or has publicly announced that any such restatement is under active consideration, in which case, the Marketing Period will not commence or be deemed to commence unless and until such restatement has been completed and the Required Financial Information has been amended and updated or Hillenbrand has publicly announced or informed Parent that it has concluded that no restatement will be required in accordance with GAAP, (B) Hillenbrand’s independent auditor will have withdrawn its audit opinion with respect to any audited financial statements contained in the Required Financial Information, in which case the Marketing Period will not commence or be deemed to commence unless and until a new audit opinion is issued with respect to such audited financial statements (or portion thereof) for the applicable periods by the independent auditor of Hillenbrand or another independent public accounting firm of national standing reasonably acceptable to Parent (it being understood that any “big four” accounting firm will be deemed acceptable), or (C) the Required Financial Information would not be compliant at any time during such period of 13 consecutive business days, in which case the Marketing Period will not commence or be deemed to commence unless and until the Required Financial Information is updated or supplemented so that it is Compliant (it being understood that if the Required

Financial Information provided at the commencement of the Marketing Period ceases to be compliant during such period of 13 consecutive business days, then the Marketing Period will be deemed not to have commenced); provided, further, that, notwithstanding anything to the contrary, the Marketing Period will end on any earlier date on which the Debt Financing or any alternative financing is obtained. If at any time Hillenbrand will in good faith believe that it has provided the Required Financial Information and that the Required Financial Information is compliant, it may deliver to Parent a written notice to that effect (stating when it believes it completed the delivery to Parent of the Required Financial Information that is compliant), in which case, the delivery by Hillenbrand to Parent of the Required Financial Information that is compliant will be deemed to have occurred as of the time of delivery stated in such notice, unless Parent in good faith reasonably believes Hillenbrand has not completed the delivery of the Required Financial Information that is compliant on such date and, within two business days after the date of delivery of such notice, delivers a written notice to Hillenbrand to that effect (stating with specificity which financial statements comprising part of the Required Financial Information Parent reasonably believes Hillenbrand has not delivered and the basis for such belief or how the Required Financial Information is not compliant). Following delivery of the Required Financial Information that is compliant as specified in such notice, the Marketing Period will commence so long as all other conditions and requirements for the Marketing Period to commence are satisfied; provided that such written notice from Parent to Hillenbrand will not prejudice Hillenbrand’s right to assert that the Required Financial Information was, in fact, delivered and is compliant.
Repayment of Indebtedness
The Merger Agreement provides that Hillenbrand will, at the direction of Parent, with immediately available funds provided by Parent at the Effective Time, repay in full the applicable payoff amounts set forth in the Payoff Letters (as defined below) (including, to the extent set forth therein, all amounts necessary to cash collateralize any of the Existing Letters of Credit under the Syndicated L/G Facility Agreement or the Fifth Amended and Restated Credit Agreement, dated as of July 9, 2025, as amended (the “Credit Facility Agreement,” and together with the Syndicated L/G Facility Agreement, the “Facilities”), by and among Hillenbrand, certain of its subsidiaries, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, and to pay fees, expenses, costs, commitment fees, penalties and other amounts payable to the applicable agent or the applicable lenders under the applicable Facility) and, other than to the extent specified in the Payoff Letters, terminate all commitments, obligations and agreements under the Facilities. The Merger Agreement provides that, unless the agent under the applicable Facility has otherwise waived or modified any notice requirements under the applicable Facility, Hillenbrand, at the request of Parent made no later than 10 business days prior to the Merger Closing Date, will provide the advance notice required under each Facility in connection with the foregoing. Hillenbrand will deliver or cause to be delivered to Parent prior to the Merger Closing Date duly executed payoff letters (or local equivalents) (and deliver drafts thereof at least two business days prior to the Merger Closing Date) with respect to any Facility for which Parent has requested repayment and termination of commitments thereunder in accordance with the provisions of the Merger Agreement described in this section, in form and substance reasonably satisfactory to Parent and the financing sources (which we refer to as “Payoff Letters”), which Payoff Letters (or local equivalents) will state (i) the aggregate amount of the obligations of Hillenbrand and its subsidiaries (including unpaid principal, accrued and unpaid interest, prepayment penalties, breakage costs and premiums in connection with the repayment thereof) that will be outstanding thereunder as of the Merger Closing (after taking into account any Required Credit Support), (ii) unless otherwise agreed to by Parent, that upon receipt of the payoff amount set forth therein and the Required Credit Support, the applicable instruments evidencing or giving rise to such indebtedness will be automatically terminated and all liabilities and obligations thereunder of Hillenbrand and its subsidiaries will be satisfied, released and discharged (except for (x) the provisions in such instruments that, by their terms, expressly survive such termination and (y) any Existing Letters of Credit and Required Credit Support contemplated by the applicable Payoff Letter to remain in effect or outstanding following the release of the liens pursuant to the provisions of the Merger Agreement described in clause (iii) below) and (iii) to the extent applicable, that all liens securing such liabilities and obligations thereunder (other than the Required Credit Support) will be, upon the payment of the applicable payoff amount and Required Credit Support, automatically released and terminated. The Merger Agreement provides that, on or prior to the Merger Closing Date, Hillenbrand will deliver or cause to be delivered to Parent all documents described in such Payoff Letters that are necessary to release or evidence the release of the liens pursuant to the provisions of the Merger Agreement described in clause (iii) above, including all relevant financing statements, authorizations and other relevant documents to enable Parent,

Hillenbrand or their respective delegates to make all filings or to take all other appropriate actions in each applicable jurisdiction to release or evidence the release of the liens pursuant to the provisions of the Merger Agreement described in clause (iii) above.
The Merger Agreement provides that Hillenbrand will use its reasonable best efforts upon Parent’s written request to, prior to Merger Closing, reasonably assist Parent in (w) preparing one or more notices of redemption for the outstanding aggregate principal amount of Hillenbrand’s 6.2500% Senior Notes due 2029 (the “2029 Notes”) and/or Hillenbrand’s 3.7500% Senior Notes due 2031 (together with the 2029 Notes, the “Hillenbrand Notes”), which notice of redemption will be expressly conditioned on the occurrence of the Merger Closing, in order to effect a redemption pursuant to the terms of the indenture governing the Hillenbrand Notes (the “Hillenbrand Indenture”), (x) commencing one or more consent solicitations, which solicitation will be expressly conditioned on the occurrence of the Merger Closing, to amend the Hillenbrand Indenture to remove the significant negative covenants therefrom with respect to one or more series of the Hillenbrand Notes then outstanding, (y) preparing an offer to purchase for a Change of Control Offer (as defined in the Hillenbrand Indenture), which offer will be expressly conditioned on the occurrence of the Merger Closing, and commencing one or more Change of Control Offers for one or more series of the Hillenbrand Notes then outstanding, pursuant to the terms of the Hillenbrand Indenture and (z) providing any other cooperation reasonably requested by Parent that is reasonably necessary to facilitate the assumption, redemption or repayment of the Hillenbrand Notes (including, if elected by Parent, (A) the satisfaction and discharge of the Hillenbrand Indenture and/or (B) taking such actions (and using reasonable best efforts to facilitate the trustee in respect of each series of the Hillenbrand Notes to take such actions) as may be required to make effective provision to secure all of the Hillenbrand Notes equally and ratably with the Debt Financing, in each case, pursuant to the Hillenbrand Indenture) effective as of (or at Parent’s election, following) the Effective Time, in each case, other than (A) the payment of funds by Hillenbrand or any of its subsidiaries or affiliates in connection with this paragraph, including, any consent fee, redemption price or any Change of Control Payment (as defined in the Hillenbrand Indenture), entry into one or more supplemental indentures to the Hillenbrand Indenture or satisfaction and discharge of any Hillenbrand Notes or Hillenbrand Indenture, as applicable, and (B) requiring Hillenbrand to cause its counsel to deliver any legal opinions in connection with this paragraph; provided that, in each case, Parent will provide Hillenbrand the opportunity to review and comment on such notices and any other documents in connection with taking the actions pursuant to the provisions of the Merger Agreement described in this paragraph reasonably in advance of their delivery, without Hillenbrand being required to request such documents from Parent, and, after review and consultation, Parent will give reasonable and good faith consideration to reflecting any comments raised by Hillenbrand. The Merger Agreement provides that Hillenbrand will not be required to take any action (i) until Parent has provided forms of any notice of redemption, supplemental indenture, offer to purchase for a Change of Control Offer and other related documents or (ii) if Hillenbrand determines that such action would reasonably be expected to violate the terms of any contract to which Hillenbrand or any of its subsidiaries is a party, including the Hillenbrand Indenture. Under the terms of the Merger Agreement, if at any time prior to the completion of any action contemplated by the provisions of the Merger Agreement described in this paragraph any information in such documentation should be discovered by Hillenbrand or Parent that should be set forth in an amendment or supplement to such documentation, so that such documentation will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information will promptly notify the other party, and an appropriate amendment or supplement prepared by Parent (subject to the review of, and comment by, Hillenbrand) describing such information will be disseminated by or on behalf of Hillenbrand to the holders of the applicable series of Hillenbrand Notes and any other relevant parties.
Special Meeting
The Merger Agreement requires that Hillenbrand, as promptly as reasonably practicable (and in any event within 10 business days following the first date on which the SEC or the SEC staff has (a) orally or in writing, confirmed that it has no further comments on the preliminary proxy statement relating to the Shareholders’ Meeting (as defined below) or does not intend to review the preliminary proxy statement or (b) not informed Hillenbrand that it will review the preliminary proxy statement), establish a record date for and give notice of a meeting of its shareholders, for the purpose of voting upon the adoption of the Merger Agreement (including any adjournment or postponement thereof, the “Shareholders’ Meeting”) and, as promptly as reasonably practicable following such record date, mail (or cause to be mailed) to the holders of Hillenbrand common stock as of the record date established for the Shareholders’ Meeting a proxy statement relating to the Shareholders’ Meeting (such date, the “Proxy Date”). The Merger Agreement requires that Hillenbrand duly call, convene and hold the Shareholders’ Meeting as promptly as reasonably practicable after the Proxy Date (and in no event later than the 40th day following the first mailing of the proxy statement to the shareholders of Hillenbrand); provided, however, that Hillenbrand, in its reasonable judgment and following consultation with Parent, will determine the length of any period for the solicitation of proxies from its shareholders.
Under the Merger Agreement, Hillenbrand may (and, on no more than one occasion and for no more than 10 business days, if requested by Parent, will) postpone, recess or adjourn the Special Meeting
•	with the consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed);
•	for the absence of a quorum;
•	to allow additional time for solicitation of proxies for purposes of obtaining the Requisite Shareholder Approval;
•
to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Board of Directors has determined in good faith (after consultation with its outside legal counsel) is necessary or advisable under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by Hillenbrand’s shareholders prior to the Shareholders’ Meeting; or

•	if required by applicable law or a request from the SEC or its staff.
Hillenbrand, however, may not postpone, recess or adjourn the Special Meeting pursuant to the provisions described in the second, third and fourth bullet points in the immediately preceding sentence (x) more than two times or (y) for more than 25 business days in the aggregate (for purposes of the foregoing clauses (x) and (y), without counting any postponements, recesses or adjournments effected at the request of Parent), in each case, without Parent’s prior written consent. The Merger Agreement provides that, once Hillenbrand has established a record date for the Shareholders’ Meeting, Hillenbrand will not change such record date or establish a different record date for the Shareholders’ Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable law or Hillenbrand’s the articles of incorporation or by-laws. Under the terms of the Merger Agreement, unless the Board of Directors has effected a Change in Recommendation, Hillenbrand must use commercially reasonable efforts to solicit proxies in favor of adoption of the Merger Agreement.
Transaction Litigation
The Merger Agreement provides that, prior to the Effective Time, Hillenbrand will provide Parent, and Parent will provide Hillenbrand, with prompt notice of all Transaction Litigation (as defined below) (including by providing copies of all pleadings with respect thereto) of which such party becomes aware, and keep the other party reasonably informed with respect to the status thereof. Hillenbrand will give Parent the opportunity (at Parent’s expense) to participate in (but not control) the defense and settlement of any Transaction Litigation against Hillenbrand, its subsidiaries or its or their respective officers or directors, and Parent will give Hillenbrand the opportunity (at Hillenbrand’s expense) to participate in (but not control) the defense and settlement of any Transaction Litigation against Parent, its subsidiaries or its or their respective officers or directors, in each case in accordance with the terms of a mutually agreed joint defense agreement. For purposes of the provisions of the Merger Agreement described in this section of this proxy statement, “participate” means that the applicable party (i) will be kept apprised of proposed strategy and other significant decisions with respect to the litigation (to the extent that such disclosure would not result in a waiver of the attorney-client privilege between such party and its counsel (provided, that the applicable party has reasonably cooperated with other party and used commercially reasonable efforts to permit disclosure of such information in a manner that would not result in a waiver of such attorney-client privilege)) and (ii) may offer comments or suggestions with respect to such litigation (which comments and suggestions will be considered in good faith by the receiving party). Hillenbrand and its subsidiaries will not enter into any settlement agreement in respect of any Transaction Litigation without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
“Transaction Litigation” is defined in the Merger Agreement as any proceeding commenced by any person (including by or on behalf of any current or former holder of securities of Hillenbrand) against a party to the

Merger Agreement or any of its subsidiaries or any of its or their respective officers or directors, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by the Merger Agreement, including any such proceeding alleging or asserting any misrepresentation or omission in the proxy statement relating to the Shareholders’ Meeting, any other document required to be filed with the SEC in connection with the Merger or any other communications to the shareholders of Hillenbrand. “Transaction Litigation” does not include any proceedings solely among the parties to the Merger Agreement, Lone Star’s confidentiality and clean team agreements with Hillenbrand, the Limited Guarantee or the Equity Commitment Letter.
Regulatory Efforts and Related Matters
In the Merger Agreement, Parent, Merger Sub and Hillenbrand have agreed to, and Hillenbrand has agreed to cause its affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement, including to:
•	cause the Closing Conditions of the Merger to be satisfied as promptly as practicable;
•
obtain all necessary consents, approvals, orders, waivers, finding of suitability and authorizations of, actions or non-actions by, any governmental authority or any third party necessary in connection with the consummation of the transactions contemplated by the Merger Agreement and make all necessary registrations, declarations and filings with, and notices to, any governmental authorities (including pursuant to the HSR Act and any other applicable Antitrust Law) and take all steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any governmental authority or other persons necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, subject to certain specified limitations with respect to Hillenbrand and its subsidiaries;

•
vigorously defend or contest any claims, lawsuits, actions or other legal proceedings, whether judicial or administrative and whether brought by a governmental authority or any third party, challenging the Merger Agreement or that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed; and

•
execute and deliver any additional instruments necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of the Merger Agreement and to carry out fully the purposes of the Merger Agreement.

In the Merger Agreement, Parent and Merger Sub agreed to promptly take, and to cause their respective subsidiaries to take, any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws that may be required by any governmental authority so as to enable the parties to close the transactions contemplated by the Merger Agreement, including the Merger, as promptly as practicable, including:
•
committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such assets or businesses of Parent or Hillenbrand or their respective subsidiaries (or agreeing to change or modify any course of conduct regarding future operations or otherwise taking actions that would limit its freedom of action with respect to, or its ability to retain, one or more of their respective businesses, product lines, divisions or assets or interests therein);

•	terminating, relinquishing, modifying, or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or Hillenbrand or their respective subsidiaries; and
•
creating any relationships, ventures, contractual rights, obligations or other arrangements of Parent or Hillenbrand or their respective subsidiaries (and, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an order or decree or file appropriate applications with any governmental authority in connection with any of the foregoing), as are required in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any governmental authority, that would otherwise have the effect of preventing or delaying the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
The Merger Agreement provides that any of the actions described in the above three bullet points will be conditioned on the occurrence of the Merger Closing unless otherwise agreed in writing by the parties.
Each of the parties agreed in the Merger Agreement to promptly make and not withdraw (and in no event later than 25 business days following the Merger Agreement) (other than, with Hillenbrand’s prior written consent, not to be unreasonably withheld, conditioned or delayed, one “pull and refile” pursuant to 16 CFR § 803.12) an appropriate filing of a Notification and Report Form pursuant to the HSR Act and each comparable filing or notification that is required to be made with or to the governmental authorities, as described in the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Regulatory Approvals Required for the Merger,” and thereafter promptly make any other required submissions under the HSR Act and any other applicable Antitrust Law, in each case, with respect to the transactions contemplated by the Merger Agreement, including the Merger.
In furtherance and not in limitation of the foregoing or anything else in the covenants in the provisions of the Merger Agreement described in this section, each party agreed to use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable to cause the expiration or early termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act and any other Antitrust Law as soon as practicable.
The Merger Agreement provides that, subject to applicable law, each of the parties will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required filings or submissions with any governmental authority and will cooperate in responding to any inquiry from a governmental authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a governmental authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any governmental authority with respect to the Merger Agreement (other than private or personal information pertaining to any individual applicants, or other materials raising reasonable privilege or confidentiality concerns, which may remain confidential).
The Merger Agreement provides that neither party will have any material communication or meeting (telephonic or in-person) regarding the transactions contemplated by the Merger Agreement with a governmental authority without giving the other party a reasonable opportunity to attend in person or by phone (unless the governmental authority prohibits such other party’s participation or attendance in the communication or meeting).
The Merger Agreement requires that the parties cooperate in good faith and use their reasonable best efforts to (i) as promptly as practicable, and in any event within 10 business days after the date of the Merger Agreement, prepare and file in accordance with the DPA a draft of a joint voluntary notice of the transactions contemplated by the Merger Agreement; as promptly as practicable provide CFIUS with any additional or supplemental information requested by CFIUS with respect to the draft notice; and, as promptly as practicable following receipt of confirmation that CFIUS has no further comment on the draft notice, submit a formal joint voluntary notice in accordance with the DPA (which we refer to as the “CFIUS Notice”) and (ii) after submitting the CFIUS Notice, as promptly as practicable respond to any request for additional information from CFIUS. Any party may, after consultation with the other parties, request an extension of time to respond to CFIUS requests for follow-up information, except that a party may not request any extension that would reasonably be expected to cause CFIUS to reject the CFIUS Notice. The Merger Agreement requires that each party use its reasonable best efforts subject to the terms and conditions of the Merger Agreement to obtain CFIUS Approval as promptly as practicable, including by participating in any pre-filing discussions with CFIUS, allowing each party the opportunity to review in advance and comment on drafts of filings and submissions and to review in advance any communication to CFIUS, subject to confidentiality limitations, keeping each other aware of information or communications received from CFIUS, participating in meetings with CFIUS and taking any other reasonably requested action in furtherance of CFIUS Approval. The Merger Agreement provides that reasonable best efforts on the part of Parent also include promptly taking any and all steps necessary to mitigate national security concerns required by CFIUS in connection with the CFIUS Approval. The Merger Agreement provides that, notwithstanding anything to the contrary in the Merger Agreement, in the event that CFIUS notifies the parties in writing that CFIUS has recommended or intends to recommend in a report that the President of the United States prohibit the transactions contemplated by the Merger Agreement (i.e., in the event of a CFIUS Turndown), Hillenbrand or Parent may request a withdrawal of the CFIUS Notice filed with CFIUS in connection with the CFIUS Approval, none of the parties will have any further obligation to seek CFIUS Approval, and the Merger Agreement may be terminated in accordance with the termination provision of the Merger Agreement relating to a CFIUS Turndown described below in “—Termination of the Merger Agreement.”
Other Covenants
The Merger Agreement contains other covenants, including those relating to access to information; the preparation of this proxy statement and the Special Meeting; anti-takeover statutes and regulations; public announcements; matters related to Section 16 of the Exchange Act; certain obligations in respect of Merger Sub; conduct of business by Parent pending the Merger; the parties’ obligations to notify each other of certain matters; Hillenbrand’s continued control and supervision over its operations prior to the Effective Time; and stock exchange delisting and deregistration.
Conditions to the Closing of the Merger
The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by law) waiver by Hillenbrand and Parent at or prior to the Merger Closing Date of the following conditions:
•	the Requisite Shareholder Approval having been obtained;
•	the Regulatory Approvals Condition;
•	the Absence of Legal Restraints Condition; and
•	the CFIUS Approval Condition.
In addition, the respective obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or (to the extent permitted by law) waiver by Parent at or prior to the Merger Closing Date of the following further conditions:
•
each of the representations and warranties of Hillenbrand (i) related to Hillenbrand’s capital structure (solely to the extent applicable to Hillenbrand) shall be true and correct in all respects (except for de minimis inaccuracies) as of October 14, 2025, and as of the Merger Closing Date as if made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) related to Hillenbrand’s incorporation, Hillenbrand’s corporate authority and Hillenbrand’s brokers, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct in all material respects as of October 14, 2025, and as of the Merger Closing Date as if made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (iii) related to the absence of any change, effect, development, event, occurrence or circumstance from October 1, 2024 through October 14, 2025 that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect shall be true and correct in all respects as of October 14, 2025 and (iv) described in the section of this proxy statement titled “—Representations and Warranties” (excluding those described in the foregoing clauses (i)-(iii)), without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of October 14, 2025 and as of the Merger Closing Date as if made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of clause (iv) for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (which condition described in this bullet point we refer to as the “Hillenbrand Representations and Warranties Condition”);

•
Hillenbrand shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Merger Closing Date (which condition described in this bullet point we refer to as the “Hillenbrand Covenants Condition”);

•	since October 14, 2025, there shall not have occurred any Company Material Adverse Effect; and
•
Hillenbrand shall have delivered to Parent a certificate, dated the Merger Closing Date and signed by an executive officer of Hillenbrand, certifying to the effect that the conditions set forth in the Merger Agreement described in the preceding three bullet points have been satisfied.

In addition, the obligations of Hillenbrand to consummate the Merger are subject to the satisfaction or (to the extent permitted by law) waiver by Hillenbrand at or prior to the Merger Closing Date of the following further conditions:
•
each of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the Merger Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not have a Parent Material Adverse Effect (which condition described in this bullet point we refer to as the “Parent and Merger Sub Representations and Warranties Condition”);

•
Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Merger Closing Date (which condition described in this bullet point we refer to as the “Parent and Merger Sub Covenants Condition”); and

•
Parent shall have delivered to Hillenbrand a certificate, dated the Merger Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions described in the preceding two bullet points have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the Requisite Shareholder Approval is obtained (except as otherwise expressly noted), as follows:
•	by mutual written consent of each of Parent and Hillenbrand; or
•	by either Parent or Hillenbrand if:
•
the Effective Time has not occurred on or before 5:00 p.m. (New York City time) on July 14, 2026 (the “Termination Date”); provided that the right to terminate the Merger Agreement pursuant to the provisions of the Merger Agreement described in this section of this proxy statement will not be available to either party if its (and in the case of Parent, including Merger Sub’s) action or failure to act constitutes a breach or violation of any of its (and in the case of Parent, including Merger Sub’s) covenants or agreements under the Merger Agreement and such breach or violation has been the primary cause of the failure of the Merger Closing to occur by the Termination Date (which we refer to as the “Outside Date Termination Right”); or

•
any Restraint is in effect enjoining or otherwise prohibiting the consummation of the Merger, and such Restraint has become final and non-appealable; provided, however, that the right to terminate the Merger Agreement pursuant to the provisions of the Merger Agreement described in this section of this proxy statement will not be available to either party if the issuance of such final, non-appealable Restraint was primarily due to the failure of such party, and in the case of Parent, including the failure of Merger Sub, to perform any of its covenants or agreements under the Merger Agreement; or

•
the Requisite Shareholder Approval has not been obtained at a duly held shareholders’ meeting or at any adjournment or postponement thereof (which we refer to as the “Requisite Shareholder Approval Termination Right”); or

•
a CFIUS Turndown has occurred; provided that the right to terminate the Merger Agreement pursuant to the provisions of the Merger Agreement described in this section of this proxy statement will not be available to either party if the CFIUS Turndown was primarily due to the failure of such party, and in the case of Parent, including the failure of Merger Sub, to perform any of its covenants or agreements under the Merger Agreement; or

•	by Hillenbrand if:
•
Parent or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (x) would give rise to the failure of the Parent and Merger Sub Representations and Warranties Condition or the Parent and Merger Sub Covenants Condition and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Parent or Merger Sub on or before the earlier of (I) the Termination Date and (II) the date that is 30 days following the receipt by Parent of written notice from Hillenbrand of such breach or failure; provided, however, that Hillenbrand will not have a right to terminate the Merger Agreement pursuant to the provisions of the Merger Agreement described in this section of this proxy statement if Hillenbrand is then in material breach of any of its representations, warranties, covenants or agreements thereunder such that the Hillenbrand Representations and Warranties Condition or the Hillenbrand Covenants Condition would not be satisfied (which we refer to as the “Parent Breach Termination Right”); or

•
at any time before the Requisite Shareholder Approval is obtained, the Board of Directors has determined to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to compliance with the terms and conditions of, the provisions of the Merger Agreement described in the section of this proxy statement titled “—Acquisition Proposals,” so long as concurrently with such termination, Hillenbrand (x) enters into an Alternative Acquisition Agreement with respect to a Superior Proposal and (y) pays, or causes to be paid, to Parent the Termination Fee in accordance with provisions of the Merger Agreement described in the section of this proxy statement titled “—Termination Fees” (which we refer to as the “Superior Proposal Termination Right”); or

•
(A) all of the conditions described in the first two paragraphs of the section of this proxy statement titled “—Conditions to the Closing of the Merger” have been satisfied or waived on the date the Merger Closing should have occurred pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “—Merger Closing and Effective Time” (other than those conditions that by their terms are to be satisfied at the Merger Closing and which were, as of such date, capable of being satisfied), (B) Parent or Merger Sub has failed to consummate the Merger by the time the Merger Closing is required to have occurred pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “—Merger Closing and Effective Time,” (C) following such failure by Parent or Merger Sub to consummate the Merger in accordance with the provisions of the Merger Agreement described in the section of this proxy statement titled “—Merger Closing and Effective Time,” Hillenbrand has given irrevocable written notice to Parent that Hillenbrand is ready, willing and able to consummate the Merger Closing on the date irrevocable written notice is delivered and through the end of the next three business days following receipt of such irrevocable written notice pursuant to the provisions of the Merger Agreement described in this clause (C) and (D) Parent does not effect the Merger Closing within three business days following receipt of such irrevocable written notice pursuant to the provisions of the Merger Agreement described in the foregoing clause (C) (or, if the Termination Date would occur prior thereto, by the Termination Date) (the “Failure to Close Termination Right”); or

•	by Parent if:
•
Hillenbrand has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (x) would give rise to the failure of the Hillenbrand Representations and Warranties Condition or the Hillenbrand Covenants Condition and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Hillenbrand on or before the earlier of (I) the Termination Date and (II) the date that is 30 days following the receipt by Hillenbrand of written notice from Parent of such breach or failure; provided, however, that Parent will not have a right to terminate the Merger Agreement pursuant to the provisions of the Merger Agreement described in this section of this proxy statement if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements thereunder such that the Parent and Merger Sub Representations and Warranties Condition or the Parent and Merger Sub Covenants Condition would not be satisfied (which we refer to as the “Hillenbrand Breach Termination Right”); or
•
the Board of Directors has made a Change in Recommendation; provided, however, that Parent will not have a right to terminate the Merger Agreement pursuant to the provisions of the Merger Agreement described in this section of this proxy statement from and after the receipt of the Requisite Shareholder Approval (which we refer to as the “Change in Recommendation Termination Right”).

Termination Fees
The Merger Agreement provides that Parent will be entitled to receive a termination fee of $69,000,000 from Hillenbrand (which we refer to as the “Termination Fee”) if the Merger Agreement is terminated:
•
by Hillenbrand pursuant to the Superior Proposal Termination Right, in which case Hillenbrand will be required to pay, or cause to be paid, to Parent the Termination Fee concurrently with such termination; or

•
the Merger Agreement is terminated by Parent pursuant to the Change in Recommendation Termination Right or by Hillenbrand pursuant to the Requisite Shareholder Approval Termination Right, and at the time of such termination Parent could have terminated the Merger Agreement pursuant to the Change in Recommendation Change Termination Right, in which case Hillenbrand will be required to pay, or cause to be paid, to Parent the Termination Fee not later than the second business day following such termination; or

•
the Merger Agreement is terminated by (x) either Parent or Hillenbrand pursuant to the Outside Date Termination Right or the Requisite Shareholder Approval Termination Right or by Parent pursuant to the Hillenbrand Breach Termination Right on the basis of a breach of a covenant or agreement contained in the Merger Agreement and (y) after October 14, 2025, and prior to the termination of the Merger Agreement pursuant to the Outside Date Termination Right or the Hillenbrand Breach Termination Right or prior to the Special Meeting, in the case of termination pursuant to the Requisite Shareholder Approval Termination Right, Hillenbrand (A) receives or has received an Acquisition Proposal from a third party, which Acquisition Proposal is publicly disclosed (in the case of a termination pursuant to the Requisite Shareholder Approval Termination Right) or is publicly disclosed or provided to the Board of Directors (in the case of a termination pursuant to the Outside Date Termination Right or the Hillenbrand Breach Termination Right) and not, in each case, withdrawn prior to the occurrence of the event giving rise to such termination (publicly, if publicly disclosed), and (B) within 12 months of such termination of the Merger Agreement, Hillenbrand enters into a definitive agreement with respect to any Acquisition Proposal (which is subsequently consummated) or consummates any Acquisition Proposal, in which case Hillenbrand will be required to pay, or cause to be paid, to Parent the Termination Fee by wire transfer of immediately available funds not later than the second business day following the date of the consummation of such Acquisition Proposal (provided, however, that for purposes of the provisions of the Merger Agreement described in this clause (B), the references to “20%” in the definition of Acquisition Proposal will be deemed to be references to “50%”).

The Merger Agreement provides that Hillenbrand will be entitled to receive a termination fee of $138,000,000 from Parent (which we refer to as the “Reverse Termination Fee”) if the Merger Agreement is terminated by Hillenbrand pursuant to the Parent Breach Termination Right or the Failure to Close Termination Right, in which event, in each case, Parent will be required to pay, or cause to be paid, to Hillenbrand the Reverse Termination Fee by wire transfer of immediately available funds not later than the second business day following such termination.
The Merger Agreement provides that in no event will either Hillenbrand be required to pay the Termination Fee, or Parent be required to pay the Reverse Termination Fee, on more than one occasion.
Each of the parties to the Merger Agreement acknowledged that (i) the agreements described in the section of this proxy statement titled “—Termination Fees” are an integral part of the transactions contemplated by the Merger Agreement, (ii) each of the Termination Fee and the Reverse Termination Fee is not a penalty, but except as described in the following two paragraphs, as applicable, is liquidated damages, in a reasonable amount that will compensate Hillenbrand or Parent, as the case may be, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the transactions contemplated thereby, which amount would otherwise be impossible to calculate with precision and (iii) without those agreements, the parties would not enter into the Merger Agreement; accordingly, if Hillenbrand or Parent, as the case may be, fails to timely pay any amount due pursuant to the provisions of the Merger Agreement described in this section of this proxy statement titled “—Termination Fees” and, in order to obtain such payment, either Parent or Hillenbrand, as the case may be, commences a suit that results in a judgment against the other party for the payment of any amount set forth in such provisions of the Merger Agreement, such paying party will pay the other party its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such suit (such foregoing amounts, “Collection Costs”; provided that in no event will the Collection Costs exceed $10,000,000).
The Merger Agreement provides that Hillenbrand’s right to receive payment of the Reverse Termination Fee will constitute the sole and exclusive remedy of Hillenbrand and its subsidiaries against Parent, Merger Sub, the Guarantor, the financing sources and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Parent Related Parties”) for all damages suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise (including any fraud, willful breach or intentional breach), and upon payment of such amount, none of the Parent Related Parties will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement or in respect of any representation made or alleged to have been made in connection therewith, whether in equity or at law, in contract, in tort or otherwise, and in such event, Hillenbrand will not seek to recover any money damages (including consequential, indirect or punitive damages, or damages on account of fraud, a willful breach or intentional breach) or obtain any equitable relief from any Parent Related Parties, except that (x) Parent (and the Guarantor pursuant to the terms and conditions of the Limited Guarantee) will also be obligated with respect to (A) Collection Costs and (B) any of its expense reimbursement and indemnification obligations described in the sections of this proxy statement titled “—Directors’ and Officers’ Indemnification and Insurance” or “—Financing Cooperation,” which in the aggregate with the Reverse Termination Fee will not exceed the Cap (as defined in the Limited Guarantee) and (y) obligations with respect to Lone Star’s confidentiality and clean team agreements with Hillenbrand will remain in effect. The Merger Agreement provides that, without limiting the right of Hillenbrand to seek specific performance in accordance with the provisions of the Merger Agreement described in the section of this proxy statement titled “—Specific Performance” or to bring an action under Lone Star’s confidentiality and clean team agreements with Hillenbrand (whether for specific performance, damages or otherwise), the maximum aggregate liability of Parent, Merger Sub and the Guarantor to Hillenbrand for any loss suffered as a result of any breach of the Merger Agreement, the Limited Guarantee or the Commitments Letters (including any fraud, willful breach or intentional breach), or the failure of the Merger or any other transaction contemplated thereby to be consummated, or in respect of any representation made or alleged to have been made in connection therewith, whether in equity or at law, in contract, in tort or otherwise, will be limited to the amount of the Reverse Termination Fee (if due and payable) plus the Collection Costs (to the extent due and payable) and any amounts due in respect of the expense reimbursement and indemnification obligations described in the sections of this proxy statement titled “—Directors’ and Officers’ Indemnification and Insurance” or “—Financing Cooperation,” if any, which in the aggregate will not exceed the Cap (as defined in the Limited Guarantee), and in no event will Hillenbrand seek to recover any money damages (including consequential, indirect or punitive damages) in excess of such amount. The Merger Agreement provides that in no event will (I) Hillenbrand or any other Company Related Party be permitted or entitled to receive both (x) a grant of specific performance or other equitable remedies in accordance with the terms and conditions described in the section of this proxy statement titled “—Specific Performance” that results in the Merger Closing being consummated and (y) the payment of the Reverse Termination Fee (and the Collection Costs, as applicable), and (II) Parent be required to pay, or cause to be paid, (x) any money damages (including consequential, indirect or punitive damages, or damages on account of fraud, a willful breach or intentional breach) other than the Reverse Termination Fee (if due and payable) plus the Collection Costs (to the extent due and payable) and any amounts due in respect of the expense reimbursement and indemnification obligations described in the sections of this proxy statement titled “—Directors’ and Officers’ Indemnification and Insurance” or “—Financing Cooperation,” which in the aggregate will not exceed the Cap (as defined in the Limited Guarantee), or (y) the Reverse Termination Fee or

Collection Costs on more than one occasion. The Merger Agreement provides that Hillenbrand irrevocably waives its right to any amounts due and owing under the provisions of the Merger Agreement described in this “—Termination Fees” section in excess of the Cap (as defined in the Limited Guarantee), and none of Parent or the Guarantor will have any payment obligations in respect of the Reverse Termination Fee, the Collection Costs and any amounts due in respect of the expense reimbursement and indemnification obligations described in the sections of this proxy statement titled “—Directors’ and Officers’ Indemnification and Insurance” or “—Financing Cooperation,” in excess of the Cap (as defined in the Limited Guarantee).
The Merger Agreement provides that Parent’s right to receive payment of the Termination Fee will constitute the sole and exclusive remedy of Parent and Merger Sub against Hillenbrand and its subsidiaries and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Company Related Parties”) for all damages suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform hereunder or otherwise (including any fraud, willful breach or intentional breach), and upon payment of such amount, none of the Company Related Parties will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement or in respect of any representation made or alleged to have been made in connection therewith, whether in equity or at law, in contract, in tort or otherwise, and in such event, neither Parent nor Merger Sub will seek to recover any money damages (including consequential, indirect or punitive damages, or damages on account of fraud, a willful breach or intentional breach) or obtain any equitable relief from any Company Related Parties, except (x) that Hillenbrand will also be obligated with respect to (A) Collection Costs and (B) Lone Star’s confidentiality and clean team agreements with Hillenbrand and (y) to the extent any termination of the Merger Agreement resulted, directly or indirectly, from actual fraud or an intentional breach of the Merger Agreement by Hillenbrand, in which case Parent will be entitled to both the payment of the Termination Fee (to the extent owed) and to any damages, to the extent proven, in respect of such actual fraud or intentional breach.
Specific Performance
The parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of the Merger Agreement (including failing to take such actions as are required of them thereunder to consummate the transactions contemplated by the Merger Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties have acknowledged and agreed that, subject to the effects of termination of the Merger Agreement described in the section of this proxy statement titled “—Termination of the Merger Agreement,” the parties (on behalf of themselves and the third parties that are third-party beneficiaries under the Merger Agreement) will be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties have agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce the terms and provisions of the Merger Agreement will not be required to prove actual harm or provide any bond or other security in connection with any such order, injunction or other relief. Notwithstanding the foregoing, the parties have explicitly agreed that Hillenbrand will be entitled to obtain an injunction, specific performance or other equitable relief, prior to the valid termination of the Merger Agreement, to cause Parent and Merger Sub to cause, or for Hillenbrand to directly cause, the Equity Financing to be funded and the Merger Closing to occur, but only if (i) all of the Closing Conditions set forth in the Merger Agreement described in the first two paragraphs of the section of this proxy statement titled “—Conditions to the Closing of the Merger” have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Merger Closing and each of which would then be capable of being satisfied); (ii) the Debt Financing as described in the section of this proxy statement titled “—Debt Commitments” has been funded or will be funded at the Merger Closing if the Equity Financing is funded at the Merger Closing (for purposes of the provision of the Merger Agreement described in this clause (ii), if any amounts committed under any Debt Commitment Letters have been funded into escrow, such amounts will not be considered funded until released from escrow so long as such release is subject to conditions no more onerous than those set forth in such Debt Commitment Letters); (iii) Parent or Merger Sub has failed to consummate the Merger by the time the Merger Closing is required to have occurred under the Merger Agreement; and (iv) Hillenbrand has irrevocably confirmed in writing to Parent that (A) all of the Closing Conditions set forth in the Merger Agreement described in the third paragraph of the section of this proxy statement titled “—Conditions to the Closing of the Merger” have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Merger Closing and each of which would then be capable of being satisfied) and (B) if specific performance is granted and the Financing is funded, then Hillenbrand stands ready, willing and able to consummate the Merger Closing. The Merger Agreement further provides that the election of Hillenbrand to pursue an injunction, specific performance or other equitable relief will not restrict, impair or otherwise limit Hillenbrand from subsequently seeking to terminate the Merger Agreement and seeking to collect the Reverse Termination Fee pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “—Termination Fees,” but under no circumstances will Hillenbrand be permitted or entitled to receive both a grant of specific performance that results in the consummation of the Merger Closing, on the one hand, and the payment of the Reverse Termination Fee, on the other hand. The Merger Agreement provides that the parties have agreed that in the event Hillenbrand validly terminates the Merger Agreement pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “—Termination of the Merger Agreement,” then, except in respect of the rights of Hillenbrand that expressly survive such termination pursuant to the Merger Agreement, Hillenbrand will not thereafter have the right to an injunction, specific performance or other equitable relief under the Merger Agreement.
Limitation on Recourse
The parties agreed that the Merger Agreement may only be enforced, and any proceeding relating to the Merger Agreement may only be made, against the parties that are expressly identified as parties to the Merger Agreement, but that the foregoing will not limit any enforcement or proceeding against a person that is expressly identified as a party to Lone Star’s (or its affiliate’s) confidentiality and clean team agreements with Hillenbrand, the Limited Guarantee or the Equity Commitment Letter, in each case in accordance with their respective terms. The parties further agreed that no related party of Parent or Hillenbrand (other than Parent, Merger Sub and Hillenbrand to the extent set forth in the Merger Agreement and any other person that is expressly identified as a party to Lone Star’s (or its affiliate’s) confidentiality and clean team agreements with Hillenbrand, the Limited Guarantee or the Equity Commitment Letter, to the extent set forth in such agreement or document) will have any liability for any obligations or liabilities of any party to the Merger Agreement under the Merger Agreement or for any proceeding based on, in respect of, or by reason of, the transactions contemplated under the Merger Agreement or in respect of any oral representations made or alleged to be made in connection with the Merger Agreement.
Expenses
Except as expressly set forth in the Merger Agreement and with respect to the costs and expenses of printing and mailing this proxy statement and all filing and other fees paid to the SEC in connection with the Merger, which will be borne equally by Hillenbrand and Parent, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by the Merger Agreement are consummated; provided that Parent will pay all filing fees in connection with the filings, notifications and report forms under any Antitrust Law in connection with the transactions contemplated by the Merger Agreement, including the Merger (provided, that, for the avoidance of doubt, each of Hillenbrand and Parent will bear its own legal fees incurred in connection with such filings).
Amendments and Waivers
The Merger Agreement may be amended by mutual agreement of the parties thereto by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the Requisite Shareholder Approval. The Merger Agreement may not be amended except by an instrument in writing signed by each of the parties thereto.
At any time prior to the Effective Time, subject to applicable law, Hillenbrand, on the one hand, and Parent or Merger Sub, on the other hand, may (a) extend the time for the performance of any obligation or other act of, in the case of Hillenbrand, Parent or Merger Sub, or, in the case of Parent or Merger Sub, Hillenbrand, (b) waive any inaccuracy in the representations and warranties of, in the case of Hillenbrand, Parent or Merger Sub, or, in the case of Parent or Merger Sub, Hillenbrand, contained in, or in any document delivered pursuant to, the Merger Agreement and (c) waive compliance with any agreement or condition contained in the Merger Agreement. Notwithstanding the foregoing, no failure or delay by Hillenbrand, Parent or Merger Sub in exercising any right under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.
Governing Law
The Merger Agreement provides that the Merger Agreement and all proceedings (whether based in contract, tort or otherwise) arising out of or relating to the Merger Agreement or the actions of Parent, Merger Sub or Hillenbrand in the negotiation, administration, performance and enforcement thereof, will be governed by, construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, except, notwithstanding the foregoing, (a) matters relating to the fiduciary duties of the Board of Directors will be governed by, and construed in accordance with, the laws of the State of Indiana, (b) to the extent the provisions of the IBCL are mandatorily applicable to the Merger and (c) subject in all respects to the provisions of any other agreement (including the Debt Commitment Letters or any definitive agreement relating to the Debt Financing) between any financing source and any party thereto, all matters relating to any action or claim against any financing source, and all matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the financing source in anyway relating to the Debt Commitment Letters or the performance thereof or the Debt Financing, will be exclusively governed by, and construed in accordance with, the laws of the State of New York.
Under the Merger Agreement, Hillenbrand has agreed that any proceeding involving any financing source will be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and has agreed that any such action will be governed by New York law except as otherwise provided in the Debt Commitment Letters or other applicable agreement relating to the Debt Financing.
Equity Commitment Letter
In connection with the Merger Agreement, Parent has obtained the Equity Financing on the terms and conditions set forth in the Equity Commitment Letter, pursuant to which Lone Star has committed to contribute, or cause to be contributed, the Equity Commitment (or such lesser amount that, together with the Debt Financing (or any alternative financing incurred to finance the Merger, if applicable) and any other sources of funds, suffices to fully fund the payment of the Closing Obligations) to Parent at or prior to the Merger Closing, solely to fund the Closing Obligations.
Funding of the Equity Commitment by Lone Star is subject to the terms, conditions and limitations set forth in the Equity Commitment Letter, which include (a) the satisfaction or (to the extent permitted by applicable law) waiver by Parent of all of the Closing Conditions set forth in the Merger Agreement described in the first two paragraphs of the section of this proxy statement titled “—Conditions to the Closing of the Merger” (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver of such conditions at the Merger Closing), (b) the Debt Financing (or any alternative financing incurred to finance the Merger, if applicable) having been funded or the Debt Financing Entities having confirmed in writing that the Debt Financing (or such alternative financing) will be funded at or substantially concurrently with the Merger Closing if the Equity Commitment is funded and (c) the substantially concurrent consummation of the Merger Closing.
The obligation of Lone Star to fund the Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the consummation of the Merger Closing in accordance with the terms of the Merger Agreement, after giving effect to the funding of the Equity Commitment, (b) the valid termination of the Merger Agreement in accordance with its terms and (c) the commencement by Hillenbrand or any of its controlled affiliates of any proceeding asserting a claim under or in respect of the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee or the transactions contemplated thereby, against Parent, Merger Sub,

Lone Star or certain of their related parties, other than certain expressly permitted claims made pursuant to the terms of such agreements against the parties thereto and subject to the limitations set forth therein.
Hillenbrand is an express third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter solely for the purpose of directly enforcing, or causing Parent to enforce its rights under the Equity Commitment Letter, including Lone Star’s obligation to fund the Equity Commitment through a proceeding seeking specific performance, and then only to the extent that Parent can enforce the Equity Commitment pursuant to the terms of the Equity Commitment Letter.
Limited Guarantee
Subject to the terms and conditions set forth in the Limited Guarantee, Lone Star has guaranteed to Hillenbrand the performance and discharge of the Guaranteed Obligations, if and when due and payable in accordance with the terms of the Merger Agreement, up to a maximum aggregate liability equal to the Cap.
The Limited Guarantee is irrevocable and unconditional, and will not terminate until the earliest to occur of (a) the consummation of the Merger Closing in accordance with the terms of the Merger Agreement, (b) the indefeasible payment of the Guaranteed Obligations in full, or in an aggregate amount equal to the Cap, (c) the date that is 90 days after the valid termination of the Merger Agreement in accordance with its terms, if by such date Hillenbrand has not presented a claim for payment of any of the Guaranteed Obligations to Parent, Merger Sub or Lone Star and (d) if such a claim is asserted within such 90-day period, final resolution of such claim by a final, non-appealable judgment of a court of competent jurisdiction and any applicable payment of the Guaranteed Obligations that the court determines to be payable (or, if earlier, the mutual written agreement of Lone Star and Hillenbrand to terminate the Limited Guarantee).

PROPOSAL 2: THE COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Hillenbrand is required to submit a proposal to Hillenbrand shareholders to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Hillenbrand’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The Compensation Proposal is included in the business of the Special Meeting to satisfy that requirement. The compensation that is the subject of the Compensation Proposal is summarized in the section of this proxy statement titled “Proposal 1: Approval of the Merger Agreement—Interests of Hillenbrand’s Executive Officers and Directors in the Merger.” The Board of Directors encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement.
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal and vice versa. Approval by Hillenbrand shareholders of the Compensation Proposal is not a condition to completion of the Merger. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Hillenbrand or Parent. If the Merger Agreement Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Compensation Proposal.
Accordingly, Hillenbrand shareholders are being asked to vote on an advisory (nonbinding) basis on the following resolution:
RESOLVED, that the shareholders of Hillenbrand approve, on an advisory (nonbinding) basis, the compensation that will or may become payable to Hillenbrand’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section titled “Proposal 1: Approval of the Merger Agreement—Interests of Hillenbrand’s Executive Officers and Directors in the Merger” in Hillenbrand’s proxy statement for the Special Meeting.
Required Vote
Assuming a quorum is present, the Compensation Proposal will be approved if the votes cast favoring such approval exceed the votes cast opposing such approval.
Assuming a quorum is present (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the Compensation Proposal, (b) abstentions will have no effect on the Compensation Proposal and (c) broker non-votes (if any) will have no effect on the Compensation Proposal. Shares of Hillenbrand common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Hillenbrand shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Hillenbrand common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares of Hillenbrand common stock will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the Compensation Proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
At the Special Meeting, Hillenbrand shareholders will consider and vote on the Adjournment Proposal, which is a proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal. If Hillenbrand shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Hillenbrand shareholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and solicit the holders of those shares to change their votes to votes in favor of the Merger Agreement Proposal. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies would allow Hillenbrand shareholders that have already submitted their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned. Regardless of the results of voting on the Adjournment Proposal, Hillenbrand’s by-laws provide that the chairperson of a meeting of shareholders may adjourn such meeting from time to time, regardless of whether a quorum is present.
Required Vote
Assuming a quorum is present, the Adjournment Proposal will be approved if the votes cast favoring such approval exceed the votes cast opposing such approval.
Assuming a quorum is present (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the Adjournment Proposal, (b) abstentions will have no effect on the Adjournment Proposal and (c) broker non-votes (if any) will have no effect on the Adjournment Proposal. Shares of Hillenbrand common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Hillenbrand shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Hillenbrand common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares of Hillenbrand common stock will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Hillenbrand’s only class of equity securities outstanding is Hillenbrand common stock. The tables below and the accompanying footnotes provide information regarding the beneficial ownership of Hillenbrand common stock as of November 12, 2025, unless otherwise indicated. As of November 12, 2025, Hillenbrand had 70,504,011 shares of common stock outstanding.
The amounts and percentages of Hillenbrand common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of (or to direct the disposition of) such security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire such voting power or investment power within 60 days. Securities of which beneficial ownership can be acquired by a person within 60 days are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities in which such person has no economic interest. Percentage computations are based on shares of Hillenbrand common stock outstanding as of November 12, 2025.
The following table sets forth information with respect to the beneficial ownership of Hillenbrand common stock as of November 12, 2025, by each member of the Board of Directors, each of Hillenbrand’s named executive officers, and all directors and executive officers of Hillenbrand as a group. Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to Hillenbrand’s knowledge, sole voting and investment power with respect to the indicated shares of Hillenbrand common stock. In the following table, the amounts and percentages of Hillenbrand common stock beneficially owned do not include shares subject to performance-based restricted stock units the settlement of which is contingent on certification by the Compensation & Management Development Committee of the Board of Directors as to achievement of applicable performance metrics.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
Helen W. Cornell	73,820(2)	*
Gary L. Collar	36,247(3)	*
Joy M. Greenway	45,415(4)	*
Daniel C. Hillenbrand	274,968(5)	*
Joseph T. Lower	4,201(6)	*
Neil S. Novich	67,500(7)	*
Dennis W. Pullin	14,262(8)	*
Jennifer W. Rumsey	17,371(9)	*
Kimberly K. Ryan	386,560(10)	*
Inderpreet Sawhney	13,930(11)	*
Stuart A. Taylor, II	87,154(12)	*
Robert M. VanHimbergen	—	*
Ulrich Bartel	57,954(13)	*
Nicholas R. Farrell	129,491(14)	*
J. Michael Whitted	250,265(15)	*
Megan Walke	7,573(16)	*
All directors and executive officers as a group (19 persons)	1,558,608(17)	2%

*	Ownership is less than one percent of the total shares outstanding, based on 70,504,011 shares of Hillenbrand common stock outstanding as of November 12, 2025.
(1)
Except as otherwise indicated in these footnotes, the persons identified as beneficial owners have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of the shares beneficially owned by directors or executive officers is pledged as security.

(2)	Includes 13,191 shares held by trusts of which Ms. Cornell is trustee, and 60,629 restricted stock units held on the books and records of Hillenbrand.

(3)	Includes 36,247 restricted stock units held on the books and records of Hillenbrand.
(4)	Includes 45,415 restricted stock units held on the books and records of Hillenbrand.
(5)
Includes (i) 3,448 shares directly owned by Mr. Hillenbrand; (ii) 24,413 restricted stock units held on the books and records of Hillenbrand; and (iii) 247,107 shares indirectly beneficially owned by Mr. Hillenbrand, consisting of (a) 135,863 shares owned by Clear Water Capital Partners, LP, (b) 48,611 shares owned by John and Joan GC TR FBO (John, Rose and Olivia), with respect to which Mr. Hillenbrand is a co-trustee, (c) 5,754 shares owned by John and Joan GC TR FBO (Eleanor and Sarah), with respect to which Mr. Hillenbrand is a co-trustee, with respect to which Mr. Hillenbrand disclaims beneficial ownership, (d) 8,631 shares owned by Hillenbrand II TR FBO (John, Rose and Olivia), with respect to which Mr. Hillenbrand is a co-trustee, (e) 28,248 shares owned by John and Joan CRT IMA, with respect to which Mr. Hillenbrand is a co-trustee, and (f) 20,000 shares owned by Anne Hillenbrand Singleton Trust, with respect to which Mr. Hillenbrand disclaims beneficial ownership.

(6)	Includes 79 shares directly owned by Mr. Lower and 4,122 restricted stock units held on the books and records of Hillenbrand.
(7)
Includes 63,985 restricted stock units held on the books and records of Hillenbrand and 3,515 shares acquired with deferred director fees and held on the books and records of Hillenbrand under the Board of Directors’ deferred compensation plan.

(8)	Includes 14,262 restricted stock units held on the books and records of Hillenbrand.
(9)	Includes 16,784 restricted stock units held on the books and records of Hillenbrand and 587 shares held by a revocable living trust of which Ms. Rumsey is trustee.
(10)
Includes 175,566 shares directly owned by Ms. Ryan, as well as (a) 136,220 shares that may be purchased pursuant to stock options that are exercisable within 60 days of November 12, 2025, and (b) 74,774 restricted stock units that could vest within 60 days of November 12, 2025.

(11)	Includes 13,930 restricted stock units held on the books and records of Hillenbrand.
(12)
Includes 74,291 restricted stock units held on the books and records of Hillenbrand and 12,863 shares acquired with deferred director fees and held on the books and records of Hillenbrand under the Board of Directors’ deferred compensation plan.

(13)
Includes 24,179 shares directly owned by Mr. Bartel, as well as (a) 20,086 shares that may be purchased pursuant to stock options that are exercisable within 60 days of November 12, 2025, and (b) 13,689 restricted stock units that could vest within 60 days of November 12, 2025.

(14)
Includes 69,299 shares directly owned by Mr. Farrell, as well as (a) 53,069 shares that may be purchased pursuant to stock options that are exercisable within 60 days of November 12, 2025, and (b) 7,123 restricted stock units that could vest within 60 days of November 12, 2025.

(15)
Includes 81,473 shares directly owned by Mr. Whitted, as well as (a) 161,940 shares that may be purchased pursuant to stock options that are exercisable within 60 days of November 12, 2025, and (b) 6,852 restricted stock units that could vest within 60 days of November 12, 2025.

(16)	Includes 4,966 shares directly owned by Ms. Walke, as well as 2,607 restricted stock units that could vest within 60 days of November 12, 2025.
(17)
Includes 401,489 shares directly owned by the applicable director or executive officer, 386,647 shares that may be purchased pursuant to stock options that are exercisable within 60 days of November 12, 2025, 477,084 restricted stock units held on the books and records of Hillenbrand (including any restricted stock units that could vest within 60 days of November 12, 2025), 115,393 shares held by trusts, 135,863 shares owned by limited partnerships, 25,754 shares with respect to which beneficial ownership is disclaimed by the applicable director or executive officer, and 16,378 shares acquired with deferred director fees and held on the books and records of Hillenbrand under the Board of Directors’ deferred compensation plan.

The following table sets forth information with respect to the beneficial ownership of Hillenbrand common stock as of November 12, 2025, by each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of outstanding Hillenbrand common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent(1)
BlackRock Inc. 55 East 52nd Street New York, NY 10055	10,805,116(2)	15.3%
The Vanguard Group P.O. Box 2600, V26 Valley Forge, PA 19482	8,412,143(3)	11.9%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300 San Mateo, CA 94402	3,729,396(4)	5.3%

(1)	Based on 70,504,011 shares of common stock outstanding as of November 12, 2025.
(2)
Based on a Schedule 13G amendment filed by BlackRock Inc. with the SEC on April 30, 2025, disclosing sole dispositive power with respect to all shares and sole voting power with respect to 10,689,967 shares.

(3)
Based on a Schedule 13G amendment filed by The Vanguard Group with the SEC on February 13, 2024, disclosing sole dispositive power with respect to 8,208,245 shares, shared dispositive power with respect to 203,898 shares; and shared voting power with respect to 128,206 shares.

(4)
Based on a Schedule 13G amendment filed by Fuller & Thaler Asset Management, Inc. with the SEC on November 12, 2024, disclosing sole dispositive power with respect to all shares and sole voting power with respect to 3,671,868 shares.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is completed, we will have no public shareholders, and there will be no public participation in any future meetings of Hillenbrand shareholders. Accordingly, Hillenbrand expects to hold a 2026 annual meeting of shareholders (the “2026 annual meeting”) only if, by the time Hillenbrand would hold its annual meeting in 2026, the Merger has not already been completed.
For a shareholder proposal to be presented at the 2026 annual meeting and to be considered for possible inclusion in the Company’s proxy statement and form of proxy relating to that meeting, it must have been submitted to and received by the Secretary of Hillenbrand at its principal offices at One Batesville Boulevard, Batesville, Indiana 47006, not later than September 9, 2025, except that, if the date of the 2026 annual meeting is changed by more than 30 days from the date of Hillenbrand’s 2025 annual meeting of shareholders (which was February 18), then the deadline for submission will be a reasonable time before Hillenbrand begins to print and send its proxy materials for the 2026 annual meeting.
For business to be brought before the 2026 annual meeting by a shareholder (other than through inclusion in Hillenbrand’s proxy materials), or for director nominations to be made by a shareholder for consideration at the 2026 annual meeting, written notice thereof must have been received by the Secretary of Hillenbrand at its principal offices not later than 100 days prior to the anniversary of Hillenbrand’s 2025 annual meeting of shareholders, or not later than November 10, 2025, except that, if the date of the 2026 annual meeting is more than 30 days after such anniversary date, such written notice will be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which Hillenbrand first makes public disclosure of the date of the 2026 annual meeting.
Any shareholder that intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act. The deadline for a shareholder to provide notice to the Company of a solicitation of proxies in support of director nominees other than the Company’s pursuant to Rule 14a-19 for the 2026 annual meeting is December 20, 2025 (60 calendar days prior to the anniversary of Hillenbrand’s 2025 annual meeting of shareholders) or, if the date of the 2026 annual meeting has changed by more than 30 calendar days from the date of the 2025 annual meeting (which was February 18), then notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made by Hillenbrand. The notice requirements under Rule 14a-19 under the Exchange Act are in addition to the applicable advance notice requirements under Hillenbrand’s by-laws described in the immediately preceding paragraph.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement to those security holders. This method of delivery, often referred to as “householding,” reduces the amount of duplicative information that security holders receive and lowers printing and mailing costs for companies.
Householding of This Proxy Statement
In accordance with the SEC’s householding rules, only one copy of this proxy statement is being delivered to multiple shareholders of record sharing an address unless Hillenbrand has received contrary instructions from one or more of such shareholders. Similarly, banks, brokers and other intermediaries may use householding in delivering this proxy statement to beneficial owners of shares of Hillenbrand common stock held in “street name” by such intermediaries.
Hillenbrand undertakes to deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered. A shareholder may notify Hillenbrand that the shareholder wishes to receive a separate copy of this proxy statement by submitting such request to Hillenbrand by telephone (phone number (812) 931-5036), by mail addressed to Hillenbrand’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006 or by email to investors@hillenbrand.com.
Householding of Future Hillenbrand Proxy Materials
Shareholders of Record
If you are a Hillenbrand shareholder of record, you may direct a notification to Hillenbrand that you wish to receive a separate Hillenbrand annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future by telephone (phone number (812) 931-5036), by mail addressed to Hillenbrand’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006 or by email to investors@hillenbrand.com.
Hillenbrand shareholders of record that share an address and are receiving multiple copies of Hillenbrand’s annual reports, proxy statements or Notices of Internet Availability of Proxy Materials may request delivery of a single copy of those documents by contacting Hillenbrand’s Corporate Secretary with such request at the phone number or mailing address provided in the immediately preceding paragraph.
Beneficial Owners
If you are the beneficial owner of shares of Hillenbrand common stock held in street name and your broker or other intermediary is using householding to deliver Hillenbrand proxy materials to you, but you no longer wish to participate in householding and would prefer to receive a separate copy of Hillenbrand’s Notices of Internet Availability of Proxy Materials, annual reports or proxy statements, as applicable, in the future, please notify your broker or other intermediary.
Beneficial owners of shares of Hillenbrand common stock held in street name that share an address and are receiving multiple copies of Hillenbrand’s annual reports, proxy statements or Notices of Internet Availability of Proxy Materials, but would like to receive a single copy, may request delivery of a single copy of those documents by contacting their broker or other intermediary.

WHERE YOU CAN FIND MORE INFORMATION
Hillenbrand is subject to the informational reporting requirements of the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issues, such as Hillenbrand, that file electronically with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information included directly in this proxy statement or incorporated by reference after the date of this proxy statement as described below.
The following documents filed by Hillenbrand with the SEC are incorporated by reference (other than portions of these documents that are not deemed “filed,” in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein):
•	Hillenbrand’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025; and
•	Hillenbrand’s Current Reports on Form 8-K filed on October 15, 2025 and October 16, 2025.
In addition, all documents filed by Hillenbrand pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this proxy statement (other than portions of these documents that are not deemed “filed,” in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein).
You may obtain copies of this proxy statement and any documents incorporated by reference herein (not including exhibits to the documents that are incorporated by reference, unless such exhibits are specifically incorporated by reference into such documents), without charge, upon written or oral request to Hillenbrand’s investor relations department at the following address and telephone number:
Hillenbrand, Inc.
One Batesville Blvd
Batesville, Indiana 47006
Attention: Investor Relations Department
(812) 931-5036
To receive timely delivery of documents in advance of the Special Meeting, you must make your request no later than [     ]. The requested documents will be provided by first class mail or other similarly prompt means. Documents that Hillenbrand files with the SEC are also promptly available through the Investors section of Hillenbrand’s website, at www.hillenbrand.com. Hillenbrand’s website address is provided as an inactive textual reference only. The information contained in, or that can be accessed through, Hillenbrand’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Hillenbrand’s website provided in this proxy statement.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Hillenbrand common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Ave., 20th Floor
New York, New York 10022
Shareholders, please call toll-free: (888) 750-5884
Banks and Brokerage Firms, please call: (212) 750-5833

MISCELLANEOUS
Hillenbrand has supplied all information relating to Hillenbrand, and Parent has supplied, and Hillenbrand has not independently verified, all of the information relating to Parent, Merger Sub and their affiliates contained in this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [     ], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Hillenbrand shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

By and Among

LSF12 HELIX PARENT, LLC,

LSF12 HELIX MERGER SUB, INC.

and

HILLENBRAND, INC.

Dated as of October 14, 2025

A-i

A-ii

EXHIBITS

Exhibit A	Form of Articles of Incorporation of the Surviving Corporation
Exhibit B	Form of By-laws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER, dated as of October 14, 2025 (this “Agreement”), is made by and among LSF12 Helix Parent, LLC, a Delaware limited liability company (“Parent”), LSF12 Helix Merger Sub, Inc., an Indiana corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Hillenbrand, Inc., an Indiana corporation (the “Company”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.
W I T N E S S E T H:
WHEREAS, the board of directors of the Company (the “Company Board”) has (i) adopted this Agreement and declared advisable the transactions contemplated by this Agreement, (ii) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders, (iii) directed that this Agreement be submitted to such shareholders for their approval and (iv) resolved, subject to the terms and conditions of this Agreement, to recommend that such shareholders approve this Agreement;
WHEREAS, the sole member of Parent has approved this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of Merger Sub has (i) adopted this Agreement and declared advisable the transactions contemplated by this Agreement, (ii) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, Merger Sub and Parent (as Merger Sub’s sole shareholder) and (iii) resolved to recommend that Parent (as Merger Sub’s sole shareholder) approve this Agreement;
WHEREAS, Parent, as the sole shareholder of Merger Sub, has approved this Agreement and the transactions contemplated by this Agreement, including the Merger;
WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, (i) Parent and Merger Sub have delivered to the Company the limited guarantee (the “Guaranty”) executed by the Guarantor, dated as of the date of this Agreement, pursuant to which the Guarantor has guaranteed certain obligations of Parent and Merger Sub (including the payment of the full amount of the Reverse Termination Fee) and (ii) Parent and Guarantor have executed and delivered the Equity Commitment Letter, dated as of the date of this Agreement, of which the Company is a third-party beneficiary;
WHEREAS, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 3.1, each issued and outstanding share of common stock, without par value, of the Company (the “Company Common Stock”) immediately prior to the Effective Time will be canceled and converted into the right to receive the Merger Consideration; and
WHEREAS, each of Parent, Merger Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1 Definitions. Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement and as follows:
“6.12 Indemnitees” shall have the meaning set forth in Section 6.12(b).
“6.6(e) Notice” shall have the meaning set forth in Section 6.6(e).
“6.6(e) Notice Period” shall have the meaning set forth in Section 6.6(e).

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement containing confidentiality terms no less favorable to the Company in the aggregate than the terms set forth in the Confidentiality Agreement; provided, however, that such confidentiality agreement (a) need not contain a “standstill” or other prohibition on making, pursing, negotiating, implementing, financing or consummating any Acquisition Proposal and (b) shall not otherwise prohibit compliance by the Company with any of the provisions set forth in Section 6.6.
“Acceptable MNPI” shall have the meaning set forth in Section 6.12(c).
“Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any proposal or offer from a Third Party relating to (A) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company or any of its Subsidiaries pursuant to which a Third Party, or the shareholders of a Third Party, would hold (directly or indirectly) securities representing more than twenty percent (20%) of the total equity securities of the Company (by vote or economic interest) or more than twenty percent (20%) of the total equity securities of the surviving or resulting entity of such transaction, after giving effect to the consummation of such transaction, (B) the direct or indirect acquisition (whether by purchase, license, investment, joint venture or otherwise) by a Third Party of more than twenty percent (20%) of the consolidated assets, net revenue or net income of the Company and its Subsidiaries, taken as a whole (as determined in good faith by the Company Board) or (C) the acquisition in any manner, directly or indirectly, by a Third Party of equity securities of the Company that, after giving effect to the consummation of such purchase or other acquisition, would result in such Third Party beneficially owning more than twenty percent (20%) of the total outstanding equity securities of the Company (by vote or economic interest).
“Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that, notwithstanding anything to the contrary in this Agreement, except as otherwise expressly contemplated herein, (a) to the extent any covenant or agreement herein would be applicable to any Company Minority Interest Business, the Company shall only be required to use commercially reasonable efforts to cause such Company Minority Interest Business to comply with such covenant or agreement, and subject in each case to the terms of any organizational documents or shareholder or other similar Contracts of such Company Minority Interest Business and (b) no covenant or agreement set forth in this Agreement shall be binding upon any direct or indirect portfolio companies of the Guarantor or its Affiliates (other than Parent and Merger Sub).
“Agreement” shall have the meaning set forth in the Preamble.
“Alternative Acquisition Agreement” shall have the meaning set forth in Section 6.6(c).
“Alternative Financing” shall have the meaning set forth in Section 6.11(c).
“Anti-Corruption Laws” shall mean applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any employee or agent of any Governmental Authority, commercial entity, or any other Person to obtain an improper business advantage; such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and all applicable national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Anti-Takeover Laws” shall have the meaning set forth in Section 6.19.
“Antitrust Laws” shall have the meaning set forth in Section 4.4(b).
“Articles of Merger” shall mean articles of merger relating to the Merger.
“BEPS” shall have the meaning set forth in the definition of “Tax” in this Section 1.1.
“Book-Entry Shares” shall have the meaning set forth in Section 3.1(b).
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which (a) all banking institutions in New York, New York are authorized or obligated by Law or executive order to close or (b) solely for purposes of determining the Merger Closing Date, the office of the Secretary of State is authorized or obligated by Law or executive order to close.

“By-laws” shall have the meaning set forth in Section 4.1.
“Certificates” shall have the meaning set forth in Section 3.1(b).
“CFIUS” shall mean the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as such.
“CFIUS Approval” shall mean, following the filing with CFIUS of a CFIUS Notice, CFIUS has issued a written notification to the parties hereto that (a) CFIUS has concluded that none of the transactions contemplated hereby is a “covered transaction” subject to review under the DPA, (b) CFIUS has completed its review (or, if applicable, any investigation) under the DPA of the transactions contemplated hereby in response to the CFIUS Notice, determined that there are no unresolved national security concerns with respect to the transactions contemplated hereby, and advised that all action under the DPA has concluded with respect to the transactions contemplated hereby or (c) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision with respect to the CFIUS Notice and the President has either (i) announced a decision not to take any action to suspend, prohibit, or place any limitations on any of the transactions contemplated hereby or (ii) the period under the DPA during which the President may announce a decision to take action to suspend, prohibit or place any limitations on the transactions contemplated hereby shall have expired.
“CFIUS Notice” shall have the meaning set forth in Section 6.20(a).
“CFIUS Turndown” shall have the meaning set forth in Section 6.20(c).
“Change in Recommendation” shall have the meaning set forth in Section 6.6(c).
“Charter” shall have the meaning set forth in Section 4.1.
“Clean Team Agreement” shall mean the Clean Team Confidentiality Agreement, dated August 18, 2025, between LSF Investments, LLC and the Company.
“Code” shall mean the Internal Revenue Code of 1986.
“Collection Costs” shall have the meaning set forth in Section 8.3(e).
“Commitment Letters” shall have the meaning set forth in Section 5.7(a).
“Company” shall have the meaning set forth in the Preamble.
“Company Benefit Plan” shall mean each “employee pension benefit plan” (as defined in Section 3(2) of ERISA, whether or not subject thereto), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA, whether or not subject thereto), and each other plan, program, agreement, arrangement or policy relating to equity-based compensation, incentive compensation, deferred compensation, employment, consulting, severance, retention, change in control, retirement, fringe benefits or other benefits or compensation, in each case that is sponsored, maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its Subsidiaries, including for the benefit of any current or former employees, directors, officers or consultants of the Company or any of its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any current or contingent liability or obligation, other than any plan, arrangement or policy maintained by a Governmental Authority to which contributions are mandated by applicable Law.
“Company Board” shall have the meaning set forth in the Recitals.
“Company Board Recommendation” shall have the meaning set forth in Section 4.3(b).
“Company Capitalization Date” shall have the meaning set forth in Section 4.2(a).
“Company Common Stock” shall have the meaning set forth in the Recitals.
“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.
“Company Employees” shall have the meaning set forth in Section 6.10(a).

“Company Equity Award” shall mean any Company Option, Company Restricted Stock Unit or Company Performance-Based Restricted Stock Unit issued and outstanding, or authorized to be issued, pursuant to a Company Plan.
“Company Indenture” shall mean the Indenture, dated as of July 9, 2010, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 7, dated as of March 3, 2021, by and among the Company, the subsidiary guarantors party thereto and the Trustee, as further supplemented by Supplemental Indenture No. 10, dated as of December 21, 2023, by and among the Company, the subsidiary guarantors party thereto and the Trustee, and as further supplemented by Supplemental Indenture No. 11, dated as of February 14, 2024, by and among the Company, the subsidiary guarantors party thereto and the Trustee and as may be further amended and supplemented from time to time.
“Company IP” shall have the meaning set forth in Section 4.15(a).
“Company IT Assets” shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or any of its Subsidiaries, or licensed or leased to or used by the Company or any of its Subsidiaries (excluding any public networks).
“Company Material Adverse Effect” shall mean any change, effect, development, event, occurrence or circumstance which, individually or in the aggregate, has resulted in or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that changes, effects, developments, events, occurrences or circumstances relating to or resulting from, directly or indirectly, the following shall be excluded from the determination of Company Material Adverse Effect (other than in the case of the following clauses (i), (ii), (iii), and (iv), to the extent that such change, effect, development, event, occurrence or circumstance is disproportionately adverse to the Company and its Subsidiaries taken as a whole relative to other companies of similar size operating in the industries or markets in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate adverse impact or impacts of such change, effect, development, event, occurrence or circumstance may be taken into account in determining whether a Company Material Adverse Effect has occurred): (i) any change, effect, development, event, occurrence or circumstance generally affecting any of the industries or markets in which the Company or its Subsidiaries operate; (ii) any announcement, adoption, implementation, repeal, modification or amendment of any Law or GAAP (or changes in official interpretations of any Law or GAAP) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; (iii) changes in general economic, regulatory, geopolitical or political conditions or the financial, credit or securities markets in general (including in interest or exchange rates, tariffs or trade wars, stock, bond or debt prices); (iv) any acts of God, natural disasters, earthquakes, hurricanes, epidemics, pandemics, plagues or other outbreaks of illness or disease or public health events (including COVID-19), terrorism, armed hostilities, sabotage, war, cyberattack or incident, cyberterrorism, government shutdowns or any escalation or worsening thereof; (v) the negotiation, execution, announcement, performance (except, in each case, with respect to the Company’s obligations (subject to the limitations therein) under clause (x) of Section 6.1), consummation or existence of this Agreement or the transactions contemplated hereby (including the impact of any of the foregoing on relationships with customers, suppliers, licensors, employees or regulators, and any suit, action or proceeding arising therefrom or in connection therewith) (it being understood, in each case, that this clause (v) shall not apply to any representation or warranty in Section 4.4 to the extent the purpose of such representation or warranty is to address consequences resulting from the execution, delivery or performance of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement); (vi) any action taken as expressly required by this Agreement or any action taken at the written direction of Parent or Merger Sub and any action taken in accordance with the terms of Section 6.4 (except, in each case, with respect to the Company’s obligations (subject to the limitations therein) under clause (x) of Section 6.1); (vii) any changes in the market price or trading volume of the Company Common Stock, any changes in credit ratings or any failure (in and of itself) by the Company or its Subsidiaries to meet internal, analysts’ or other earnings estimates, budgets, forecasts or financial projections of its revenues, earnings or other financial performance (provided that the exception in this clause (vii) shall not prevent or otherwise affect a determination that any change, effect, development, event, occurrence or circumstance underlying such failure which is not otherwise excluded from the definition of “Company Material Adverse Effect” has resulted in, or contributed to, a Company Material Adverse Effect); (viii) any Proceeding arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated by this Agreement; or (ix) changes, effects, developments, events, occurrences or circumstances to the extent arising from or relating to the identity of the Guarantor, Parent or Merger Sub.
“Company Material Contract” shall have the meaning set forth in Section 4.17.
“Company Minority Interest Business” shall have the meaning set forth in Section 4.2(c).
“Company Notes” shall mean the Company’s outstanding 6.2500% Senior Notes due 2029 and 3.7500% Senior Notes due 2031.
“Company Option” shall mean each option to purchase shares of Company Common Stock granted pursuant to any Company Plan.
“Company Performance-Based Restricted Stock Unit” shall mean each restricted stock unit granted pursuant to the Company Plans that is subject to both time-based and performance-based vesting conditions.
“Company Permits” shall have the meaning set forth in Section 4.5.
“Company Plans” shall mean any of (i) the Amended and Restated Hillenbrand, Inc. Stock Incentive Plan, (ii) the Hillenbrand, Inc. Executive Matching Shares Program, (iii) the Hillenbrand, Inc. Board of Directors’ Deferred Compensation Plan or (iv) the Hillenbrand, Inc. Executive Deferred Compensation Program.
“Company Preferred Stock” shall have the meaning set forth in Section 4.2(a).
“Company Related Parties” shall have the meaning set forth in Section 8.3(d)(ii).
“Company Restricted Stock Unit” shall mean (i) each restricted stock unit granted pursuant to the Company Plans that is subject solely to time-based vesting conditions and (ii) each vested deferred share granted or deemed purchased pursuant to the Company Plans.
“Company SEC Documents” shall have the meaning set forth in Section 4.7(a).
“Company Software” means any software (including source code, APIs, and data or documentation used in connection therewith) owned or purported to be owned by the Company or any of its Subsidiaries.
“Compliant” means, with respect to the Required Financial Information, that (a) the Required Financial Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Financial Information not misleading in light of the circumstances in which it was made available (provided that any supplemental disclosure that would typically be included in a customary pricing supplement (and that would not typically require circulating updated disclosure to potential investors prior to pricing of any related securities offering) shall not be construed to be a material misstatement or omission), (b) the Required Financial Information complies in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a public offering of non-convertible debt securities registered on Form S-1 under the Securities Act that would be applicable to the Required Financial Information (other than such provisions (A) with which compliance is not customary in an offering of high-yield non-convertible debt securities under Rule 144A promulgated under the Securities Act and (B) applicable to any Excluded Information) and (c) the financial statements and other financial information included in the Required Financial Information would not be deemed stale for offerings and private placements of high-yield non-convertible debt securities under Rule 144A promulgated under the Securities Act and are sufficient to permit the Company’s independent auditor to issue a customary “comfort” letter to the Financing Sources to the extent required as part of the Debt Financing, including as to customary negative assurance and change period comfort, in order to consummate any offering of debt securities on any day during the Marketing Period (and such accountants have confirmed they are prepared to issue a comfort letter, subject to the independent auditor’s completion of customary procedures (it being understood that such issuance of the comfort letter and a bringdown thereof shall not occur until the “pricing” and the “closing” of such offering of debt securities, respectively)).
“Confidentiality Agreement” shall mean the confidentiality agreement dated July 16, 2025 between LSF Investments, LLC and the Company.

“Contract” shall mean any contract, agreement, commitment, franchise, indenture, lease, purchase order or license, whether or not in writing.
“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.
“Credit Facility” shall mean the Fifth Amended and Restated Credit Agreement, dated as of July 9, 2025 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Facility Agreement”), by and among the Company, the Subsidiaries of the Company party thereto from time to time, the Credit Facility Lenders and the Credit Facility Agent and all Loan Documents (as defined in the Credit Facility Agreement) related thereto.
“Credit Facility Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Credit Facility Agreement.
“Credit Facility Agreement” shall have the meaning set forth in the definition of “Credit Facility” in this Section 1.1.
“Credit Facility Lenders” shall mean the lenders from time to time parties to the Credit Facility Agreement.
“Current Insurance” shall have the meaning set forth in Section 6.7(c).
“Damages” shall have the meaning set forth in Section 8.2.
“Debt Commitment Letters” shall have the meaning set forth in Section 5.7(a), as supplemented by Section 6.11, as applicable.
“Debt Financing” shall have the meaning set forth in Section 5.7(a), as supplemented by Section 6.11, as applicable.
“Disclosed Conditions” shall have the meaning set forth in Section 5.7(e).
“DPA” means the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and its implementing regulations located at 31 C.F.R. Parts 800, 802.
“Effective Time” shall have the meaning set forth in Section 2.3.
“Electronic Data Room” shall have the meaning set forth in Section 4.25.
“Environmental Claim” shall mean any claim, action, cause of action, suit, proceeding, order, demand or written notice alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, property damages, and personal injuries) arising out of, based on or resulting from (i) the Release of any Hazardous Substance at any location, (ii) exposure to any Hazardous Substance or (iii) any Environmental Law.
“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment, including Laws relating to the exposure to, Release, or threatened Release of Hazardous Substances, or relating to the manufacture, use, treatment, storage, transport or handling of Hazardous Substances and all Laws regarding recordkeeping, notification, disclosure and reporting requirements for Hazardous Substances.
“Environmental Permits” shall mean any permit, license, approval or other authorization under any Environmental Laws.
“Equity Commitment Letter” shall have the meaning set forth in Section 5.7(a).
“Equity Financing” shall have the meaning set forth in Section 5.7(a).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” shall mean any Person that is or at any relevant time has been or would be under common control or otherwise treated as a single employer with the Company or any of its Subsidiaries within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code.

“Ex-Im Laws” shall mean all applicable U.S. Laws governing export, reexport, transfer, and import controls, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations, and the customs and import Laws administrated by U.S. Customs and Border Protection, the anti-boycott laws and regulations administered by the U.S. Departments of Commerce and Treasury.
“Exchange Act” shall mean the Securities Exchange Act of 1934.
“Exchange Fund” shall have the meaning set forth in Section 3.2(a).
“Excluded Information” means (a) (i) financial statements of the Company or any of its Subsidiaries, other than the financial statements included in the Required Financial Information, (ii) information required by Rule 3-03(e), 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X or Item 302 of Regulation S-K, and (iii) any information not reasonably available to the Company under its current reporting systems or consistently maintained in the ordinary course of its business, (b) information to the extent that the provision thereof would (i) violate applicable Law or any obligation of confidentiality binding upon the Company or any of its Subsidiaries or (ii) waive any privilege that may be asserted by the Company or any of its Subsidiaries, (c) any description of all or any portion of the Financing, any “description of notes” or “description of other indebtedness,” (d) any information customarily provided by the Financing Sources, any financing source, any party to the Debt Commitment Letters or their respective counsel, including information that would customarily be provided by an underwriter or initial purchaser in a customary offering memorandum for private placements of high-yield non-convertible debt securities under Rule 144A promulgated under the Securities Act, (e) risk factors (other than risk factors relating to the business and operations of the Company or any of its Subsidiaries) or other forward-looking statements relating solely to the Financing or any component thereof, including any such description to be included in liquidity and capital resources disclosure, (f) information regarding affiliate transactions that may exist following consummation of the Merger or the other transactions contemplated by this Agreement (unless the Company or any of its Subsidiaries was party to any such transactions prior to consummation of the Merger), (g) information regarding any post-Merger Closing pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments, pro forma financial statements or other pro forma information, projections or prospective information (but not information reasonably requested by Parent to prepare such pro forma financials), (h) any financial information with respect to the Company and its Subsidiaries on a non-consolidated basis or any stand-alone financial statements for any Subsidiaries of the Company, other than to the extent prepared in the ordinary course of business, (i) any new performance metrics of the Company or financial information that is not reasonably available and obtained without undue effort or expense by the Company from the books and records of the Company or any of its Subsidiaries or historically prepared or maintained in the ordinary course of business, (j) any preliminary results or “flash numbers,” to the extent not previously publicly disclosed in the ordinary course of business, (k) any information concerning or involving only Persons other than the Company and its Subsidiaries, (l) Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K, and (m) the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A including Item 404 of Regulation S-K.
“Executive Matching Shares Program” shall have the meaning set forth in Section 3.3(d).
“Existing Letters of Credit” shall mean any letter of credit, bank guarantee, indemnity, surety or other such instrument issued under the Facility Agreements, including for the avoidance of doubt, all such instruments that remain outstanding as of the Merger Closing Date. As of the date hereof, Section 1.1(c) of the Company Disclosure Letter (the “L/C Schedule”) includes a true, correct and complete list of all such letters of credit, bank guarantees, indemnities, sureties or other such instruments, including the applicable issuer, applicant, description of collateral (if any), maturity date, beneficiary, purpose, dollar amount and currency.
“Facilities” shall mean the Credit Facility and the Syndicated L/G Facility.
“Facility Agents” shall mean the Credit Facility Agent and the Syndicated L/G Facility Agent.
“Facility Agreements” shall mean the Credit Facility Agreement and the Syndicated L/G Facility Agreement.
“Facility Lenders” shall mean the Credit Facility Lenders and the Syndicated L/G Facility Lenders.

“Fee Letters” shall mean the fee letters entered into in connection with, and expressly referred to in, the Debt Commitment Letters.
“Financing” shall have the meaning set forth in Section 5.7(a), as supplemented by Section 6.11, as applicable.
“Financing Agreements” shall have the meaning set forth in Section 5.7(b).
“Financing Authorization Letters” means (a) customary authorization letters to the parties to the Debt Commitment Letters with respect to the Offering Documents authorizing the distribution of information regarding the Company and its Subsidiaries to prospective lenders or investors in connection with the Debt Financing and containing a customary representation (without a “knowledge qualifier”) that the public side versions of such documents do not include material nonpublic information about the Company or its Subsidiaries or their securities, and a customary representation (without a “knowledge qualifier”) as to the accuracy of the written information contained in the disclosure and marketing materials regarding the Company and its Subsidiaries to the extent provided by the Company or any of its Subsidiaries, subject to customary exceptions and qualifications and (b) customary management representation letters and CFO certificates with respect to the financial information of the Company and its Subsidiaries included in the marketing materials for any debt offerings (in each case, without any “knowledge qualifier”); provided, however, that, in each case, the Company or any of its applicable Subsidiaries shall only be obligated to deliver such financial statements and information to the extent they do not contain Excluded Information.
“Financing Commitments” shall have the meaning set forth in Section 5.7(a), as supplemented by Section 6.11, as applicable.
“Financing Source” shall mean the Persons (other than the Company or any of its Subsidiaries or any of their respective Affiliates or controlling persons) that have committed to provide or have otherwise entered into agreements (including any Debt Commitment Letters or Financing Agreements) to provide, or to purchase securities from or place securities or arrange or provide loans for Parent or Merger Sub in lieu of the Debt Financing under the Debt Commitment Letters, in connection with the Merger, in each case, in connection with the Debt Financing or any Alternative Financing (in each case, other than the Equity Financing) in connection with the transactions contemplated hereby, and any joinder agreements, indentures or credit agreements entered into pursuant thereto, including the initial lenders party thereto, together with their Affiliates, general partners, officers, directors, managers, members, employees, agents and representatives and their successors and assigns; it being understood that the Guarantor, Parent and Merger Sub shall not be Financing Sources for any purposes hereunder.
“Foreign Benefit Plan” shall mean each Company Benefit Plan that is maintained primarily for the benefit of any director, officer, employee or other individual service provider who resides or works in a country other than the United States.
“GAAP” shall mean the United States generally accepted accounting principles.
“Governmental Authority” shall mean any United States (federal, state or local), tribal, or foreign government, or any political subdivision thereof, or any governmental, regulatory, judicial or administrative authority, agency, board, public bureau or commission, quasi-governmental authority or tribunal or any self-regulatory organization (including NYSE) and, except for purposes of Article VII and Article VIII, any arbitrator or arbitral body (public or private).
“Guarantor” shall have the meaning set forth in Section 5.7(a).
“Guaranty” shall have the meaning set forth in the Recitals.
“Hazardous Substance” shall mean substances, materials and wastes defined, listed, classified or regulated as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants,” “radioactive materials,” “asbestos,” “petroleum,” “petroleum by-product,” “per- or polyfluoroalkyl substances” or words of similar import or for which liability may be imposed due to their hazardous, toxic, dangerous or deleterious effects under any Environmental Law.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IBCL” shall mean Indiana Business Corporation Law.
“Identified MNPI” shall have the meaning set forth in Section 6.12(c).
“Indemnitee” shall mean any individual who, on or at any time prior to the Effective Time, was an officer, director, member or manager of the Company or any of its Subsidiaries or served on behalf of the Company as an officer, director, member or manager of any of the Company’s Affiliates or any of their predecessors.
“Inside Date” shall have the meaning set forth in Section 2.2.
“Intellectual Property Rights” shall mean all intellectual property rights, including all U.S. and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, provisionals, reissues, re-examinations, substitutions, and extensions thereof, (ii) trademarks, service marks, logos, and domain names, together with the goodwill symbolized by any of the foregoing, (iii) rights in works of authorship, copyrights and copyrightable subject matter, (iv) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data and technology supporting the foregoing, (v) trade secrets and rights in other confidential information, including rights in confidential ideas, know-how, inventions (whether or not patentable), invention disclosures, data and customer lists, proprietary processes, formulae, models, and methodologies, and (vi) all applications and registrations for the foregoing.
“Intentional Breach” shall mean, any action or omission (including a failure to cure circumstances) taken or omitted to be taken that breaches any agreement or covenant set forth in this Agreement that the breaching Person takes (or fails to take) with actual knowledge that such action (or inaction) would cause a material breach of such agreement or covenant.
“Intervening Event” shall mean a material change, effect, development, event, occurrence or circumstance that (i) was not known to, or reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement (or if known or reasonably foreseeable, the magnitude or consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) which change, effect, development, event, occurrence or circumstance, or the magnitude or consequences thereof, becomes known to the Company Board prior to the time that the Requisite Shareholder Approval is obtained and (ii) does not relate to (A) any Acquisition Proposal or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date of this Agreement (provided that the exception in this clause (B) shall not prevent any such change, effect, development, event, occurrence or circumstance underlying the Company meeting or exceeding such metrics from being taken into account in determining whether an Intervening Event has occurred).
“IRS” shall mean the Internal Revenue Service.
“ISRA” shall mean the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and its implementing regulations.
“Key Executive STIC” shall mean the Hillenbrand Third Amended and Restated Short-Term Incentive Compensation Plan for Key Executives, effective as of October 1, 2021.
“Knowledge” shall mean (i) with respect to the Company, the actual knowledge of the individuals set forth on Section 1.1(a) of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub, the actual knowledge of the individuals set forth on Section 1.1(a) of the Parent Disclosure Letter.
“L/C Schedule” shall have the meaning set forth in the definition of “Existing Letters of Credit” in this Section 1.1.
“Labor Agreement” shall have the meaning set forth in Section 4.19(a).
“Law” shall mean any and all domestic (federal, state or local), tribal or foreign laws, common laws, rules, regulations, Orders, judgments or decrees promulgated by any Governmental Authority.
“Lease” means any lease, sublease, sub-sublease, license, concession and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case as tenant, subtenant or by other occupancy arrangement) any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary.
“Liability” shall mean all indebtedness, obligations and other liabilities, whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due, including any fines, penalties, losses, costs, interest, charges, expenses, damages, assessments, deficiencies, judgments, awards or settlements.
“Lien” shall mean liens, licenses, claims, mortgages, encumbrances, pledges, security interests or charges of any kind.
“Marketing Period” means the first period of thirteen (13) consecutive Business Days after the date of this Agreement (a) throughout and at the end of which Parent shall have the Required Financial Information and the Required Financial Information shall be Compliant and (b) throughout and at the end of which the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver of such conditions) have been satisfied or waived and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied assuming the Merger Closing were to be scheduled for any time during such period of thirteen (13) consecutive Business Days; provided that (a) November 26, 2025, November 27, 2025, November 28, 2025, January 19, 2026, February 16, 2026, May 25, 2026, June 19, 2026, July 3, 2026, and July 4, 2026, shall not constitute Business Days for purposes of calculating such period of thirteen (13) consecutive Business Days (provided, however, that such exclusion shall not restart such period) and (b) if such period of thirteen (13) consecutive Business Days shall not have ended on or prior to December 19, 2025, then such period of thirteen (13) consecutive Business Days shall be deemed not to have commenced and shall thereafter not commence until January 5, 2026; provided, further, that the Marketing Period shall not be deemed to have commenced if, after the date of this Agreement and prior to the completion of such period of thirteen (13) consecutive Business Days, (A) the Company has publicly announced the Company’s intention to restate any historical financial statements or other financial information included in the Required Financial Information or has publicly announced that any such restatement is under active consideration, in which case, the Marketing Period shall not commence or be deemed to commence unless and until such restatement has been completed and the Required Financial Information has been amended and updated or the Company has publicly announced or informed Parent that it has concluded that no restatement shall be required in accordance with GAAP, (B) the Company’s independent auditor shall have withdrawn its audit opinion with respect to any audited financial statements contained in the Required Financial Information, in which case the Marketing Period shall not commence or be deemed to commence unless and until a new audit opinion is issued with respect to such audited financial statements (or portion thereof) for the applicable periods by the independent auditor of the Company or another independent public accounting firm of national standing reasonably acceptable to Parent (it being understood that any “big four” accounting firm will be deemed acceptable), or (C) the Required Financial Information would not be Compliant at any time during such period of thirteen (13) consecutive Business Days, in which case the Marketing Period shall not commence or be deemed to commence unless and until the Required Financial Information is updated or supplemented so that it is Compliant (it being understood that if the Required Financial Information provided at the commencement of the Marketing Period ceases to be Compliant during such period of thirteen (13) consecutive Business Days, then the Marketing Period shall be deemed not to have commenced); provided, further, that, notwithstanding anything to the contrary, the Marketing Period shall end on any earlier date on which the Debt Financing or any Alternative Financing is obtained. If at any time the Company shall in good faith believe that it has provided the Required Financial Information and that the Required Financial Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes it completed the delivery to Parent of the Required Financial Information that is Compliant), in which case, the delivery by the Company to Parent of the Required Financial Information that is Compliant will be deemed to have occurred as of the time of delivery stated in such notice, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial Information that is Compliant on such date and, within two (2) Business Days after the date of delivery of such notice, delivers a written notice to the Company to that effect (stating with specificity which financial statements comprising part of the Required Financial Information Parent reasonably believes the Company has not delivered and the basis for such belief or how the Required Financial Information is not Compliant). Following delivery of the Required Financial Information that is Compliant as specified in such notice, the Marketing Period will commence so long as all other conditions and requirements for the Marketing Period to commence are satisfied; provided that such written notice from Parent to the Company will not prejudice the Company’s right to assert that the Required Financial Information was, in fact, delivered and is Compliant.
“Material Company Lease” shall mean any Lease, in each case, which (i) has annual rent obligations in excess of $500,000 and (ii) has a remaining term (excluding any renewal options), as of the date of this Agreement, in excess of three (3) years.
“Material Company Owned Real Property” shall have the meaning set forth in Section 4.18(a).
“Maximum Amount” shall have the meaning set forth in Section 6.7(c).
“Merger” shall have the meaning set forth in the Recitals.
“Merger Closing” shall have the meaning set forth in Section 2.2.
“Merger Closing Date” shall have the meaning set forth in Section 2.2.
“Merger Consideration” shall have the meaning set forth in Section 3.1(b).
“Merger Sub” shall have the meaning set forth in the Preamble.
“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) of ERISA.
“New Debt Commitment Letter” shall have the meaning set forth in Section 6.11(c).
“New Plans” shall have the meaning set forth in Section 6.10(c).
“NYSE” shall mean the New York Stock Exchange.
“OFAC” shall have the meaning set forth in the definition of “Sanctioned Country” in this Section 1.1.
“Offering Documents” means prospectuses, private placement memoranda, offering memoranda, syndication memoranda, ratings agency presentations, information memoranda and lender and investor presentations, in each case, to the extent the same are customary and required, in connection with the Debt Financing.
“Open Source Software” means any software licensed, provided or distributed under any open source or similar license, including software licensed under or subject to the Artistic License, the Mozilla Public License, the GNU Affero GPL, the GNU GPL, the GNU LGPL and any other license that is defined as an “open source license” by the Open Source Initiative.
“Option Payment” shall mean, with respect to any Company Option outstanding as of immediately prior to the Effective Time, a cash payment equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option, less any required withholding Taxes.
“Order” shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.
“Owned Real Property” shall have the meaning set forth in Section 4.18(a).
“Parent” shall have the meaning set forth in the Preamble.
“Parent Disclosure Letter” shall have the meaning set forth in Article V.
“Parent Material Adverse Effect” shall mean any change, effect, development or circumstance that could reasonably be expected to prevent, delay or impair the ability of Parent or Merger Sub to (i) consummate the Merger and the other transactions contemplated by this Agreement on a timely basis or (ii) comply with any of their obligations under this Agreement, including with respect to the Financing.
“Parent Organizational Documents” shall have the meaning set forth in Section 5.1.
“Parent Related Parties” shall have the meaning set forth in Section 8.3(d)(i).
“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“Payoff Letters” shall have the meaning set forth in Section 6.16(a).
“Performance Unit Payment” shall mean, with respect to any Company Performance-Based Restricted Stock Unit outstanding as of immediately prior to the Effective Time, a cash payment equal to the product of (A) the number of shares of Company Common Stock subject to such Company Performance-Based Restricted Stock Unit (with such number of shares calculated assuming achievement of the applicable performance-based vesting conditions at the greater of target and the actual level of performance) measured through the date immediately prior to the Effective Time (or as close to such date as administratively practicable, as determined by the Company) and (B) the Merger Consideration, less any required withholding Taxes. Actual level of performance for purposes of this definition shall be determined by the Company Board (or a duly authorized committee or subcommittee thereof) in good faith and in accordance with the terms of the applicable award agreement.
“Permitted Liens” shall mean (i) any Lien for Taxes or utilities not yet due or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the financial statements of the Company (if such accruals or reserves are required pursuant to GAAP), (ii) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the date of the most recent annual report on Form 10-K filed with the SEC by the Company, in each case, which indebtedness or liabilities have been disclosed to Parent in Section 4.11 of the Company Disclosure Letter, (iii) any zoning, entitlement or other land use or environmental regulations, restrictions or Liens that are imposed by any Governmental Authority having jurisdiction thereon or by Law or otherwise or typical for the applicable property type and locality and which are not violated by the current use and operation of such real property or the operation of the business of the Company or its Subsidiaries, (iv) easements, rights of way and similar agreements, encroachments, covenants, reservations, restrictions, defects or imperfections of title, and other Liens that are disclosed on existing title policies, commitments or reports made available to Parent prior to the date hereof or otherwise filed or recorded in the applicable public records and which do not materially interfere with the present use of the related real property, (v) Liens imposed on the underlying fee interest (or any other superior interest) of any real property leased or subleased by the Company or any of its Subsidiaries, or over which the Company or any of its Subsidiaries has easement or other similar property rights, (vi) with respect to real property, any set of facts an accurate up-to-date survey or inspection would show, (vii) rights, terms or conditions of any lease, sublease or other agreement under which the Company of any of its Subsidiaries is a lessor or sublessor (or in a similar capacity), (viii) construction, mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business and securing amounts that are not yet due or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the financial statements of the Company (if such accruals or reserves are required pursuant to GAAP), (ix) purchase money Liens and Liens securing rental payments under capital lease arrangements in the ordinary course of business (other than as a result of any performance, default or breach of law), (x) Liens securing acquisition financing with respect to the applicable asset, including any refinancing thereof in the ordinary course of business (other than as a result of any performance, default or breach of law), (xi) Liens disclosed in Section 1.1(b) of the Company Disclosure Letter, (xii) licenses or other grants of rights to use Intellectual Property Rights in the ordinary course of business, (xiii) Liens that will be fully discharged or released at or prior to the Merger Closing, (xiv) Liens created by or for the benefit of Parent or its Affiliates, (xv) any Liens limited solely to any Required Credit Support that Parent has determined shall remain in place after the Merger Closing, and (xvi) such other Liens, if any, that do not, individually or in the aggregate, materially impair the existing use of the assets or property of the Company or any Subsidiary affected by any such Lien or otherwise materially impair the Company and its Subsidiaries’ business operations.
“Person” shall mean an individual, a corporation (including non-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.
“Personal Information” means all information or data reasonably capable of identifying, or being linked to, a natural Person or defined as “personally identifiable information,” “personal data,” “personal information” or similar under any Law.
“President” shall have the meaning set forth in the definition of “CFIUS Approval” in this Section 1.1.
“Privacy Requirements” shall have the meaning set forth in Section 4.15(f).

“Proceeding” shall have the meaning set forth in Section 4.12.
“Prohibited Financing Terms” shall have the meaning set forth in Section 6.11(b).
“Proposed Changed Terms” shall have the meaning set forth in Section 6.6(e)(ii).
“Proxy Date” shall have the meaning set forth in Section 6.3(b).
“Proxy Statement” shall have the meaning set forth in Section 6.3(a).
“Proxy Statement Clearance Date” shall mean the first date on which the SEC (or staff of the SEC) has (a) orally or in writing, confirmed that (i) it has no further comments on the Proxy Statement, or (ii) it does not intend to review the Proxy Statement or (b) not informed the Company that it will review the Proxy Statement; provided, however, in the case of the foregoing clauses (a)(ii) and (b), the Proxy Statement Clearance Date shall not be earlier than the date which is ten (10) days following the date on which the Proxy Statement is initially filed with the SEC.
“Release” shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, of Hazardous Substances.
“Remedy Action” shall have the meaning set forth in Section 6.4(b).
“Representatives” shall mean, with respect to any Person, any Subsidiary of such Person and such Person’s and each of its respective Subsidiaries’ directors (in their capacity as such), officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.
“Required Credit Support” shall have the meaning set forth in Section 6.12(a).
“Required Financial Information” shall mean (i) all financial statements described in paragraphs 4 and 10 (other than 10(i)(II)) of Exhibit E to the Debt Commitment Letters; (ii) such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent (or the Financing Sources) to the extent that such information is required in connection with the Debt Financing or of the type and form customarily included in an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the Securities Act (including financial statements necessary for auditors to issue comfort letters contemplated in the Debt Commitment Letters), including information reasonably requested by Parent to prepare pro forma financials required under paragraph 10(i)(II) of Exhibit E to the Debt Commitment Letter; and (iii) executed Financing Authorization Letters. The parties hereto agree that the filing by the Company with the SEC of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that includes any financial statements or other information of the Company included in the Required Financial Information or to be provided pursuant to Section 6.12 will be deemed to satisfy any requirement to deliver such financial statements or other information to Parent and (y) shall be deemed to have been delivered on the earliest date on which (1) the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet, (2) such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another website, if any, to which the parties hereto have access (whether a commercial, third-party website or whether sponsored by the parties hereto) or (3) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov. Parent acknowledges the receipt of the financial statements described in paragraph 4(a) and (b) of Exhibit E to the Debt Commitment Letters.
“Required Payment Amount” shall have the meaning set forth in Section 5.7(d).
“Requisite Shareholder Approval” shall have the meaning set forth in Section 4.3(a).
“Restraints” shall have the meaning set forth in Section 7.1(c).
“Restricted Award Payment” shall mean, with respect to any Company Restricted Stock Unit outstanding as of immediately prior to the Effective Time, a cash payment equal to the product of (A) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit and (B) the Merger Consideration, less any required withholding Taxes.
“Reverse Termination Fee” shall have the meaning set forth in Section 8.3(b).

“Sanctioned Country” shall mean any country or geographic region that is or was at the relevant time subject to comprehensive economic sanctions administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) (as of the date of this Agreement, Cuba, Iran, North Korea, and the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea regions of Ukraine).
“Sanctioned Person” shall mean any Person (i) appearing on lists of sanctioned entities maintained by OFAC, the European Union, and the United Kingdom, including the Specially Designated Nationals and Blocked Persons List and other Sanctioned Person Lists, (ii) organized under the laws of or resident in a Sanctioned Country, or (iii) 50% or more owned or controlled by any of the foregoing (as such terms are defined in applicable Sanctions Laws).
“Sanctioned Person List” shall mean the list of sanctioned entities maintained by OFAC, the European Union, or the United Kingdom, including; the Specially Designated Nationals and Blocked Persons List.
“Sanctions Laws” shall mean applicable economic or trade sanctions, including the Sanctioned Person Lists, administered by OFAC, the European Union, the United Kingdom, and the United Nations.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.
“SEC” shall mean the Securities and Exchange Commission.
“Secretary of State” shall mean the Secretary of State of the State of Indiana.
“Securities Act” shall mean the Securities Act of 1933.
“Security Incident” shall have the meaning set forth in Section 4.15(c).
“Shareholders’ Meeting” shall have the meaning set forth in Section 6.3(b).
“Solvent” shall mean that as of any date of determination and with respect to any Person, (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole, (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole and (iii) such Person and its Subsidiaries, taken as a whole, do not have or intend to incur debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business; provided, however, for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“STIC” shall mean the Hillenbrand Short-Term Incentive Compensation Programs for Rotex, MTS Segment, Mold-Masters, DME, Corporate and Global Functions and APS Segment.
“Subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
“Superior Proposal” shall mean a bona fide written Acquisition Proposal (the references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”) made by a Third Party on terms that the Company Board determines in its good faith judgment, after consultation with its outside legal counsel and financial advisors, and considering such factors as the Company Board considers to be appropriate (including the certainty of financing, conditionality, the legal, financial, timing, regulatory and other aspects of the proposal, the likelihood of consummation of such proposal on the terms proposed and the identity of the party making the proposal), are more favorable from a financial point of view to the shareholders of the Company than the transactions contemplated by this Agreement (after giving effect to all Proposed Changed Terms).
“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Syndicated L/G Facility” shall mean the Syndicated L/G Facility Agreement, dated as of June 21, 2022, as amended and restated on June 22, 2023, as further amended on September 10, 2024, and as further amended on July 4, 2025 (and as further amended, supplemented, restated or otherwise modified from time to time, the “Syndicated L/G Facility Agreement”), by and among the Company, certain of its Subsidiaries party thereto from time to time, the Syndicated L/G Facility Lenders and the Syndicated L/G Facility Agent and all Finance Documents (as defined in the Syndicated L/G Facility Agreement) related thereto.
“Syndicated L/G Facility Agent” shall mean Commerzbank Aktiengesellschaft, in its capacity as agent under the Syndicated L/G Facility Agreement.
“Syndicated L/G Facility Agreement” shall have the meaning set forth in the definition of “Syndicated L/G Facility” in this Section 1.1.
“Syndicated L/G Facility Lenders” shall mean the lenders from time to time parties to the Syndicated L/G Facility Agreement.
“Tax” shall mean any and all federal, state, local, provincial, foreign and other taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any governmental or taxing authority including taxes or other charges, including income, franchise, windfall or other profits, premium, disability, alternative minimum, estimated, excise, occupancy, rent, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, net worth, excise, withholding, inventory, ad valorem, stamp, transfer, value added, goods and services, severance, net worth, fuel, escheat and unclaimed property, capital levy, capital gains, license, registration, customs’ duties, tariffs, taxes enacted as a result of the OECD/G20 Inclusive Framework’s Global Anti-Base Erosion Rules (including the global Base Erosion and Profit Shifting (“BEPS”) project and the Pillar Two project) and similar charges, whether disputed or not.
“Tax Returns” shall mean returns, declarations, reports, claims for refunds, applications, or information statements, including any schedule, attachment, or amendment thereof, with respect to Taxes filed or required to be filed with the IRS or any other governmental or taxing authority.
“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).
“Termination Fee” shall have the meaning set forth in Section 8.3(a)(i).
“Third Party” shall mean any Person or group other than Parent, Merger Sub and their respective Affiliates.
“Total Common Merger Consideration” shall have the meaning set forth in Section 3.1(b).
“Transaction Litigation” shall mean any Proceeding commenced by any Person (including by or on behalf of any current or former holder of securities of the Company) against a party hereto or any of its Subsidiaries or any of its or their respective officers or directors, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any such Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any other document required to be filed with the SEC in connection with the Merger or any other communications to the shareholders of the Company. For the avoidance of doubt, Transaction Litigation shall not include any Proceedings solely among the parties to this Agreement, the Confidentiality Agreement, the Clean Team Agreement, the Guaranty or the Equity Commitment Letter.
“Trustee” shall have the meaning set forth in the definition of “Company Indenture” in this Section 1.1.
“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act of 1988, or any similar Laws.
ARTICLE II

THE MERGER
Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of the IBCL, (a) at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, (b) the Company shall continue its corporate existence under the name “Hillenbrand, Inc.” as the surviving corporation in the Merger (the “Surviving Corporation”) and, from and after the Effective Time, shall be a wholly owned Subsidiary of

Parent and the separate corporate existence of the Company shall continue unaffected by the Merger and (c) the Merger shall have such other applicable effects as set forth in this Agreement and in the applicable provisions of the IBCL.
Section 2.2 Merger Closing. The closing of the Merger (the “Merger Closing”) will take place at 10:00 a.m., New York City time, on the third (3rd) Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 320 South Canal Street, Chicago, Illinois 60606, unless another time, date or place is agreed to in writing by the parties hereto; provided that, (A) if the Marketing Period has not ended at the time of the satisfaction or waiver of the last of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), the Merger Closing shall be delayed and occur instead on the date following the satisfaction or waiver of the last of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions) that is the earlier to occur of (i) any Business Day before or during the Marketing Period as may be specified by Parent on no less than three (3) Business Days’ prior written notice to the Company and (ii) one (1) Business Day following the final day of the Marketing Period unless mutually agreed upon in writing by Parent, Merger Sub and the Company and (B) in no event shall the Merger Closing occur prior to the date that is forty-five (45) days after the date hereof (the date in this clause (B), the “Inside Date”). The date on which the Merger Closing occurs is referred to in this Agreement as the “Merger Closing Date.”
Section 2.3 Effective Time. On the Merger Closing Date, the parties shall cause the Articles of Merger to be duly executed and filed with the Secretary of State, in such form as required by, and executed in accordance with, IBCL 23-1-40-5 and the parties shall deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees and make all other filings or recordings required under the IBCL in connection with such filing of the Articles of Merger and the Merger. The Merger shall become effective on such date and time as the Articles of Merger are filed with the Secretary of State or at such other date and time as Parent and the Company shall agree and specify in the Articles of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”
Section 2.4 Articles of Incorporation and By-laws of the Surviving Corporation. Subject to Section 6.7, at the Effective Time, (a) the articles of incorporation of the Surviving Corporation shall be amended in their entirety to read as set forth on Exhibit A attached hereto and (b) the by-laws of the Surviving Corporation shall be amended in their entirety to read as set forth on Exhibit B attached hereto, in each case, until thereafter amended in accordance with applicable Law and the applicable provisions of the articles of incorporation and by-laws of the Surviving Corporation.
Section 2.5 Board of Directors. Subject to applicable Law, each of the parties hereto shall take all necessary action to ensure that the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, incapacitation, retirement, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.
Section 2.6 Officers. From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law or their earlier death, incapacitation, retirement, resignation or removal.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
Section 3.1 Effect on Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company, Parent or Merger Sub:
(a) Each share of Company Common Stock held by the Company or any wholly owned Subsidiary of the Company, Parent, Merger Sub or any other wholly owned Subsidiary of Parent, in each case, immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.
(b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 3.1(a)), shall be converted into the right to receive $32.00 in cash (the “Merger Consideration”), without interest. For purposes of this Agreement, “Total Common Merger Consideration” shall mean the product of (x) the number of shares of Company Common Stock issued and outstanding (other than shares canceled pursuant to Section 3.1(a)) immediately prior to the Effective Time and (y) the Merger Consideration. Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in the first sentence of this Section 3.1(b) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically canceled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented such Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates (or affidavits of loss in lieu thereof in accordance with Section 3.4) in accordance with Section 3.2, the Merger Consideration, without interest thereon, for each such share of Company Common Stock held by them. Pursuant to Section 3.2(c), holders of Book-Entry Shares shall have the right to receive, in accordance with Section 3.2, the Merger Consideration without any requirement to deliver Certificates or a letter of transmittal.
(c) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, no par value, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.
(d) Notwithstanding anything in this Agreement to the contrary, if, at any time between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock, or securities convertible into or exchangeable into or exercisable for Company Common Stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar transaction, the Merger Consideration and any other similarly dependent item shall be equitably adjusted, without duplication, to reflect such change to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.
Section 3.2 Exchange of Certificates.
(a) Prior to the Effective Time, Parent shall designate a bank or trust company, the identity and the terms of appointment of which shall be reasonably acceptable to the Company (the “Paying Agent”), it being agreed by the parties that the Company’s transfer agent is acceptable, for the payment of the Merger Consideration as provided in Section 3.1(b). At or prior to the filing of the Articles of Merger with the Secretary of State, Parent shall deposit, or cause to be deposited with the Paying Agent, for the benefit of the holders of Company Common Stock outstanding immediately prior to the Effective Time (other than holders of shares to be canceled pursuant to Section 3.1(a)) cash constituting an amount equal to the Total Common Merger Consideration (such Total Common Merger Consideration as deposited with the Paying Agent, the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. Nothing contained in this Section 3.2 and no investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Company Common Stock to receive the Merger Consideration. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock that were converted into the right to receive the Merger Consideration pursuant to Section 3.1(b) and (ii) applied promptly to making the payments pursuant to Section 3.1(b). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1.
(b) As promptly as practicable following the Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive the Merger Consideration pursuant to Section 3.1(b) (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, the form and substance of which letter of transmittal and instruction shall be substantially as reasonably agreed by the Company and Parent and prepared prior to Merger Closing.
(c) Following the Effective Time, upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor and Parent shall cause the Paying Agent to pay in exchange therefor as promptly as reasonably practicable, the Merger Consideration pursuant to the provisions of this Article III, and the Certificates surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) and the Person requesting such payment shall pay, or cause to be paid, any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 3.1(b). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration. No interest shall be paid or accrue on any cash payable upon surrender of any Book-Entry Shares.
(d) Any portion of the Exchange Fund which remains unclaimed by the applicable former shareholders of the Company one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to Parent or the Surviving Corporation for payment of their claims for Merger Consideration in respect thereof.
(e) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such

Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any holder of such Certificate who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration in respect thereof (if any).
(f) The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent.
Section 3.3 Equity Awards.
(a) As of the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall be canceled without any action on the part of any holder thereof in consideration for the right to receive the Option Payment as promptly as practicable following the Effective Time (and in any event, subject to Section 3.3(g), within five (5) Business Days thereafter). If, as of the Effective Time, the per-share exercise price of any Company Option is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of any holder thereof, the Company Option shall be canceled without payment of any consideration to such holder.
(b) As of the Effective Time, each Company Performance-Based Restricted Stock Unit that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall be canceled without any action on the part of any holder thereof in consideration for the right to receive the Performance Unit Payment as promptly as practicable following the Effective Time (and in any event, subject to Section 3.3(g), within five (5) Business Days thereafter).
(c) As of the Effective Time, each Company Restricted Stock Unit that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall be canceled without any action on the part of any holder thereof in consideration for the right to receive the Restricted Award Payment as promptly as practicable following the Effective Time (and in any event, subject to Section 3.3(g), within five (5) Business Days thereafter).
(d) As soon as practicable following the date of this Agreement, the Company Board (or a duly authorized committee or subcommittee thereof) shall adopt resolutions and take all necessary and appropriate actions (including, if appropriate, amending the terms of the Hillenbrand, Inc. Executive Matching Shares Program (the “Executive Matching Shares Program”)) so that (i) no new participants will commence participation in the Executive Matching Shares Program after the date of this Agreement, (ii) no adjustments shall be made to the “Minimum Commitment” or “Maximum Commitment” (as defined in the Executive Matching Shares Program) amounts applicable to any participant for the acquisition period that includes the date of this Agreement, (iii) except for any acquisition period in existence under the Executive Matching Shares Program on the date of this Agreement, no acquisition period is established or commenced on or after the date of this Agreement, and no acquisition period is extended and (iv) the Executive Matching Shares Program shall terminate in its entirety as of immediately prior to the Effective Time.
(e) As soon as practicable following the date of this Agreement, the Company Board (or a duly authorized committee or subcommittee thereof) shall adopt resolutions and take all necessary and appropriate actions (including, if appropriate, amending the terms of the Hillenbrand, Inc. Board of Directors’ Deferred Compensation Plan or the Hillenbrand, Inc. Executive Deferred Compensation Program) so that no amounts deferred after the date of this Agreement may be deemed invested in Company Common Stock.

(f) Prior to the Effective Time, the Company shall take all necessary and appropriate actions to effectuate the foregoing provisions of this Section 3.3.
(g) At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Surviving Corporation sufficient cash funds to make all Option Payments, all Performance Unit Payments and all Restricted Award Payments, in each case, as required pursuant to this Section 3.3 and shall cause the Surviving Corporation to make such payments to all holders of Company Options, Company Performance-Based Restricted Stock Units and Company Restricted Stock Units, as applicable, as promptly as practicable following the Effective Time, and in any event, within five (5) Business Days thereafter; provided that to the extent payment within such time or on such date would trigger a tax or penalty under Section 409A of the Code, such payments shall be made on the earliest date that payment would not trigger such tax or penalty.
Section 3.4 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit (in form and substance reasonably acceptable to Parent) of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such customary and reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.
Section 3.5 No Dissenters’ Rights. The parties acknowledge and agree that the holders of shares of Company Common Stock are not entitled to any dissenters’ rights under Chapter 44 of the IBCL.
Section 3.6 Withholdings. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration, the Option Payment, the Performance Unit Payment and the Restricted Award Payment, as applicable, and any amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Company Options, Company Performance-Based Restricted Stock Units or Company Restricted Stock Units, such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.
Section 3.7 Transfers; No Further Ownership Rights. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no registration of transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates are presented to the Surviving Corporation or Parent for transfer following the Effective Time, they shall be canceled against delivery of the applicable merger consideration, as provided for in Section 3.1(b), for each share of Company Common Stock formerly represented by such Certificates.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (i) any Company SEC Documents (other than disclosures in the “Risk Factors” sections of any Company SEC Documents or any disclosure of risks included in any “forward-looking statements” disclaimer in any such Company SEC Documents, to the extent that such statements are forward-looking, predictive or cautionary in nature and not statements of historical facts) filed with (or furnished to) the SEC by the Company prior to the date hereof (provided that nothing disclosed in the Company SEC Documents prior to the date hereof shall be deemed disclosed for purposes of Section 4.1, Section 4.2, Section 4.3 and Section 4.23), or (ii) the Company Disclosure Letter, the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 4.1 Organization and Qualification; Subsidiaries. Each of the Company and its Subsidiaries is a corporation or legal entity duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted, except where the failure to be so organized, existing and (to the extent applicable) in good standing or to have such power and authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Restated and Amended Articles of Incorporation of the Company (the “Charter”) and Amended and Restated Code of By-laws of the Company (the “By-laws”), in each case, as most recently filed with the Company SEC Documents, are, in each case, as of the date of this Agreement, true, complete and correct copies of such documents. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company is not in default under or in violation of any provisions of, the articles of organization, by-laws or equivalent organizational documents of each of its Subsidiaries and each of the Company Minority Interest Businesses.
Section 4.2 Capitalization; Subsidiaries.
(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 199,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock of the Company (“Company Preferred Stock”). As of October 10, 2025 (the “Company Capitalization Date”), (i) 70,489,263 shares of Company Common Stock were issued and outstanding, (ii) 5,303,184 shares of Company Common Stock were held in treasury and (iii) no shares of Company Preferred Stock were issued and outstanding. As of the Company Capitalization Date, there were 4,487,410 shares of Company Common Stock reserved for issuance under Company Plans, including, as of the Company Capitalization Date, outstanding Company Options (which have a weighted average exercise price of $39.39 per share of Company Common Stock) to purchase 515,782 shares of Company Common Stock, 589,263 shares subject to outstanding Company Performance-Based Restricted Stock Units (assuming achievement of the applicable performance-based vesting conditions at the target level of performance (and 1,178,526 shares assuming the maximum level of performance) and 1,019,620 shares subject to outstanding Company Restricted Stock Units, of which 127,278 are shares of Company Common Stock deemed purchased pursuant to the Hillenbrand, Inc. Executive Matching Shares Program or the Hillenbrand, Inc. Board of Directors’ Deferred Compensation Plan). From the close of business on the Company Capitalization Date to the date of this Agreement, there have been no issuances of (I) any Company Common Stock, Company Preferred Stock or any other equity or voting securities or interests in the Company other than issuances of shares of Company Common Stock pursuant to the exercise, vesting or settlement, as applicable, of Company Options, Company Performance-Based Restricted Stock Units or Company Restricted Stock Units, in each case outstanding as of the close of business on the Company Capitalization Date or (II) any options, restricted stock, restricted stock units, phantom stock, or any other equity or equity-based awards. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. As of the date of this Agreement, there are no shares of Company Common Stock held either in a fiduciary or agency capacity that are beneficially owned by third parties.
(b) Except as set forth in Section 4.2(a) and except as permitted under Section 6.1, there are no outstanding subscriptions, options, warrants, calls, restricted stock, restricted stock units, phantom stock, convertible securities or other similar rights, agreements, commitments or contracts of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract, or any other securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company. Except as set forth in Section 4.2(a) and except as permitted under Section 6.1, there are no obligations, commitments or arrangements, contingent or otherwise, of the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of or equity interests in the Company.
(c) Section 4.2(c) of the Company Disclosure Letter contains a correct and complete list as of the date of this Agreement of each of the Company’s Subsidiaries, including its jurisdiction of incorporation or formation, and a true and complete list of each other corporation, partnership, limited liability company or other entity that is not a Subsidiary but in which the Company, directly or indirectly, owns an equity interest (each, a “Company Minority Interest Business”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company are duly authorized, validly issued, fully paid and non-assessable and legally and beneficially owned by the Company or one or more wholly owned Subsidiaries of the Company, free and clear of all Liens (other than the Permitted Liens), (ii) as of the date of this Agreement, the Company does not, directly or indirectly, own any capital stock or other equity interest, or any interest convertible into, exercisable or exchangeable for any of the foregoing, in any Person other than the Subsidiaries of the Company and the Company Minority Interest Businesses nor is it under any current or prospective obligation to form or participate in or make any capital contribution or other investment in any Person, (iii) all of the shares of capital stock or other equity or voting interests of each Company Minority Interest Business that are owned, directly or indirectly, by the Company or any of its Subsidiaries are owned free and clear of all Liens (other than the Permitted Liens) and (iv) no capital stock or other equity interests of the Company, its Subsidiaries or Company Minority Interest Businesses owned by the Company or any of its Subsidiaries were issued or are in violation of (x) any provision of the respective articles of incorporation or by-laws (or similar governing documents) of the Company, its Subsidiaries or Company Minority Interest Businesses, (y) any securities Laws or (z) any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights of any other Person.
(d) Section 4.2(d) of the Company Disclosure Letter sets forth a true and complete list, as of the Company Capitalization Date, of all Company Equity Awards, including: (i) each outstanding Company Option, including the name or EIN of the holder of such Company Option, the number of shares of Company Common Stock issuable upon exercise of such Company Option, the exercise price with respect thereto and the applicable grant date thereof, (ii) each outstanding Company Restricted Stock Unit, including the name or EIN of the holder of such Company Restricted Stock Unit, the number of shares of Company Common Stock underlying such Company Restricted Stock Unit and the applicable grant date thereof and (iii) each outstanding Company Performance-Based Restricted Stock Unit, including the name or EIN of the holder of such Company Performance-Based Restricted Stock Unit, the number of shares of Company Common Stock underlying such Company Performance-Based Restricted Stock Units (assuming achievement of the applicable performance-based vesting conditions at the target levels of performance) and the applicable grant date thereof.
Section 4.3 Authority Relative to Agreement.
(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining, at the Shareholders’ Meeting, the approval of the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Requisite Shareholder Approval”), to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, including the Merger (other than, with respect to the consummation of the Merger, the receipt of the Requisite Shareholder Approval, as well as the filing of the Articles of Merger with the Secretary of State as required by the IBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and by general equitable principles).
(b) The Company Board, by resolutions adopted at a meeting duly called and held, has unanimously, subject to the terms and conditions of this Agreement, (i) (A) adopted this Agreement and declared advisable the transactions contemplated by this Agreement, (B) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders and (C) resolved to recommend that such shareholders approve this Agreement (the “Company Board Recommendation”) and (ii) directed that this Agreement be submitted to the holders of Company Common Stock for their approval, which Company Board Recommendation, subject to Section 6.6, has not been subsequently withdrawn or modified.
Section 4.4 No Conflict; Required Filings and Consents.
(a) Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.12, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s performance of its obligations hereunder will (i) subject to obtaining the Requisite Shareholder Approval, conflict with or violate the Charter or By-laws or the equivalent organizational documents of any of the Company’s Subsidiaries, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 4.4(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give rise to any payment obligation under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, other than any Permitted Lien, upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any Contract to which the Company or any of its Subsidiaries are a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound, other than, in the case of the foregoing clause (i) (solely with respect to the organizational documents of any of the Company’s Subsidiaries), clause (ii) and clause (iii), any such violation, breach, default, right, termination, amendment, acceleration, cancellation or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s performance of its obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except pursuant to (i) the Exchange Act, the Securities Act or state securities or “blue sky” Laws, (ii) the HSR Act, the DPA and any other applicable U.S. or non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment or national security (collectively in this clause (ii), “Antitrust Laws”), (iii) the IBCL and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) the rules of the NYSE, and (v) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.5 Permits and Licenses. Except where the failure to have, the suspension or cancellation of, or default or violation, as applicable, of any of the Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, findings of suitability and orders of or from a Governmental

Authority necessary for the Company and its Subsidiaries to own, lease and operate their respective assets and carry on their respective businesses as it is now being conducted (the “Company Permits”), (b) all such Company Permits are in full force and effect and (c) none of the Company or its Subsidiaries is in default or violation of any such Company Permit.
Section 4.6 Compliance with Laws.
(a) Since October 1, 2023, the Company and its Subsidiaries have been in compliance with, and, as of the date of this Agreement, have not received written notice of any default or violation of, any Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, in each case except for instances of noncompliance, default or violation that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) In the past five (5) years, none of the Company or any of its Subsidiaries, nor any of their respective directors, officers, or, to the Knowledge of the Company, employees, agents or other Persons acting on behalf of the Company or its Subsidiaries, in their capacity as such, (i) is or has been in violation of any Anti-Corruption Laws or Ex-Im Laws or (ii) has directly or indirectly made, offered, agreed, requested or taken any other act in furtherance of an offer, promise or authorization of any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of any of the applicable Anti-Corruption Laws, in each case of the foregoing clauses (i) and (ii), that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) None of the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, employees, or agents or other Persons acting on behalf of the Company or its Subsidiaries, is currently, or has been since April 24, 2019 been a Sanctioned Person. None of the Company or any of its Subsidiaries is, or has since April 24, 2019, engaged in any dealings or transactions in material violation of Sanctions Laws.
(d) At no time during the prior five (5) years (or in the case of Sanctions Laws, since April 24, 2019) through the date of this Agreement has the Company or any of its Subsidiaries (i) made a voluntary, directed, or involuntary disclosure to any Governmental Authority or similar agency with respect to any material alleged act or omission arising under or relating to any potential noncompliance with any Anti-Corruption Law, Ex-Im Law, or Sanctions Law; (ii) been the subject of current, pending, or threatened material investigation, formal or informal inquiry or enforcement proceedings by any Governmental Authority for violations of any Anti-Corruption Law, Ex-Im Law, or Sanctions Law; or (iii) to the Knowledge of the Company, received any notice or citation for any actual or apparent material noncompliance with any Anti-Corruption Law, Ex-Im Law, or Sanctions Law.
(e) For the past five (5) years, the Company has maintained policies, procedures, and internal controls, and complete and accurate books and records, in each case as required by the U.S. Foreign Corrupt Practices Act of 1977, as amended.
Section 4.7 Company SEC Documents; Financial Statements.
(a) Since October 1, 2023, the Company has filed with the SEC all material forms, documents and reports required under the Exchange Act or the Securities Act to be filed or furnished prior to the date of this Agreement by the Company with the SEC (the forms, documents, and reports filed with the SEC, including any amendments thereto since the date of their filing, the “Company SEC Documents”). As of their respective filing dates, or in the case of a registration statement, on the date of effectiveness of such registration statement, and, if amended or restated after the date of filing, as of the date of the last such amendment or applicable subsequent filing, the Company SEC Documents (i) complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (ii) except with regard to the financial statements contained therein, which are addressed in Section 4.7(b), did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements, or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. The Company has made available to Parent copies of all comment letters received by the Company from the SEC since October 1, 2023 and relating to the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, to the Knowledge of the Company, there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC relating to the Company SEC Documents. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC. No Subsidiary of the Company is, or since October 1, 2023 has been, required to file periodic reports with the SEC pursuant to the Exchange Act.
(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto) in conformity with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). There are no “off-balance sheet” arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC that have not been so described in the Company SEC Documents.
Section 4.8 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by the Company as to the accuracy of any financial projections or forward-looking statements, or with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent, Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.
Section 4.9 Disclosure Controls and Procedures.
(a) The Company has established and maintains disclosure controls and procedures over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act. Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC.
(b) Since October 1, 2023, the principal executive officer and principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act to be included in the Company SEC Documents, and at the time of filing, the statements contained in any such certifications were true and correct, and the Company is otherwise in compliance in all material respects with the applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the NYSE. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(c) The Company has established and maintains a system of internal accounting controls designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the Company’s financial statements.
(d) Since October 1, 2023 to the date of this Agreement, neither the Company nor, to the Knowledge of the Company, its independent registered public accounting firm have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or (ii) any fraud that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries.
Section 4.10 Absence of Certain Changes or Events. (a) Since October 1, 2024 to the date of this Agreement, there has not been any change, effect, development, event, occurrence or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (b) since June 30, 2025 to the date of this Agreement, (i) the Company and its Subsidiaries have, except for matters in connection with the transactions contemplated by this Agreement, conducted their respective businesses in the ordinary course of business in all material respects, and (ii) there has not been any action taken or agreed to be taken by the Company that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of clauses (c), (e), (k), (m) or (u) (in the case of (u), with respect to the foregoing subsections only) of Section 6.1.
Section 4.11 No Undisclosed Liabilities. Except (a) as reflected or reserved against in the Company’s financial statements (or in the notes thereto) included in the Company’s Annual Report on Form 10-K filed with the SEC on November 19, 2024, or the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 2025, (b) for liabilities or obligations incurred in the ordinary course of business since the date of such financial statements (none of which relate to breach of Contract, breach of warranty, tort, infringement or violation of applicable Laws), (c) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (d) for liabilities or obligations that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due, that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries.
Section 4.12 Absence of Litigation. Since October 1, 2023, (a) there has been no civil, criminal or administrative hearing, arbitration, claim, litigation, charge, demand, action, proceeding or investigation (each, a “Proceeding”) pending or, to the Knowledge of the Company, threatened, (i) against the Company or any of its Subsidiaries or (ii) to the Knowledge of the Company, against any officer, director or employee, in such person’s capacity as such, or, to the Knowledge of the Company, any other Person with respect to which the Company or any of its Subsidiaries has an indemnification obligation, by or before any Governmental Authority or private arbitrator or arbitral body, and (b) neither the Company nor any of its Subsidiaries has been a party to or subject to the provisions of any Order of any Governmental Authority or private arbitrator or arbitral body that, in the case of each of the foregoing clauses (a) and (b), has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of the Company, threatened that seek to enjoin or would be reasonably likely to have the effect of preventing or making illegal the Merger or any of the other transactions contemplated by this Agreement.
Section 4.13 Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are, and since October 1, 2023 have been, in compliance with all applicable Environmental Laws (which compliance includes the possession by such entities of all Environmental Permits, and compliance with the terms and conditions thereof), (b) as of the date of this Agreement, there is no Environmental Claim pending or threatened in writing against the Company or any of its Subsidiaries, (c) the Company and its Subsidiaries have not (nor, to the Knowledge of the Company, has any other Person to the extent giving rise to liability of the Company or its Subsidiaries) caused or knowingly permitted any Releases of or exposures to, or owned or operated any properties or facilities contaminated by, Hazardous Substances, in each case so as to give rise to liability of the

Company or any of its Subsidiaries under Environmental Laws, (d) neither this Agreement nor the consummation of the transactions contemplated by this Agreement will require filings, approvals or other actions pursuant to ISRA or similar so-called “transaction triggered” United States Environmental Laws and (e) to the Knowledge of the Company, the Company and its Subsidiaries have not manufactured, distributed, or sold any products which contain or have contained asbestos or asbestos-containing materials in a manner that would reasonably be expected to give rise to an Environmental Claim against the Company or any of its Subsidiaries. The Company and its Subsidiaries have provided to Parent copies of all material environmental audits and reports prepared within the past five (5) years from the date of this Agreement in their possession or reasonable control and to the extent relating to any material obligations of the Company or its Subsidiaries to investigate or remediate Hazardous Substances or any material violations of Environmental Law.
Section 4.14 Employee Benefit Plans.
(a) Section 4.14 of the Company Disclosure Letter sets forth a true and complete list of (i) each material Company Benefit Plan and (ii) each material Foreign Benefit Plan. The Company has made available to Parent prior to the date of this Agreement copies of the following: (i) the most recent Company Benefit Plan and Foreign Benefit Plan document and all amendments thereto; (ii) the most recent annual report on Form 5500 filed with respect to each Company Benefit Plan (if required by applicable Law); (iii) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required by applicable Law and all related summaries of material modifications; (iv) the most recent IRS determination, notification, or opinion letter, if any, received with respect to each applicable Company Benefit Plan; (v) each trust agreement, insurance Contract, annuity Contract, or other funding arrangement in effect as of the date of this Agreement and relating to any Company Benefit Plan; and (vi) all non-routine correspondence with any Governmental Authority dated within the past two (2) years from the date of this Agreement.
(b) Each Company Benefit Plan has been established, funded, maintained, operated and administered in accordance with its terms and in compliance with applicable Laws, including ERISA and the Code, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending investigations by any Governmental Authority, termination proceedings or other claims (except claims for benefits in the ordinary course) against or involving any Company Benefit Plan or asserting any rights to or claims for benefits under any Company Benefit Plan, other than any such investigations, proceedings, or claims that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has incurred any liability under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(c) No Company Benefit Plan is, and none of the Company, any of its Subsidiaries or any ERISA Affiliate sponsors, maintains, contributes to, has an obligation to contribute to or otherwise has any current or contingent liability or obligation under or with respect to (i) a Multiemployer Plan, (ii) a “defined benefit plan” as defined in Section 3(35) of ERISA or any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (iii) a “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413 of the Code, (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA or (v) any plan, program or arrangement that provides retiree or post-employment health, life or other welfare benefits (other than as required by Section 4980B of the Code or similar state applicable Law). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no liability or obligation under Title IV or Section 302 of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and to the Knowledge of the Company no event has occurred or condition exists that has resulted, or that could reasonably be expected to result in, the Company, any of its Subsidiaries or any ERISA Affiliate incurring any such liability or obligation, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).
(d) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination or opinion letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect such qualification or tax-exempt status.
(e) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with any other event) (i) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due to any current or former employee, director, officer, consultant or other individual service provider of the Company or any of its Subsidiaries under any Company Benefit Plan or Foreign Benefit Plan or otherwise, (ii) limit or restrict the right of the Company to merge, amend, or terminate any Company Benefit Plan, (iii) result in any forgiveness of indebtedness of any such individual or (iv) result in any payment or benefit that would, individually or in combination with any other amount, constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).
(f) Neither the Company nor any of its Subsidiaries has any obligation to indemnify, hold harmless, gross-up or make whole any individual with respect to any Tax, penalty or interest under Sections 4999 or 409A of the Code.
(g) With respect to the Company Equity Awards, (i) none of the Company Options was granted with an exercise price below the fair market value on the date of grant, and (ii) all grants of Company Equity Awards were validly made and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Laws and the applicable Company Plans.
(h) Each Foreign Benefit Plan has been established, funded, operated and administered in accordance with its terms and operated in compliance with applicable Laws, in each case, except for instances of noncompliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Foreign Benefit Plan required to be registered or approved by a non-U.S. Governmental Authority has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and no event has occurred or condition exists relating to any such Foreign Benefit Plan that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. With respect to each Foreign Benefit Plan that is intended or required to be funded or book-reserved, such Foreign Benefit Plan is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions.
Section 4.15 Intellectual Property.
(a) Section 4.15(a) of the Company Disclosure Letter sets forth a complete and accurate (in all material respects) list of all registrations and applications for registration of Intellectual Property Rights, including (i) patents, (ii) trademarks and service marks, (iii) copyrights, and (iv) domain names, in each case, owned or purported to be owned by the Company or any of its Subsidiaries. To the Knowledge of the Company, the foregoing registrations and applications that are material to the Company and its Subsidiaries, taken as a whole, are in effect, subsisting, valid, and enforceable. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) the Company and its Subsidiaries exclusively own all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries (the “Company IP”), free and clear of any and all Liens other than Permitted Liens, (B) all Persons who invented, created or contributed to material Company IP for or on behalf of the Company or its Subsidiaries have assigned in writing or by operation of Law to the Company or such Subsidiary all of such Person’s rights in same, and (C) the Company and its Subsidiaries have valid, enforceable and sufficient rights to all Intellectual Property Rights used in or necessary for the operations of the businesses of the Company and its Subsidiaries as currently conducted.
(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any Intellectual Property Rights of any other Person and, since October 1, 2023, has not infringed, misappropriated, or otherwise violated any Intellectual Property Rights of any other Person. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since October 1, 2023 to the date of this Agreement, none of the Company or any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such infringement or violation by the Company or any of its Subsidiaries that has not been settled or otherwise fully resolved. To the Knowledge of the Company, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since October 1, 2023, no other Person has infringed, misappropriated or otherwise violated any Company IP and, since October 1, 2023 to the date of this Agreement, none of the Company or any of its Subsidiaries has sent any written charge, complaint, claim, demand or notice alleging such infringement or violation.
(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company IT Assets operate and perform in a manner that permits the Company and its Subsidiaries to conduct their businesses as currently conducted, (ii) the Company and each of its Subsidiaries have taken commercially reasonable measures designed to protect the confidentiality, integrity and security of the Company IT Assets (including information and transactions stored therein or transmitted thereby) against unauthorized use or access, and (iii) to the Knowledge of the Company, since October 1, 2023, there has been no unauthorized use of, or access to, (A) any Company IT Assets (including information or transactions stored therein or transmitted thereby) or (B) Personal Information in the possession or control of (or possessed or controlled by) the Company or its Subsidiaries (each of (A) and (B), a “Security Incident”).
(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Software contains, is linked with, derived from, or is distributed with, any Open Source Software in a manner requiring (i) that the Company or its Subsidiaries grant a license, or (ii) the public disclosure, public distribution or making available to the public of any proprietary source code for Company Software. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no proprietary source code for any Company Software has been disclosed, made available, or placed in escrow (nor has the Company or its Subsidiaries agreed to do the same) other than limited disclosures as necessary or appropriate to facilitate the performance of employees or service providers engaged by or on behalf of the Company or its Subsidiaries.
(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the data and content, including Personal Information, used by or for the Company or its Subsidiaries in connection with the development, training, validation, fine-tuning, testing or deployment of any Company Software, including machine learning, deep learning, natural language processing, large language models or other models or algorithms or artificial intelligence technologies, has been sourced and is used in compliance with applicable Laws and Contracts.
(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since October 1, 2023, (i) the Company and its Subsidiaries have complied with all applicable Laws, applicable public-facing polices issued by the Company or its Subsidiaries, applicable binding industry standards and binding contractual commitments, in each case, related to data privacy, data security or artificial intelligence, security breach notification requirements or the processing of Personal Information (collectively, the “Privacy Requirements”) and (ii) in relation to any Security Incident or any actual or alleged violation of a Privacy Requirement, as of the date of this Agreement, the Company and its Subsidiaries have not received any written notice, request, complaint or other claim from or, to the Knowledge of the Company, been the subject of any investigation or Proceeding by, any Person, nor has the Company or any of its Subsidiaries provided or been required to provide notice to any Person in connection therewith.
Section 4.16 Taxes. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) All Tax Returns required by applicable Law to be filed with any Governmental Authority by, or on behalf of, the Company or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws and such Tax Returns are true and complete in all respects, and each of the Company and its Subsidiaries has timely complied (taking into account extensions), with all Tax information reporting requirements under all applicable Laws;
(b) The Company and each of its Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate Governmental Authority all Taxes due and payable or required by applicable

Law to be withheld and remitted, or (i) where payment is not yet due, has established an adequate accrual in accordance with GAAP or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established an adequate reserve in accordance with GAAP, in the case of each of the foregoing clauses (i) and (ii) for all Taxes reflected in the most recent financial statements;
(c) There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens;
(d) There are no claims or deficiencies or proceedings pending for any Taxes or threatened in writing against, or with respect to, the Company or any of its Subsidiaries for any Taxes and neither the Company nor any Subsidiary thereof has waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Return and no claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such a Person is, or may be, subject to taxation by that jurisdiction;
(e) None of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Merger Closing Date as a result of any (A) change in or use of an improper method of accounting for a taxable period ending on or prior to the Merger Closing Date, (B) installment sale or open transaction disposition made prior to the Merger Closing, (C) prepaid amount received or paid or deferred revenue accrued outside the ordinary course of business prior to the Merger Closing or (D) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Law) executed on or prior to the Merger Closing Date, and none of the Company or any of its Subsidiaries will be required to pay any amount on or after the Merger Closing Date as a result of an election under Section 965(h) of the Code;
(f) None of the Company or any of its Subsidiaries has any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, provincial or foreign Law) as a transferee or successor, by operation of Law, Contract, or otherwise, and no claim for liability has been asserted against any of the Company or any of its Subsidiaries for any such Tax of another Person;
(g) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement; and
(h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulation section 1.6011-4(b)(2) (or any similar provision of state, local, or foreign Law).
Section 4.17 Material Contracts.
(a) Section 4.17 of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of each Contract (other than any Company Benefit Plan or Foreign Benefit Plan (except in the case of clause (xii) of this Section 4.17)) to which the Company or any of its Subsidiaries is a party (each such Contract, a “Company Material Contract”) that:
(i) constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K);
(ii) creates (or governs the operation of) a material joint venture, alliance or partnership, including any Company Minority Interest Business;
(iii) is an acquisition agreement, disposition agreement, asset purchase agreement, stock purchase agreement or other similar agreement entered into after October 1, 2023, and which (x) has not yet been consummated, pursuant to which the Company reasonably expects that it is required to pay, or the counterparty is required to pay if a disposition, total consideration (including assumption of debt) after the date of this Agreement in excess of $10,000,000 or (y) which has been consummated and has continuing “earn-out,” purchase price adjustment or other contingent payment obligations, in each case that could result in payments in excess of $5,000,000 in the aggregate;
(iv) relates to indebtedness for borrowed money or the deferred purchase price of property or that imposes a Lien on the assets of the Company or any of its Subsidiaries, or any financial guaranty thereof, and having an outstanding principal amount or value in excess of $5,000,000 other than any such Contract among the Company and any of its wholly owned Subsidiaries or among any of such Subsidiaries;
(v) constitutes a grant of rights (including an option or covenant not to assert) under material Intellectual Property Rights to or from the Company or its Subsidiaries, other than with respect to non-exclusive licenses granted in the ordinary course of business;
(vi) prohibits the Company or any of its Subsidiaries from (A) engaging or competing in any material respect in any line of business, in any geographical location or with any Person or (B) selling any products or services of or to any other Person or in any geographic region, in each case, to the extent such restrictions or prohibitions are material to the Company and its Subsidiaries, taken as a whole, other than Contracts that may be terminated by the Company or any of its Subsidiaries with ninety (90) days’ or less notice without payment by the Company or any of its Subsidiaries of any material penalty;
(vii) other than customer, carrier or supplier Contracts entered into in the ordinary course of business or as set forth in the capital budget of the Company made available to Parent prior to the date of this Agreement, involves expenditures or guaranteed receipts by the Company or any of its Subsidiaries of more than $7,500,000 in the last fiscal year or is expected to involve expenditures or guaranteed receipts by the Company or any of its Subsidiaries of more than $7,500,000 in the current fiscal year;
(viii) is a Material Company Lease;
(ix) is a Labor Agreement;
(x) is a settlement or similar agreement pursuant to which the Company or a Subsidiary is a party or is bound that involves (1) the future payment of money damages (excluding monetary damages that are fully covered by the insurance policies of the Company and its Subsidiaries) of greater than $500,000 or (2) injunctive or equitable relief that would impose any material restrictions, obligations or changes on the business or operations of the Company or any of its Subsidiaries that, in each case, would be effective after, or not terminate as a result of, the Merger Closing;
(xi) is an agreement (1) for the employment or engagement of any director, officer, employee, individual independent contractor, or other Person on a full-time or consulting basis, which, if terminated, would give rise to cash severance or other obligations (other than the acceleration of equity or equity-based awards) in excess of $750,000 or (2) requiring cash payments (other than the acceleration of equity or equity-based awards) upon a change-in-control in excess of $1,000,000;
(xii) is a Contract with a Governmental Authority that is material to the Company and its Subsidiaries, taken as a whole;
(xiii) imposes exclusivity requirements, fixed pricing, fixed volume or spend, material minimum payment, most favored nations or most favored customer status, rights of first offer or last offer, in each case, to the extent such restrictions or obligations are material to the Company and its Subsidiaries, taken as a whole; or
(xiv) is a Contract with an Affiliate or other Person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC.
(b) Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse

Effect, (i) no event has occurred that, with or without notice, lapse of time or both, would constitute a default under any Company Material Contract by the Company or any of its Subsidiaries and (ii) to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract. Each Company Material Contract is a valid and binding obligation of the Company or the relevant Subsidiary party thereto, as applicable, and, to the Knowledge of the Company, is in full force and effect (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and by general equitable principles), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since June 30, 2024 through the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no counterparty to any Company Material Contract has notified the Company or any of its Subsidiaries in writing (or, to the Knowledge of the Company, otherwise) that it intends to terminate, cancel or not renew a Company Material Contract. The Company has made available to Parent prior to the date of this Agreement complete and correct copies of each Company Material Contract (including any amendments, modifications or supplements thereof).
Section 4.18 Real and Personal Property.
(a) Section 4.18(a) of the Company Disclosure Letter sets forth the address of the material manufacturing facilities owned by the Company or its Subsidiaries as required to be disclosed or referenced in the most recent annual report on Form 10-K filed with the SEC by the Company (the “Material Company Owned Real Property”). Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries has good and valid fee simple title (or the jurisdictional equivalent) to all real property owned by the Company or any of its Subsidiaries and to all of the buildings, structures and other improvements thereon (the “Owned Real Property”), free and clear of all Liens (other than Permitted Liens). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, there are no pending, or, to the Knowledge of the Company, threatened in writing, appropriation, condemnation, eminent domain or like proceedings by any Governmental Authority relating to the Owned Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person (other than the Company or any of its Subsidiaries) the right to use or occupy such Owned Real Property or any material portion thereof and (ii) other than the rights of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary is a party to any agreement or option to purchase any material real property or interest therein which remains outstanding (other than any rights of tenant pursuant to the terms of a Lease).
(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has a good and valid leasehold interest in each Leased Real Property, free and clear of all Liens (other than Permitted Liens). With respect to the Leased Real Property, except as set forth on Schedule 4.18(b) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person (other than the Company or any of its Subsidiaries) the right to use or occupy such Leased Real Property or any material portion thereof and (ii) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein, other than, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries owns or leases all of the material tangible personal property shown to be owned or leased by the Company or any of its Subsidiaries reflected in the latest audited financial statements included in the Company SEC Documents or acquired after the date thereof, free and clear of all Liens (other than Permitted Liens), except to the extent disposed of in the ordinary course of business since the date of the latest audited financial statements included in the Company SEC Documents or otherwise no longer held due to casualty or destruction.
Section 4.19 Labor Matters.
(a) Since October 1, 2023 to the date of this Agreement, neither the Company nor any of its Subsidiaries have been the subject of any proceeding before the National Labor Relations Board asserting that the Company or any of its Subsidiaries have committed an unfair labor practice or seeking to compel the Company or any of its Subsidiaries to bargain with any labor union, nor is there pending or, to the Knowledge of the Company, threatened in writing, nor has there been since October 1, 2023, any labor strike, walkout, work stoppage, picketing, handbilling, lockout, labor grievance, labor arbitration, or other labor dispute against or involving the Company or any of its Subsidiaries, except for any such (i) proceeding, the outcome of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) labor strike, walkout, work stoppage, picketing, handbilling, lockout, labor grievance, labor arbitration or other labor dispute, which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to, or bound by, any labor agreement, collective bargaining agreement or any other labor-related Contracts, agreements or arrangements with any labor union, labor organization or works council other than national, industry wide, or sector specific agreements outside of the United States (each, a “Labor Agreement”), and no employees of the Company or any of its Subsidiaries are represented by any labor union, labor organization or works council. With respect to the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any pre-signing notice, consultation, information, bargaining, or similar obligations owed to any of their employees or their employees’ representatives under applicable Law, Contract, or Labor Agreement.
(b) As of the date of this Agreement, (i) the Company and its Subsidiaries have reasonably investigated all allegations of sexual or other harassment or discrimination against any officer, director, or employees of the Company with annualized compensation at or above $300,000 that has been reported to the Company or any of its Subsidiaries since October 1, 2023 and (ii) the Company and its Subsidiaries do not reasonably expect any material Liabilities with respect to any such allegations, and to the Knowledge of the Company, there are no such allegations relating to officers, directors, or employees of the Company with annualized compensation at or above $300,000, that, if known to the public, would bring the Company and its Subsidiaries into material disrepute.
Section 4.20 Insurance. The Company has made available to Parent true and complete copies of all currently in-force, as of the date of this Agreement, material insurance policies covering the business, assets and operations of the Company and its Subsidiaries (other than any insurance policy comprising a Company Benefit Plan). The Company and its Subsidiaries have paid, or caused to be paid, all premiums due under such policies and, since October 1, 2023 to the date of this Agreement, have not received written notice that they are in default with respect to any obligations under such policies other than as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since October 1, 2023 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, any of the Company or any of its Subsidiaries, other than as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such policies or has failed to give any timely and valid notice or present any material claim or occurrence under any such policies as required by and in accordance with the terms thereof, (b) there are no material claims under any such policies for which coverage has been denied by the applicable insurance carrier, and (c) to the Knowledge of the Company, the Company and its Subsidiaries maintain insurance, underwritten by financially reputable insurance companies, in such amounts and against such risks as is sufficient to comply with applicable Law and all Company Material Contracts.

Section 4.21 Opinion of Financial Advisor. The Company Board has received the opinion of Evercore Group, L.L.C. on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and subject to the matters set forth in such opinion, the consideration to be received by the holders (other than Parent, Merger Sub and their respective Affiliates) of outstanding Company Common Stock pursuant to this Agreement is fair to such holders from a financial point of view.
Section 4.22 Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 5.12, the approval of the Company Board of the Merger and the other transactions contemplated by this Agreement represents all actions necessary to render inapplicable to this Agreement, the Merger and the transactions contemplated by this Agreement, the restrictions on “business combinations” as set forth in IBCL 23-1-43-1 to 23-1-43-23, in each case to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.
Section 4.23 Brokers. No broker, finder or investment banker (other than Evercore Group, L.L.C.) is entitled to any brokerage, finder’s or other fee or commission from the Company or any of its Subsidiaries in connection with the Merger and any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available solely to Parent’s counsel a true, correct and complete copy of the Evercore Group, L.L.C. engagement letter.
Section 4.24 Affiliate Transactions. Other than pursuant to (i) indemnification obligations in the organizational documents of the Company and its Subsidiaries as of the date hereof and made available to Parent, (ii) indemnification, compensation or other employment arrangements in the ordinary course of business and (iii) any other Contract listed in Section 4.17 of the Company Disclosure Letter pursuant to clause (xiv) of Section 4.17(a), to the Knowledge of the Company, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any Contract or agreement with or for the benefit of any Person that is required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act and that is not so disclosed.
Section 4.25 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, none of the Company or any of its Affiliates nor any other Person on behalf of the Company makes, has made, has been authorized to make or shall be deemed to have made any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof, and the Company, its Affiliates and Representatives hereby disclaim any such other express or implied representations or warranties. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room for Project Helios run by Datasite Diligence and maintained by the Company for purposes of the transactions contemplated by this Agreement (the “Electronic Data Room”), or any teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the separate disclosure letter which has been delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
Section 5.1 Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation or legal entity duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted, except where the failure to be so organized, existing and (to the extent applicable) in good standing or to have such power and authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The organizational or governing documents of Parent and Merger Sub (the “Parent Organizational Documents”), are in full force and effect. Neither Parent nor Merger Sub is in violation of the Parent Organizational Documents. A true and correct copy of the Parent Organizational Documents have previously been provided to the Company.
Section 5.2 Authority Relative to Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger and the Financing. The execution and delivery of this Agreement and each other agreement contemplated to be executed and delivered hereunder by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, including the Merger and the Financing, have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub (and, with respect to Merger Sub, by its sole shareholder), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each other agreement contemplated to be executed and delivered hereunder or to consummate the transactions contemplated hereby and thereby, including the Merger and the Financing (other than, with respect to the consummation of the Merger, the filing of the Articles of Merger with the Secretary of State as required by the IBCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and by general equitable principles).
Section 5.3 No Conflict; Required Filings and Consents.
(a) None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, including the Merger and the Financing, or performance of their obligations hereunder will (i) conflict with or violate the Parent Organizational Documents, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 5.3(b), have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give rise to any payment obligation under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than, in the case of the Financing, any Lien required or permitted thereunder) on any property or asset of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of Parent or Merger Sub is bound, other than, in the case of each of the foregoing clauses (ii) and (iii), for any such violations, breaches, defaults, rights, terminations, amendments, accelerations, or cancellations which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(b) None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including the Merger and the Financing, or Parent’s or Merger Sub’s performance of their obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except pursuant to the Exchange Act, the Securities Act, state securities or “blue sky” Laws, any applicable Antitrust Laws, which, in each case, are as set forth in Section 5.3(b) of the

Parent Disclosure Letter, filing and recordation of appropriate merger documents as required by the IBCL and the rules of the NYSE and such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
Section 5.4 Absence of Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened in writing against either Parent or Merger Sub as has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.5 Absence of Certain Agreements. As of the date hereof, neither Parent nor any of its Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which (a) any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (b) any shareholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal or (c) any third party has agreed to provide, directly or indirectly, equity capital (other than pursuant to the Equity Commitment Letter) to Parent or the Company to finance in whole or in part the Merger.
Section 5.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, in each case, if applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement.
Section 5.7 Financing.
(a) Parent has delivered to the Company true, correct and complete copies of the fully executed (i) (a) senior secured credit facilities and senior secured bridge facility debt commitment letter from the Financing Sources party thereto, dated as of the date of this Agreement, including all exhibits, schedules, annexes and amendments thereto, all in effect as of the date of this Agreement and (b) the letter of credit facility debt commitment letter from the Financing Sources party thereto, dated as of the date of this Agreement, including all exhibits, schedules, annexes and amendments thereto, all in effect as of the date of this Agreement (collectively, as amended, supplemented or replaced in compliance with this Agreement, the “Commitment Letters”) and the related Fee Letters referred to therein, in effect as of the date of this Agreement (the Commitment Letters and such Fee Letters (as amended, supplemented or replaced in compliance with this Agreement), collectively, the “Debt Commitment Letters”), pursuant to which, and subject to the terms and conditions thereof, the Financing Sources have committed to lend the amounts set forth therein to Parent or Merger Sub for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”), and (ii) equity commitment letter from Lone Star Fund XII, L.P. (the “Guarantor”), dated as of the date of this Agreement, including all exhibits, schedules, annexes and amendments thereto, all in effect as of the date of this Agreement (as amended, supplemented or replaced in compliance with this Agreement, the “Equity Commitment Letter” and, together with the Debt Commitment Letters, the “Financing Commitments”), pursuant to which the Guarantor has committed to provide equity financing to Parent or Merger Sub in the amounts set forth therein for the purpose of funding the transactions contemplated hereby (the “Equity Financing” and, together with the Debt Financing, the “Financing”); provided, however, that solely in the case of the Fee Letters, accurate and complete copies have been delivered as of the date hereof to the Company with only the fee amounts and other economic provisions and any provisions related to “market flex” that are customarily redacted in connection with transactions of this type redacted, so long as no redaction covers terms that would adversely affect the aggregate principal amount that is committed under any Debt Commitment Letter, conditionality, availability or termination of the Debt Financing. The Equity Commitment Letter provides, and will continue to provide, that the Company is a third-party beneficiary thereof solely for the purposes set forth in Section 3 of the Equity Commitment Letter delivered to the Company prior to or concurrently with the execution and delivery of this Agreement.
(b) As of the date of this Agreement, all of the Financing Commitments, in the forms provided to the Company by Parent, and any definitive agreements with respect to the Financing (which definitive agreements, whether entered into before or after the date of this Agreement (but if entered into after the date of this Agreement, only to the extent entered into in compliance with the first sentence of Section 6.11(c) or Section 6.11(a)), are referred to collectively in this Agreement as the “Financing Agreements”) are, assuming the due authorization, execution and delivery of this Agreement by the Company, in full force and effect and are legal, valid and binding obligations of the Guarantor, Parent and Merger Sub and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and by general equitable principles). As of the date of this Agreement, no Financing Commitment or Financing Agreement has been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated (other than to the extent expressly contemplated by the Commitment Letters and any related Fee Letters, including to add lenders, lead arrangers, investors, bookrunners, syndication agents or other entities who have not executed the Debt Commitment Letters as of the date of this Agreement or to give effect to any “market flex” provisions in any of the Fee Letters) by the Guarantor, Parent or Merger Sub or, to the Knowledge of Parent, by any other party thereto.
(c) As of the date of this Agreement, neither Parent nor Merger Sub nor, to the Knowledge of Parent, any other counterparty thereto has committed any breach of any of its covenants or other obligations set forth in, or is in default under, any of the Financing Commitments or Financing Agreements, and to Parent’s Knowledge, assuming the conditions set forth in Section 7.1 and Section 7.2 are satisfied, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a breach or default on the part of any Person under any of the Financing Commitments or Financing Agreements, (ii) constitute or result in a failure to satisfy a condition precedent or other contingency set forth in any of the Financing Commitments or Financing Agreements, (iii) make any of the assumptions or any of the statements set forth in the Financing Commitments inaccurate in any material respect, (iv) adversely affect the ability of Parent or Merger Sub to enforce its rights against the Financing Sources or (v) otherwise result in any portion of the Financing not being available. As of the date of this Agreement, neither Parent nor Merger Sub has received any notice or other communication from any party to any of the Financing Commitments or Financing Agreements with respect to (i) any actual or potential breach or default on the part of Parent, Merger Sub or any other party to any of the Financing Commitments or Financing Agreements, (ii) any actual or potential failure to satisfy any condition precedent or other contingency set forth in any of the Financing Commitments or Financing Agreements or (iii) any intention of such party to terminate any of the Financing Commitments or Financing Agreements or to not provide all or any portion of the Financing. As of the date of this Agreement, assuming the conditions set forth in conditions in Section 7.1 and Section 7.2 are satisfied, Parent and Merger Sub (both before and after giving effect to any “market flex” provisions contained in the Financing Commitments and Financing Agreements) (x) have no reason to believe they will not be able to satisfy or obtain a waiver of each term and condition relating to the closing or funding of the Financing on a timely basis, (y) know of no fact, occurrence, circumstance or condition that would reasonably be expected to (1) cause any of the Financing Commitments or Financing Agreements to terminate, to be withdrawn, modified, repudiated or rescinded or to be or become ineffective (other than to the extent expressly contemplated by such Financing Commitments or Financing Agreements or any related Fee Letters), (2) cause any of the terms or conditions relating to the closing or funding of any portion of the Financing not to be met or complied with, or otherwise waived, or (3) otherwise cause the full amount (or any portion) of the funds contemplated to be available under the Financing Commitments to not be available to Parent and Merger Sub as of the Merger Closing and (z) know of no potential impediment to the funding of any of the payment obligations of Parent or Merger Sub under this Agreement. Parent or Merger Sub have fully paid (or caused to be paid) any and all commitment fees or other fees or deposits required by the

Financing Commitments to be paid on or before the date of this Agreement, and Parent or Merger Sub will pay when due all other commitment, ticking or other fees, if any, arising under the Financing Commitments or Financing Agreements as and when they become payable.
(d) As of the date of this Agreement, the aggregate net proceeds from the Financing, when funded in accordance with the Commitment Letters, constitute all of the financing required for the consummation of the Merger and are sufficient in amount to provide Parent and Merger Sub with the funds necessary for Parent and Merger Sub to consummate the Merger and to satisfy all of Parent’s and Merger Sub’s obligations under this Agreement and the Financing Commitments that in each case are required to be paid on the Merger Closing Date (the amount necessary to make such payments, the “Required Payment Amount”).
(e) There are no, and there will not be any, conditions precedent or other contingencies related to the obligation of any party to any of the Financing Commitments or Financing Agreements to fund or invest, as applicable, the full amount (or any portion) of the Financing, including any condition or other contingency relating to the availability of the Financing pursuant to any “market flex” provisions, other than as expressly set forth in the Financing Commitments as in effect on the date of this Agreement (the “Disclosed Conditions”). Other than the Disclosed Conditions, no Financing Source or other Person (including the Guarantor) has any right to impose, and none of the Guarantor, Parent, Merger Sub, the Company or any Subsidiary obligor have any obligation to accept, any condition precedent to any funding of the Financing nor any reduction to the aggregate amount available under the Financing Commitments (nor any term or condition which would have the effect of reducing the aggregate amount available under the Financing Commitments). As of the date of this Agreement, there are no side letters and (except for the Financing Commitments and the Financing Agreements) there are no agreements, contracts, arrangements or understandings, whether written or oral, with any Financing Source or other Person that could affect the availability of the Financing. As of the date of this Agreement, other than the Disclosed Conditions, there are no conditions precedent relating to the funding of the full amount of the Financing that would, or could reasonably be expected to, (i) impair the validity of the Financing Commitments, (ii) reduce the aggregate amount of the Financing, (iii) prevent, impede or delay the consummation of the transactions contemplated hereby, (iv) cause any Financing Commitment to be ineffective, or (v) otherwise result in the Financing not being available as of the Merger Closing to pay the Required Payment Amount.
(f) Except with respect to the Persons set forth in Section 5.7(f) of the Parent Disclosure Letter, none of the Guarantor, Parent, Merger Sub or any of their respective Affiliates or Representatives (for purposes of this Section 5.7(f), Affiliates shall be deemed to include each direct or indirect investor in Parent) has entered into any contract, agreement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the transactions contemplated hereby or (ii) prohibiting or seeking to prohibit any bank or investment bank or other potential provider of debt financing, from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or its Subsidiaries in connection with the Merger or the other transactions contemplated hereby or any Acquisition Proposal.
Section 5.8 Guaranty. Concurrently with the execution of this Agreement, the Guarantor has executed and delivered to the Company the Guaranty of the Guarantor, dated as of the date of this Agreement, in favor of the Company. The Guaranty is, assuming due execution and delivery of this Agreement by the Company, in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default on the part of the Guarantor under the Guaranty.
Section 5.9 Capitalization of Merger Sub. As of the date of this Agreement, the authorized share capital of Merger Sub consists of 1,000 shares of common stock, no par value, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated by this Agreement (including the Financing).
Section 5.10 Investment Intention. Parent is acquiring through the Merger, the shares of capital stock of the Company or the Surviving Corporation, as applicable, for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof in violation of the Securities Act. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
Section 5.11 Solvency. None of Parent, Merger Sub and the Guarantor is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Each of Parent and Merger Sub is Solvent as of the date of this Agreement, and, assuming (a) the satisfaction of the conditions to Parent’s obligations to consummate the Merger, (b) the accuracy of the representations and warranties of the Company set forth in Article IV and (c) the consummation of the Financing contemplated by the Financing Commitments on the terms thereof as in effect on the date hereof, each of Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, including the Financing, any Alternative Financing and the payment of the Required Payment Amount, be Solvent at and after the Effective Time.
Section 5.12 Ownership of Company Securities. None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any other securities of the Company or any securities of any Subsidiary of the Company, and none of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any shares of Company Common Stock or any of the foregoing securities, except pursuant to this Agreement. None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or at any time during the last five (5) years has been, an “interested shareholder” of the Company, in each case as defined in IBCL 23-1-43-10.
Section 5.13 Management Agreements. There are no contracts, undertakings, commitments, agreements or obligations or understandings between the Guarantor, Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board or any of the Company’s Affiliates, on the other hand, relating in any way to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.
Section 5.14 Brokers. Other than Jefferies LLC and UBS Securities LLC, whose fees and expenses shall be borne solely by Parent, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger and any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Guarantor, Parent or Merger Sub.
Section 5.15 Acknowledgment of Disclaimer of Other Representations and Warranties. Each of Parent and Merger Sub acknowledges that, as of the date of this Agreement, they (a) have received access to (i) such books and records, facilities, properties, premises, equipment, contracts and other assets of the Company and its Subsidiaries which they and their Representatives, as of the date of this Agreement, have requested to review and (ii) the Electronic Data Room and (b) have had the opportunity to meet with the management of the Company and its Subsidiaries and to discuss the business and assets of the Company and its Subsidiaries. In entering into this Agreement, each of Parent and Merger Sub acknowledges and agrees that it is relying solely on the results of its own independent investigation and the representations and warranties of the Company expressly set forth in Article IV. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, (a) neither the Company nor any of its Subsidiaries nor any other Person makes, has made, has been authorized to make or shall be deemed to have made any representation or warranty, whether express or implied, relating to itself or its business or otherwise in connection with the Merger, and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article IV, (b) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon (and is not being relied upon) by Parent, Merger

Sub, the Guarantor, Financing Sources or any of their respective Affiliates or Representatives and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the Electronic Data Room, or any teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, are not and shall not be deemed to be or include representations or warranties unless and to the extent expressly set forth in a representation or warranty set forth in Article IV. Each of Parent and Merger Sub acknowledges that none of the Company or any other Person is making, has made, has been authorized to make or shall be deemed to have made any representation or warranty, except for those expressly set forth in Article IV, with respect to any estimates, projections or forecasts involving the Company, including the reasonableness of the assumptions underlying such estimates, projections and forecasts, and Parent and Merger Sub have not relied on any such estimates, projections or other forecasts or plans. Each of Parent and Merger Sub acknowledges that there are inherent uncertainties in attempting to make such estimates, projections and forecasts, that each of Parent and Merger Sub is familiar with such uncertainties and takes full responsibility for making its own evaluation of the adequacy and accuracy of any such estimates, projections or forecasts (including the reasonableness of the assumptions underlying any such estimates, projections and forecasts). Each of Parent and Merger Sub acknowledges that, should the Merger Closing occur, Parent and Merger Sub shall acquire the Company without any representation or warranty as to merchantability or fitness for any particular purpose of its assets, on an “as is” and “where is” basis, except as otherwise expressly set forth in Article IV of this Agreement; provided, however, that nothing in this Section 5.15 is intended to limit or modify the representations and warranties contained in Article IV.
ARTICLE VI

COVENANTS AND AGREEMENTS
Section 6.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the earliest to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as may be required by Law, (b) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (c) as may be expressly required pursuant to this Agreement, or (d) as set forth in Section 6.1 of the Company Disclosure Letter, (x) the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (1) carry on its business in the ordinary course of business consistent with past practice and (2) (i) preserve intact the Company’s organization and goodwill and (ii) preserve the Company’s business relationships with employees, customers, suppliers, joint venture partners, lenders, Governmental Authorities and others having material business relationships with the Company; provided, however, that the failure by Company or its Subsidiaries to take any action prohibited by any provisions in clause (y) of this Section 6.1 shall not be deemed to be a breach of the covenants contained in this clause (x) and (y) the Company shall not and shall not permit any of its Subsidiaries to:
(a) amend or otherwise change the Charter or the By-laws, or such equivalent organizational or governing documents of any of the Subsidiaries of the Company (other than immaterial changes to the organizational or governing documents of any of its Subsidiaries);
(b) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, issue, sell, pledge, dispose, encumber, transfer or grant, or renew, extend or modify any rights with respect to, any shares of capital stock of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares of capital stock, or any other equity interests (including stock appreciation rights, phantom stock or similar instruments); provided, however, that the Company may issue shares upon the exercise of any Company Option or the vesting and settlement of any Company Restricted Stock Unit or Company Performance-Based Restricted Stock Unit outstanding on the date of this agreement or otherwise granted in accordance with the terms hereof;

(c) (i) declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its Subsidiaries’ capital stock, other than (x) dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company or (y) one (1) cash dividend paid by the Company to its shareholders on or prior to December 31, 2025, in an amount not to exceed $0.2275 per share, (ii) split, combine, subdivide or reclassify any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or (iii) redeem, purchase or otherwise acquire any shares of the Company’s capital stock or other securities except for forfeitures upon termination of employment or service or repurchases pursuant to the net share settlement of Company Equity Awards outstanding on the date of this Agreement, for any purchase price payable upon exercise or the withholding of any applicable Taxes due upon exercise or settlement pursuant to the terms thereof;
(d) except as required pursuant to Company Benefit Plans or Foreign Benefit Plans, in each case, as set forth on Section 4.14 of the Company Disclosure Letter, or as otherwise required by Law, (i) increase the compensation or other benefits payable or to become payable to any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries, (ii) grant, confer or award any equity or equity-based compensation, (iii) grant any severance, retention or change in control pay to, or enter into any severance, retention or change in control agreement with, any current or former employee, director, executive officer or other individual service provider of the Company or any of its Subsidiaries, (iv) terminate (other than for cause), engage, hire or enter into any employment agreement or offer letter with any individual with annual base compensation exceeding $300,000, (v) take any action to accelerate the funding, vesting or payment of any compensation or benefits payable or provided to any current or former employee, director, executive officer or other individual service provider of the Company or any of its Subsidiaries, (vi) cancel or forgive any loans to any current or former employee, director, executive officer or other individual service provider of the Company or any of its Subsidiaries, (vii) establish, adopt, enter into, terminate, modify or amend any Company Benefit Plan or any other plan, trust, fund, policy or arrangement for the benefit of any current or former employees, directors or executive officers or any of their beneficiaries that would be a Company Benefit Plan if in effect on the date hereof, except, in each case, as would not result in a material increase to the Company in the cost of maintaining such plan, trust, fund, policy or arrangement, or (viii) commit, promise or announce the intention to take any of the foregoing actions;
(e) acquire (including by merger, consolidation, or acquisition of stock or assets), any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except with respect to (i) acquisitions with collective purchase prices not exceeding $5,000,000 individually or $10,000,000 in the aggregate and (ii) any merger, consolidation, business combination among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(f) incur any indebtedness for borrowed money or guarantee any such indebtedness for any Person or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for indebtedness (i) incurred under the Facilities (as in effect immediately prior to the date of this Agreement and without regard to any amendments or modifications thereto that increase the commitments thereunder), (ii) for borrowed money incurred pursuant to agreements in effect prior to the execution of this Agreement that have been made available to Parent prior to the date of this Agreement or (iii) among the Company and any of its wholly owned Subsidiaries or among any of such Subsidiaries; provided, that, notwithstanding anything to the contrary in this Agreement (including the foregoing exceptions), the aggregate principal amount of all outstanding letters of credit, bank guarantees, credit support instruments (other than surety bonds or similar instruments) or other similar obligations, in respect of obligations of the Company and/or any of its Subsidiaries (whether outstanding as of the date hereof or issued, renewed, replaced or extended by, for the account of or on behalf of the Company and/or any of its Subsidiaries) (in each case other than (1) letters of credit (other than trade or commercial letters of credit or bank guarantees) issued under the Credit Facility and (2) letters of credit, bank guarantees, credit support instruments or other similar obligations issued under Contracts existing as of the date hereof that have been disclosed (or, upon execution thereof, are reasonably promptly disclosed) to Parent in writing and under which the consummation of the Merger (and related transactions contemplated hereunder) would not (i) be a breach of or a default under or otherwise violate or (ii) require or result in the posting of any cash collateral or other collateral, security, bond or other credit support by Parent, Merger Sub, the Company or any of their respective Subsidiaries, unless such Contracts are amended or the counterparties thereto have provided their irrevocable written consent (which shall not be withdrawn, revoked or amended) to the consummation of the Merger (and related transactions contemplated hereunder), in each case, without any requirement for the posting of any cash collateral or other collateral, security bond or other credit support by Parent, Merger Sub, the Company or any of their respective Subsidiaries, and a copy of such consent shall be promptly provided to Parent; provided that the aggregate principal amount of obligations outstanding under clauses (1) and (2) (together with any cash collateral or other collateral, security bond or other credit support by Parent, Merger Sub, the Company or any of their respective Subsidiaries posted or required to be posted on or prior to or following the Merger Closing Date in connection with any parent guarantee, letter of credit, bank guarantee, credit support instrument or similar obligation (but without double counting the same exposure)) shall not exceed $60,000,000 in the aggregate) shall not exceed $350,000,000 in the aggregate at any time (for the avoidance of doubt, including but not limited to the Existing Letters of Credit and those on any supplemental L/C Schedule delivered to Parent pursuant to Section 6.12(a)); provided, further, that any issuance, renewal, replacement or extension of letters of credit, bank guarantees, credit support instruments or other similar obligations shall be made in the ordinary course of business and consistent with past practice;
(g) (i) materially modify or amend (other than extensions in the ordinary course of business), cancel or terminate or waive, release or assign any material rights or claims with respect to, any Company Material Contract or (ii) other than in the ordinary course consistent with past practice, enter into any Contract that if in effect on the date of this Agreement would be a Company Material Contract;
(h) make any material change in accounting methods, except as required by GAAP (or any interpretation or enforcement thereof), Regulation S-X or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization);
(i) other than litigation governed by Section 6.18, waive, release, assign, settle or compromise any (x) governmental complaint or (y) claims, liabilities or obligations arising out of, related to or in connection with litigation, other than, settlements of, or compromises for, any litigation (i) where the amounts paid or to be paid are (A) covered, subject to payment of a deductible, by insurance coverage maintained by the Company and its Subsidiaries without any material increase in the premiums due under such policies or (B) otherwise less than $3,000,000 individually or $10,000,000 in the aggregate and (ii) that do not involve a non-monetary restriction on the Company or its Subsidiaries (except for confidentiality and similar de minimis obligations) or an admission of liability or wrongdoing;
(j) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, merger, consolidation, reorganization or recapitalization of the Company or any of its Subsidiaries other than as would be permitted under clause (e) of this Section 6.1;
(k) make any loans or advances to, or capital contributions to or investments in, any Person (other than (x) the Company or any direct or indirect wholly owned Subsidiary of the Company or (y) travel and similar advances to its employees in the ordinary course of business consistent with past practice) in excess of $3,000,000 individually or $7,500,000 in the aggregate, other than as would be permitted under clause (e) of this Section 6.1;
(l) except as set forth in the capital budget of the Company made available to Parent prior to the date of this Agreement, not commit or authorize any commitment to make any capital expenditures in excess of $5,000,000 in the aggregate;
(m) transfer, sell, lease, divest, abandon or otherwise dispose of any material assets or businesses of the Company or its Subsidiaries (excluding equity interests and Intellectual Property Rights, which are the subject of clauses (b) and (p) of this Section 6.1), other than (i) equipment, inventory, supplies and other assets in the ordinary course of business, (ii) in replacement of existing machinery, (iii) disposals of property at the end of its useful life or disposals of obsolete or expired property, (iv) Permitted Liens, (v) substantially in accordance with the Company’s budget made available to Parent prior to the date of this Agreement, (vi) pursuant to Contracts in effect prior to the date of this Agreement or (vii) transactions among the Company and its Subsidiaries or among the Company’s Subsidiaries;

(n) engage in any material transaction with, or enter into any material agreement, arrangement or understanding with any Affiliate of the Company or other Person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC;
(o) (i) enter into a new material line of business or (ii) abandon or discontinue any existing material lines of businesses;
(p) transfer, sell, lease, license, surrender, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of or grant any Lien on any material Company IP, except for the granting by the Company or its Subsidiaries of licenses in the ordinary course of business consistent with past practice;
(q) fail to use commercially reasonable efforts to maintain insurance coverage under material insurance policies;
(r) (i) make, revoke or modify any material election related to Taxes, (ii) change or revoke any material Tax accounting method, (iii) change any annual Tax accounting period, (iv) file any material amended Tax Return or any material amendment or other modification to any Tax Return other than in the ordinary course of business, (v) enter into any material closing agreement (as defined in Section 7121 of the Code), (vi) enter into any material voluntary disclosure agreement or program with any Governmental Authority, (vii) settle, compromise, concede, or abandon any material Tax claim or assessment, (viii) surrender any right to claim a refund of material Taxes or (ix) consent to any extension or waiver of the limitation period applicable to any material Tax, Tax claim, or Tax assessment (other than automatic extensions granted in the ordinary course of business);
(s) (i) (A) negotiate, modify, extend, or enter into any Labor Agreement or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries, (ii) implement any employee layoffs, plant closings, reductions in force, or other such actions that would trigger the notice obligations of the WARN Act or (iii) intentionally waive or release any non-competition, non-solicitation, non-disclosure, non-interference or other material restrictive covenant of any individual with annual base compensation as of the end of his or her employment or engagement with the Company or its Subsidiaries exceeding $300,000;
(t) make or commit to make any payments to the Persons listed under clause (t) of Section 6.1(y) of the Company Disclosure Letter other than in accordance with the schedule of payments set forth under clause (t) of Section 6.1(y) of the Company Disclosure Letter; or
(u) enter into any agreement to do any of the foregoing.
Section 6.2 Conduct of Business by Parent Pending the Merger. Parent and Merger Sub covenant and agree with the Company that between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Parent and Merger Sub:
(a) shall not, and shall not permit any of its Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Company or any of its Subsidiaries and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) materially delay the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, or (ii) materially delay or prevent the consummation of the transactions contemplated by this Agreement; and
(b) shall not, and shall not permit any of its Subsidiaries to, enter or agree to enter into any definitive agreement for the acquisition of any business or Person or take or agree to take any other action which in either case would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

Section 6.3 Proxy Statement; Shareholders’ Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement (and in any event within twenty-five (25) Business Days following the date of this Agreement), the Company shall prepare and cause to be filed with the SEC in preliminary form a proxy statement relating to the Shareholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Except as contemplated by Section 6.6(d) or Section 6.6(g), the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Company shall as promptly as reasonably practicable notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. The Company shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall use its commercially reasonable efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and will consider in good faith any such comments by Parent. Parent shall furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will cause the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Shareholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The Company shall, as promptly as reasonably practicable (and in any event within ten (10) Business Days following the Proxy Statement Clearance Date), establish a record date for and give notice of a meeting of its shareholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Shareholders’ Meeting”) and, as promptly as reasonably practicable following such record date, mail (or cause to be mailed) to the holders of Company Common Stock as of the record date established for the Shareholders’ Meeting a Proxy Statement (such date, the “Proxy Date”). The Company shall duly call, convene and hold the Shareholders’ Meeting as promptly as reasonably practicable after the Proxy Date (and in no event later than the fortieth (40th) day following the first mailing of the Proxy Statement to the shareholders of the Company); provided, however, that the Company, in its reasonable judgment and following consultation with Parent, shall determine the length of any period for the solicitation of proxies from its shareholders and, furthermore, that the Company may (and, on no more than one (1) occasion and for no more than ten (10) Business Days, if requested by Parent, shall) postpone, recess or adjourn the Shareholders’ Meeting (i) with the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum, (iii) to allow additional time for solicitation of proxies for purposes of obtaining the Requisite Shareholder Approval, (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary or advisable under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s shareholders prior to the Shareholders’ Meeting or (v) if required by applicable Law or a request from the SEC or its staff; provided, however, that the Company may not postpone, recess or adjourn the Shareholders’ Meeting pursuant to the foregoing clauses (ii), (iii) or (iv) of this Section 6.3(b) (x) more than two (2) times or (y) for more than twenty-five (25) Business Days in the aggregate (for purposes of the foregoing clauses (x) and (y), without counting any postponements, recesses or adjournments effected at the request of Parent), in each case, without Parent’s prior written consent. Once the Company has established a record date for the Shareholders’ Meeting, the Company shall not change such record date or establish a different record date for the Shareholders’ Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law, the Articles or the By-laws. Unless the Company Board shall have effected a Change in Recommendation, the Company shall use commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement.
(c) If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others, and the Company shall as promptly as reasonably practicable file an amendment or supplement to the Proxy Statement to correct such information. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.
Section 6.4 Appropriate Action; Consents; Filings.
(a) Upon the terms and subject to the conditions set forth in this Agreement, and without limiting the provisions of Section 6.4(b), each of the parties hereto shall (and shall cause its applicable Affiliates and Subsidiaries to) use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, each of the parties agrees to use its reasonable best efforts to (i) cause the conditions to the Merger set forth in Article VII to be satisfied as promptly as practicable, (ii) obtain all necessary consents, approvals, orders, waivers, finding of suitability and authorizations of, actions or non-actions by, any Governmental Authority or any third party (including as set forth on Section 4.4 of the Company Disclosure Letter) necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and make all necessary registrations, declarations and filings with, and notices to, any Governmental Authorities (including pursuant to the HSR Act and any other applicable Antitrust Law) and take all steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger; provided that, without limiting Parent and Merger Sub’s obligations under Section 6.4(b) (x) in no event shall the Company or any of its Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty or other consideration to obtain any consent, approval, order, waiver or authorization in connection with the transactions contemplated by this Agreement, including the Merger, under any Contract other than de minimis amounts or amounts that are advanced or reimbursed substantially simultaneously by Parent and (y) neither the Company nor any of its Subsidiaries shall enter into any Contract, amend or terminate any Contract, make any payment or grant any concession, in each case, for the purpose of obtaining any licenses, approvals, clearances, consents, permits, registrations or other authorizations in connection with the consummation of the transactions contemplated by this Agreement unless directed by Parent, (iii) vigorously defend or contest any claims, lawsuits, actions or other legal proceedings, whether judicial or administrative and whether brought by a Governmental Authority or any third party, challenging this Agreement or that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (iv) execute and deliver any additional instruments necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Notwithstanding anything to the contrary herein, nothing in this Section 6.4 shall govern the parties’ actions with respect to those matters specified in Section 6.20, which Section 6.20 shall exclusively govern the parties’ actions with respect such matters.
(b) Without limiting the general obligations of Parent or Merger Sub under Section 6.4(a), Parent and Merger Sub agree to promptly take, and to cause their respective Subsidiaries to take, any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws that may be required by any Governmental Authority so as to enable the parties to close the transactions contemplated by this Agreement, including the Merger, as promptly as practicable, including (i) committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such assets or businesses of Parent or the Company or their respective Subsidiaries (or agreeing to change or modify any course of conduct regarding future operations or otherwise taking actions that would limit its freedom of action with respect to, or its ability to retain, one or more of their respective businesses, product lines, divisions or assets or interests therein), (ii) terminating, relinquishing, modifying, or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or Company or their respective Subsidiaries and (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of Parent or Company or their respective Subsidiaries (and, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an order or decree or file appropriate applications with any Governmental Authority in connection with any of the foregoing) (each such action in the foregoing clauses (i) through (iii), a “Remedy Action”), as are required in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order, that would otherwise have the effect of preventing or delaying the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that any Remedy Action shall be conditioned on the occurrence of the Merger Closing unless otherwise agreed in writing by the parties. Each of the parties hereto shall promptly (and in no event later than twenty-five (25) Business Days following the date that this Agreement is executed) make and not withdraw (other than, with the Company’s prior written consent, not to be unreasonably withheld, conditioned or delayed, one (1) “pull and refile” pursuant to 16 CFR § 803.12) an appropriate filing of a Notification and Report Form pursuant to the HSR Act and each comparable filing or notification that is required to be made with or to the Governmental Authorities listed on Section 7.1(b) of the Company Disclosure Letter pursuant to the applicable Antitrust Laws listed thereon, and thereafter promptly make any other required submissions under the HSR Act and any other applicable Antitrust Law, in each case, with respect to the transactions contemplated hereby, including the Merger. In furtherance and not in limitation of the foregoing or anything else in this Section 6.4, each party agrees to use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable to cause the expiration or early termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act and any other Antitrust Law as soon as practicable.
(c) Subject to applicable Law, each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required filings or submissions with any Governmental Authority and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement (other than private or personal information pertaining to any individual applicants, or other materials raising reasonable privilege or confidentiality concerns, which may remain confidential). Neither party shall have any material communication or meeting (telephonic or in-person) regarding the transactions contemplated by this Agreement with a Governmental Authority without giving the other party a reasonable opportunity to attend in person or by phone (unless the Governmental Authority prohibits such other party’s participation or attendance in the communication or meeting).
Section 6.5 Access to Information; Confidentiality. From the date of this Agreement to the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, subject to the reasonable restrictions imposed from time to time upon advice of counsel, the Company will, and will cause its Subsidiaries to, (x) provide to Parent and its authorized Representatives reasonable access, during normal business hours and upon reasonable prior notice from Parent, to their respective employees (including plant-level personnel), properties, books, contracts and records (including plant-level data) as Parent may reasonably request, (y) use commercially reasonable efforts to provide to Parent and its authorized Representatives reasonable access, during normal business hours and upon reasonable prior notice from Parent, to the Representatives and their personnel listed on Section 6.5 of the Company Disclosure Letter and the work product of such Representatives (provided, that (I) the Company will agree to sign any waivers or other forms reasonably requested by such Representatives to grant Parent and its Affiliates access to such Representatives’ personnel and work product, (II) the Company will not restrict (and agrees that this Section 6.5 does not restrict) Parent from communicating with any personnel of such Representatives that are not listed on Section 6.5 of the Company Disclosure Letter, and (III) Parent agrees to reimburse the Company for any reasonable and documented costs invoiced to the Company by such Representatives directly arising from Parent’s access permitted under Section 6.5 of the

Company Disclosure Letter (provided, further, that the Company and its Affiliates (and not Parent) shall be responsible for any amounts that would have been incurred by the Company regardless of such access by Parent)), in each case as Parent may reasonably request and solely to the extent relating to the work performed by such Representatives for the Company and its Subsidiaries, and (z) provide to Parent and its authorized Representatives such financial and operating data of the Company and its Subsidiaries as Parent may reasonably request, in each case of clauses (x) through (z), including in connection with the purposes of preparing for and effecting the transactions contemplated by this Agreement (including the Financing, transition and integration planning and day 1 readiness). Notwithstanding the foregoing, the Company shall not be required to provide access to, or cause its Subsidiaries to provide access to, or disclose (a) any information or documents which would (in the reasonable judgment of the Company) be reasonably likely to (i) constitute a waiver of the attorney-client or other privilege held by the Company or any of its Subsidiaries, (ii) violate any applicable Laws, (iii) unreasonably disrupt the businesses and operations of the Company or any of its Subsidiaries or (iv) breach any agreement of the Company or any of its Subsidiaries with any Third Party (provided, that in the case of each of the foregoing clauses (i) through (iv), the Company has reasonably cooperated with Parent and used commercially reasonable efforts to permit disclosure of such information in a manner that (I) preserves such compliance with applicable Law, such compliance with provisions of any such agreement or such privilege and (II) would not unreasonably disrupt the businesses or operations of the Company or any of its Subsidiaries) or (b) if the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties in a litigation, any information that is reasonably pertinent thereto. Furthermore, notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide access to any property for the purpose of conducting any environmental assessments (including such assessments commonly referred to as “Preliminary Assessments,” “Phase I Environmental Site Assessments” or “Phase II Environmental Site Assessments”) or any other environmental diligence activities, including environmental site visits, audits, studies or investigations. Without limiting the generality of the foregoing, but subject to the limitations in the immediately preceding sentence, from the date of this Agreement to the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall (A) promptly furnish to Parent (i) a monthly consolidated unaudited balance sheet and income statement of the Company and its Subsidiaries, for each calendar month through the Merger Closing Date, (ii) a quarterly consolidated statement of cash flows of the Company and its Subsidiaries, for each fiscal quarter through the Merger Closing Date, (iii) the consolidated cash balance of the Company and its Subsidiaries as of the end of each calendar month, for each calendar month through the Merger Closing Date, (iv) a quarterly consolidated financial forecast for the Company and its Subsidiaries, for each fiscal quarter through the Merger Closing Date, and (v) any monthly reporting package prepared by senior management of the Company for the Chief Executive Officer of the Company or the Company Board; provided, the Company shall only be required to furnish the materials set forth in the foregoing clauses (i) through (v) to Parent in the format (and at times) consistent with the manner in which the Company has prepared such materials in the ordinary course of business and consistent with past practice, and (B) keep Parent reasonably informed with respect to the development of its annual budget in accordance with the Company’s normal budget preparation cycle (including by providing Parent with an opportunity to discuss such annual budget with the Company’s senior management team prior to its approval by the Company Board (provided that the Company shall not be required to take into account any such discussions in the final annual budget)) and deliver a copy of such annual budget to Parent promptly after such annual budget is approved by the Company Board or otherwise finalized in accordance with the Company’s policies. All information and documents exchanged pursuant to this Section 6.5 shall be subject to the Confidentiality Agreement and the Clean Team Agreement (as applicable) and the parties shall comply with, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to comply with, all of their respective obligations thereunder. Notwithstanding anything to the contrary in this Agreement, Parent shall be permitted to disclose any information to Parent’s or its Affiliates’ Financing Sources, rating agencies and prospective lenders and investors in connection with the arrangement or syndication of the Financing subject to each prospective recipient’s entering into customary confidentiality undertakings with respect to such information.
Section 6.6 Acquisition Proposals.
(a) Except as provided in this Section 6.6, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries to, and shall instruct its and their respective Representatives to, and shall cause the directors and officers of the Company and its Subsidiaries to, (i) immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any Person conducted heretofore by the Company, its Subsidiaries or any of their Representatives with respect to any Acquisition Proposal or with respect to any inquiries, indications of interest, proposals or offers that would reasonably be expected to result in an Acquisition Proposal, (ii) promptly following the date hereof (and in any event within three (3) Business Days after the date of this Agreement), request in writing (email being sufficient) that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal promptly destroy or return to the Company all nonpublic information previously furnished by the Company or any of its Representatives to such Person or any of such Person’s Representatives in accordance with the terms of such confidentiality agreement, and (iii) promptly following the date hereof (and in any event within one (1) Business Day after the date of this Agreement), terminate access to any physical or electronic data room relating to a possible Acquisition Proposal by such Person and its Representatives. Except as otherwise provided in this Section 6.6, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company will not, and will cause its Subsidiaries not to, and will instruct its and their respective Representatives not to and will use its reasonable best efforts to cause its and their respective Representatives not to, and will cause the directors and officers of the Company and its Subsidiaries not to, (w) initiate, solicit or knowingly encourage or knowingly facilitate, directly or indirectly, the making of any Acquisition Proposal or any inquiries, indications of interest, proposals or offers that would reasonably be expected to result in, an Acquisition Proposal, (x) engage or otherwise participate in negotiations or substantive discussions with, or furnish any nonpublic information or other access to, any Third Party with the intent to induce the making or submission of, or otherwise relating to, an Acquisition Proposal (other than following receipt of an Acquisition Proposal that did not result from a breach (other than a de minimis breach) of this Section 6.6(a), contacting the Person making such Acquisition Proposal or its Representatives solely to clarify the terms and conditions of such Acquisition Proposal), (y) approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or (z) fail to enforce, or grant any waiver or amendment or release under, any standstill or similar provision that prohibits a proposal being made to the Company unless (and only to the extent) the Board of Directors has determined in good faith, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties.
(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Requisite Shareholder Approval, in the event that the Company receives a bona fide written Acquisition Proposal after the date of this Agreement that did not result from a breach (other than a de minimis breach) of Section 6.6(a), the Company and the Company Board and their Representatives may engage in negotiations or substantive discussions with, or furnish information and other access to, any Third Party making such Acquisition Proposal and its Representatives or potential sources of financing if the Company Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, and based on information then available, that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal and that failure to take such actions contemplated by this Section 6.6(b) would be inconsistent with its fiduciary duties pursuant to applicable law; provided that (x) prior to furnishing any nonpublic information relating to the Company or any of its Subsidiaries, the Company receives from such Third Party an executed Acceptable Confidentiality Agreement, (y) any such nonpublic information so furnished has been previously provided or made available to Parent or is provided or made available (including through posting on the Electronic Data Room) to Parent substantially concurrently with it being so furnished to such Third Party and (z) any competitively sensitive information or data provided to any such Third Party in accordance with this Section 6.6 who is, or whose Affiliates include, a competitor, supplier or customer of the Company or any of its Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, such arrangements to be determined by the Company in good faith.
(c) Except as otherwise provided in this Agreement, the Company Board shall not (i) (A) withdraw (or qualify, amend or modify in a manner adverse to Parent), or publicly propose to withdraw (or so qualify, amend or modify), the Company Board Recommendation or (B) adopt a formal resolution approving, adopting or recommending any Acquisition Proposal, or propose publicly to approve, adopt or recommend, or otherwise declare advisable, any Acquisition Proposal, (C) fail to publicly recommend against any publicly disclosed Acquisition Proposal (other than a tender offer or exchange offer) within ten (10) Business Days after Parent so requests in writing (or, with respect to any Acquisition Proposal or any change to the price or other material terms of such Acquisition Proposal that is publicly disclosed within the last ten (10) Business Days prior to the then-scheduled Shareholders’ Meeting, fail to take the actions referred to in this clause (C), with references to the ten (10) Business Day period being replaced with three (3) Business Days) it being understood that Parent may make such request only once with respect to each such Acquisition Proposal (provided that Parent may make another written request in the event of any publicly disclosed change to the price or other material terms of such Acquisition Proposal), (D) fail to publicly recommend against any Acquisition Proposal structured as a tender offer or exchange offer within ten (10) Business Days after the commencement thereof (within the meaning of Rule 14d-2 promulgated under the Exchange Act) or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in this clause (i) being referred to as a “Change in Recommendation”) or (ii) approve or allow the Company or any of its Subsidiaries to execute any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar definitive agreement (other than an Acceptable Confidentiality Agreement) with any Third Party relating to any Acquisition Proposal or any proposal that would reasonably be expected to lead to an Acquisition Proposal (an “Alternative Acquisition Agreement”).
(d) Notwithstanding anything to the contrary contained in this Agreement, in response to a bona fide written Acquisition Proposal received after the date of this Agreement that did not result from a breach (other than a de minimis breach) of Section 6.6(a) and that the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) constitutes a Superior Proposal, the Company may make a Change in Recommendation or terminate this Agreement pursuant to Section 8.1(c)(ii) and, in the event of a termination, concurrently with such termination, may enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company shall not make a Change in Recommendation or terminate this Agreement pursuant to Section 8.1(c)(ii) unless (A) the Company (x) complies with its obligations set forth in Section 6.6(e), and (y) in the case of a termination, pays, or causes to be paid, to Parent the Termination Fee payable pursuant to Section 8.3(a)(ii) prior to or concurrently with such termination.
(e) The Company Board shall not be entitled to make a Change in Recommendation or terminate this Agreement pursuant to Section 8.1(c)(ii) as provided in Section 6.6(d), (x) unless the Company shall have provided to Parent four (4) Business Days prior written notice (the “6.6(e) Notice”, and such notice period, the “6.6(e) Notice Period”) advising Parent that the Company Board intends to take such action and providing the material terms and conditions of, and the identity of the Third Party making, such Superior Proposal and unredacted copies of all relevant transaction documents, and (y):
(i) the Company has negotiated in good faith (to the extent Parent requests to negotiate) with Parent during such 6.6(e) Notice Period any revisions to the terms of this Agreement, the Equity Commitment Letter and the Guaranty proposed by Parent; and
(ii) the Company Board shall have considered any adjustments to this Agreement (including a change to the price and other terms hereof) and the other agreements contemplated hereby that have been irrevocably offered in writing by Parent by the end of the negotiation period (the “Proposed Changed Terms”) no later than 11:59 p.m., New York City time, on the last day of the 6.6(e) Notice Period and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect (provided further that each material revision to the Superior Proposal (it being understood that any change to the financial terms or form of consideration shall be deemed a material revision) shall be deemed a new Acquisition Proposal and the Company Board may not make a Change in Recommendation or terminate this Agreement pursuant to Section 8.1(c)(ii) as provided in Section 6.6(d) unless the Company has complied with the requirements of this Section 6.6(e) with respect to each such new Acquisition Proposal, including sending a new 6.6(e) Notice with respect to each such new Acquisition Proposal (it being understood and agreed that the applicable notice and negotiation period for any subsequent 6.6(e) Notice shall be three (3) Business Days from the date each such subsequent 6.6(e) Notice is delivered)).
(f) The Company shall promptly (and in any event within thirty-six (36) hours) advise Parent orally or in writing in the event that the Company receives (i) any Acquisition Proposal or any inquiry by any Person relating to any Acquisition Proposal, or (ii) any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the business, properties, personnel, assets, books or records of the Company or any of its Subsidiaries, in each case, by any Third Party in connection with an Acquisition Proposal or any proposal that would reasonably be expected to lead to an Acquisition Proposal, and in connection with such notice, if applicable, provide to Parent the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal and unredacted copies of the Acquisition Proposal and all related documents that describe any of the material terms and conditions of such Acquisition Proposal (including all financing commitments and other documents relating to such financing)) of any such Acquisition Proposal. The Company shall keep Parent reasonably informed, on a reasonably prompt basis, of the status and material details (including any material change to the terms thereof) of any such Acquisition Proposal and any discussions and negotiations concerning the material terms and conditions thereof, including promptly (but in no event later than thirty-six (36) hours after receipt) providing Parent unredacted copies of all material correspondence and written materials that describe any of the material terms and conditions of such Acquisition Proposal (including any amendments or modifications thereto) sent or provided to or by the Company or any of its Subsidiaries or any of their respective Representatives in connection therewith.
(g) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Requisite Shareholder Approval, the Company Board may make a Change in Recommendation pursuant to clause (A) or (E) thereof if the Company Board determines, in good faith, after consultation with its outside legal counsel, that (i) an Intervening Event occurred and (ii) the failure to take such action would be inconsistent with the directors’ fiduciary duties; provided that prior to taking any such action, (x) the Company has given Parent four (4) Business Days’ notice of its intention to take such action and a description of such Intervening Event that serves as the basis of the Change in Recommendation, (y) the Company has negotiated in good faith (to the extent Parent requests to negotiate) with Parent during such notice period any revisions to the terms of this Agreement, the Equity Commitment Letter and the Guaranty proposed by Parent and (z) following the end of such notice period, the Company Board shall have determined, in good faith, taking into account any revisions to the terms of this Agreement, the Equity Commitment Letter and the Guaranty irrevocably offered in writing by Parent by the end of the negotiation period and after consultation with the Company’s outside legal counsel, that failure to make a Change in Recommendation would continue to be inconsistent with the directors’ fiduciary duties if such proposed revisions were to be given effect (provided, further, that each material change to facts and circumstances relating to the Intervening Event shall require a new notice and the Company Board may not make a Change in Recommendation pursuant to this Section 6.6(g) unless the Company has complied with the requirements of this Section 6.6(g) with respect to such facts and circumstances (it being understood and agreed that the applicable notice and negotiation period for any subsequent notice shall be three (3) Business Days from the date each such subsequent notice is delivered)).
(h) Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing any position or disclosing any information in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s shareholders), and to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to any Acquisition Proposal, (ii) making any “stop, look and listen” communication to the Company’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the Company’s shareholders) or (iii) making any disclosure if the Company Board determines, in good faith after consultation with its outside legal counsel that such disclosure is required by applicable Law; provided, however, that any disclosures (x) permitted under clauses (i) and (ii) of this Section 6.6(h) shall not, in themselves, constitute a Change in Recommendation and (y) the foregoing will not be deemed to permit the Company Board to effect a Change in Recommendation other than in accordance with Section 6.6(d) or Section 6.6(g).
(i) Any breach of this Section 6.6 by any director or officer of the Company or any of its Subsidiaries will be deemed to be a breach of this Agreement by the Company.
Section 6.7 Directors’ and Officers’ Indemnification and Insurance.
(a) Parent and Merger Sub agree that all rights to exculpation, indemnification, and advancement of expenses for actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time, whether asserted or claimed prior to, at or after the

Effective Time (including any matters arising in connection with or relating to the transactions contemplated by this Agreement, including the Merger), now existing in favor of the Indemnitees as provided in the Charter or By-laws, the organizational or governing documents of any of the Subsidiaries of the Company, in each case, in effect as of the Effective Time, shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from and after the Effective Time, Parent, the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, indemnify, defend and hold harmless, and advance expenses to, the Indemnitees with respect to any actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time (including any matters arising in connection with or relating to the transactions contemplated by this Agreement, including the Merger) in the event of any threatened or actual Proceeding, whether civil, criminal, administrative, investigative or otherwise, based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that such Indemnitee is or was a director, officer, member, manager or employee of the Company or its Subsidiaries, is or was a trustee or fiduciary of a Company Benefit Plan, or such Indemnitee is or was serving on behalf of the Company as a director, officer, member, manager or employee of any of the Company’s Affiliates or any of their predecessors or any other Person, against any and all costs and expenses (including reasonable and reasonably documented attorneys’ fees, which documentation shall not, for the avoidance of doubt, require any Indemnitee to waive or jeopardize any applicable privilege), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement to the fullest extent permitted by applicable Law. For a period of six (6) years from and after the Effective Time, Parent shall cause the articles of incorporation, by-laws or other organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation, advancement of expenses and limitation of liability that are no less favorable to the Indemnitees than those set forth in the Charter and By-laws in effect as of the Effective Time, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any Indemnitee, in each case, except as required by applicable Law. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.7.
(b) Without limiting the provisions of Section 6.7(a), Parent, the Surviving Corporation and its Subsidiaries shall pay in advance of the final disposition of any threatened or actual Proceeding or any other matter all costs and expenses (including reasonable and reasonably documented attorneys’ fees, which documentation shall not, for the avoidance of doubt, require any Indemnitee to waive or jeopardize any applicable privilege) on a current basis as incurred (but not later than fifteen (15) days of a request therefor) of any Indemnitee to the fullest extent permitted by applicable Law; provided that the Indemnitee to whom expenses are advanced provides an undertaking (which shall not require any security) to repay any such advance if it is finally determined by a court of competent jurisdiction that such person is not entitled to indemnification under applicable Law. Notwithstanding anything to the contrary contained in this Section 6.7(b) or elsewhere in this Agreement, Parent, the Surviving Corporation and its Subsidiaries shall not, and Parent shall cause the Surviving Corporation and its Subsidiaries not to, settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Proceeding or any other matter for which an Indemnitee may seek indemnification under this Section 6.7(b) unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnitees from any and all liability arising out of such Proceeding, and does not include an admission of fault or wrongdoing by any Indemnitee.
(c) At or prior to the Effective Time, the Company may, and, if the Company does not, Parent shall cause the Surviving Corporation to, obtain and fully pay the premium for directors’ and officers’ liability, fiduciary liability and employment practices liability “tail” insurance covering the Indemnitees and the other natural persons covered under the Company’s directors’ and officers’ liability, fiduciary liability and employment practices liability insurance in effect as of the Effective Time (such current insurance, the “Current Insurance”), with a reporting period of six (6) years from and after the Effective Time with respect to claims and other matters arising out of or relating to actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time (including any matters arising in connection with or relating to the transactions contemplated by this Agreement, including the Merger) from an insurance carrier(s) with the same or better credit rating as the insurance carrier(s) with respect to the Current Insurance and with terms and conditions (including retentions and limits of liability) that are no less favorable to the natural insured persons thereunder than the Current Insurance; provided that the Company or the Surviving Corporation, as applicable, shall not be required to expend for such “tail” insurance an aggregate premium in excess of three hundred percent (300%) of the aggregate annual premium for the Current Insurance (“Maximum Amount”); provided, further, that if such “tail” insurance is not available or the aggregate premium for such “tail” insurance exceeds the Maximum Amount, then the Company or the Surviving Corporation shall obtain the most favorable coverage available for the Maximum Amount. If such “tail” insurance has been obtained by either the Company or the Surviving Corporation at or prior to the Effective Time, Parent shall cause such “tail” insurance to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect, for a period of six (6) years from and after the Effective Time, the Current Insurance, or provide substitute policies therefor from an insurance carrier(s) with the same or better credit rating as the insurance carrier(s) with respect to the Current Insurance, in each case, covering the Indemnitees and the other natural persons covered under the Current Insurance with respect to claims and other matters arising out of or relating to actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time (including any matters arising in connection with or relating to the transactions contemplated by this Agreement, including the Merger) and with terms and conditions (including retentions and limits of liability) that are no less favorable to the natural insured persons thereunder than the Current Insurance; provided that the Surviving Corporation shall not be required to expend for such insurance an aggregate annual premium in excess of the Maximum Amount; provided, further, that if such insurance is not available or the aggregate annual premium for such insurance exceeds the Maximum Amount, then the Surviving Corporation shall obtain the most favorable coverage available for the Maximum Amount.
(d) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee and any other Persons to whom this Section 6.7 applies (and their respective successors, heirs, estates, administrators, executors, assigns or representatives), each of whom shall be a third-party beneficiary of this Section 6.7. Following the Merger Closing, Parent shall advance, and cause to be paid, on a current basis (but not later than fifteen (15) days of a request therefor) all costs and expenses, including reasonable and documented attorneys’ fees (which documentation shall not, for the avoidance of doubt, require any Indemnitee to waive or jeopardize any applicable privilege), that may be incurred by any Indemnitee or other Person to whom this Section 6.7 applies in enforcing their rights hereunder.
(e) The rights of each Indemnitee and any other Persons to whom this Section 6.7 applies shall be in addition to, and not in substitution for, any rights such Person may have under the Charter or By-laws, the organizational or governing documents of any of the Subsidiaries of the Company, the articles of incorporation, by-laws or other organizational documents of the Surviving Corporation and its Subsidiaries, applicable Law, any Contract or otherwise.
(f) Notwithstanding any other provision of this Agreement, this Section 6.7 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and its Subsidiaries. In the event that Parent, the Surviving Corporation, its Subsidiaries or any of their successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its assets to any Person, then, and in each such case, Parent, the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, ensure that proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation, its Subsidiaries or any of their respective successors or assigns, as applicable, shall succeed to the obligations set forth in this Section 6.7.
Section 6.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause, in the case of the Company, any condition set forth in Section 7.2 not to be satisfied, or in the case of Parent, any condition set forth in Section 7.3 not to be satisfied, at any time from the date of this Agreement to the Effective Time, and (b) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, no such notification shall, in and of itself, affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.
Section 6.9 Public Announcements. The initial press release(s) announcing the execution of this Agreement shall be in a form mutually agreed upon by Parent and the Company. Parent and the Company shall not, and shall cause their respective Affiliates not to, issue any other press releases or public announcements or make any other broad-based communications directed at employees, suppliers, vendors or customers, in each case with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except that no such prior written consent shall be required to the extent (x) otherwise expressly contemplated by this Agreement, (y) disclosure is required by Law, Order, court process, the applicable rules of the NYSE or any listing agreement with the NYSE (but in the case of this clause (y), the parties shall consult with each other in good faith before making such disclosure, to the extent practicable and legally permissible) or (z) the information to be disclosed is substantially consistent with information included in a press release, public announcement or communication previously subject to the consent rights set forth in this Section 6.9. Notwithstanding any other provision of this Agreement, (i) (x) the Company and its Affiliates will no longer be required to consult with Parent or obtain Parent’s consent in connection with any such press release, public announcement or communication issued by the Company or its Affiliates in response to the receipt or the existence of an Acquisition Proposal or Superior Proposal, its consideration of the foregoing or the making of a Change in Recommendation or any matters related thereto or following any press release, public announcement or communication in respect of any of the foregoing matters and (y) Parent and its Affiliates will not be required to consult with the Company or obtain the Company’s consent with respect to any press release, public announcement or communication in respect of any of the foregoing matters in clause (x), (ii) the requirements of this Section 6.9 shall not apply to any disclosure by the Company or Parent (or any of their respective Affiliates) of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement and (iii) Parent and its Affiliates will not be required to consult with the Company or obtain the Company’s consent to make ordinary course disclosures and communications to existing or prospective general and limited partners and investors of Parent or any of its Affiliates, in each case who are subject to customary confidentiality restrictions; provided that such ordinary course disclosures and communications do not include material nonpublic information with respect to the Company or any of its Subsidiaries.
Section 6.10 Employee Matters.
(a) During the period commencing at the Effective Time and ending on the first anniversary thereof (or until the date of termination of employment of the relevant Company Employee, if sooner), Parent shall provide, or shall cause the Surviving Corporation or its applicable Subsidiary to provide, each employee of the Company and any of its Subsidiaries as of immediately prior to the Effective Time who remains employed by the Company immediately thereafter (each, a “Company Employee”) with (i) an annual base salary or wage rate, as applicable, that is at least equal to the annual base salary or wage rate provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time, (ii) short-term and long-term incentive compensation opportunities that are, in the aggregate, no less economically favorable than the short-term and long-term incentive compensation opportunities provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time and (iii) employee benefits (excluding change in control payments, deferred compensation, severance, incentive, bonus, equity or equity-based, post-employment welfare and defined benefit pension benefits) that are, in the aggregate, no less favorable than the employee benefits (subject to the same exclusions) provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time; provided that nothing in this Section 6.10(a) shall obligate Parent or any of its Affiliates (including the Surviving Corporation) to provide any Company Employee with any compensation or benefits in the form of equity or equity-based compensation.
(b) Without limiting Section 6.10(a), during the period commencing at the Effective Time and ending on the first anniversary thereof, Parent shall provide, or shall cause the Surviving Corporation to provide, to each Company Employee who experiences a termination of employment that would give rise to severance payments or benefits under the existing terms of any Company Benefit Plan or Foreign Benefit Plan, in each case, set forth on Section 4.14 of the Company Disclosure Letter applicable to such Company Employee, severance payments or benefits that are no less favorable than the severance payments and benefits that such Company Employee would have been entitled to receive upon such a termination of employment that occurred immediately prior to the Effective Time under the terms of the applicable Company Benefit Plan or Foreign Benefit Plan, in each case, set forth on Section 4.14 of the Company Disclosure Letter and as in effect immediately prior to the Effective Time.
(c) For purposes of eligibility, vesting, future vacation benefit accrual and determination of level of benefits under the compensation and benefit plans, programs agreements and arrangements of Parent, the Company, the Surviving Corporation or any respective Subsidiary thereof providing benefits to any Company Employees after the Merger Closing (other than for purposes of vesting of equity or equity-based awards) (the “New Plans”), each Company Employee shall be credited with such Company Employee’s years of service with the Company (including any predecessor), the Subsidiaries of the Company and their respective Affiliates (and any additional service with any predecessor employer) before the Merger Closing, to the same extent and for the same purposes as such Company Employee was entitled, before the Merger Closing, to credit for such service under any similar Company Benefit Plan or Foreign Benefit Plan, except to the extent such credit would result in duplication of compensation or benefits. In addition, and without limiting the generality of the foregoing, for the applicable plan year in which the Merger Closing occurs, Parent shall use commercially reasonable efforts to ensure that (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Benefit Plan or Foreign Benefit Plan in which such Company Employee participated immediately before the replacement and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan are waived for such employee and his or her covered dependents to the extent waived or satisfied under the corresponding Company Benefit Plan in which such employee participated immediately prior to the Merger Closing, and that any eligible expenses paid by such employee and any covered dependents and credited under a group health Company Benefit Plan or group health Foreign Benefit Plan during the portion of the plan year prior to the Effective Time are taken into account under the corresponding New Plan for purposes of satisfying the corresponding deductible, co-insurance, co-payment and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(d) Parent shall, or shall cause the Surviving Corporation or its applicable Subsidiary to, for the performance period in which the Effective Time occurs, (i) honor, assume and continue in accordance with their terms the STIC and the Key Executive STIC and (ii) pay any incentive compensation pursuant to the STIC and the Key Executive STIC in accordance with the terms of such plans.
(e) For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement or in any Company Benefit Plan or Foreign Benefit Plan, for purposes of any Company Benefit Plan or Foreign Benefit Plan containing a definition of “change in control” or “change of control,” the Merger Closing shall be deemed to constitute a “change in control” or “change of control.”
(f) This Section 6.10 shall be binding upon and shall inure solely to the benefit of each of the parties hereto and nothing in this Section 6.10 or any other provision of this Agreement, express or implied (i) shall be construed to establish, amend or modify any Company Benefit Plan, Foreign Benefit Plan or any other benefit or compensation plan, program, policy, agreement or arrangement, (ii) shall alter or limit the ability of Parent or any of its Affiliates (including, following the Merger Closing, the Surviving Corporation and its Subsidiaries) to amend, modify or terminate any benefit or compensation plan, program, policy, agreement or arrangement, without limiting or altering the terms set forth in this Section 6.10 or (iii) is intended to or shall confer upon any current or former employee, director, officer or consultant of the Company or any of its Subsidiaries or any other person any right to employment or service or continued employment or service for any period of time by reason of this Agreement or any other related agreement, or any right to a particular term or condition of employment or service. Nothing in this Section 6.10 shall create or confer any claims, rights or benefits (including any third-party beneficiary rights) on any Person other than the parties to this Agreement.
Section 6.11 Financing.
(a) Prior to the Merger Closing, each of Parent and Merger Sub shall use its reasonable best efforts to, and shall use reasonable best efforts to cause their Representatives to, take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing at or prior to the Merger Closing and to obtain the proceeds of the Financing on the terms and conditions, taken as a whole (including any “market flex” provisions) described in the Financing Commitments, including executing and delivering all such documents and instruments as may be reasonably required thereunder and:
(i) complying with and maintaining in effect the Debt Financing and the Debt Commitment Letters and negotiating and entering into Financing Agreements with respect thereto (and maintaining in effect and complying with the terms thereof) on the terms and conditions (as such terms may be modified or adjusted in accordance with the terms of, and within the limits of, any “market flex” provisions set forth in the Financing Commitments (including as specified in any Fee Letter provided pursuant to Section 5.7)) no less favorable, taken as a whole, to Parent and Merger Sub than those contained in the Debt Commitment Letters and shall not contain any Prohibited Financing Terms;
(ii) satisfying, or causing their Representatives to satisfy or obtain a waiver of all conditions to the Debt Financing contemplated by the Debt Commitment Letters and Financing Agreements relating thereto (including by consummating the financing pursuant to the terms of the Equity Commitment Letter and by paying any commitment, engagement, ticking or placement or other fees that become due and payable under or with respect to any of the Financing Commitments or Financing Agreements);
(iii) accepting (and complying with) to the fullest extent actually required pursuant to the terms thereunder all “market flex” provisions contemplated by the Debt Commitment Letters and the Financing Agreements;
(iv) obtaining all rating agency approvals necessary to obtain the Financing; and
(v) if all conditions in Section 7.1 and Section 7.2 of this Agreement and to the availability of the Debt Financing under the control of Parent and Merger Sub have been satisfied or waived, consummating the Financing at the time the Merger Closing is required to occur pursuant to the terms and conditions hereof.
(b) Neither Parent nor Merger Sub shall agree to or permit any amendment, supplement or other modification or replacement of, or grant any waiver of, any condition, remedy or other provision under any Financing Commitment or any Financing Agreements without the prior written consent of the Company if such amendment, supplement, modification, replacement or waiver would or would reasonably be expected to (i) reduce the aggregate amount of the Financing (including by changing the amount of fees to be paid or original issue discount but after giving effect to all other sources of funds then available to Parent that are subject to conditions to funding no less favorable to Parent than those set forth in the Commitment Letters as in effect on the date hereof), from that contemplated by the Financing Commitments delivered as of the date of this Agreement to an amount less than an amount necessary to fund the Required Payment Amount, (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing that makes it less likely that the Financing necessary to satisfy the Required Payment Amount would be funded (including by making the conditions to obtaining the Financing less likely to occur) or otherwise prevent or materially delay or impair the ability or likelihood of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or (iv) materially adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Commitments; provided that, notwithstanding anything to the contrary in this Agreement, no consent of the Company shall be required (x) to add lenders, lead arrangers, bookrunners or similar entities that have not executed the Debt Commitment Letters as of the date of this Agreement and to assign or reassign or reallocate commitments or roles to such additional lenders, lead arrangers, bookrunners or similar entities in accordance with the express terms of the Debt Commitment Letters and to grant customary rights in connection therewith or (y) to make any modification to implement the “market flex” provisions contained in any Debt Commitment Letters or Fee Letters expressly referred to therein or any other amendments or modifications expressly contemplated therein as of the date of this Agreement (the foregoing limitations set forth in this clause (c), after giving effect to the provisos set forth in such clause the “Prohibited Financing Terms”). Upon any amendment, supplement or modification of any Debt Commitment Letter, Parent shall deliver a copy thereof to the Company and references herein to “Financing Commitments” and “Debt Commitment Letters” shall include such documents as amended, supplemented or modified in compliance with this Section 6.11(b) and references to “Financing” and “Debt Financing” shall include the financing contemplated by the Debt Commitment Letters as amended, supplemented or modified in compliance with this Section 6.11(b) and the financing contemplated by the Financing Agreements entered into in compliance with this Section 6.11(b), as applicable.
(c) In the event that all or any portion of the Debt Financing becomes unavailable or any of the Debt Commitment Letters or the Financing Agreements shall be withdrawn, repudiated, terminated or rescinded for any reason (but without limiting the obligations of Parent and Merger Sub in the penultimate sentence of Section 6.11(b)), in each case that would result in the Debt Financing, when taken together with the Equity Financing and any other sources of funds then available to Parent that are subject to conditions to funding no less favorable to Parent than those set forth in the Commitment Letters as in effect on the date hereof, to be below the amount required to satisfy the Required Payment Amount, Parent shall (i) promptly so notify the Company and (ii) use reasonable best efforts to obtain, as promptly as practicable following the occurrence of such event (and in any event no later than the Merger Closing Date), alternative debt financing from the same or alternative sources, on terms no less favorable to Parent and Merger Sub than those contemplated by the terms and conditions in the applicable Debt Commitment Letter or, in Parent’s sole discretion, on other terms other than those in such applicable Debt Commitment Letter, in each case, so long as such other terms do not constitute Prohibited Financing Terms (the “Alternative Financing”) in an amount necessary, when taken together with the Equity Financing and any other sources of funds then available to Parent that are subject to conditions to funding no less favorable to Parent than those set forth in the Commitment Letters as in effect on the date hereof, to satisfy the Required Payment Amount, and shall obtain an amendment to the existing Debt Commitment Letter or a new financing commitment letter (including any associated engagement letter and fee letter expressly referred to therein) with respect to such Alternative Financing (collectively, the “New Debt Commitment Letter”), copies of which shall be promptly provided to the Company. Notwithstanding the foregoing, no New Debt Commitment Letter may include any Prohibited Financing Terms. In the event any Alternative Financing is obtained and a New Debt Commitment Letter is entered into in accordance with this Section 6.11(c), (i) any reference in this Agreement to “Debt Financing” or the “Financing” shall mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to clause (ii) below, and (ii) any reference in this Agreement to the “Financing Commitments” or “Debt Commitment Letters” (or defined terms that use such phrases) shall be deemed to include the Debt Commitment Letters (and any Fee Letter expressly referred to therein) to the extent not superseded by a New Debt Commitment Letter (or new Fee Letter expressly referred to therein), as the case may be, at the time in question and any New Debt Commitment Letter (and any new Fee Letter expressly referred to therein) to the extent then in effect. Without the Company’s prior written consent, Parent shall not directly or indirectly take any action that could result in the Financing not being available. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the reasonable best efforts of the Parent require or be deemed to construe to require the Parent to (I) seek equity financing from any source other than the counterparty to the Equity Commitment Letter as of the date hereof or (II) pay any fees materially in excess of those contemplated by the applicable Debt Commitment Letter or agree to pricing or other economic terms, taken as a whole, in excess of, or more expensive than, what it is obligated to pay under such Debt Commitment Letter as of the date hereof (whether to secure waiver of any conditions contained therein or otherwise).
(d) Parent shall (i) give the Company prompt written notice of any default or breach (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party of any of the Financing Commitments or the Financing Agreements of which Parent or Merger Sub becomes aware or any termination thereof, (ii) consult with and keep the Company reasonably informed of the status of its efforts to arrange the Financing (or any Alternative Financing), and

(iii) following a written request from Company, provide the Company with such information and documentation as shall be reasonably requested by the Company to allow the Company to monitor the progress of such financing activities. Notwithstanding anything to the contrary in this Agreement, Parent shall not be required to disclose any information that may jeopardize the attorney-client or other applicable legal privilege or protection of any party or contravene any Laws, contracts or obligations of confidentiality. Without limiting the generality of the foregoing, Parent shall give the Company prompt notice (A) of the receipt of any written notice of (x) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach) relating to the Financing or (y) any termination or repudiation by any party to any of the Financing Commitments or Financing Agreements, (B) of any dispute or disagreement between or among parties to any of the Financing Commitments or Financing Agreements with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Merger Closing and (C) if at any time for any reason Parent believes that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources, contemplated by any of the Financing Commitments or Financing Agreements taking into account amendments, modifications or replacement permitted hereunder (other than Prohibited Financing Terms) or will be unable to obtain Alternative Financing, in each case in an amount necessary to satisfy the Required Payment Amount.
(e) Parent and Merger Sub acknowledge that they shall be fully responsible for obtaining the Equity Financing and each shall take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Financing, including taking all actions necessary to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy as of the Merger Closing (or obtain a waiver of) all conditions applicable to Parent and Merger Sub in such Equity Commitment Letter, (iii) consummate the Equity Financing at or prior to the Merger Closing and (iv) fully enforce its rights (including seeking specific performance).
(f) Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that the obtaining of the Financing is not a condition to the obligations of Parent and Merger Sub to consummate the Merger Closing in accordance with the terms and provisions of this Agreement.
Section 6.12 Financing Cooperation.
(a) Subject to the remaining provisions of this Section 6.12, prior to the Merger Closing, the Company shall and shall cause its Subsidiaries and their respective Representatives to, at Parent’s sole expense, reasonably cooperate with Parent in connection with Parent’s arrangement, marketing, syndication, obtainment and consummation of the Debt Financing, which cooperation by the Company shall consist of, at the reasonable request of Parent, (i) using reasonable best efforts to furnish Parent with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested in writing by Parent and that is necessary and customary for financings of the type contemplated by the Debt Commitment Letters, including (x) in connection with the preparation of all Offering Documents and similar documents (including to the extent necessary any “public side” versions thereof that do not contain material nonpublic information) and (y) in connection with due diligence investigations by the Financing Sources and their advisors, (ii) using reasonable best efforts to cause members of the senior management team of Company and its Subsidiaries with appropriate expertise to participate, during normal business hours and upon reasonable advance notice and at reasonable and mutually agreed times and locations, in a reasonable number of meetings, presentations, due diligence sessions and sessions with the providers or potential providers of the Debt Financing and with rating agencies in connection with the Debt Financing (and it being understood that any such meeting may take place via videoconference or web conference at the Company’s option), (iii) using reasonable best efforts to assist Parent with (w) to the extent reasonably requested by Parent in writing, obtaining an amendment, waiver or modification to the Syndicated L/G Facility Agreement, (x) promptly upon reasonable request by Parent, updating the L/C Schedule to the extent any Existing Letters of Credit are issued between the date hereof and the Merger Closing Date, (y) facilitating the cash collateralization, backstop or roll of the Existing Letters of Credit (including the backstop or roll of Existing Letters of Credit to any new Financing Agreement) and any parent guarantees of the Company and its Subsidiaries, the replacement of (or posting of any credit support with respect to) any parent guarantee issued by the Company or any of its Subsidiaries and the provision of any other credit support (or similar, howsoever described) required by the issuers of such Existing Letters of Credit and any third-party beneficiaries of any parent guarantee or other credit support (such credit support described in this clause (y) that Parent reasonably determines is necessary for the benefit of the issuer of any Existing Letters of Credit or beneficiary of any parent guarantee (or similar, howsoever described), the “Required Credit Support”) and (z) taking steps as reasonably requested by Parent in order to coordinate the release on the Merger Closing Date of all liens over the equity interests and properties and assets of the Company and its Subsidiaries securing obligations for indebtedness (other than any Permitted Liens) and related guarantees, (iv) providing other customary information as may be reasonably requested by Parent in connection with Parent’s satisfaction of the conditions precedent set forth in any Debt Commitment Letter, to the extent the satisfaction of such condition requires the cooperation of or is within the control of the Company or its Subsidiaries, (v) providing reasonable and customary assistance to Parent and the Financing Sources in their preparation of the Offering Documents including by offering Parent a business description and a “Management’s Discussion and Analysis” of the financial statements to be included in such Offering Documents. in each case as set forth in the Company’s SEC filings, (vi) in the event the Debt Financing includes an offering of debt securities, using reasonable best efforts to request and facilitate its independent auditor to (A) provide, consistent with customary practice, customary accountant’s comfort letters (including “negative assurance” comfort and change period comfort), together with drafts of such comfort letters and bringdowns thereof that such independent auditors are prepared to deliver, subject to the completion of customary procedures, upon the “pricing” and “closing,” respectively, of any high-yield bonds being issued in connection with the Debt Financing, and consents from the Company’s independent auditor with respect to financial information regarding the Company and its Subsidiaries and (B) attend a reasonable and customary number of accounting due diligence sessions and drafting sessions, which sessions shall be telephonic or held by videoconference and held at reasonable and mutually agreed times, (vii) using reasonable best efforts to (A) assist Parent and the Financing Sources with obtaining ratings as contemplated by the Debt Financing and (B) execute and deliver any Financing Authorization Letters, (viii) solely to the extent full draft and final copies of such documentation that are available have been provided to the Company and its attorneys, executing and delivering customary evidence of authority, customary officer’s certificates and customary solvency certificates, in each case, solely to the extent related to the Company and its Subsidiaries and solely as reasonably requested in writing by Parent (provided, however, that no officer of the Company or any of its Subsidiaries who is not remaining in such position following the Merger Closing shall be obligated to execute any evidence, certificate or other document contemplated by this Section 6.12(a) in connection with the Debt Financing and no such evidence, certificate or other document shall be effective prior to the Merger Closing) and (ix) using reasonable best efforts to provide customary assistance in the preparation and execution of the definitive documentation in connection with the Debt Financing, including executing and delivering by the Company and its Subsidiaries, effective only upon the Merger Closing, of, or completing any schedules or other customary informational requirements relating to the Company and its Subsidiaries with respect to, any credit agreements, purchase agreements, indentures, guarantees, pledge and security documents, other definitive financing documents or other certificates or documents contemplated by the Debt Financing, hedging agreements reasonably requested by Parent and otherwise facilitating the creation and perfection of the security interests in the collateral contemplated by the Debt Financing. The Company hereby consents to the use of the logos of the Company and each of its Subsidiaries in connection with the Debt Financing; provided that such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company or its Subsidiaries or their reputation or goodwill. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment or other similar fee or any expense reimbursement (other than to the extent reimbursable, indemnified or payable by Parent or Merger Sub), (B) incur any actual or potential liability of any kind (or cause their respective Representatives to incur any actual or potential liability of any kind) prior to the Effective Time (other than to the extent reimbursable, indemnified or payable by Parent or Merger Sub), (C) execute or enter into any agreement or commitment in connection with the Debt Financing (or any Alternative Financing) prior to the Effective Time or provide any certification or opinion of the Company or its Representatives, other than any Financing Authorization Letters or other Required Financial Information, (D) take any action that would (I) unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, (II) cause any representation or warranty in this Agreement to be breached or that would cause or could be reasonably likely to cause any condition set forth in Article VII to not be satisfied,

(III) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any actual or potential personal liability, (IV) conflict with the Charter, the By-laws (or similar organizational documents of any of the Subsidiaries of the Company) or any Laws or (V) result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any contract to which the Company or any of its Subsidiaries is a party, (E) provide access to or disclose information that the Company determines would jeopardize any attorney-client or other privilege of the Company or any of its Subsidiaries, (F) change any fiscal period, (G) file or furnish any reports or information with the SEC in connection with financings of the type contemplated by the Debt Commitment Letters, except, after consultation between Parent and the Company and their Representatives, the furnishing on Current Reports on Form 8-K by the Company of information included in documents with respect to such financing to the extent required in order to satisfy the Company’s Regulation FD disclosure obligations, (H) authorize any corporate action prior to the Effective Time or (I) provide any other Excluded Information. Company shall and shall cause its Subsidiaries to, upon Parent’s prior written request, (x) at least four (4) Business Days prior to the Merger Closing Date, furnish Parent with all documentation and other information about the Company and its Subsidiaries as is reasonably requested in writing by Parent and (y) at least nine (9) Business Days prior to the Merger Closing Date, furnish Parent with documents or other information relating to the Company or its Subsidiaries required by bank regulatory authorities with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2011. The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to take the actions set forth on Section 6.12(a) of the Company Disclosure Letter.
(b) Parent shall promptly reimburse the Company for any reasonable and documented out-of-pocket expenses and costs (including attorneys’ fees) incurred by the Company, its Affiliates and their respective Representatives in connection with any cooperation contemplated by this Section 6.12; provided that the Company and its Affiliates (and not Parent) shall be responsible for any amounts that would have been incurred in connection with the transactions contemplated by this Agreement regardless of the Debt Financing. The Company, its Affiliates and their respective Representatives (collectively, the “6.12 Indemnitees”) shall be indemnified and held harmless by Parent and Merger Sub for and against any and all liabilities, losses, damages, claims, costs, expenses (including advancing reasonable and documented attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by the 6.12 Indemnitees in connection with the arrangement of the Financing (or any Alternative Financing), any refinancing of indebtedness contemplated by this Agreement or any information utilized in connection therewith or the Company’s cooperation with respect thereto, except in the event such liabilities, losses, damages, claims, costs, expenses (including advancing reasonable and documented attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties arose out of or as a result of the willful misconduct, gross negligence, fraud by the Company or any of its Affiliates, or any material inaccuracy with respect to any financial information delivered by (or on behalf of) the Company and its Affiliates for use in the marketing of the Debt Financing.
(c) The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to update the Required Financial Information provided to Parent as may be necessary so that the Required Financial Information is (i) Compliant and (ii) meets the applicable requirements set forth in the definition of “Required Financial Information.” For the avoidance of doubt, Parent may, to most effectively access the financing markets, request the cooperation of the Company and its Subsidiaries under Section 6.12(a) at any time, and from time to time and on multiple occasions, between the date of this Agreement and the Merger Closing Date; provided that, for the avoidance of doubt, the Marketing Period shall not be applicable as to each attempt to access the markets (it being understood and agreed that once the “Marketing Period” has commenced and then been completed in accordance with the definition thereof, there shall not be a subsequent “Marketing Period” hereunder). Parent agrees to provide the Company drafts of all Offering Documents and all marketing materials for the Debt Financing with a reasonable time to review such documents and materials and subject to Parent’s compliance with such obligation, the Company agrees to use reasonable best efforts to review all such Offering Documents and marketing materials and identify for Parent any information contained therein that it reasonably believes constitutes material non-public information with respect to the Company and its Subsidiaries (taken as a whole) or their respective securities. If the Company identifies any such information (“Identified MNPI”), and such information is customarily included in offering documents or marketing materials for debt financing of the type consistent with the Debt Financing, is reasonably requested by Parent to be included in the Offering Documents or marketing materials for the Debt Financing and does not include any Excluded Information or information as to which the Company reasonably objects (any such Identified MNPI, “Acceptable MNPI”), then the Company and Parent shall consult with one another regarding the inclusion of any such Acceptable MNPI in the Offering Documents and, to the extent that, following such consultation, any such Acceptable MNPI is included in the Offering Documents, the Company agrees to file a Current Report on Form 8-K that includes, or otherwise publicly disseminate, such Acceptable MNPI that was so included in the Offering Documents in order to “cleanse” such Acceptable MNPI. Parent shall remove all such Identified MNPI that is not such Acceptable MNPI from such Offering Documents and marketing materials upon reasonable request by the Company.
(d) Notwithstanding anything to the contrary contained in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company’s obligations under this Section 6.12, shall be deemed satisfied unless (i) the Company materially breaches its obligations under this Section 6.12, (ii) Parent has provided the Company with notice in writing of such breach (with reasonable specificity as to the basis for any such breach) and the Company has failed to cure such breach in a timely manner and (iii) such breach is the proximate cause of the failure of the Debt Financing to be obtained.
Section 6.13 Merger Sub. Parent will take all actions necessary to (a) cause Merger Sub to comply with this Agreement, perform its obligations under this Agreement and to consummate the Merger, in each case, on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments or incur or guarantee any indebtedness or liabilities other than as specifically contemplated by this Agreement.
Section 6.14 No Control of the Company’s Business. Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.
Section 6.15 Rule 16b-3 Matters. Prior to the Effective Time, the Company may take such further actions, if any, as may be necessary or appropriate to ensure that the dispositions of equity securities of the Company (including derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.16 Repayment of Indebtedness.
(a) The Company shall, at the direction of Parent, with immediately available funds provided by Parent at the Effective Time, repay in full the applicable payoff amounts set forth in the Payoff Letters (as defined below) (including, to the extent set forth therein, all amounts necessary to cash collateralize any of the Existing Letters of Credit under the applicable Facility, and to pay fees, expenses, costs, commitment fees, penalties and other amounts payable to the applicable Facility Agent or the applicable Facility Lenders under the applicable Facility) and, other than to the extent specified in the Payoff Letters, terminate all commitments, obligations and agreements under the Facilities. Unless the applicable Facility Agent has otherwise waived or modified any notice requirements under the applicable Facility Agreement, the Company, at the request of Parent made no later than ten (10) Business Days prior to the Merger Closing Date, will provide the advance notice required under each Facility Agreement in connection with the foregoing. The Company shall deliver or cause to be delivered to Parent prior to the Merger Closing Date duly executed payoff letters (or local equivalents) (and deliver drafts thereof at least two (2) Business Days prior to the Merger Closing Date) with respect to any Facility for which Parent has requested repayment and termination of commitments thereunder in accordance with this Section 6.16(a), in form and substance reasonably satisfactory to Parent and the Financing Sources (“Payoff Letters”), which Payoff Letters (or local equivalents) shall state (i) the aggregate amount of the obligations of the Company and its Subsidiaries (including unpaid principal, accrued and unpaid interest, prepayment penalties, breakage costs and premiums in connection with the repayment thereof) that will be outstanding thereunder as of the Merger Closing (after taking into account any Required Credit Support), (ii) unless otherwise agreed to by Parent, that upon receipt of the payoff amount set forth therein and the Required Credit Support, the applicable instruments evidencing or giving rise to such indebtedness shall be automatically terminated and all Liabilities and obligations thereunder of the Company and its Subsidiaries shall be satisfied, released and discharged (except for (i) the provisions in such instruments that, by their terms, expressly survive such termination and (ii) any Existing Letters of Credit and Required Credit Support contemplated by the applicable Payoff Letter to remain in effect or outstanding following the release of the Liens described in clause (a)(iii) below) and (iii) to the extent applicable, that all Liens securing such Liabilities and obligations thereunder (other than the Required Credit Support) shall be, upon the payment of the applicable payoff amount and Required Credit Support, automatically released and terminated. On or prior to the Merger Closing Date, the Company shall deliver or cause to be delivered to Parent all documents described in such Payoff Letters that are necessary to release or evidence the release of the Liens described in clause (a)(iii) above, including all relevant financing statements, authorizations and other relevant documents to enable Parent, the Company or their respective delegates to make all filings or to take all other appropriate actions in each applicable jurisdiction to release or evidence the release of the Liens described in clause (a)(iii) above.
(b) The Company shall use its reasonable best efforts upon Parent’s written request to: (i) prior to Merger Closing, reasonably assist Parent in (w) preparing one or more notices of redemption for the outstanding aggregate principal amount of one or more series of the Company Notes, which notice of redemption shall be expressly conditioned on the occurrence of the Merger Closing, in order to effect a redemption pursuant to the terms of the Company Indenture, (x) commencing one or more consent solicitations, which solicitation shall be expressly conditioned on the occurrence of the Merger Closing, to amend the Company Indenture to remove the significant negative covenants therefrom with respect to one or more series of the Company Notes then outstanding, (y) preparing an offer to purchase for a Change of Control Offer (as defined in the Company Indenture), which offer shall be expressly conditioned on the occurrence of the Merger Closing, and commencing one or more Change of Control Offers for one or more series of the Company Notes then outstanding, pursuant to the terms of the Company Indenture and (z) providing any other cooperation reasonably requested by Parent that is reasonably necessary to facilitate the assumption, redemption or repayment of the Company Notes (including, if elected by Parent, (A) the satisfaction and discharge of the Company Indenture and/or (B) taking such actions (and using reasonable best efforts to facilitate the trustee in respect of each series of the Company Notes to take such actions) as may be required to make effective provision to secure all of the Company Notes equally and ratably with the Debt Financing, in each case, pursuant to the Company Indenture) effective as of (or at Parent’s election, following) the Effective Time, in each case, other than (A) the payment of funds by the Company or any of its Subsidiaries or Affiliates in connection with this Section 6.16(b), including, any consent fee, redemption price or any Change of Control Payment (as defined in the Company Indenture), entry into one or more supplemental indentures to the Company Indenture or satisfaction and discharge of any Company Notes or Company Indenture, as applicable, and (B) requiring the Company to cause its counsel to deliver any legal opinions in connection with this Section 6.16(b); provided that, in each case, Parent shall provide the Company the opportunity to review and comment on such notices and any other documents in connection with taking the actions described in this Section 6.16(b) reasonably in advance of their delivery, without the Company being required to request such documents from Parent, and, after review and consultation, Parent shall give reasonable and good faith consideration to reflecting any comments raised by the Company. The Company shall not be required to take any action (i) until Parent has provided forms of any notice of redemption, supplemental indenture, offer to purchase for a Change of Control Offer and other related documents or (ii) if the Company determines that such action would reasonably be expected to violate the terms of any Contract to which the Company or any of its Subsidiaries is a party, including the Company Indenture. If at any time prior to the completion of any action contemplated by this Section 6.16(b) any information in such documentation should be discovered by the Company or Parent that should be set forth in an amendment or supplement to such documentation, so that such documentation shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement prepared by Parent (subject to the review of, and comment by, the Company) describing such information shall be disseminated by or on behalf of the Company to the holders of the applicable series of Company Notes and any other relevant parties.
Section 6.17 NYSE Delisting. Prior to the Merger Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts, in accordance with applicable Laws and rules and regulations of the NYSE, to facilitate the commencement of the delisting by the Surviving Corporation of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
Section 6.18 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent, and Parent will provide the Company, with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) of which such party becomes aware, and keep the other party reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity (at Parent’s expense) to participate in (but not control) the defense and settlement of any Transaction Litigation against the Company, its Subsidiaries or its or their respective officers or directors, and Parent shall give the Company the opportunity (at the Company’s expense) to participate in (but not control) the defense and settlement of any Transaction Litigation against Parent, its Subsidiaries or its or their respective officers or directors, in each case in accordance with the terms of a mutually agreed joint defense agreement. For purposes of this Section 6.18, “participate” means that the applicable party (i) shall be kept apprised of proposed strategy and other significant decisions with respect to the litigation (to the extent that such disclosure would not result in a waiver of the attorney-client privilege between such party and its counsel (provided, that the applicable party has reasonably cooperated with other party and used commercially reasonable efforts to permit disclosure of such information in a manner that would not result in a waiver of such attorney-client privilege)) and (ii) may offer comments or suggestions with respect to such litigation (which comments and suggestions shall be considered in good faith by the receiving party). The Company and its Subsidiaries shall not enter into any settlement agreement in respect of any Transaction Litigation without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
Section 6.19 Takeover Statutes. If any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation, including Chapter 42 or 43 of the IBCL (collectively, “Anti-Takeover Laws”), is or becomes applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent, Merger Sub, the Company and the members of their respective boards of directors (or other equivalent governing body) shall, to the fullest extent practicable and permitted under applicable Law, grant such approvals and take such actions (to the extent within the applicable party’s control) as are necessary so that such transactions may be consummated on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Anti-Takeover Laws on such transactions.
Section 6.20 CFIUS Approval.
(a) Each of the parties hereto shall cooperate in good faith and use their reasonable best efforts to (i) as promptly as practicable following the date hereof (but in any event, no later than ten (10) Business Days after the date of this Agreement) prepare and file a draft of a joint voluntary notice of the transactions contemplated hereby in accordance with the DPA; as promptly as practicable provide CFIUS with any additional or supplemental information requested by CFIUS with respect to such draft joint voluntary notice; and, as promptly as practicable following the receipt of confirmation that CFIUS has no further comment on the draft of the joint voluntary notice of the transactions contemplated hereby, shall submit to CFIUS a formal joint voluntary notice in accordance with the DPA (the “CFIUS Notice”) and (ii) after submitting the CFIUS Notice, as promptly as practicable respond (and cause its respective Affiliates to respond) to any request for additional information, documents, or other materials from CFIUS no later than the time frame set forth in the DPA or within a longer time frame approved by CFIUS in writing; provided that any party hereto, after consultation with each such other party, may request in good faith an extension of time pursuant to 31 C.F.R. § 800.403(a)(3) to respond to CFIUS requests for follow-up information; provided that under no circumstance may a party request any extension that would reasonably be expected to cause CFIUS to reject the CFIUS Notice.

(b) Without limiting any of the foregoing, each party hereto shall (and shall cause its respective Affiliates to), use its reasonable best efforts subject to the terms and conditions of this Agreement to obtain CFIUS Approval as promptly as practicable after the date hereof. Such reasonable best efforts shall include promptly after the date hereof (1) participating (or directing its Representatives to participate) in any informal pre-filing discussions with representatives of CFIUS, (2) drafting, coordinating, and submitting the draft joint voluntary notice to CFIUS, (3) coordinating the incorporation into the CFIUS Notice of any CFIUS comments on the draft notice, (4) drafting, coordinating, and submitting the CFIUS Notice, including by allowing each such other party hereto to have an opportunity to review in advance and comment on drafts of filings and submissions, subject to redactions of information reasonably determined by such other party hereto to be confidential, (5) informing each such other party hereto of any communication received by such party from, or given by such party to, CFIUS, by promptly providing copies to the other of any such written communications, except for any exhibits to such communications providing the personal identifying information required by 31 C.F.R. § 800.502(c)(5)(vi), any communications that are otherwise requested by CFIUS to remain confidential from each such other party hereto or information reasonably determined by such other party hereto to be confidential, (6) permitting each other to review in advance any written or oral communication that any party hereto gives to CFIUS, except for any communications that are requested by CFIUS to remain confidential from each such other party hereto or information reasonably determined by such party hereto to be confidential, and reasonably consulting with each other party hereto in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, giving each other party hereto the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS, (7) preparing for and attending any meetings with CFIUS and (8) taking any other reasonably requested action in furtherance of CFIUS Approval.
(c) With respect to Parent, such reasonable best efforts shall also include promptly taking (and promptly causing its respective Affiliates to take) any and all steps necessary to mitigate national security concerns as may be required by CFIUS in connection with the CFIUS Approval. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in the event that CFIUS notifies the parties hereto in writing that CFIUS has recommended or intends to recommend in a report that the President of the United States prohibit the transactions contemplated hereby (a “CFIUS Turndown”), the Company or Parent may, in its discretion, request a withdrawal of the CFIUS Notice filed with CFIUS in connection with the CFIUS Approval, none of the parties hereto shall have any further obligation to seek CFIUS Approval and this Agreement may be terminated in accordance with Section 8.1(b)(iv). For the avoidance of doubt, Parent shall be responsible for the payment of any filing fee required to be paid in connection with seeking the CFIUS Approval.
ARTICLE VII

CONDITIONS TO THE MERGER
Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Merger Closing Date of the following conditions:
(a) the Requisite Shareholder Approval shall have been obtained;
(b) any applicable waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Antitrust Laws listed on Section 7.1(b) of the Company Disclosure Letter shall have expired or early termination thereof shall have been granted;
(c) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (collectively, “Restraints”) which is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger; and
(d) the CFIUS Approval shall have been obtained and be in full force and effect.

Section 7.2 Conditions to the Obligations of Parent and Merger Sub. In addition to the conditions set forth in Section 7.1, the respective obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Merger Closing Date of the following further conditions:
(a) each of the representations and warranties of the Company set forth in (i) Section 4.2(a) and Section 4.2(b) (solely to the extent applicable to the Company) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Merger Closing Date as if made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the first sentence of Section 4.1 (solely with respect to the Company), Section 4.3 and Section 4.23, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Merger Closing Date as if made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (iii) Section 4.10(a) shall be true and correct in all respects as of the date of this Agreement and (iv) Article IV hereof (other than the first sentence of Section 4.1 (solely with respect to the Company), Section 4.2(a), Section 4.2(b) (solely to the extent applicable to the Company), Section 4.3, Section 4.10(a) and Section 4.23), without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and as of the Merger Closing Date as if made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of clause (iv) for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Closing Date;
(c) since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect; and
(d) the Company shall have delivered to Parent a certificate, dated the Merger Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
Section 7.3 Conditions to the Obligations of the Company. In addition to the conditions set forth in Section 7.1, the obligations of the Company to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Merger Closing Date of the following further conditions:
(a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the Merger Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not have a Parent Material Adverse Effect;
(b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Merger Closing Date; and
(c) Parent shall have delivered to the Company a certificate, dated the Merger Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER
Section 8.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Requisite Shareholder Approval is obtained (except as otherwise expressly noted), as follows:
(a) by mutual written consent of each of Parent and the Company; or

(b) by either Parent or the Company, if:
(i) the Effective Time shall not have occurred on or before 5:00 p.m. (New York City time) on the nine (9)-month anniversary of the date of this Agreement (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to either party if its (and in the case of Parent, including Merger Sub’s) action or failure to act constitutes a breach or violation of any of its (and in the case of Parent, including Merger Sub’s) covenants or agreements hereunder and such breach or violation has been the primary cause of the failure of the Merger Closing to occur by the Termination Date; or
(ii) any Restraint shall be in effect enjoining or otherwise prohibiting the consummation of the Merger, and such Restraint shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to either party if the issuance of such final, non-appealable Restraint was primarily due to the failure of such party, and in the case of Parent, including the failure of Merger Sub, to perform any of its covenants or agreements hereunder; or
(iii) the Requisite Shareholder Approval shall not have been obtained at a duly held Shareholders’ Meeting or at any adjournment or postponement thereof; or
(iv) a CFIUS Turndown has occurred; provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(iv) shall not be available to either party if the CFIUS Turndown was primarily due to the failure of such party, and in the case of Parent, including the failure of Merger Sub, to perform any of its covenants or agreements hereunder; or
(c) by the Company if:
(i) Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of any condition set forth in Section 7.3(a) or Section 7.3(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Parent or Merger Sub on or before the earlier of (I) the Termination Date and (II) the date that is thirty (30) days following the receipt by Parent of written notice from the Company of such breach or failure; provided, however, that the Company shall not have a right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder such that Section 7.2(a) or Section 7.2(b) would not be satisfied; or
(ii) at any time before the Requisite Shareholder Approval is obtained, the Company Board has determined to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to compliance with the terms and conditions of, Section 6.6(d), so long as concurrently with such termination, the Company (x) enters into an Alternative Acquisition Agreement with respect to a Superior Proposal and (y) pays, or causes to be paid, to Parent the Termination Fee in accordance with Section 8.3(a)(ii); or
(iii) (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived on the date the Merger Closing should have occurred pursuant to Section 2.2 (other than those conditions that by their terms are to be satisfied at the Merger Closing and which were, as of such date, capable of being satisfied), (B) Parent or Merger Sub has failed to consummate the Merger by the time the Merger Closing is required to have occurred pursuant to Section 2.2, (C) following such failure by Parent or Merger Sub to consummate the Merger in accordance with Section 2.2, the Company has given irrevocable written notice to Parent that the Company is ready, willing and able to consummate the Merger Closing on the date irrevocable written notice is delivered and through the end of the next three (3) Business Days following receipt of such irrevocable written notice described in this clause (C) and (D) Parent does not effect the Merger Closing within three (3) Business Days following receipt of such irrevocable written notice described in the foregoing clause (C) (or, if the Termination Date would occur prior thereto, by the Termination Date); or

(d) by Parent if:
(i) the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by the Company on or before the earlier of (I) the Termination Date and (II) the date that is thirty (30) days following the receipt by the Company of written notice from Parent of such breach or failure; provided, however, that Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder such that Section 7.3(a) or Section 7.3(b) would not be satisfied; or
(ii) the Company Board shall have made a Change in Recommendation; provided, however, that Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(d)(ii) from and after the receipt of the Requisite Shareholder Approval.
Section 8.2 Effect of Termination. In the event that this Agreement is terminated in accordance with Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and, except as set forth in this Section 8.2, this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided that, notwithstanding the foregoing, in the event of actual fraud or an Intentional Breach of this Agreement by the Company prior to such termination in accordance with Section 8.1, the Company shall be fully liable for any and all damages, costs, expenses, liabilities or other losses of any kind, in each case, incurred or suffered by Parent (collectively, “Damages”) as a result of such actual fraud or Intentional Breach; provided, further, that the Confidentiality Agreement, the Clean Team Agreement, the Guaranty, and the provisions of Section 6.5 (with respect to (a) expenses incurred pursuant to the expense reimbursement provisions of such section but only with respect to such expenses incurred prior to the date on which this Agreement is terminated pursuant to Section 8.1 and (b) the second to the last sentence of such section), Section 6.12(b), Article I, Article VIII and Article IX (other than Section 9.9 with respect to the ability of the Company to obtain an injunction, specific performance or other equitable relief to cause Parent and Merger Sub to cause, or for the Company to directly cause, the Equity Financing to be funded and the Merger Closing to occur) shall survive any termination of this Agreement pursuant to Section 8.1.
Section 8.3 Termination Fees.
(a) If, but only if, this Agreement is terminated by:
(i) (x) either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(d)(i) on the basis of a breach of a covenant or agreement contained in this Agreement and (y) after the date of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(d)(i) or prior to the Shareholders’ Meeting, in the case of termination pursuant to Section 8.1(b)(iii), the Company (A) receives or has received an Acquisition Proposal from a Third Party, which Acquisition Proposal is publicly disclosed (in the case of a termination pursuant to Section 8.1(b)(iii)) or is publicly disclosed or provided to the Company Board (in the case of a termination pursuant to Section 8.1(b)(i) or Section 8.1(d)(i)) and not, in each case, withdrawn prior to the occurrence of the event giving rise to such termination (publicly, if publicly disclosed), and (B) within twelve (12) months of such termination of this Agreement, the Company enters into a definitive agreement with respect to any Acquisition Proposal (which is subsequently consummated) or consummates any Acquisition Proposal, then the Company shall pay, or cause to be paid, to Parent an amount equal to $69,000,000 (the “Termination Fee”) by wire transfer of immediately available funds not later than the second (2nd) Business Day following the date of the consummation of such Acquisition Proposal (provided, however, that for purposes of this Section 8.3(a)(i)(B), the references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);
(ii) the Company pursuant to Section 8.1(c)(ii), then the Company shall pay, or cause to be paid, to Parent the Termination Fee concurrently with such termination; or

(iii) Parent pursuant to Section 8.1(d)(ii) or the Company pursuant to Section 8.1(b)(iii) and at the time of such termination Parent could have terminated this Agreement pursuant to Section 8.1(d)(ii), then the Company shall pay, or cause to be paid, to Parent the Termination Fee not later than the second (2nd) Business Day following such termination.
(b) In the event that the Company shall terminate this Agreement in accordance with Section 8.1(c)(i) or Section 8.1(c)(iii), then, in each case, Parent shall pay, or cause to be paid, to the Company an amount equal to $138,000,000 (the “Reverse Termination Fee”) by wire transfer of immediately available funds not later than the second (2nd) Business Day following such termination.
(c) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company be required to pay the Termination Fee on more than one occasion.
(d) Certain Limitations.
(i) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 9.9, the Company’s right to receive payment of the Reverse Termination Fee pursuant to Section 8.3(b) shall constitute the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Sub, the Guarantor, the Financing Sources and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, Affiliates or assignees (collectively, the “Parent Related Parties”) for all Damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise (including any fraud, willful breach or Intentional Breach), and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement or in respect of any representation made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and in such event, the Company shall not seek to recover any money damages (including consequential, indirect or punitive damages, or damages on account of fraud, a willful breach or Intentional Breach) or obtain any equitable relief from any Parent Related Parties, except that (x) Parent (and the Guarantor pursuant to the terms and conditions of the Guaranty) shall also be obligated with respect to (A) Section 8.3(e) and (B) any of its expense reimbursement and indemnification obligations contained in Section 6.5 or Section 6.12(b), which in the aggregate with the Reverse Termination Fee shall not exceed the Cap (as defined in the Guaranty) and (y) LSF Investments, LLC shall remain obligated with respect to the Confidentiality Agreement and the Clean Team Agreement. Without limiting the right of the Company to seek specific performance in accordance with Section 9.9 or to bring an action under the Confidentiality Agreement or the Clean Team Agreement (whether for specific performance, damages or otherwise), the maximum aggregate liability of Parent, Merger Sub and the Guarantor to the Company for any loss suffered as a result of any breach of this Agreement, the Guaranty or the Financing Commitments (including any fraud, willful breach or Intentional Breach), or the failure of the Merger or any other transaction contemplated hereby or thereby to be consummated, or in respect of any representation made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, shall be limited to the amount of the Reverse Termination Fee (if due and payable pursuant to Section 8.3(b)) plus the Collection Costs (to the extent due and payable pursuant to Section 8.3(e)) and any amounts due in respect of the expense reimbursement and indemnification obligations contained in Section 6.5 or Section 6.12(b), if any, which in the aggregate shall not exceed the Cap (as defined in the Guaranty), and in no event shall the Company seek to recover any money damages (including consequential, indirect or punitive damages) in excess of such amount. In furtherance of the foregoing, it is agreed and understood, in no event shall (I) the Company or any other Company Related Party be permitted or entitled to receive both (x) a grant of specific performance or other equitable remedies in accordance with the terms and conditions set forth in Section 9.9 that results in the Merger Closing being consummated and (y) the payment of the Reverse Termination Fee (and the Collection Costs, as applicable), and (II) Parent be required to pay, or cause to be paid, (x) any money damages (including consequential, indirect or punitive damages, or damages on account of fraud, a willful breach or Intentional Breach) other than the Reverse Termination Fee (if due and payable pursuant to Section 8.3(b)) plus the Collection Costs (to the extent due and payable pursuant to Section 8.3(e)) and any amounts due in respect of the expense reimbursement and indemnification obligations contained in Section 6.5 or Section 6.12(b), which in the aggregate shall not exceed the Cap (as defined in the Guaranty), or (y) the Reverse Termination Fee or Collection Costs on more than one occasion. The Company hereby irrevocably waives its right to any amounts due and owing under this Section 8.3 in excess of the Cap (as defined in the Guaranty), and none of Parent or the Guarantor shall have any payment obligations in respect of the Reverse Termination Fee, the Collection Costs and any amounts due in respect of the expense reimbursement and indemnification obligations contained in Section 6.5 or Section 6.12(b) in excess of the Cap (as defined in the Guaranty).
(ii) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 9.9, Parent’s right to receive payment of the Termination Fee pursuant to Section 8.3(a) shall constitute the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, Affiliates or assignees (collectively, the “Company Related Parties”) for all Damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise (including any fraud, willful breach or Intentional Breach), and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement or in respect of any representation made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and in such event, neither Parent nor Merger Sub shall seek to recover any money damages (including consequential, indirect or punitive damages, or damages on account of fraud, a willful breach or Intentional Breach) or obtain any equitable relief from any Company Related Parties, except (x) that the Company shall also be obligated with respect to (A) Section 8.3(e) and (B) the Confidentiality Agreement and the Clean Team Agreement and (y) to the extent any termination of this Agreement resulted, directly or indirectly, from actual fraud or an Intentional Breach of this Agreement by the Company, in which case Parent shall be entitled to both the payment of the Termination Fee (to the extent owed pursuant to Section 8.3(a)) and to any Damages, to the extent proven, in respect of such actual fraud or Intentional Breach.
(e) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) each of the Termination Fee and the Reverse Termination Fee is not a penalty, but except as set forth in Section 8.3(d)(i) or Section 8.3(d)(ii), as applicable, is liquidated damages, in a reasonable amount that will compensate the Company or Parent, as the case may be, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the parties would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, either Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the payment of any amount set forth in this Section 8.3, such paying party shall pay the other party its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such suit (such foregoing amounts, “Collection Costs”; provided that in no event shall the Collection Costs exceed $10,000,000).
Section 8.4 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the Requisite Shareholder Approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
Section 8.5 Extension; Waiver. At any time prior to the Effective Time, subject to applicable Law, the Company, on the one hand, and Parent or Merger Sub, on the other hand, may (a) extend the time for the performance of any obligation or other act of, in the case of the Company, Parent or Merger Sub, or, in the case of Parent or Merger Sub, the Company, (b) waive any inaccuracy in the representations and warranties of, in the case of the Company, Parent or Merger Sub, or, in the case of Parent or Merger Sub, the Company, contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 8.6 Expenses. Except as expressly set forth herein (including Section 6.5, Section 6.12(b), Section 8.2 and Section 8.3) and with respect to the costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne equally by the Company and Parent, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by this Agreement are consummated; provided that Parent shall pay all filing fees in connection with the filings, notifications and report forms under any Antitrust Law in connection with the transactions contemplated by this Agreement, including the Merger (provided, that, for the avoidance of doubt, each of the Company and Parent shall bear its own legal fees incurred in connection with such filings).
ARTICLE IX

GENERAL PROVISIONS
Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance in whole or in part after the Effective Time, including those contained in Article III, Section 6.7, Section 6.10 or Section 6.12(b).
Section 9.2 Notices. Any notice required to be given hereunder shall be sufficient and shall be deemed to have been duly given or made (a) when personally delivered, (b) on the date sent by email (if between 9:00 a.m. and 6:00 p.m. New York City time on a Business Day, or, if after 6:00 p.m. New York City Time on a Business Day or if not on a Business Day, the next Business Day) (provided, that the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient) or (c) one (1) Business Day after deposit with an overnight courier service, in each case to the addresses, email addresses and attention parties indicated below (or such other address, email address or attention party as the recipient party has specified in accordance with this Section 9.2):

if to Parent or Merger Sub:

LSF12 Helix Parent, LLC
6688 North Central Expressway
Suite 1600
Dallas, Texas 75206
Attention:	Chip Cammerer
Roman Batichev
Seth Gardner
Michael Roth
Maureen Harrell
Email:	ccammerer@lonestarfunds.com
rbatichev@hudson-advisors.com
sgardner@hudson-advisors.com
mroth@hudson-advisors.com
mharrell@hudson-advisors.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Phone:	(212) 446-4800
Attention:	Douglas Ryder, P.C.
David M. Klein, P.C.
Email:	douglas.ryder@kirkland.com
dklein@kirkland.com

and

Kirkland & Ellis LLP
4550 Travis Street
Dallas, TX 75205
Phone:	(214) 972-1770
Attention:	Jack Shirley
Email:	jack.shirley@kirkland.com

if to the Company:

Hillenbrand, Inc.
One Batesville Blvd.
Batesville, IN 47006
Phone:	(812) 931-5395
Attention:	Nicholas R. Farrell
Email:	Nick.Farrell@hillenbrand.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
320 South Canal Street
Chicago, Illinois 60606
Phone:	(312) 407-0700
Attention:	Richard C. Witzel, Jr.
David R. Clark
Rachel E. Cohn
Email:	Richard.Witzel@skadden.com
David.Clark@skadden.com
Rachel.Cohn@skadden.com

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
Section 9.3 Interpretation; Certain Definitions. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Disclosure of any fact, circumstance or information in any Section of Article IV or Article V of the Company

Disclosure Letter or Parent Disclosure Letter, as applicable, shall be deemed to be disclosure of such fact, circumstance or information with respect to all other Sections of Article IV or Article V of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, to the extent that the relevance of such disclosure is reasonably apparent. The inclusion of any item in Article IV or Article V of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever. No disclosure in the Company Disclosure Letter relating to any possible breach or violation of any contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or a Schedule or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all Exhibits and Schedules, and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, supplemented or modified, including (in the case of statutes) by succession of comparable successor Laws and the related regulations and published interpretations thereof; provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any Law shall be deemed to refer to such Law, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date. References to a Person are also to its successors and permitted assigns. The words “made available to Parent,” “provided to Parent” or words of similar import refer to documents (x) posted to the Electronic Data Room or (y) delivered in Person or electronically to Parent, Merger Sub or any of their respective Representatives by 12:00 p.m., New York City time, on the date of this Agreement. The specification of any dollar amount in any representation or warranty contained in Article IV or Article V is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no party shall use the fact of the setting forth of any such amount in any dispute or controversy between or among the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement. The phrase “the date of this Agreement” and terms or phrases of similar import shall be deemed to refer to October 14, 2025, unless the context requires otherwise. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to “$” or “dollars” in this Agreement shall mean United States dollars. Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders and words denoting natural Persons shall be deemed to include business entities and vice versa. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.
Section 9.4 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.
Section 9.5 Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns. Notwithstanding the foregoing, without relieving Parent of any of its obligations under this Agreement, Parent may assign, in whole or in part, this Agreement (i) to an Affiliate of Parent (except any such assignment which would, or would reasonably be expected to, prevent, delay or impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, including the Financing), (ii) following the Merger Closing, to a third party, or (iii) on or after the Effective Time, to any Financing Sources as collateral security for the obligations of Parent or its Affiliates to such Financing Sources; provided that in the event Parent or Merger Sub assigns this Agreement pursuant to this Section 9.5, the Financing Commitments shall be modified as applicable to reflect such assignment (it being understood that any such assignment shall be null and void until such modifications are so made).
Section 9.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and other documents delivered pursuant hereto) constitutes, together with the Confidentiality Agreement, the Clean Team Agreement, the Guaranty, the Company Disclosure Letter, the Parent Disclosure Letter and the Equity Commitment Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the parties hereby agree and acknowledge that the restrictions in the Confidentiality Agreement shall not apply upon the execution and delivery of this Agreement to the extent required to permit any action contemplated hereby and in accordance herewith and solely until any termination of this Agreement in accordance with its terms.
Section 9.7 No Third-Party Beneficiaries. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except for (a) from and after the Effective Time, the rights of the Company’s shareholders to receive the Merger Consideration at the Effective Time, (b) from and after the Effective Time, the right of holders of Company Options to receive the Option Payment at the Effective Time, (c) from and after the Effective Time, the right of the holders of Company Restricted Stock Units to receive the Restricted Award Payments at the Effective Time, (d) from and after the Effective Time, the right of the holders of Company Performance-Based Restricted Stock Units to receive the Performance Unit Payments at the Effective Time, (e) the provisions of Section 6.7 (which shall be enforceable by the Indemnitees), (f) the provisions of Section 6.12(b) (which shall be enforceable by the 6.12 Indemnitees), (g) with respect to the Financing Sources, the provisions of Section 6.12(a), Section 8.3(d)(i), Section 8.4, Section 9.5, Section 9.8(c), Section 9.10(c), Section 9.13, Section 9.14, Section 9.15 and this Section 9.7 and (h) the provisions of Section 9.14 (which shall be enforceable by the Parent Related Parties and the Company Related Parties). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement represent an allocation among the parties hereto of risks associated with particular matters. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.8 Governing Law. This Agreement and all Proceedings (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof, shall be governed by, construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, except, notwithstanding the foregoing, (a) matters relating to the fiduciary duties of the Company Board shall be governed by, and construed in accordance with, the Laws of the State of Indiana, (b) to the extent the provisions of the IBCL are mandatorily applicable to the Merger and (c) subject in all respects to the provisions of any other agreement (including the Debt Commitment Letters or any definitive agreement relating to the Debt Financing) between any Financing Source and any party hereto, all matters relating to any action or claim against any Financing Source, and all matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the Financing Source in anyway relating to the Debt Commitment Letters or the performance thereof or the Debt Financing, shall be exclusively governed by, and construed in accordance with, the Laws of the State of New York.
Section 9.9 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that, subject to Section 8.2, the parties hereto (on behalf of themselves and the third-party beneficiaries of this Agreement provided in Section 9.7) shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce the terms and provisions of this Agreement shall not be required to prove actual harm or provide any bond or other security in connection with any such order, injunction or other relief. Notwithstanding the foregoing, it is explicitly agreed that the Company shall be entitled to obtain an injunction, specific performance or other equitable relief, prior to the valid termination of this Agreement in accordance with Article VIII, to cause Parent and Merger Sub to cause, or for the Company to directly cause, the Equity Financing to be funded and the Merger Closing to occur (it being understood that the Company’s rights pursuant to this Section 9.9, other than as expressly specified in this sentence, shall not be so conditioned or otherwise limited): if, and only if, each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Merger Closing and each of which would then be capable of being satisfied); (ii) the Debt Financing has been funded or will be funded at the Merger Closing, as applicable, if the Equity Financing were funded at the Merger Closing, as applicable (for purposes of this clause (ii), if any amounts committed under any Debt Commitment Letters have been funded into escrow, such amounts will not be considered funded until released from escrow so long as such release is subject to conditions no more onerous that those set forth in such Debt Commitment Letter); (iii) Parent or Merger Sub has failed to consummate the Merger by the time the Merger Closing is required to have occurred pursuant to Section 2.2; and (iv) the Company has irrevocably confirmed in writing to Parent that (A) all of the conditions set forth in Section 7.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Merger Closing and each of which would then be capable of being satisfied) and (B) if specific performance is granted and the Financing is funded, then the Company stands ready, willing and able to consummate the Merger Closing. The election of the Company to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit the Company from subsequently seeking to terminate this Agreement and seeking to collect the Reverse Termination Fee pursuant to Section 8.3(b); provided, however, that under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the transactions contemplated hereby pursuant to this Section 9.9 that results in the consummation of the Merger Closing, on the one hand, and the payment of the Reverse Termination Fee, on the other hand. The parties acknowledge and agree that in the event the Company validly terminates this Agreement pursuant to Section 8.1, then, except in respect of the rights of the Company that expressly survive such termination pursuant to Section 8.2, the Company shall not thereafter have the right to an injunction, specific performance or other equitable relief under this Agreement, including pursuant to this Section 9.9.

Section 9.10 Consent to Jurisdiction.
(a) Each of Parent, Merger Sub and the Company hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court.
(b) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(c) Notwithstanding anything to the contrary in this Agreement, each party agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than any state or Federal court sitting in the county of New York.
Section 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.12 Certificates. In executing any certificate or other documentation in connection with this Agreement, directors, officers and employees of Parent, Merger Sub and the Company are acting in their corporate capacities and are not assuming personal liability in connection therewith.
Section 9.13 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY KNOWINGLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.
Section 9.14 Non-Recourse. This Agreement may only be enforced against, and any Proceeding that may be based upon or under, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against, the entities that are expressly identified as parties hereto; provided that the foregoing shall not be deemed to limit any enforcement against, or any Proceeding against, any Person that is expressly identified as a party to the Confidentiality Agreement, the Clean Team Agreement, the Guaranty or the Equity Commitment Letter, in each case, pursuant to and in accordance with the terms thereof. No Parent Related Party or Company Related Party (other than Parent, Merger Sub and the Company to the extent set forth in this Agreement and any other Person that is expressly identified as a party to the Confidentiality Agreement, the Clean Team Agreement, the Guaranty or the Equity Commitment Letter, to the extent set forth in such agreement or document) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any Proceeding (whether at law, in equity, in tort, in contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Nothing in Section 8.3, this Section 9.14 or Section 9.15 or any other provision of this Agreement shall (i) limit the liability or obligations of the Financing Sources to Parent and its Affiliates (and its or their permitted successors and assigns, including the Company as the Surviving Corporation and its Subsidiaries, after giving effect to the Merger) under the Debt Commitment Letters or the definitive agreements related thereto or (ii) operate as a waiver by Parent or any of its Affiliates (or its or their permitted successors or assigns, including the Company as the Surviving Corporation or any of its Subsidiaries, after giving effect to the Merger) of any claims, causes of action, obligations or losses arising thereunder or related thereto.
Section 9.15 Financing Sources. Notwithstanding anything to the contrary in this Agreement, the Company, on behalf of itself and its Subsidiaries, and its controlled Affiliates, hereby (a) agrees that any Proceeding, whether at law, in equity, in tort, in contract or otherwise, involving the Financing Sources, relating to, arising out of or resulting from this Agreement, the Debt Financing or any of the definitive agreements (including the Debt Commitment Letters) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof, and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the Debt Commitment Letters or other applicable definitive document relating to the Debt Financing, (c) agrees not to bring or support any Proceeding of any kind or description, whether at law, in equity, in tort, in contract or otherwise, against any Financing Sources in any way relating to, arising out of or resulting from this Agreement, the Debt Financing or any of the definitive agreements (including the Debt Commitment Letters) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon the Company in any such Proceeding shall be effective if notice is given in accordance with Section 9.2, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (f) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable law, (i) trial by jury in any such Proceeding brought against the Financing Sources and (ii) any rights or claims against the Financing Sources, in each case, in any way relating to, arising out of or resulting from this Agreement, the Debt Financing or any of the definitive agreements (including the Debt Commitment Letters) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Financing Sources will have any liability to the Company, the Company Related Parties and their respective Affiliates and Representatives relating to, arising out of or resulting from this Agreement, the Debt Financing or any of the definitive agreements (including the Debt Commitment Letters) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law, in equity, in tort, in contract or otherwise and (h) agrees that the Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions of Section 8.3(d)(i), Section 9.5, Section 9.8(c), Section 9.10(c), Section 9.13, Section 9.14 and this Section 9.15 (in each case, to the extent such provisions are contemplated to be for the benefit of the Financing Sources), and that such provisions and the definition of “Financing Sources” (and any other provision of this Agreement to the extent a modification thereof would modify the substance of any of the foregoing provisions), shall not be amended, waived or terminated in any way that is adverse to the Financing Sources or their Representatives without the prior written consent of the Financing Sources party to the Debt Commitment Letters. Notwithstanding the foregoing, nothing in this Section 9.15 shall in any way limit the obligations of any Financing Source to Parent or any Parent Related Party (including the Company as the Surviving Corporation and its Subsidiaries, after giving effect to the Merger) pursuant to the Debt Commitment Letters or any of the other definitive agreements entered into with respect to the Debt Financing in accordance with the terms thereof.
[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LSF12 HELIX PARENT, LLC

By:	/s/ Clay Sampson
Name: Clay Sampson
Title: President

[Signature Page to Merger Agreement]

LSF12 HELIX MERGER SUB, INC.

By:	/s/ Clay Sampson
Name: Clay Sampson
Title: President

[Signature Page to Merger Agreement]

HILLENBRAND, INC.

By:	/s/ Kimberly K. Ryan
Name: Kimberly K. Ryan
Title: President and Chief Executive Officer

[Signature Page to Merger Agreement]

Exhibit A – Final Form
ARTICLES OF INCORPORATION
OF
HILLENBRAND, INC.
The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the “IBCL”), hereby executes the following Articles of Incorporation (the “Articles”).
ARTICLE I
NAME AND PRINCIPAL OFFICE
Section 1.1 Name. The name of the Corporation is Hillenbrand, Inc.
Section 2.1 Principal Office. The principal office of the Corporation is located at 6688 North Central Expressway, Suite 1600, Dallas, TX 75206.
ARTICLE II
PURPOSES AND POWERS
Section 2.2 Purposes of the Corporation. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the IBCL.
Section 2.3 Corporate Powers. The Corporation shall have (i) all powers now or hereafter authorized or vested in corporations pursuant to the provisions of the IBCL; (ii) all powers now or hereafter vested in corporations by common law or any other statute or act; and (iii) all powers authorized by or vested in the Corporation by the provisions of these Articles or by the provisions of its Bylaws as from time to time are in effect.
ARTICLE III
EFFECTIVE DATE; PERIOD OF EXISTENCE
Section 3.1 Effective Date. These Articles shall become effective when filed with the Indiana Secretary of State.
Section 3.2 Period of Existence. The period during which the Corporation shall continue is perpetual.
ARTICLE IV
REGISTERED AGENT
The Corporation’s commercial registered agent is CT Corporation System, 334 North Senate Avenue, Indianapolis, Indiana 46204-1708. The undersigned Incorporator of the Corporation hereby represents that the registered agent named herein has consented to the appointment of registered agent.
ARTICLE V
AUTHORIZED SHARES
Section 5.1 Number of Shares. The total number of shares of capital stock which the Corporation is authorized to issue is 1,000.
Section 5.2 Classes of Shares. The authorized shares of capital stock of the Corporation shall consist of 1,000 shares of Common Stock, without par value (“Common Stock”), and zero shares of Preferred Stock, without par value (“Preferred Stock”). The Corporation’s Board of Directors (the “Board”) shall have the authority to authorize and direct the issuance by the Corporation of shares of Common Stock and Preferred Stock at such times, in such amounts, to such persons, for such considerations, and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions, and requirements imposed by the IBCL, other applicable laws, and these Articles, as the same may from time to time be amended.
(a) Common Stock.
(1) General. All shares of Common Stock shall have the same preferences, limitations, voting rights, and privileges. Holders of Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution. The voting, dividend, and
Articles of Incorporation of Hillenbrand, Inc.

liquidation rights of the holders of Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of Preferred Stock, if any, as may be designated by resolution of the Board with respect to any series of Preferred Stock as authorized herein.
(2) Voting Rights. The holders of Common Stock are entitled to one vote for each share of Common Stock standing in such shareholder’s name on the books of the Corporation on each matter voted on at a meeting of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.
(3) Dividends. Dividends or distributions may be declared and paid upon outstanding shares of Common Stock from time to time in the discretion of the Board in compliance with applicable provisions of the IBCL. Dividends payable in the shares of any kind or class of stock of the Corporation may be paid to the holders of Common Stock of that or any other kind or class of shares.
(b) Preferred Stock.
(1) General. Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers, and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased, or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.
(2) Blank Check Preferred. Authority is hereby expressly granted to the Board to issue from time to time the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, special voting rights, conversion rights, redemption privileges, and liquidation preferences, as shall be stated and expressed in such resolutions. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.
Section 5.3 Restrictions on Transfer of Shares. The rights of shareholders of the Corporation to sell, pledge, hypothecate, gift, or otherwise dispose of any shares of capital stock may be subject to restrictions which may be set forth in these Articles, the Bylaws of the Corporation, an agreement between one or more shareholders and the Corporation, or in another agreement. Any attempted sale, pledge, hypothecation, gift, or other disposal of any shares in violation of the terms and conditions found in these Articles, the Bylaws, or any other agreement shall be null and void.
Section 5.4 Acquisition of Shares. The Board shall have the authority to authorize and direct the acquisition by the Corporation of issued and outstanding shares of any class of stock of the Corporation at such times, in such amounts, from such persons, for such considerations, from such sources, and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions, and requirements imposed by the IBCL, other applicable laws, and these Articles, as the same may from time to time be amended.
ARTICLE VI
DIRECTORS
Section 6.1 Powers and Duties; Number of Directors. The powers and duties conferred and imposed upon the Board by the IBCL shall be exercised and performed, in accordance with Sections 23-1-33-1 through 23-1-35-5 thereof governing the action of directors; provided, however, pursuant to Section 23-1-33-1(b) of the IBCL, certain of such powers and duties of the Board as described herein may be exercised and performed by one or more committees consisting of one or more members of the Board and one or more other persons to the extent such powers and duties are delegated thereto by the Board. The number of directors of the Corporation shall consist of at least one and no more than seven. The number of directors of the Corporation may from time to time be fixed by or in accordance with the Bylaws of the Corporation.
Articles of Incorporation of Hillenbrand, Inc.

Section 6.2 Vacancies. Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the shareholders of the Corporation or by a majority of the entire Board, and any vacancies on the Board resulting from death, disability (“disability,” which for purposes of this Section 6.2 shall mean illness, physical or mental disability, or other incapacity), resignation, retirement, disqualification, removal from office, or other cause shall be filled by a vote of the shareholders of the Corporation or by a majority of the directors then in office. Notwithstanding the foregoing, any decrease in the number of directors constituting the Board shall not affect the tenure of office of any director.
Section 6.3 Liability of Directors. A director’s responsibility to the Corporation shall be limited to discharging his or her duties as a director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the director. In discharging his or her duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:
(a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;
(b) Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within such person’s professional or expert competence; or
(c) A committee of the Board of which the director is not a member if the director reasonably believes the committee merits confidence;
but a director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 6.3 unwarranted. A director shall not be liable for any action taken as a director, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of the director’s office in compliance with this Section 6.3; and (ii) the breach or failure to perform constitutes willful misconduct or recklessness.
Section 6.4 Factors to be Considered by Board of Directors. In determining whether to take or refrain from taking any action with respect to any matter, including making or declining to make any recommendation to shareholders of the Corporation, the Board may, in its discretion, consider both the short-term and long-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the directors deem appropriate, the social and economic effects thereof on the Corporation’s present and future employees, suppliers, and customers of the Corporation and its subsidiaries, the communities in which offices or other facilities of the Corporation are located, and any other factors the directors consider pertinent.
Section 6.5 Qualifications of Directors. Directors need not be shareholders of the Corporation or residents of the State of Indiana or any other state in the United States.
Section 6.6 Removal of Directors. Any or all of the members of the Board may be removed, for good cause, only at a meeting of the shareholders of the Corporation called expressly for that purpose, by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election of directors voting together as a single class. Directors may not be removed in the absence of good cause.
Section 6.7 Election of Directors by Holders of Preferred Stock. The holders of one or more series of Preferred Stock may be entitled to elect all or a specified number of directors, but only to the extent and subject to the limitations as may be set forth in the provisions of these Articles adopted by the Board pursuant to Section 5.2(b) hereof describing the terms of the series of Preferred Stock.
Section 6.8 Committees. Pursuant to Section 23-1-34-6 of the IBCL and the Bylaws of the Corporation, the Board may appoint one or more committees composed of one or more directors or other persons delegated such powers and duties by the Board.
Section 6.9 Appointment of Officers. The Corporation shall have the officers described in, and elected or appointed by the Board in accordance with, the Bylaws of the Corporation.
Articles of Incorporation of Hillenbrand, Inc.

Section 6.10 Election Not to Be Governed by IBCL Section 23-1-33-6(c). If, at any time, the Corporation has a class of voting shares registered with the Securities and Exchange Commission (the “SEC”) under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation shall not be governed by any of the provisions set forth in Section 23-1-33-6(c) of the IBCL.
ARTICLE VII
INDEMNIFICATION OF
DIRECTORS, OFFICERS, AND OTHER ELIGIBLE PERSONS
Section 7.1 Right to Indemnification for Matters Relating to the Period at or Prior to the Effective Time. Reference is made to that certain Agreement and Plan of Merger, by and among the Corporation, LSF12 Helix Merger Sub, Inc. (“Merger Sub”) and LSF12 Helix Parent, LLC, a Delaware limited liability company (“Parent”), dated as of October 14, 2025 (the “Merger Agreement”), setting forth, among other things, the terms and conditions of the merger of the Corporation with and into the Merger Sub (the effective time of such merger, the “Effective Time”), with the Corporation continuing as the surviving corporation of the merger as a direct or indirect wholly-owned subsidiary of the Parent.
The provisions in this Section 7.1 (i) shall apply to actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with or relating to the transactions contemplated by the Merger Agreement, including the Merger) with respect to Eligible Persons (as defined below), (ii) shall supersede provisions in the Bylaws to the extent such provisions in the Bylaws are less favorable to Eligible Persons and (iii) are without limitation to, and not in lieu of, the Eligible Persons’ separate and independent right and benefits under Section 6.7 of the Merger Agreement:
(a) Definitions. As used in this Section 7.1:
(i)
“expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by an Eligible Person (as hereinafter defined) in connection with the investigation, defense, settlement, or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Section 7.1; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

(ii)
“proceeding” includes, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, or any other proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, whether by a third party or by or in the right of the Corporation, by reason of the fact that an Eligible Person is or was a director, officer, or employee of the Corporation or, while a director, officer, or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary, or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or an affiliate of the Corporation, whether for profit or not.

(b) Indemnity. The Corporation shall indemnify any person who is or was a director or officer of the Corporation (“Eligible Person”) in accordance with the provisions of this Section 7.1(b) if the Eligible Person is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Eligible Person in connection with such proceeding, but only (a) if the Eligible Person acted in good faith, and (b) (i) in the case of conduct in the Eligible Person’s official capacity with the Corporation, if the Eligible Person acted in a manner which the Eligible Person reasonably believed to be in the best interests of the Corporation, or (ii) in the case of conduct other than in the Eligible Person’s official capacity with the Corporation, if the Eligible Person acted in a manner which the Eligible Person reasonably believed was at least not opposed to the best interests of the Corporation, and (c) in the case of a criminal proceeding, the Eligible Person had reasonable
Articles of Incorporation of Hillenbrand, Inc.

cause to believe that the Eligible Person’s conduct was lawful or had no reasonable cause to believe that the Eligible Person’s conduct was unlawful, and (d) if required by the IBCL, the Corporation makes a determination that indemnification of the Eligible Person is permissible because the Eligible Person has met the standard of conduct as set forth in the IBCL.
(c) Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Section 7.1, to the extent that the Eligible Person of the Corporation has been wholly successful, on the merits or otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Eligible Person against all expenses incurred in connection therewith.
(d) Additional Indemnification. Notwithstanding any limitation in Sections 7.1(b), (c) or (d), the Corporation shall indemnify the Eligible Person to the full extent authorized or permitted by any amendments to or replacements of the IBCL adopted after the date of adoption of this Section 7.1 that increase the extent to which a corporation may indemnify its Eligible Persons if the Eligible Person is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Eligible Person in connection with such proceeding.
(e) Exclusions. Notwithstanding any provision in this Section 7.1, the Corporation shall not be obligated under this Section 7.1 to make any indemnity or advance expenses in connection with any claim made against the Eligible Person:
i.
for which payment has actually been made to or on behalf of the Eligible Person under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under such insurance or other indemnity provision;

ii.	if a court having jurisdiction in the matter shall finally determine that an Eligible Person derived an improper personal benefit from any transaction;
iii.
if a court having jurisdiction in the matter shall finally determine that an Eligible Person is liable for disgorgement of profits resulting from the purchase and sale or sale and purchase by the Eligible Person of securities of the Corporation in violation of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local statutory law or common law;

iv.	if a court having jurisdiction in the matter shall finally determine that such indemnification is not lawful under any applicable statute; or
v.
if such indemnification is not lawful under any applicable public policy (in this respect, if applicable, both the Corporation and the Eligible Person have been advised that the SEC takes the position that indemnification for liabilities (i) arising under the federal securities laws or (ii) for the recovery of erroneously awarded compensation as a result of material noncompliance with accounting rules are both against public policy and are, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

vi.
in connection with any proceeding (or part thereof) initiated by the Eligible Person against the Corporation or its directors, officers, or employees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iv) the proceeding is initiated pursuant to Section 7.1(i) hereof and the Eligible Person is successful in whole or in part in such proceeding.

(f) Advancement of Expenses. The expenses incurred by the Eligible Person in any proceeding shall, subject to Section 7.1(f), be paid promptly by the Corporation upon demand and in advance of final disposition of the proceeding at the written request of the Eligible Person, if (a) the Eligible Person furnishes the Corporation with a written affirmation of the Eligible Person’s good faith belief that the Eligible Person has met the standard of conduct required by the IBCL or this Section 7.1, (b) the Eligible Person furnishes the Corporation with a written undertaking to repay such advance to the extent that it is ultimately determined that the Eligible Person did not meet the standard of conduct that would entitle the
Articles of Incorporation of Hillenbrand, Inc.

Eligible Person to indemnification, and (c) if required by the IBCL, the Corporation makes a determination that the facts known to those making the determination would not preclude indemnification under the IBCL. Such advances shall be made without regard to the Eligible Person’s ability to repay such expenses.
(g) Notification and Defense of Claim. To obtain indemnification under this Section 7.1, as soon as practicable after receipt by the Eligible Person of notice of the commencement of any proceeding, the Eligible Person shall, if a claim in respect thereof is to be made against the Corporation under this Section 7.1, notify the Corporation of the commencement thereof; provided, however, that the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Eligible Person otherwise than under this Section 7.1. With respect to any such proceeding as to which the Eligible Person notifies the Corporation of the commencement thereof:
i.	The Corporation will be entitled to participate therein at its own expense.
ii.
Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with legal counsel reasonably satisfactory to the Eligible Person. The Eligible Person shall have the right to employ separate counsel in such proceeding, but the Corporation shall not be liable to the Eligible Person under this Section 7.1, including Section 7.1(g) hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Eligible Person reasonably concludes that there may be a conflict of interest between the Corporation and the Eligible Person in the conduct of the defense of such proceeding or (ii) the Corporation does not employ counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by the Corporation or as to which the Eligible Person shall have made the conclusion provided for in (i) above.

iii.
If two or more persons who may be entitled to indemnification from the Corporation, including the Eligible Person, are parties to any proceeding, the Corporation may require the Eligible Person to engage the same legal counsel as the other parties. The Eligible Person shall have the right to employ separate legal counsel in such proceeding, but the Corporation shall not be liable to the Eligible Person under this Section 7.1, including Section 7.1(g) hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of the requirement to engage the same counsel as other parties, unless the Eligible Person reasonably concludes that there may be a conflict of interest between the Eligible Person and any of the other parties required by the Corporation to be represented by the same legal counsel.

iv.
The Corporation shall not be liable to indemnify the Eligible Person under this Section 7.1 for any amounts paid in settlement of any proceeding effected without its written consent in advance which consent shall not be unreasonably withheld. The Corporation shall be permitted to settle any proceeding the defense of which it assumes, except the Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Eligible Person without the Eligible Person’s written consent, which consent shall not be unreasonably withheld.

(h) Enforcement. Any right to indemnification or advances granted by this Section 7.1 to the Eligible Person shall be enforceable by or on behalf of the Eligible Person in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of a written request therefor. The Eligible Person, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. Neither the failure of the Corporation (including its Board or its shareholders) to make a determination prior to the commencement of such enforcement action that indemnification of the Eligible Person is proper in the circumstances, nor an actual determination by the Corporation (including its Board or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that the Eligible Person is not entitled to indemnification under this Section 7.1 or otherwise. The termination of any proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Eligible Person is not entitled to indemnification under this Section 7.1 or otherwise.
Articles of Incorporation of Hillenbrand, Inc.

(i) Partial Indemnification. If the Eligible Person is entitled under any provisions of this Section 7.1 to indemnification by the Corporation for some or a portion of the expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Eligible Person in the investigation, defense, appeal, or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall indemnify the Eligible Person for the portion of such expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement to which the Eligible Person is entitled.
(j) Nonexclusivity; Survival; Successors and Assigns. The indemnification and advance payment of expenses as provided by this Section 7.1 shall not be deemed exclusive of any other rights to which the Eligible Person may be entitled under the Corporation’s articles of incorporation or any agreement, any vote of shareholders or directors, the IBCL, or otherwise, both as to action in the Eligible Person’s official capacity and as to action in another capacity. The right of the Eligible Person to indemnification under this Section 7.1 shall vest at the time of occurrence or performance of any event, act or omission or any alleged event, act or omission giving rise to any action, suit or proceeding and, once vested, shall survive any actual or purported amendment, restatement or repeal of this Section 7.1 by the Corporation or its successors or assigns whether by operation of law or otherwise and shall survive termination of the Eligible Person’s services to the Corporation and shall inure to the benefit of the heirs, personal representatives, and estate of the Eligible Person.
(k) Severability. If this Section 7.1 or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify the Eligible Person as to expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this Section 7.1 that is not invalidated or by any other applicable law.
(l) Subrogation. In the event of payment under this Section 7.1, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Eligible Person, who shall as a condition of receiving indemnification hereunder execute all documents required and shall do all acts necessary or desirable to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.
(m) Notwithstanding anything to the contrary contained in these Articles, the provisions of this Section 7.1 shall not, for a period of at least six (6) years from and after the Effective Time, be amended, repealed or otherwise modified in any manner that would adversely affect the rights hereunder or under the Bylaws of the Eligible Person.
Section 7.2 Rights to Indemnification for Matters Relating to the Period after the Effective Time. The provisions in this Section 7.2 shall apply with respect to matters relating to the period following the Effective Time and that are not otherwise the subject of Section 7.1:
(a) Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by the IBCL, or any other applicable laws, as from time to time in effect, indemnify any member of the Board or any officer of the Corporation who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (an “Action”), by reason of the fact that such director or officer is or was a director or officer or who, while serving as such director or officer, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent (an “Authorized Capacity”) of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not (individually, “Another Entity”), against expenses, including attorneys’ fees (“Expenses”), judgments, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action if such person acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, was in the best interests of the Corporation, and in all other cases was not opposed to the best interests of the Corporation, and, with respect to any criminal Action, he or she either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to
Articles of Incorporation of Hillenbrand, Inc.

believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standards of conduct.
(b) Indemnification of Employees and Agents. The Corporation may, to the fullest extent permitted by the IBCL, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed Action, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity for Another Entity, against Expenses, judgments, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action if such person acted in good faith and in a manner he or she reasonably believed in the case of conduct in his or her official capacity was in the best interests of the Corporation, and in all other cases was not opposed to the best interests of the Corporation, and, with respect to any criminal Action, he or she either had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the prescribed standards of conduct.
(c) Indemnification in Successfully Defended Actions. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in the defense of any Action referred to in Section 7.2(a) or (b), or in the defense of any claim, issue, or matter in any such Action, the Corporation shall indemnify him or her against Expenses actually and reasonably incurred by him or her in connection therewith.
(d) Indemnification Procedure. Unless ordered by a court, any indemnification of any person under Section 7.2(a) or (b) of this Section 7.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person met the applicable standards of conduct. Such determination shall be made (i) by the Board, by a majority vote of a quorum consisting of directors who are not at the time parties to the Action involved (“Parties”), or (ii) if a quorum cannot be obtained under (i), by a majority vote of a committee duly designated by the Board (in which designation directors who are Parties may participate), consisting solely of two or more directors who are not at the time Parties, or (iii) by written opinion of special legal counsel (1) selected by the Board or its committee in the manner prescribed in (i) and (ii), respectively, or (2) if a quorum of the Board cannot be obtained and a committee cannot be designated under (i) and (ii), respectively, selected by a majority of the full Board, in which selection directors who are Parties may participate, or (iv) by the shareholders of the Corporation, voting together as a single class, provided that shares owned by or voted under the control of persons who are at the time Parties may not be voted on the determination. Authorization of indemnification and evaluation as to the reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under (iii) to select counsel.
(e) Good Faith Defined. For purposes of any determination under this Section 7.2, a director shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 7.2 if the director’s action is based on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by (i) one or more officers, employees, or agents of the Corporation or another enterprise whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, appraisers, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or (iii) a committee appointed by the Board or by the board of directors of another enterprise, of which the director is not a member, if the director reasonably believes the committee merits confidence. The term “another enterprise” as used in this Section 7.2(e) shall mean Another Entity of which such director is or was serving at the request of the Corporation in an Authorized Capacity. The provisions of this Section 7.2(e) shall not be deemed to be exclusive or to limit in any way the circumstances in which a director may be deemed to have met the applicable standards of conduct set forth in Section 7.2.
Articles of Incorporation of Hillenbrand, Inc.

(f) Payment of Expenses in Advance. Expenses reasonably incurred in connection with any Action by any director or officer may be paid or reimbursed by the Corporation in advance of the final disposition of such Action as authorized in the specific case in the same manner described in Section 7.2(d) upon receipt of a written affirmation of such director’s or officer’s good faith belief that he or she has met the standards of conduct described in Section 7.2(a) or (b) of this Section 7.2 and upon receipt of a written undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she did not meet the applicable standards of conduct and a determination is made under the procedure set forth in Section 7.2(d) that the facts then known to those making the determination would not preclude indemnification under this Section 7.2. Such an undertaking must be an unlimited general obligation of the person making it, but need not be secured and may be accepted by the Corporation without reference to such person’s financial ability to make repayment.
(g) Rights Not Exclusive. The indemnification provided in this Section 7.2 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under (i)(1) any law, (2) the Bylaws of the Corporation, (3) any resolution of the Board or of the Corporation’s shareholders, (4) any other authorization, whenever adopted, after notice, by a majority vote of all shares entitled to vote thereon, (5) any contract, or (6) the articles of incorporation, bylaws or other governing documents, or any resolution of or other authorization by the directors, shareholders, partners, trustees, members, owners or governing body of Another Entity; (ii) shall inure to the benefit of the heirs, executors, and administrators of such person; and (iii) shall continue as to any such person who has ceased to be a director, officer, employee, or agent of the Corporation or to be serving in an Authorized Capacity for Another Entity.
(h) Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 7.2.
(i) Vested Right to Indemnification. The right of any person to indemnification under this Section 7.2 shall vest at the time of the occurrence or performance of any event, act, or omission giving rise to the Action for which indemnification is sought, and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration, or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Section 7.2 shall be applicable to all alleged prior acts or omissions of any person seeking indemnification hereunder, regardless of the fact that such alleged prior acts or omissions may have occurred prior to the adoption of this Section 7.2, to the extent such prior acts or omissions cannot be deemed to be covered by this Section 7.2, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.
(j) Additional Definitions. For purposes of this Section 7.2, references to the “Corporation” shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction. Also for purposes of this Section 7.2, serving an employee benefit plan at the request of the Corporation shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” referred to in this Section 7.2. In addition, for purposes of this Section 7.2, “party” includes any individual who is or was a plaintiff, defendant, or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding. Finally, for purposes of this Section 7.2, “official capacity” when used with respect to a director shall mean the office of director of the Corporation; and when used with respect to an individual other than a director, shall mean the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.
Articles of Incorporation of Hillenbrand, Inc.

Section 7.3 Payments as a Business Expense. Any payments made to any indemnified party under this Article VII or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board, to any action for corporate waste or any similar action.
Section 7.4 Amendment to the IBCL. If the IBCL is amended after the filing of these Articles to authorize corporate action further eliminating or limiting the personal liability of the directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the IBCL as so amended.
ARTICLE VIII
INCORPORATOR
The name and address of the incorporator of the Corporation are Theresa R. Garcia, c/o Hudson Advisors L.P., 6688 North Central Expressway, Suite 1600, Dallas, TX 75206.
ARTICLE IX
AMENDMENT TO ARTICLES OF INCORPORATION AND BYLAWS.
Section 8.1 Amendment of Articles of Incorporation. The Corporation reserves the right to alter, amend, and repeal any provisions contained in these Articles in any manner now or hereafter prescribed or permitted by the provisions of the IBCL or any other pertinent enactment of the General Assembly of the State of Indiana, and all rights and powers conferred hereby on shareholders, directors, and officers of the Corporation in these Articles, or any amendment hereto, are granted subject to this reserved power.
Section 8.2 Adoption and Amendment of Bylaws. The Board shall have the exclusive power to make, alter, amend, and repeal the Bylaws of the Corporation upon the affirmative vote of not less than a majority of the directors.
[Signature Page Follows]
Articles of Incorporation of Hillenbrand, Inc.

IN WITNESS WHEREOF, the undersigned incorporator of the Corporation does hereby execute these Articles of Incorporation and verifies, subject to penalties of perjury, that the statements contained herein are true as of this [•] day of [•], 2026.

[•], Incorporator

Signature Page To Articles of Incorporation of Hillenbrand, Inc.

Exhibit B – Final Form
BYLAWS OF
HILLENBRAND, INC.

(Effective as of [•], 2025)
ARTICLE I
IDENTIFICATION
Section 1.1. Name. The name of the Corporation is Hillenbrand, Inc. (the “Corporation”).
Section 1.2. Registered Office and Registered Agent. The initial registered office and initial registered agent of the Corporation shall be as specified in the Articles of Incorporation of the Corporation (the “Articles”), but such registered office and registered agent may be changed from time to time by the Board of Directors of the Corporation (the “Board”) in the manner provided by law and the registered office need not be identical to the principal office of the Corporation.
Section 1.3. Principal Office and Other Offices. The principal office of the Corporation shall be located at any place, within or without the State of Indiana, as designated in the Corporation’s most current biennial report filed with the Indiana Secretary of State. The Corporation may also have offices at such other places or locations, within or without the State of Indiana, as the Board may determine or the business of the Corporation may require.
ARTICLE II
SHARES
Section 2.1. Certificates for Shares.
(a) Form of Certificate. Certificates representing shares of the Corporation (“Share Certificates”) shall be in such form as the Board may prescribe from time to time, provided that each Share Certificate shall comply with all applicable requirements of Section 23-1-26-6(b), (c), and (d) of the Indiana Business Corporation Law (the “IBCL”). In addition each Share Certificate shall include such notations, legends, or statements as may be required by (i) IBCL Section 23-1-26-8 in order to make restrictions on the transfer or registration of transfer of shares enforceable against holders of the shares represented by the Share Certificate and transferees of such holder, and (ii) federal and Indiana securities laws. Notwithstanding the foregoing provisions of this Section 1.4(a) and any other provision of these Bylaws to the contrary, the Board may adopt a system of issuance, recordation, and transfer of the Corporation’s shares by electronic or other means not involving the issuance of certificates, provided that any such system shall comply with the IBCL.
(b) Officer Signatures. Every Share Certificate shall be signed in the name of the Corporation by the President and the Secretary or an Assistant Secretary. Any and all of the signatures on the Share Certificate may be by facsimile.
Section 2.2. Transfer of Shares. When a Share Certificate, duly endorsed or accompanied by proper evidence of succession, assignment, authority to transfer and any other transfer documentation required by law or by agreement, is surrendered to the Secretary, Assistant Secretary or transfer agent of the Corporation, the Corporation shall cause a new Share Certificate to be issued to the person(s) entitled thereto, shall cancel the surrendered Share Certificate, and shall record the transaction upon its books.
Section 2.3. Lost or Destroyed Certificates. A new Share Certificate may be issued without the surrender and cancellation of a prior Share Certificate that is lost, apparently destroyed, or wrongfully taken when each of the following conditions are met: (i) the request for the issuance of a new Share Certificate is made within a reasonable time after the owner of the prior Share Certificate has notice of its loss, destruction, or theft; (ii) such request is received by the Corporation prior to its receipt of notice that the prior Share Certificate has been acquired by a bona fide purchaser; and (iii) the owner of the prior Share Certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Board to indemnify the Corporation against any claim, expense, or liability that might result from the issuance of a new Share Certificate.
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Section 2.4. Transfer Agent and Registrars. The Board may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, as the Board determines to be appropriate.
Section 2.5. Equitable Interests Need Not Be Recognized. The Corporation and its officers and other representatives and agents shall be entitled to treat the holder of record of any shares of the Corporation as the absolute owner and holder of those shares for all purposes, and, accordingly, shall not be obligated to recognize any legal, equitable, or other claim to or interest in those shares on the part of any other person(s), whether or not any notice (express, implied, or otherwise) of such other claim or interest has been given to the Corporation (and/or any of its officers or other representatives or agents), except as expressly provided to the contrary by applicable law, the Articles, or these Bylaws.
ARTICLE III
SHAREHOLDERS
Section 3.1. Annual Meetings. The annual meeting of shareholders shall be held each year on the date and at the time as shall be fixed by the Board. At each annual meeting, the shareholders shall elect the directors who shall serve as members of the Board and transact such other business as properly may be brought before the meeting. The failure to hold an annual meeting of shareholders at the time fixed by the Board does not affect the validity of any corporate action.
Section 3.2. Special Meetings.
(a) Authorization to Call Special Meetings. The President, the Board, any member of the Board, or the holder(s) of at least twenty-five percent of all of the votes entitled to be cast on any issue to be considered at the special meeting may call a special meeting of shareholders at any time for the purpose of taking any action described in the meeting notice which is permitted to be taken by the shareholders under the IBCL, the Articles, and these Bylaws.
(b) Procedure for Calling Special Meetings. If a special meeting of shareholders is called by any person other than the Board, the demand for the special meeting, dated and signed by the requesting person(s) and describing the purpose or purposes for which the special meeting is to be held, shall be delivered personally or sent by United States mail (first class postage prepaid), reputable delivery service, or facsimile transmission to the Secretary of the Corporation. The Secretary or Assistant Secretary of the Corporation shall then cause notice of the special meeting to be given promptly in the manner provided in Section 3.4 of these Bylaws. Any special meeting called pursuant to this Section 3.2 shall be held not more than seventy-five days following (a) the date on which the Board called the meeting, or (b) if called by any person other than the Board, the date of the receipt by the Secretary of the demand for the special meeting. If notice of a special meeting validly demanded by one or more shareholders is not given to shareholders within sixty days after the demand was delivered to the Secretary of the Corporation or the special meeting is not held in accordance with the notice, any shareholder who signed a valid demand for the special meeting may apply for a court ordered meeting as provided in IBCL Section 23-1-29-3.
Section 3.3. Place of Meetings. All annual and special meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be determined by the Board and specified in the notices thereof or in the waivers of notice thereof. If no designation is so made, the place of the meeting shall be the principal office of the Corporation.
Section 3.4. Notice of Meetings.
(a) Recipients and Time of Notice. Notice of all annual and special meetings of shareholders shall be given in writing to (i) each shareholder entitled to vote at such meeting, and (ii) when, and only when, required by the IBCL (e.g., under the circumstances contemplated by IBCL Sections 23-1-38-3, 23-1-40-3, or 23-1-41-2), or the Articles, shareholders not entitled to vote at the meeting. Such notice shall be given by the Secretary or an Assistant Secretary, or if there are not such officers, by the President or a Vice President. The notice shall be given no fewer than ten days nor more than sixty days before the meeting date.
(b) Procedure for Giving Notice. Written notice of annual and special meetings of shareholders shall be given in any of the following ways: (i) personal delivery; (ii) any form of wire or wireless communication; (iii) electronically; (iv) first class, certified, or registered United States mail, postage prepaid; (v) private carrier service, fees prepaid or billed to the sender; or (vi) any other manner permitted
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by IBCL Sections 23-1-20-29 or 23-1-29-5 (if applicable), or other applicable law. Notices shall be deemed effective as of the times specified in IBCL Section 23-1-20-29 or other applicable law.
(c) Contents of Notice. Notice of any annual or special meeting of shareholders:
(1) in all cases, shall include the date, time and the place of the meeting;
(2) in the case of a special meeting of shareholders, shall include a description of the purpose or purposes for which the meeting is called; and
(3) in the case of either an annual or a special meeting, if the business to be transacted at the meeting relates to: (i) an amendment to the Articles pursuant to IBCL Section 23-1-38-3, shall state, contain, or be accompanied by the information required by IBCL Section 23-1-38-3; (ii) the approval of a plan of merger or share exchange pursuant to IBCL Section 23-1-40-3, shall state, contain, or be accompanied by the information required by IBCL Section 23-1-40-3; (iii) the sale, lease, exchange, or disposition of the Corporation’s assets requiring shareholder approval pursuant to IBCL Section 23-1-41-2, shall state or contain the information required by IBCL Section 23-1-41-2; and (iv) corporate action creating dissenters’ rights under IBCL Section 23-1-44-8, shall state that shareholders are or may be entitled to assert dissenters’ rights under IBCL Section 23-1-44, et seq.
(4) Waiver of Notice. A shareholder may waive any notice required by the IBCL, the Articles, or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. In addition, a shareholder’s attendance at a meeting waives objections to the extent and in the manner provided by IBCL Section 23-1-29-6.
(5) Adjourned Meetings. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, except in the case where a new record date for the adjourned meeting is, or must be, fixed, in which event notice of the adjourned meeting must be given pursuant to the requirements of this Section 3.4 to those persons who are shareholders entitled to notice as of the new record date. The Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.
(6) Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any annual or special meeting of shareholders, shareholders entitled to demand a special meeting or to take any other action, shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix a future date as the record date. Such record date shall not be more than seventy days before the meeting or action requiring such determination of shareholders. If no record date is so fixed by the Board for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, shareholders entitled to demand a special meeting or to take other action, or of shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:
(i) with respect to notice of, and voting at, an annual shareholder meeting or any special shareholder meeting called by the Board or any person specifically authorized by the Board or these Bylaws to call a meeting (other than shareholders), the date which is one calendar day before the first notice is delivered to shareholders;
(ii) with respect to the right to demand a special meeting of shareholders, the date the first shareholder signs the demand;
(iii) with respect to notice of, and voting at, a special shareholders’ meeting demanded by the shareholders, the date the first shareholder signs the demand;
(iv) with respect to the payment of a share dividend, the date the Board authorizes the share dividend;
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(v) with respect to actions taken in writing without a meeting pursuant to Section 3.7 of these Bylaws, the first date a signed written consent is delivered to the Corporation, unless prior action of the Board is required with respect to such shareholder action, in which case, the date shall be the day the resolution of the Board taking the prior action was adopted; and
(vi) with respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board authorizes the distribution.
When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3.4(c)(6), such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.
Section 3.5. Voting at Meetings.
(a) Voting Rights. Subject to the provisions of the IBCL and these Bylaws, only persons in whose names shares entitled to vote stand on the share records of the Corporation on the record date shall be entitled to vote at annual and special meetings of the shareholders. Except as otherwise provided by the IBCL or by the provisions of the Articles, at each annual and special meeting of the shareholders, each outstanding share of the Corporation standing in the shareholder’s name on the books of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed votes cast opposing the action, unless the Articles or the IBCL require a greater number of affirmative votes. Unless otherwise provided in the Articles, members of the Board shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting of shareholders at which a quorum is present. Unless otherwise provided in the Articles, shareholders do not have the right to cumulate their votes for directors. If the Articles or the IBCL provide for voting by a single voting group on a matter, any action on that matter is taken when voted upon by that voting group. Redeemable shares are not entitled to vote after notice of redemption is mailed to the shareholders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the shareholders the redemption price on surrender of the shares.
(b) Voting By Proxy. A shareholder is entitled to vote either in person or by a proxy that conforms to the requirements of IBCL Section 23-1-30-3 and is received, at or before the meeting, by the Secretary or other person authorized to tabulate votes. The attendance or the vote at any meeting of a proxy of any shareholder so appointed shall for all purposes be considered as the attendance or vote in person of such shareholder. The appointment of a proxy shall be valid for eleven months from the date of its execution, unless a shorter or longer period is expressly provided in the appointment. Each appointment of a proxy shall be revocable by the shareholder unless it conspicuously states that it is irrevocable and the appointment is coupled with an interest as provided in IBCL Section 23-1-30-3.
(c) Voice Voting; Written Ballot. Voting at any meeting of shareholders may be by voice vote or by written ballot, except that, in any election of directors, voting must be by written ballot if voting by written ballot is requested by any shareholder entitled to vote.
(d) Quorum. At each annual or special meeting of shareholders, a majority of the votes entitled to be cast on any matter at the meeting, represented in person or by proxy, shall constitute a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting. If a quorum is not present or represented at any annual or special meeting of the shareholders, the meeting may be adjourned by majority vote of the shares entitled to vote which are present, either in person or by proxy, until such time as the requisite number of voting shares constituting a quorum is present. If, after adjournment, a new record date is set for the adjourned meeting, the existence of a quorum shall be redetermined in accordance with the provisions of this Section 3.5(d).
Section 3.6. List of Shareholders. After fixing a record date for a meeting of shareholders, the officer or agent having charge of the share transfer book of the Corporation shall prepare, in accordance with IBCL Section 23-1-30-1, a list of the shareholders of the Corporation entitled to notice of the meeting. Such list shall,
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subject to IBCL Section 23-1-52-2(c), be available for inspection and copying by any record shareholder (or his or her agent or attorney authorized in writing) during regular business hours and at such shareholder’s expense, beginning five business days before the date of the meeting for which the list was prepared and continuing through the meeting and any adjournment of the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The original or duplicate share register or transfer book shall be the only evidence as to the persons who are entitled as shareholders to examine such list, the share ledger or transfer book, or to vote at such meeting.
Section 3.7. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, and without prior notice, if consents in writing setting forth the action taken and bearing the date of signature of the shareholder(s) signing the consent are (i) signed by the holders of outstanding shares having at least the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted, and (ii) delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent has the effect of a vote taken at a meeting, may be described as a vote in any document and shall be effective when written consents signed by sufficient shareholders to take the action are delivered to the Corporation, unless the consent specifies a different prior or subsequent effective date. The Corporation shall provide notice with respect to any action taken by consent of voting shareholders to nonvoting and/or nonconsenting shareholders to the extent and in the manner required by IBCL Section 23-1-29-4(e) and (f).
Section 3.8. Meeting by Telephone or Similar Communications Equipment. Any or all shareholders may participate in any annual or special meeting of shareholders by, or through the use of, conference telephone or any other means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.
Section 3.9. Acceptance of Signatures. The actions of the Corporation and its officers, agents, and/or inspectors in connection with or with respect to accepting, rejecting, or giving effect to shareholder votes, consents, waivers, and proxy appointments and/or determining the validity of proxies shall be governed by IBCL Section 23-1-30-5.
ARTICLE IV
DIRECTORS
Section 4.1. Powers and Duties. Subject to any limitations that may be set forth in the IBCL and/or the Articles, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board.
Section 4.2. Number of Directors; Qualifications.
(a) Number of Directors. The Board shall consist of one member or such other number (but in no case less than one) as the Board may from time to time determine by resolution; provided that, no decrease in the number of directors shall have the effect of removing any director prior to expiration of that director’s term of office.
(b) Qualifications. Directors need not be residents of the State of Indiana, or of any other state of the United States, or shareholders or employees of the Corporation. Each director shall qualify by accepting his election to office either expressly or by acting as a director.
Section 4.3. Election of Directors; Term. Except as otherwise provided in Sections 4.4 and 4.5 of these Bylaws, the directors shall be elected each year at the annual meeting of shareholders to hold office until the next annual meeting of shareholders. The term of each director, including a director elected to fill a vacancy, shall expire at the next annual meeting of shareholders following the director’s election; provided that, despite the expiration of a director’s term, the director shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors.
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Section 4.4. Resignation and Removal of Directors.
(a) Resignation. Any director may resign from the Board at any time by delivering written notice of resignation to the Board or to the President or the Secretary of the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date or any effective date determined upon the happening of an event, in either of which cases the resignation is effective at the specified time.
(b) Removal. Any or all of the directors may be removed, for good cause, only at a meeting of the shareholders of the Corporation called expressly for that purpose, by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election of directors voting together as a single class. Directors may not be removed in the absence of good cause.
Section 4.5. Vacancies on the Board of Directors. If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, the vacancy shall be filled as provided in the Articles.
Section 4.6. Meetings of the Board of Directors.
(a) Regular Annual Meetings. A regular annual meeting of the Board of Directors shall be held, without notice, immediately following, and at the same place as, the annual meeting of the shareholders for the purpose of organizing the Board and transacting such other business as may properly come before the meeting.
(b) Other Regular Meetings. Other regular meetings shall be held at such times and places, either within or without the State of Indiana, as may be designated from time to time by resolution of the Board. Unless otherwise provided by resolution of the Board, any such other regular meeting may be held without notice of the date, time, place, or purpose of the meeting.
(c) Special Meetings. Special meetings of the Board may be called by the President or any member of the Board. The person authorized to call special meetings of the Board may fix any place within the county where the Corporation has its principal office as the place for holding such special meeting, unless the directors have otherwise unanimously agreed.
(d) Notice of Special Meetings. Notice of the date, time, and place of any special meeting of the Board shall be given at least two days prior to the meeting date either orally or in writing, by any means of communication; provided that, if notice of the special meeting is mailed, the notice shall be deposited in the United States mail at least five days prior to the scheduled time of the meeting and shall be properly addressed, with postage prepaid. The notice need not describe the purpose of the special meeting. Any director may waive any notice required by the IBCL, the Articles, or these Bylaws before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records of the Corporation. A director’s attendance at or participation in any meeting of the Board waives any required notice of such meeting unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
(e) Business to be Transacted. Neither the business to be transacted during, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or any waiver of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any regular or special meeting of the Board.
(f) Quorum; Vote Required for Action. A majority of the number of directors fixed in accordance with Section 4.2(a) of these Bylaws shall constitute a quorum for the transaction of any and all business (other than to adjourn) at any regular or special meeting of the Board. A majority of the directors present at any directors’ meeting, whether or not a quorum, may adjourn from time to time by fixing a new meeting time and place prior to taking adjournment, but if any directors’ meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given, prior to the reconvening of the adjourned meeting, to any directors not present at the time the adjournment was taken. If a quorum is present when a vote is taken at any regular or special meeting of the Board, the affirmative vote of a majority of directors present is the act of the Board, unless the affirmative vote of a greater
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number of directors is required by the IBCL, the Articles, or these Bylaws. A meeting at which a quorum initially is present may continue to transact business, notwithstanding the withdrawal of one or more directors, if any action taken is approved by the affirmative vote of at least a majority of the required quorum for that meeting.
Section 4.7. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all members of the Board and the action is evidenced by one or more written consents describing the action taken, signed by each member of the Board, delivered to the Secretary and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 4.7 is effective when the last director signs the consent unless (i) the consent specifies a different prior or subsequent effective date, in which case the consent is effective on that date, or (ii) no effective date contemplated by the preceding clause (i) is designated and the action taken under this Section 4.7 is taken electronically as contemplated by Indiana Code Section 26-2-8, in which case the effective date is the date determined in accordance with Indiana Code Section 26-2-8. A consent signed under this Section 4.7 has the effect of a meeting vote and may be described as such in any document. A director’s consent may be withdrawn by a revocation signed by the director and delivered to the Corporation before the delivery to the Corporation of unrevoked written consents signed by all of the directors.
Section 4.8. Meeting by Telephone or Similar Communications Equipment. Any or all directors may participate in any regular or special meeting of the Board by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 4.9. Committees of Directors.
(a) Creation of Committees. The Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, each of whom shall serve at the pleasure of the Board.
(b) Selection of Members. The creation of a committee and the appointment of members to it must be approved by the greater of: (i) a majority of all of the directors in office when the action is taken; or (ii) the number of directors required to take action (other than to adjourn a meeting) pursuant to Section 4.6(f) of these Bylaws.
(c) Committee Procedures. Sections 4.6 through 4.8 of these Bylaws, which govern meetings, action without meetings, notice, waiver of notice, quorum, and voting requirements of the Board, apply to committees of the Board and their members as well, except that the date, time, and place of regular meetings of committees may be determined either by resolution of the Board or of the members of the committees. The Board may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.
(d) Delegation of Authority. Each committee may exercise the authority of the Board which the Board delegates to such committee in the resolution creating the committee or in subsequent resolutions; provided that, a committee may not take any of the actions specified in IBCL Section 23-1-34-6(e) or otherwise precluded by the IBCL, the Articles, or these Bylaws.
Section 4.10. Presumption of Assent. A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding the meeting or transacting business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
Section 4.11. Compensation of Directors. Directors and committee members may receive such compensation, if any, for their services, and may be reimbursed for expenses incurred by them on behalf of the
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Corporation, in the manner and to the extent provided in resolutions duly adopted by the Board. This Section 4.11 shall not preclude any director from also serving as an officer, employee, or agent of the Corporation and receiving compensation from the Corporation for service in any of those capacities.
ARTICLE V
OFFICERS
Section 5.1. Principal Officers. The principal officers of the Corporation shall consist of a President, a Secretary, a Treasurer and, if the Board, in its discretion, determines to do so, one or more Vice Presidents appointed pursuant to Section 5.6(c) of these Bylaws.
Section 5.2. Appointment of Officers; Tenure.
(a) Appointment of Officers. After their appointment, the initial directors shall meet and organize by appointing a President, a Secretary, a Treasurer and such additional officers permitted by these Bylaws as the Board shall determine to be appropriate.
(b) Qualifications. The officers of the Corporation may, but need not, be members of the Board, and any two or more offices may be held by the same person.
(c) Tenure. Each officer of the Corporation shall serve at the pleasure of the Board and the election or appointment of an officer does not itself create contract rights. If an officer of the Corporation is appointed by the Board for a designated term, the Board may, nonetheless, remove the officer at any time prior to the termination of that term. If no term is specified, an officer shall hold office until the officer’s death, resignation, or removal pursuant to Section 5.4 of these Bylaws.
Section 5.3. Subordinate Officers. Subordinate officers, including Assistant Secretaries and Assistant Treasurers and such other officers or agents as may be desired, may from time to time be appointed by the Board or by any officer empowered to do so by the Board and shall have such authority and shall perform such duties as are provided in these Bylaws or as the Board or the appointing officer may from time to time determine.
Section 5.4. Resignation and Removal of Officers.
(a) Resignation. Any officer may resign at any time by delivering written notice to the Board, the President, or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified in the resignation notice, acceptance of any resignation shall not be necessary to make it effective.
(b) Removal. Any of the principal officers specified in Section 5.1 of these Bylaws may be removed, at any time with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board. Any subordinate officer appointed pursuant to Section 5.3 of these Bylaws may be removed, at any time with or without cause, by (i) action of the Board at any regular or special meeting of the Board, or (ii) if the officer being removed was appointed by another officer, by the appointing officer.
Section 5.5. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, removal, increase in the number of officers of the Corporation, or otherwise, the same may be filled by the Board at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in these Bylaws for regular appointment to office. If an officer resigns effective at a future date, and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date, if the Board provides that the successor does not take office until the effective date.
Section 5.6. Powers and Duties of Officers.
(a) General Powers and Duties. Each principal officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the authority and duties prescribed by the Board or, subject to any limitations that may be imposed by the Board, by direction of the President. Subordinate officers shall have authority and duties as provided for in accordance with Section 5.3 of these Bylaws.
(b) President. The President shall be the chief executive officer of the Corporation and shall have general charge of, and supervision and authority over, all of the operations of the Corporation. The President (i) shall have general supervision of and direct all officers of the Corporation, (ii) shall see that all orders
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and resolutions of the Board are carried into effect, (iii) shall sign, with the Secretary or an Assistant Secretary, all Share Certificates of the Corporation, and (iv) in general, shall exercise all powers and perform all duties incident to the office of President and such other powers and duties as may from time to time be delegated to him or her by the Board or as may be specified in these Bylaws. If no Chairman of the Board is elected or appointed or in the absence of the Chairman of the Board or his or her inability or refusal to act, the President shall preside at meetings of the shareholders and Board and may exercise any and all of the powers of the Chairman of the Board.
(c) Secretary. The Secretary (i) shall prepare and keep the minutes of all meetings of the Board and the minutes of all meetings of the shareholders, in books provided for that purpose, (ii) shall attend to the giving and serving of all notices, (iii) when required, may attest the signature of any officer of the Corporation to any contracts, conveyances, transfers, assignments, encumbrances, authorizations and other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal (if any) of the Corporation thereto, (iv) when necessary or appropriate, shall authenticate records of the Corporation, (v) shall sign, with the President, all Share Certificates of the Corporation and affix the corporate seal (if any) of the Corporation thereto, (vi) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the Share Certificate books, transfer books and share ledgers and such other books and papers as the Board may authorize, direct or provide for, all of which shall be open to the inspection of any director, upon request, at the principal office of the Corporation during the business hours of the Corporation, (vii) shall, in general, perform all the duties incident to the office of Secretary, and (viii) shall have such other powers and duties as may be conferred upon or assigned to him or her by the Board or the President.
Section 5.7. Securities of Other Corporations. Any two principal officers, consisting of the President, the Vice Presidents, the Secretary and the Treasurer of the Corporation, shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.
Section 5.8. Execution of Checks, Notes, Other Instruments, Deeds, Contracts, Etc. Unless otherwise provided by law, these Bylaws or the Board, all checks, drafts, notes, bonds, orders for the payment of money, other instruments, deeds, mortgages and contracts shall be executed in the name of the Corporation by any officer, signing singly. In addition, written contracts in the ordinary course of business operations may be executed by any other employee of the Corporation designated by the President to execute such contracts.
Section 5.9. Compensation of Officers. The compensation of the officers of the Corporation shall be fixed from time to time by the Board (or a committee thereof), subject to any rights of the officer pursuant to any contract between the officer and the Corporation.
ARTICLE VI
RECORDS AND REPORTS
Section 6.1. Place of Keeping. Except as otherwise provided by the laws of the State of Indiana, a copy of all records of the Corporation shall be kept at the Corporation’s principal office.
Section 6.2. Inspection of Records.
(a) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, those records of the Corporation described in IBCL Section 23-1-52-1(e) if the shareholder gives the Corporation written notice of the shareholder’s demand to do so at least five business days before the date on which the shareholder wishes to inspect and copy.
(b) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, those records of the Corporation described in IBCL Section 23-1-52-2(b), if the shareholder meets the requirements of IBCL Section 23-1-52-2(c) and gives the Corporation written notice of the shareholder’s demand to do so at least five business days before the date on which the shareholder wishes to inspect and copy.
(c) A shareholder’s agent or attorney, if authorized in writing, has the same inspection and copying rights as the shareholder he or she represents.
Bylaws of Hillenbrand, Inc.

(d) The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to a shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.
(e) The Corporation may comply with a shareholder’s demand to inspect the record of shareholders under IBCL Section 23-1-52-2(b)(3) by providing the shareholder with a list of its shareholders that was compiled no earlier than the date of the shareholder’s demand.
(f) The use and distribution of any information acquired from records inspected or copied under the rights granted by IBCL Section 23-1-30-1 or 23-1-52-1 through -5 and referred to in this Article VI are restricted solely to the proper purpose described with particularity pursuant to IBCL Section 23-1-52-2(c). This Section 6.2(f) applies whether the use and distribution are by the shareholder, the shareholder’s agent or attorney, or any person who obtains the information (directly or indirectly) from the shareholder or agent or attorney. The shareholder, the shareholder’s agent or attorney, and any other person who obtains the information shall use reasonable care to ensure that the restrictions imposed by IBCL Section 23-1-52-5 are observed.
(g) Nothing set forth in this Section 6.2 is intended to expand, or shall be construed as having expanded, the rights given to shareholders under IBCL Section 23-1-30-1 or 23-1-52-1 through -5 or to have waived or adversely affected any rights and/or remedies that the Corporation may have under the IBCL or any other law.
Section 6.3. Annual Report to Shareholders. Upon written request of any shareholder, the Corporation shall prepare and mail to the shareholder annual financial statements in accordance with IBCL Section 23-1-53-1.
ARTICLE VII
EMERGENCY BYLAWS
Section 7.1. Definition. An “emergency” exists for purposes of this Article VII if an extraordinary event prevents a quorum of the Corporation’s Board from assembling in time to deal with the business for which the meeting has been or is to be called.
Section 7.2. Provisions. Any provision of these Bylaws which is not consistent with the provisions of this Article VII is of no force or effect during the emergency. The determination as to the existence of an emergency shall be made by at least two of the directors, or one director in the event there are then fewer than three members on the Board. Their finding as to the existence of an emergency shall be set out in writing, which writing shall be made a part of the minutes of any meeting held pursuant to this Section 7.2. During an emergency, notice of any meeting of the Board shall be provided only to those directors whom it is practicable to reach in a timely manner and may be provided in any practicable manner, including telephonically, by email, or by publication by radio or newspaper. One or more officers of the Corporation present at any meeting of the Board held pursuant to this Section 7.2 may be deemed to be a director for the meeting, in order of rank and, if within the same rank, then in order of seniority, as necessary to achieve a quorum. At any meeting held pursuant to this Section 7.2, the Board, as constituted in the manner provided for in this Section 7.2, may take all actions necessary for managing the affairs of the Corporation during the emergency, including, but not limited to, (i) providing for necessary management of the Corporation, including establishing or modifying lines of succession to accommodate the incapacity of any director, officer, employee or agent, (ii) establishing the procedures for calling a meeting of the Board and setting the quorum requirements for the meeting, (iii) designating additional or substitute directors, and (iv) relocating the principal office, designating alternative principal offices or regional offices, or authorizing the officers to do so. All provisions of the non-emergency Bylaws of the Corporation consistent with the emergency Bylaws shall remain effective during the emergency. The emergency Bylaws are effective only for the duration of the emergency.
Section 7.3. Binding Effect. The Corporation is bound by any action taken in good faith in accordance with the emergency Bylaws, and any action taken in good faith in accordance with the emergency Bylaws may not be used to impose liability on any director, officer, employee or agent of the Corporation.
ARTICLE VIII
MISCELLANEOUS
Section 8.1. Depositories. Funds of the Corporation not otherwise employed shall be deposited in such banks or other depositories as the Board, the President, or the Treasurer may select or approve.
Bylaws of Hillenbrand, Inc.

Section 8.2. Gender and Number. Wherever used or appearing in these Bylaws, pronouns of the masculine gender shall include the female as well as the neuter gender, and the singular shall include the plural wherever appropriate.
Section 8.3. Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part of these Bylaws or used in the construction or interpretation of these Bylaws.
Section 8.4. Seal. The Corporation need not use a seal but may use a seal if desired in the sole discretion of the Board. If a seal is used, it shall be circular in form and mounted upon a metal die suitable for impressing the same upon paper. The seal may be altered by the Board at its pleasure and may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.
Section 8.5. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January in each year and shall end at the end of the last day of December in that year.
Section 8.6. Amendments. The Board shall have the exclusive power to make, alter, amend, and repeal the Bylaws of the Corporation upon the affirmative vote of not less than a majority of the directors.
Section 8.7. Governing Law; Exclusive Forum for Certain Claims. These Bylaws shall be governed by and construed in accordance with provisions of the IBCL, as amended. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action brought on behalf of, or in the name of, the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to (A) the Corporation, or (B) any of the Corporation’s constituents identified in IBCL Section 23-1-35-1(d); (iii) any action asserting a claim arising under (A) any provision of the IBCL, or (B) the Corporation’s Articles or Bylaws, as amended from time to time; or (iv) any action otherwise relating to the internal affairs of the Corporation, shall be the Circuit or Superior Courts of Marion County, Indiana, or the United States District Courts of Indiana.
Section 8.8. Severability. Any provision of these Bylaws which is determined to be in invalid or in violation of Indiana law shall not in any way render any of the remaining provisions of these Bylaws invalid.
Bylaws of Hillenbrand, Inc.

Annex B

October 14, 2025
The Board of Directors
Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
Members of the Board of Directors:
We understand that Hillenbrand, Inc., an Indiana corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of October 14, 2025 (the “Merger Agreement”), with LSF12 Helix Parent, LLC, a Delaware limited liability company (the “Acquiror”) and LSF12 Helix Merger Sub, Inc., an Indiana corporation and wholly owned subsidiary of the Acquiror (the “Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “Merger”). As a result of the Merger, each outstanding share of common stock, without par value, of the Company (the “Company Common Stock”), other than shares (i) owned by the Acquiror, the Merger Sub or any other wholly owned subsidiary of the Acquiror or (ii) held by the Company or any wholly owned subsidiary of the Company, will be converted into the right to receive $32.00 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
In connection with rendering our opinion, we have, among other things:
(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;
(ii)	reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);
(iii)
discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts (including their views on the risks and uncertainties of achieving the Forecasts);

(iv)	reviewed the reported prices and the historical trading activity of the Company Common stock;
(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;
(vi)
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of the Merger Agreement; and
(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

The Board of Directors
Hillenbrand, Inc.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger.
We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

The Board of Directors
Hillenbrand, Inc.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and received fees for the rendering of these services. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to Lone Star Global Acquisitions, Ltd., an affiliate of the Acquiror (“Lone Star”) and certain of its affiliates and portfolio companies and received fees for the rendering of these services. We may provide financial advisory or other services to the Company and Lone Star and certain of their respective affiliates and portfolio companies in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Acquiror, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or the Acquiror.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,
EVERCORE GROUP L.L.C.
By:
Anthony Magro

HILLENBRAND, INC.

HILLENBRAND, INC.
ONE BATESVILLE BLVD
BATESVILLE, IN 47006

SCAN TO
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Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V81225-S25699

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DETACH AND RETURN THIS PORTION ONLY

HILLENBRAND, INC.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V81226-S25699

Hillenbrand, Inc.
Special Meeting of Shareholders
[TBD] at [TBD] Eastern Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HILLENBRAND, INC.

Each signatory on the reverse side appoints Helen W. Cornell and Kimberly K. Ryan, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand, Inc. at the Special Meeting of Shareholders to be held on [TBD], at [TBD] Eastern time (the "Special Meeting"), via live audio webcast at www.virtualshareholdermeeting.com/HI2026SM, and at any adjournment or postponement thereof.

Signed proxies returned without specific voting directions will be voted FOR each of Proposal 1 (the Merger Agreement Proposal), Proposal 2 (the Compensation Proposal) and Proposal 3 (the Adjournment Proposal). In their discretion, the proxies named herein are authorized to vote in accordance with their judgment upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

This proxy may be revoked at any time before it is exercised.

IMPORTANT: PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE.